As filed with the Securities and Exchange Commission on July 15, 2002
Registration No. 333-88694

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO
Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gray Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Georgia	4833	52-0285030
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4370 Peachtree Road, NE Atlanta, Georgia 30319 (404) 504-9828 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	James C. Ryan
Gray Communications Systems, Inc.
4370 Peachtree Road
Atlanta, Georgia 30319
(404) 504-9828
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Cantone, Esq.

Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
(212) 969-3000

      Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement as determined by the registrant or the selling security holders named in a prospectus contained herein, as applicable.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box.     ☐

      If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, the “Securities Act,” other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ ______________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____________

      If delivery of the prospectus is expected to be pursuant to Rule 434, please check the following box.     ☐

(continued on next page)

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

(continued from previous page)

TABLE OF ADDITIONAL REGISTRANTS

      Each of the following subsidiaries of Gray Communications Systems, Inc., and each other subsidiary that becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

		Primary
	State of	Standard
	Incorporation	Industrial
	or	Classification	I.R.S. Employer
Name	Organization	Code No.	Identification No.

The Albany Herald Publishing Company, Inc.	Georgia	2711	58-1020695
Post Citizen Media, Inc.	Georgia	2711	58-2113856
Gray Communications of Indiana, Inc.	Georgia	2711	58-2443532
WEAU-TV, Inc.	Georgia	4833	58-1048743
WVLT-TV, Inc.	Georgia	4833	58-2256206
WRDW-TV, Inc.	Georgia	4833	58-2165671
WITN-TV, Inc.	Georgia	4833	58-2321711
Gray Kentucky Television, Inc.	Georgia	4833	61-1267738
Gray Communications of Texas, Inc.	Georgia	4833	58-2462154
Gray Communications of Texas — Sherman, Inc.	Georgia	4833	58-2462155
Gray Transportation Company, Inc.	Georgia	7389	58-1162362
Gray Real Estate and Development Co.	Georgia	7389	58-1653626
Gray Florida Holdings, Inc.	Georgia	4833	58-2254140
KOLN/ KGIN, Inc.	Delaware	4833	31-1428060
WEAU Licensee Corp.	Delaware	4833	38-3259567
KOLN/ KGIN License, Inc.	Delaware	4833	38-3259566
WJHG Licensee Corp.	Delaware	4833	51-0376606
WCTV Licensee Corp.	Delaware	4833	51-0376604
WVLT Licensee Corp.	Delaware	4833	51-0376774
WRDW Licensee Corp.	Delaware	4833	51-0376822
WITN Licensee Corp.	Delaware	4833	52-2042287
WKYT Licensee Corp	Delaware	4833	51-0376629
WYMT Licensee Corp.	Delaware	4833	51-0377389
KWTX-KBTX Licensee Corp.	Delaware	4833	51-0390044
KXII Licensee Corp.	Delaware	4833	51-0390046
Gray Television Management, Inc.	Delaware	4833	51-0376607
Gray MidAmerica Holdings, Inc.	Delaware	4833	38-2750516
Gray Publishing, Inc.	Delaware	2711	51-0407061
Gray Digital, Inc.	Delaware	6799	51-0407051
KWTX-KBTX LP Corp.	Delaware	4833	51-0390045
KXII LP Corp.	Delaware	4833	51-0390237
Porta-Phone Paging Licensee Corp.	Delaware	4812	51-0376605
KXII L.P.	Delaware	4833	58-2486573
KWTX-KBTX L.P.	Delaware	4833	58-2486577
Lynqx Communications, Inc.	Louisiana	4899	72-1120956

EXPLANATORY NOTE

      This registration statement contains two forms of prospectus: (1) one to be used by us in connection with the offering and sale of common stock, preferred stock or debt securities, as the case may be, including any common stock or preferred stock into which the debt securities may be convertible or exchangeable and any common stock into which the preferred stock may be convertible or exchangeable and (2) one to be used by the selling security holders named in the prospectus in connection with the offering and sale of class B common stock issuable upon conversion of Series C convertible preferred stock owned by such security holders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 15, 2002

PROSPECTUS

$600,000,000

Gray Communications Systems, Inc.

Common Stock

Preferred Stock
Debt Securities

        Gray Communications Systems, Inc. may offer from time to time common stock, preferred stock and debt securities separately or together. The specific terms and amounts of the securities will be fully described in supplements to this prospectus. Please read any prospectus supplements and this prospectus carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

      We have two classes of common stock: class A and class B. Our class A common stock is traded on the New York Stock Exchange under the symbol “GCS.” Our class B common stock is traded on the New York Stock Exchange under the symbol “GCS.B.” On July 11, 2002, the last reported sale price for our class A common stock was $17.29 per share and the last reported sale price for our class B common stock was $13.02 per share. We also have Series C convertible preferred stock which is not publicly traded.

      We intend to change our name to “Gray Television, Inc.” We intend to submit to our shareholders for approval a proposal to change the designation of our class B common stock to “Gray Common Stock.” We also intend to reserve the ticker symbols “GTN” for the redesignated Gray Common Stock and “GTN.A” for our class A common stock on the New York Stock Exchange.

       Investing in our common stock, preferred stock or debt securities involves risks. See “Risk Factors” beginning on page 3.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution.” If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of these underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from a sale also will be set forth in a prospectus supplement.

The date of this prospectus is                , 2002

ABOUT THIS PROSPECTUS
INDUSTRY, MARKET AND RANKING DATA
PROSPECTUS SUMMARY
RISK FACTORS
Risks Related to Our Business
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
THE MERGER
THE MERGER AGREEMENT AND RELATED AGREEMENTS
INFORMATION REGARDING GRAY
SELECTED STATION AND MARKET INFORMATION REGARDING GRAY AND STATIONS Gray Television Stations Pro Forma Following the Merger
STATIONS SELECTED FINANCIAL DATA
STATIONS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
ABOUT THIS PROSPECTUS
INDUSTRY, MARKET AND RANKING DATA
PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
THE MERGER
THE MERGER AGREEMENT AND RELATED AGREEMENTS
INFORMATION REGARDING GRAY Selected Historical Consolidated Financial Data
SELECTED STATION AND MARKET INFORMATION REGARDING GRAY AND STATIONS
BUSINESS OF STATIONS HOLDING COMPANY, INC.
STATIONS SELECTED FINANCIAL DATA
STATIONS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
UNAUDITED PRO FORMA FINANCIAL DATA
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2002
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF MARCH 31, 2002
DESCRIPTION OF OUTSTANDING INDEBTEDNESS
DESCRIPTION OF CAPITAL STOCK
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
INDEX TO FINANCIAL STATEMENTS
SIGNATURES
Merger Agreement, Dated June 4, 2002
Opinion of Troutman Sanders, LLP.
Voting Agreement, Stations Class B Common Stock
Voting Agreement, Stations Senior Exchangeable
Voting Agreement, Stations JR Preferred Stock
Voting Agreement, Stations Senior Subordinated
Asset Purchase Agreement, Dated June 4, 2002
Consent of PricewaterhouseCoopers, LLP.
Consent of Ernst & Young, LLP.
Consent of McGladrey & Pullen, LLP.

i

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we sometimes refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, over the next two years, offer any combination of common stock, preferred stock or debt securities, or either common stock, preferred stock or debt securities only, described in this prospectus in one or more offerings up to a total amount of $600,000,000. This prospectus provides you with a general description of the securities we may issue and sell. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section titled “Where You Can Find More Information.”

INDUSTRY, MARKET AND RANKING DATA

      In this prospectus and the documents incorporated by reference, we rely on and refer to market information regarding the television industry from BIA Financial Network, Inc.’s MEDIA Access ProTM Version 3.1, updated as of July 1, 2002, which we refer to as “BIA.” We also rely on and refer to market information regarding the television industry from Nielsen Station Index, Viewers in Profile, dated May 2002, as prepared by A.C. Nielsen Company, which we refer to as “Nielsen.” Although we believe that the information obtained from third parties is reliable, we have not independently verified the accuracy and completeness of the information. To the extent this information contains forward-looking statements, readers of this prospectus are cautioned that these statements involve risks and uncertainty and that actual results may differ materially from those in these statements, similarly to that described in “Forward-Looking Statements.” All statements as to station ranking in this prospectus are based on Nielsen data for the 6:00 a.m. to 2:00 a.m. Sunday through Saturday time period, except that data in the “Selected Station and Market Information Regarding Gray and Stations” section in the tables titled “Competitive Landscape” is based on BIA data for the 9:00 a.m. to midnight Sunday through Saturday time period.

ii

PROSPECTUS SUMMARY

      In this prospectus, unless otherwise indicated, the words “Gray,” “our,” “us” and “we” refer to Gray Communications Systems, Inc. and its subsidiaries. Our discussion of the television stations that we own and operate does not include our interest in the stations owned by Sarkes Tarzian, Inc.

      This summary highlights selected information from this document and the materials incorporated by reference and does not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus, any prospectus supplements hereto and the documents to which we have referred you.

The Company

      We currently own and operate 13 network-affiliated television stations in 11 medium-sized markets in the Southeast, Southwest and Midwest United States. Eleven of our 13 stations are ranked first in total viewing audience and news audience, with the remaining two stations ranked second in total viewing audience and third in news audience. Ten of the stations are affiliated with CBS Inc., or “CBS,” and three are affiliated with National Broadcasting Company, Inc., or “NBC.” We own and operate four daily newspapers, three located in Georgia and one in Goshen, Indiana, with a total daily circulation of over 126,000. We also own and operate a paging business located in the Southeast that had approximately 72,000 units in service at March 31, 2002. For the 12 months ended March 31, 2002, our total revenues and operating cash flow were $157.0 million and $51.2 million, respectively.

      On June 4, 2002, we executed a merger agreement with Stations Holding Company, Inc., which we refer to as “Stations,” the parent company of Benedek Broadcasting Corporation, which we refer to as “Benedek.” The merger agreement provides that we will acquire Stations by merging our newly formed wholly-owned subsidiary, Gray MidAmerica Television, Inc., which we refer to as “Gray MidAmerica Television,” into Stations. In consideration for Stations, we will pay an estimated consideration of $502.5 million, a substantial portion of which will be used to satisfy, in full, certain outstanding indebtedness of Stations in accordance with a plan of reorganization filed by Stations with the United States bankruptcy court in Delaware on July 1, 2002. We may pay additional cash consideration of $4.9 million for certain estimated net working capital, as specified in the merger agreement.

      Benedek plans to sell or already has sold, prior to the effective time of the merger, a total of nine designated television stations. Upon completion of the merger, we will own a total of 28 stations serving 23 television markets. Based on results for the year ended December 31, 2001, the combined Gray and Benedek television stations produced approximately $213.9 million of net revenue and $84.8 million of broadcast cash flow. Including our publishing and other operations, the combined Gray and Benedek operations for 2001 produced approximately $263.8 million of net revenue and $97.1 million of media cash flow. We expect the merger, if it closes, to be completed by the fourth quarter of 2002.

      We were incorporated in 1891 to publish the Albany Herald in Albany, Georgia and entered the broadcasting industry in 1954. We have a dedicated and experienced senior management team, which has an average of over 18 years experience in the media industry.

Recent Developments

Series C Convertible Preferred Stock

      On April 22, 2002, we issued a total of $40,000,000 of new Series C convertible preferred stock, which we refer to as “Series C.” We issued $31,400,000 of our Series C to a limited number of outside accredited investors, and $8,600,000 of our Series C to certain of our executive officers and directors and their affiliates in exchange for all of the outstanding shares of our series A preferred stock and series B preferred stock on a one-for-one basis. Our Series C is convertible into our class B common stock at an initial conversion price of $14.39 per share, subject to customary adjustments.

      Our Series C has not been registered under the Securities Act of 1933, as amended, or any other applicable state securities laws, and therefore are restricted securities. Under the terms of a registration rights agreement entered into between us and the investors in the Series C, we are required to:

•	file with the Securities and Exchange Commission a shelf registration statement, of which this prospectus and the prospectus relating to the shares of our class B common stock constitute parts, with respect to the shares of our class B common stock into which the Series C is convertible;

•	use our reasonable best efforts to cause the registration statement to be declared effective as soon as practicable after filing, but no later than November 8, 2002, otherwise we will be required to pay liquidated damages to the holders of the Series C; and

•	cause the registration statement to remain effective until the earlier to occur of (1) April 22, 2004 and (2) the date as of which there no longer are any registrable securities in existence.

      In addition, investors in the Series C were granted “piggyback” registration rights with respect to the underlying shares of class B common stock. See “Description of Capital Stock — Terms of Our Preferred Stock.”

Our Offices and Additional Information

      We are a Georgia corporation formed in 1891. Our principal offices are located at 4370 Peachtree Road, NE, Atlanta, Georgia 30319, and our telephone number is (404) 504-9828. Additional information regarding Gray is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (which are incorporated by reference in this prospectus).

RISK FACTORS

      You should carefully consider the following risk factors, as well as the other information contained in this prospectus or any supplemental prospectus hereto or incorporated herein by reference, before purchasing any of our common stock, preferred stock or debt securities.

Risks Related to Our Business

We have recorded net losses in the last three years and these losses may continue.

      We have recorded net losses in the last three years. Our losses are primarily due to increased operating expenses, higher amortization and depreciation costs, increased interest expense relating to our acquisitions and, in 2001, declining advertising revenue caused, in large part, by the weaker economic environment and the cyclical decline in broadcast political revenue. Our net losses may continue for these reasons and also because of the phasing out of network compensation payments under certain of our network affiliation agreements.

We depend on advertising revenues, which have decreased recently as a result of a number of factors and also experience seasonal fluctuations.

      Our main source of revenue is sales of advertising time at our television stations and advertising space within our newspapers. Our ability to sell advertising time and space depends on:

•	the health of the economy in the areas where our stations and newspapers are located and in the nation as a whole;

•	the popularity of our programming and newspapers;

•	changes in the makeup of the population in the areas where our stations and newspapers are located;

•	pricing fluctuations in local and national advertising;

•	the activities of our competitors, including increased competition from other forms of advertising-based mediums, particularly network, cable television, direct satellite television and the Internet; and

•	other factors that may be beyond our control.

      For example, a labor dispute or other disruption at a major national advertiser, or a recession in a particular market, would make it more difficult to sell advertising time and space and could reduce our revenue.

      In addition, our results are subject to seasonal fluctuations, which typically result in fourth quarter broadcast operating income being greater than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period. Furthermore, revenues from political advertising are significantly lower in odd-numbered years.

We must purchase non-network television programming in advance but cannot predict if a particular show will be popular enough to cover its cost.

      One of our most significant costs is non-network television programming. If a particular non-network program is not popular in relation to its costs, we may not be able to sell enough advertising time to cover the costs of the program. Since we purchase non-network programming content from others, we also have little control over the costs of such programming. We usually must purchase non-network programming several years in advance, and may have to commit to purchase more than one year’s worth of non-network programming. In addition, we may replace programs that are doing poorly before we have recaptured any significant portion of the costs we incurred, or fully expensed the costs for financial reporting purposes. Any of these factors could reduce our revenues or otherwise cause our costs to escalate relative to revenues.

We may lose a large amount of television programming if a network terminates its affiliation with us.

      Our business depends in large part on the success of our network affiliations. Each of our stations and each of Stations’ television stations is affiliated with a major network pursuant to an affiliation agreement. Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which the station is affiliated.

      The preliminary NBC affiliation agreements we recently entered into for WJHG, WITN and WEAU expire on December 31, 2011 and Stations’ affiliation agreements for WOWT, WTAP, WMTV and WILX expire on January 1, 2012. In addition, our CBS affiliation agreements expire as follows: (1) WVLT, WKYT, WYMT and WCTV, on December 31, 2004; (2) WRDW, on March 31, 2005; and (3) KWTX, KBTX, KOLN, KGIN and KXII, on December 31, 2005. Stations’ CBS affiliation agreements expire on June 30, 2005. In addition, Stations’ affiliation agreements with American Broadcasting Company, “ABC,” for KAKE, KLBY and KUPK expire on January 1, 2006 and for WHSV, WBKO and WTOK on November 1, 2004. If we do not enter into affiliation agreements to replace any expiring agreements, we may no longer be able to carry programming of the relevant network. This loss of programming would require us to obtain replacement programming, which may involve higher costs and which may not be as attractive to our target audiences. Furthermore, our concentration of CBS affiliates makes us sensitive to adverse changes in our business relationship with, and the general success of, CBS and its network programming.

We may lose a significant amount of compensation payments if affiliation agreements are renewed with lower or no compensation payments.

      In exchange for every hour that a station elects to broadcast network programming, the network may pay the station a specific network compensation fee, which varies with the time of day. For the 12 months ended March 31, 2002, this network compensation comprised of approximately 6% of our broadcasting revenue.

      Our CBS affiliation agreements for KWTX, KBTX and KXII were renegotiated during the fourth quarter of 2000 and the agreements were extended through December 31, 2005. As a result of these negotiations, network compensation for KWTX, KBTX and KXII is being phased out over 2001 and 2002. In addition, our new NBC affiliation agreement for WJHG does not provide for any network compensation payments by NBC after December 31, 2001. Furthermore, our recent extensions of the WITN and WEAU agreements through December 31, 2011 do not provide for any network compensation payments during the extended terms of those agreements, which begin after June 30, 2006 and December 31, 2005, respectively. Stations’ NBC affiliation agreements for WOWT, WMTV, WILX and WTAP were renegotiated effective as of January 1, 2002 and the agreements were extended to January 1, 2012. As a result of these negotiations compensation for WOWT, WMTV, WILX and WTAP continues, although at a reduced level through 2005. For the period from January 1, 2006 through the expiration of the contract on January 1, 2012 the agreements do not provide for any network compensation payments. Stations’ ABC affiliation agreements for WBKO, WHSV and WTOK expire on November 1, 2004 and provide for compensation that decreases throughout the term of the contract and reduces to zero by the expiration date of the contract.

      As evidenced by these negotiations, we may not be able to enter into new affiliation agreements that provide us with as much compensation from the networks as our present agreements.

We operate in a highly competitive environment and competition from other media entities may cause our advertising sales to decrease or our costs to increase.

      We face significant competitive pressures from the following:

Television Industry. Competition in the television industry exists on several levels: competition for audience; competition for programming, including news; and competition for advertisers. Additional factors that are material to a television station’s competitive position include signal coverage and assigned frequency.

Audience. Stations compete for audience based on program popularity, which has a direct effect on advertising rates. A substantial portion of the daily programming on each of our stations is supplied by the network affiliate. During those periods, the stations are totally dependent upon the performance of the network programs to attract viewers. There can be no assurance that this programming will achieve or maintain satisfactory viewership levels in the future. Non-network time periods are programmed by the station with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only, and involve significant costs.

In addition, the development of methods of television transmission of video programming other than over-the-air broadcasting and, in particular, cable television have significantly altered competition for audiences in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station’s audience and also by serving as a distribution system for non-broadcasting programming.

Technological innovation and the resulting proliferation of programming alternatives, such as home entertainment systems, “wireless cable” services, satellite master antenna television systems, low power television stations, television translator stations, direct broadcast satellite, video distribution services, pay-per-view and the Internet, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition.

Programming. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Each station competes against the broadcast station competitors in its market for exclusive access to off-network reruns, such as Seinfeld, and first-run product, such as Entertainment Tonight. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Competition exists for exclusive news stories and features as well.

Advertising. Advertising rates are based upon the size of the market in which the station operates, a station’s overall ratings, a program’s popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the market served by the station, the availability of alternative advertising media in the market area, aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertiser messages to programming. Advertising revenues comprise the primary source of revenues for our stations. Our stations compete for advertising revenues with other television stations in their respective markets. The stations also compete for advertising revenues with other media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, Internet and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets. Technological advances and developments made by other media entities may result in increased competition and decreased advertising revenue.

Deregulation. Recent changes in law have also increased competition. The Telecommunications Act of 1996, the “Telecommunications Act,” created greater flexibility and removed some limits on station ownership. The prices for stations have risen as a result. Telephone, cable and some other content providers are also free to provide video services in competition with us. The Federal

Communications Commission, “FCC,” is actively reviewing its ownership rules and further deregulation could lead to industry consolidation that could pose new competitive challenges in the markets in which we operate.

Future Technology Under Development. Cable providers and direct broadcast satellite companies are developing new techniques that allow them to transmit more channels on their existing equipment. These so-called “video compression techniques” will reduce the cost of creating channels, and may lead to the division of the television industry into ever more specialized niche markets. Video compression is available to us as well, but competitors who target programming to such sharply defined markets may gain an advantage over us for television advertising revenues. Lowering the cost of creating channels may also encourage new competitors to enter our markets and compete with us for advertising revenue.

Newspaper Industry. Our newspapers compete for advertisers with a number of other media outlets, including magazines, Internet, radio and television, as well as other newspapers, which also compete for readers with our publications. One of our newspaper competitors is significantly larger than us and operates in two of our newspaper markets. New technological media for the delivery of news and information, such as the Internet, have fragmented historical newspaper audiences and subjected newspaper companies to new types of competition.

Paging Industry. The paging industry is highly competitive. Companies in the industry compete on the basis of price, coverage area offered to subscribers, available services offered in addition to basic numeric or tone paging, transmission quality, system reliability and customer service.

Our primary competitors include those paging companies that provide wireless service in the same geographic areas in which we operate. We experience competition from one or more competitors in all locations in which we operate. Some of our competitors have greater financial and other resources than we have.

Our paging services also compete with other wireless communications services such as cellular service. The typical customer uses paging as a low-cost wireless communications alternative either on a stand-alone basis or in conjunction with cellular services. However, future technological developments in the wireless communications industry and enhancements of current technology could create new products and services, such as personal communications services and mobile satellite services, which are competitive with the paging services we currently offer. Recent and proposed regulatory changes by the FCC are aimed at encouraging these technological developments and new services and promoting competition. There can be no assurance that our paging business would not be adversely affected by these technological developments or regulatory changes.

The phased introduction of digital advanced television will increase our capital and operating costs and may expose us to increased competition.

      The FCC has adopted rules and regulations that require television stations to implement digital advanced television service, including high definition, in the United States. Under current regulations, all commercial television stations in the United States were required to start broadcasting in digital format by May 1, 2002 and must abandon the present analog format by 2006, although the FCC may extend these dates. As of May 1, 2002, four of our stations and one of the television stations that we intend to acquire in the merger were broadcasting in digital format. Our remaining nine stations and the remaining 14 television stations that we intend to acquire in the merger have been granted six-month extensions to the May 2002 deadline. The extensions will need to be renewed if the stations are not broadcasting in digital format by the time they expire. These extension renewals may not be granted. The stations that do not begin broadcasting in digital format by their extended deadlines could be subject to fines. If the stations do not eventually begin broadcasting in digital format, the stations could lose their digital allocation and be required to cease broadcasting at the end of the transition period when the analog spectrum is reclaimed.

      There is considerable uncertainty about the final form of the FCC digital regulations. Even so, we believe that these new developments may have the following effects on us:

Signal Quality Issues. Certain industry tests have indicated that the digital standard mandated currently is unable to provide for reliable reception of a digital advanced television signal through a simple indoor antenna. It also appears likely that additional interference will occur to both analog and digital advanced television stations as new digital advanced television broadcast stations are constructed. We are unable to assess at this time the magnitude of such interference or the efficacy of possible remedies.

Because of this possible reception quality and coverage issue, we may be forced to rely on cable television or other alternative means of transmission to deliver our digital signals to all of the viewers we are able to reach with our current analog signals. While the FCC ruled that cable companies are required to carry the signals of digital-only television stations, the agency has tentatively concluded, subject to additional inquiry, that cable companies should not be required to carry both the analog and digital signals of stations during the transition period when stations will be broadcasting in both modes. If the FCC does not require cable companies to carry both analog and digital signals, cable customers in our broadcast markets may not receive our digital signal, which could negatively impact our business.

Capital and Operating Costs. We will incur substantial costs to replace equipment in our stations in order to provide digital advanced television. Even with the flexible operating requirements, our stations will also incur increased utilities costs as a result of converting to digital operations. We cannot be certain we will be able to increase revenues to offset these additional costs.

Conversion and Programming Costs. We expect to incur approximately $31.4 million in costs, of which we have incurred approximately $11.1 million through March 31, 2002, to convert our stations from the current analog format to digital format. This $31.4 million amount includes a capital lease of approximately $2.5 million for tower facilities at WVLT-TV, our station in Knoxville, Tennessee. However, our aggregate costs may be higher than this estimate. We also may incur additional costs to obtain programming for the additional channels made available by digital technology. Increased revenues from the additional channels may not make up for the conversion costs and additional programming expenses. Also, multiple channels programmed by other stations could increase competition in our markets. Stations expects to incur approximately $11.3 million in costs, of which it already has incurred approximately $4.5 million through March 31, 2002, to convert the stations that we plan to acquire in the merger from the current analog format to digital format.

Certain directors and officers may be subject to potential conflicts.

      J. Mack Robinson, President, Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation, our principal stockholder, “Bull Run,” and the beneficial owner of approximately 24.9% of Bull Run’s common stock. Robert S. Prather, Jr., Executive Vice President-Acquisitions and a director of Gray, is President, Chief Executive Officer and a director of Bull Run and the beneficial owner of approximately 8.7% of Bull Run’s common stock. Hilton H. Howell, Jr., Executive Vice President and a director of Gray, is Vice President, Secretary and a director of Bull Run. Mr. Howell also is the son-in-law of J. Mack Robinson and Harriett J. Robinson, both members of our board of directors. Accordingly, each of these individuals may be subject to conflicts of interest in connection with, for example, the negotiation of agreements or the provision of services between Gray and Bull Run. Each of these individuals has other duties and responsibilities with Bull Run, or other businesses, that may conflict with the time that might otherwise be devoted to his duties with us.

Bull Run and certain of our directors and executive officers hold substantial equity in us and may use this influence in ways that are not consistent with the interests of other security holders.

      Bull Run and the executive officers and directors mentioned above, and their affiliates, hold or have the right to vote in the aggregate approximately 49.9% in voting power of our currently outstanding common stock. Furthermore, if all options and warrants that are currently outstanding were exercised and all of their Series C was converted into class B common stock (although this conversion currently is not permitted under the terms of the Series C), their voting power would increase to approximately 56.0%. Accordingly, these persons may have substantial influence on us in ways that might not be consistent with the interests of other security holders. These persons may also have significant influence and control over the outcome of any matters submitted to our shareholders for approval.

Pending litigation could adversely affect our ownership interest in Sarkes Tarzian, Inc.

      On December 3, 2001, we acquired 301,119 shares of the outstanding common stock of Sarkes Tarzian, Inc., “Tarzian,” from Bull Run for $10 million plus $3.2 million of related costs which had previously been capitalized. Bull Run had previously acquired these shares from the Estate of Mary Tarzian. Subsequent to Bull Run’s acquisition of these shares, Tarzian filed a complaint against Bull Run and the representative of the Estate claiming that Tarzian had a binding and enforceable contract to purchase these shares from the Estate prior to Bull Run’s acquisition. Tarzian requested judgment to enforce its alleged contract. Although the action has since been dismissed without prejudice against Bull Run, the litigation between Tarzian and the Estate is ongoing. If Tarzian were to prevail in that litigation, that could ultimately lead to litigation against us, which might involve a claim for rescission of the acquisition of the Tarzian shares from the Estate and/or a claim for damages. The stock purchase agreement with the Estate provides that if a court of competent jurisdiction awards title to the Tarzian shares to a person or entity other than the purchaser, the stock purchase agreement will be rescinded. In that event, the Estate will be required to pay for our benefit, as successor in interest to the purchaser, the full $10 million purchase price paid to the Estate, plus interest.

Our success depends on our senior management.

      Our success depends to a significant extent on the efforts of our senior management. As a result, if any of these individuals were to leave, we could face substantial difficulty in hiring and retaining qualified successors and could experience a loss in productivity while any successors gain the necessary experience.

A deficiency has been asserted by the Internal Revenue Service for 1996.

      In connection with an audit of our 1996 federal income tax return, the Internal Revenue Service has asserted a deficiency in income taxes of approximately $12.1 million, plus related interest and penalties. The asserted deficiency relates principally to our acquisition in 1996 of certain assets of First American Media, Inc. On January 18, 2002, we filed a petition in the United States Tax Court to contest this deficiency, and we believe that we have a meritorious position with respect to the issues related to the deficiency. We cannot be certain when, and if, this matter will be resolved in our favor, and if it is not, we could incur negative consequences in future years.

We have a material amount of intangible assets, and if we are required to write-down intangible assets to comply with new accounting standards, it would reduce our net income, which in turn could materially and adversely affect our results of operations and the trading prices of our common stock.

      Our intangible assets principally include FCC licenses, network affiliations and goodwill. In July 2001, the Financial Accounting Standards Board issued Statement No. 142, “Goodwill and Other Intangible Assets,” which generally is effective for us from January 1, 2002. The regulation requires, among other things, the discontinuance of the amortization of goodwill and FCC licenses and network affiliations, and the introduction of annual impairment testing in its place. In addition, the standard includes provisions for the reclassification under limited circumstances of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of identifiable intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. The regulation also requires us to complete a transitional goodwill impairment test six months from the date of adoption. Potential writedown of intangible assets in compliance with these new accounting standards may reduce our net income in the future, which in turn could materially and adversely affect our results of operations and the trading prices of our common stock.

Because a significant portion of our assets are intangible, they may have little value upon a liquidation.

      Our assets consist primarily of intangible assets, including affiliation agreements with television networks such as NBC and CBS and FCC licenses, the value of which will depend significantly upon the success of our business and the financial prospects of the television broadcasting and paging industries in general. If we default on our indebtedness, or if we are liquidated, the value of these assets may not be sufficient to satisfy our obligations to our creditors and debtholders, including the holders of the debt securities that we may offer hereby, and to enable us to make any distribution to the holders of shares of our common stock or preferred stock. Furthermore, if our FCC licenses are not renewed, it could materially and adversely affect our results of operations and the trading prices of our common stock.

We may be unable to identify or integrate acquisitions successfully or on commercially acceptable terms.

      We have made a number of acquisitions and in the future may make additional acquisitions. We cannot assure you that we will be able to identify suitable acquisition candidates in the future. Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions on commercially acceptable terms. The failure to acquire suitable candidates, or the consummation of a future acquisition, including the Stations acquisition, at a price or on other terms that prove to be unfavorable, could adversely affect our business and results of operations.

      In order to integrate successfully these future acquisitions, including the Stations acquisition, into our business, we will need to coordinate the management and administrative functions and sales, marketing and development efforts of each company. Combining companies presents a number of challenges, including integrating the management of companies that may have different approaches to sales and service, and the integration of a number of geographically separated facilities. In addition, integrating acquisitions, including the Stations acquisition, requires substantial management time and attention, which may distract management from our day-to-day business, and could disrupt our ongoing business and increase our expenses. If we cannot successfully integrate our future acquisitions, including the Stations acquisition, our business and results of operations could be adversely affected.

      We may need to incur debt or issue equity securities to pay for any future acquisitions and to pay for increased capital expenditures following any acquisitions, and will require such financing in connection with the Stations acquisition. However, debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all, and equity financing could be dilutive to our shareholders.

We may not be able to complete the merger.

      Consummation of the merger is dependent upon, among other things, the bankruptcy court approving Stations’ plan of reorganization and such confirmation order becoming a final bankruptcy court order, the FCC approving the transactions contemplated by the merger agreement and our ability to obtain financing for the acquisition. For these or other reasons, the merger may not be consummated.

If we consummate the Stations acquisition, the risks related to our business likely will intensify.

      If the merger is consummated, we will expand our broadcast operations from 13 stations in 11 markets to 28 stations serving 23 television markets. In addition, we intend to increase our indebtedness, through the issuance of additional debt securities and the amendment of our existing credit facility, in order to consummate the acquisition. Accordingly, if we consummate the Stations acquisition, the risks related to our broadcasting segment, the related regulatory environment and our indebtedness likely will intensify.

Failure to complete the merger could negatively impact our operating results.

      If the merger is not consummated because of a material default by us under the merger agreement, and Stations is not in material default under the merger agreement, then Stations may draw on the letter of credit that we have provided and receive shares of our class B common stock that we have placed in escrow. The aggregate proceeds to Stations from drawing on the letter of credit and from the escrow shares would total $25 million. If we are unable to raise sufficient financing, we would not be able to complete the merger. In addition, costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed. Therefore, if we do not consummate the merger, our operating results will be negatively affected.

Risks Related to Our Stock

The price of our common stock has experienced substantial volatility and may continue to do so in the future.

      There has been significant volatility in the market prices for publicly traded shares of media companies, including ours.

      In 2001, the price of our class A common stock fluctuated from a high of $19.05 to a low of $12.20. In addition, for the first two quarters of 2002, the price of our class A common stock fluctuated from a high of $18.10 to a low of $12.90. On July 11, 2002, our class A common stock closed at a price of $17.29 per share.

      In 2001, the price of our class B common stock fluctuated from a high of $17.65 to a low of $9.60. In addition, for the first two quarters of 2002, the price of our class B common stock fluctuated from a high of $14.55 to a low of $10.24. On July 11, 2002, our class B common stock closed at a price of $13.02 per share.

      The prices of our common stock may not remain at or exceed current levels. In the event that we issue preferred stock and it is publicly traded, our preferred stock may also experience substantial volatility. The following factors may have an adverse impact on the market prices of our stock:

•	market conditions for media stocks, and particularly, broadcasting stocks;

•	market conditions generally;

•	governmental regulation;

•	communications legislation;

•	fluctuations in our operating results; and

•	announcements of technical or product developments by our competitors.

There can be no assurance as to the liquidity of our common stock or preferred stock.

      Currently our common stock is traded on the New York Stock Exchange. There can be no assurance as to the future liquidity of the market for our common stock. Any preferred stock that we may offer would be a new issue of securities for which there currently is no public market. There can be no assurance that an active market for our preferred stock would develop or as to the liquidity of any such market.

Purchasers of our common stock or preferred stock may experience immediate and substantial dilution of their investment.

      In the event that common stock or preferred stock is offered pursuant to this prospectus and the registration statement of which this prospectus is a part, the public offering price of our common stock or preferred stock may be substantially higher than its book value immediately after the applicable offering.

As a result, if you were to purchase shares of our common stock or preferred stock in the offering under such circumstances, you most likely would incur immediate and substantial dilution in the net tangible book value of the shares purchased from the public offering price.

In the event of a liquidation of our company, holders of our common stock and preferred stock may not receive a distribution of assets.

      Our common stock ranks junior to our preferred stock and our debt as to dividends and distribution of assets upon liquidation. As a result, in the event of a liquidation of our company, holders of our common stock would receive distributions only after distributions are made in full to holders of our preferred stock and our debt. In addition, in the event of a liquidation, holders of our debt will be entitled to receive amounts owed to them prior to any distributions to holders of our preferred stock. There can be no assurance that we would have enough assets to make distributions to holders of our stock in a liquidation.

Risks Related to Our Existing Indebtedness and Debt Securities

Our indebtedness could materially and adversely affect our business and prevent us from fulfilling our obligations under our debt securities.

      We are highly leveraged and have significant fixed debt service obligations in addition to our operating expenses. Our indebtedness could have significant adverse effects on our business. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•	reduce the availability of our cash flow to fund working capital, capital expenditures and other general business purposes;

•	limit our flexibility in planning for, or reacting to, changes in our industries, making us more vulnerable to economic downturns and limiting our ability to withstand competitive pressure;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

      If our indebtedness affects our operations in these ways, our business, financial condition and results of operations could suffer, making it more difficult for us to satisfy our obligations under our debt securities. Furthermore, our senior secured credit facility and the indenture governing our 9.25% notes permit, and the indenture related to the debt securities that we may offer hereby may permit, us to incur substantial amounts of additional debt in specified circumstances. If we incur additional debt in the future, the related risks could intensify.

Restrictions under our existing senior secured credit facility limit our flexibility.

      Our existing senior secured credit facility prevents us from taking certain actions and requires us to meet certain tests. These limitations and tests include the following:

•	limitations on liens;

•	limitations on additional debt;

•	limitations on dividends and distributions;

•	limitations on management and consulting fees;

•	limitations on stock repurchases;

•	limitations on transactions with affiliates;

•	limitations on guarantees;

•	limitations on asset sales;

•	limitations on sale-leaseback transactions;

•	limitations on acquisitions;

•	limitations on changes in our business;

•	limitations on mergers and other corporate reorganizations;

•	limitations on loans, investments and advances, including investments in joint ventures and foreign subsidiaries; and

•	financial ratio and condition tests.

      These restrictions and tests may prevent us from taking action that could increase the value of our securities, or may require actions that decrease the value of our securities. In addition, we may fail to meet the tests and thereby default under our senior secured credit facility. If we default on our obligations, creditors could require immediate payment of the obligations or foreclose on collateral. If this happens, we could be forced to sell assets or take other action that would reduce the value of our securities.

Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

      Our ability to service our debt depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. In addition, the ability to borrow funds under our senior secured credit facility in the future will depend on our meeting the financial covenants in that agreement. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our senior secured credit facility or otherwise, in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. Additional debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all. If we are unable to implement one or more of these alternatives, we may not be able to service our debt obligations.

We depend on the cash flow of our subsidiaries to satisfy our obligations, including our obligations under our debt securities.

      Our operations are conducted through our direct and indirect wholly-owned subsidiaries, which may guarantee our debt securities that we may offer hereby, jointly and severally, fully and unconditionally. As a holding company, we own no significant assets other than our equity in our subsidiaries, and we are dependent upon the cash flow of our subsidiaries to meet our obligations. Accordingly, our ability to make interest and principal payments when due to holders of our debt securities and our ability to purchase our debt securities upon a change of control will be dependent upon the receipt of sufficient funds from our subsidiaries, which may be restricted by the terms of any senior indebtedness of our subsidiaries, including the terms of existing and future guarantees of our indebtedness given by our subsidiaries. There can be no assurance that the funds received from our subsidiaries will be adequate to allow us to make payments on our debt securities. As a result, our debt securities and any subsidiary guarantees effectively will be subordinated to all senior indebtedness and other liabilities and commitments of our subsidiaries.

Your right to receive payment on our debt securities and under any related guarantees may be junior to all of our and the guarantors’ senior debt.

      All indebtedness under our senior secured credit facility is secured by substantially all of our assets, as well as the assets of our subsidiaries. Additionally, our debt securities and any related guarantees may be subordinated to the claims of the lenders under our senior secured credit facility.

      In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of our debt securities and the related guarantees will be entitled to be paid in full in cash or cash equivalents or in any other manner acceptable to holders of senior debt from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to our debt securities or under the related guarantees. In any of these events, we cannot assure you that we would have sufficient assets to pay amounts due on our debt securities. As a result, holders of our debt securities may receive less, proportionally, than the holders of debt that is senior to our debt securities and the related guarantees. The subordination provisions of the indenture related to any subordinated debt securities that we may offer hereby will provide that we can make no payment to holders of our debt securities during the continuance of payment defaults on our senior debt, and payments to holders of our debt securities may be suspended for a period of up to 179 days if a nonpayment default exists under our senior debt. See “Description of Debt Securities — Subordinated Debt Securities” for additional information.

      At March 31, 2002, we and our subsidiaries had $212.5 million of senior debt and an additional $37.5 million of unused availability would have been available to borrow, subject to specified borrowing conditions, under our senior secured credit facility. In addition, our senior secured credit facility and the indenture governing the 9.25% notes permit, and the indenture related to the debt securities that we may offer hereby may permit, subject to specified limitations, the incurrence of additional indebtedness, which may be senior indebtedness. If we incur such additional indebtedness, the risks described above could intensify.

Covenant restrictions under our indentures may limit our ability to operate our business.

      The indenture governing our 9.25% notes contains, and the indenture related to the debt securities that we may offer hereby may contain, covenants that restrict our ability and the guarantors’ ability to finance future operations or capital needs or to engage in other business activities.

      In addition, the indenture governing our 9.25% notes restricts, and the indenture related to the debt securities that we may offer hereby may restrict, among other things, our ability and the guarantors’ ability to:

•	incur additional indebtedness;

•	make specified restricted payments;

•	make specified asset sales;

•	incur liens;

•	engage in intra-company transactions, such as the payment of dividends and the making of loans or advances;

•	engage in transactions with affiliates;

•	issue and sell capital stock of our subsidiaries; and

•	engage in a merger, consolidation or sale of substantial assets.

      We cannot assure you that we will meet the covenants in the indentures or that the holders of our debt securities that are party to the indentures will waive any failure to meet these covenants. A breach of any of these covenants would result in a default under the indentures, and may in turn result in a default under our senior secured credit facility. If an event of default occurs under our senior secured credit facility and continues beyond any applicable cure period, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If our indebtedness were to be accelerated, there can be no assurance that we would be able to pay it. Such acceleration would have a material adverse effect on our financial condition. See “Description of Debt Securities” for additional information.

Any guarantees of our debt securities may not be enforceable because of fraudulent conveyance laws.

      We are a holding company with no direct operations and no significant assets other than the stock of our subsidiaries. We will depend on funds from our subsidiaries to meet our obligations, including cash interest payments on our debt securities. If a court voids any guarantees of our debt securities, the right of holders of our debt securities to participate in any distribution of the assets of any of our subsidiaries upon the liquidation, reorganization or insolvency of a subsidiary will be subject to the prior claims of that subsidiary’s creditors.

      Our subsidiaries’ guarantees may be subject to review under U.S. federal bankruptcy laws or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors’ unpaid creditors. Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws a court could subordinate or avoid a guarantee if it is found that:

•	the debt under a guarantee was incurred with the actual intent to hinder, delay or defraud creditors; or

•	a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and a guarantor:

•	was insolvent or was rendered insolvent because of its guarantee;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or it would incur, debts beyond its ability to pay upon maturity (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes).

      It may be asserted that, since the guarantors incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

      The standards for determining insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it issued the guarantee, either:

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

      We anticipate that, at the time the guarantors initially incur the debt represented by the guarantees, the guarantors will not be insolvent or rendered insolvent by the incurrence of the debt, lacking sufficient capital to run their businesses effectively or unable to pay obligations on the guarantees as they mature or become due.

      In reaching the foregoing conclusions, we have relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. We cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

      If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that particular guarantor and you will be a creditor of only guarantors whose obligations were not set aside or found to be unenforceable.

We may not be able to finance change of control payments required by our debt facilities.

      If we were to experience a change of control, the indenture related to our 9.25% notes would require us to offer to purchase all of our 9.25% notes then outstanding at 101% of their principal amount, plus accrued interest to the date of purchase. Any new debt securities that we may offer under this prospectus may subject us to a similar requirement. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase our debt securities. The purchase of our debt securities may require additional third-party financing and we cannot assure you that we would be able to obtain that financing on favorable terms or at all.

      In addition, our senior secured credit facility restricts our ability to purchase our debt securities. Furthermore, similar change of control events will result in an event of default under our senior secured credit facility and could cause the acceleration of our debt under that facility. The inability to repay that debt, if accelerated, and to purchase all of the tendered notes in the event of a change of control, would constitute an event of default under the indenture governing the 9.25% notes and may constitute an event of default under the indenture governing any debt securities we may offer hereby.

      We may enter into transactions, including acquisitions, refinancings or recapitalizations, or highly leveraged transactions, that would not constitute a change of control under our senior secured credit facility, the indenture governing the 9.25% notes and any indenture governing new debt securities that we may issue. Any of these transactions may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse effect on holders of our debt securities, our common stock and our preferred stock.

Guarantors of our debt securities may be released under certain circumstances.

      Any guarantee of a guarantor may be released if we sell, exchange or transfer the stock of that guarantor or substantially all of its assets to a non-affiliate and the guarantor no longer guarantees any of our other debt. The indenture related to the debt securities that we may offer hereby also may permit us to sell a majority interest and retain a minority interest in a subsidiary engaged in our paging or satellite business and not require that subsidiary to remain as a guarantor of our debt securities.

Risks Related to Legal and Regulatory Matters

Certain regulatory agencies and the bankruptcy court must approve the merger and could delay or refuse to approve the merger.

      We and Stations must obtain approvals or consents to the merger from certain federal regulatory commissions, including the FCC, and the United States bankruptcy court in Delaware. These agencies and the bankruptcy court may seek to impose conditions on us or Stations before giving their approval or consent, and meeting those conditions could have an adverse effect on our business and/or financial condition. In addition, a delay in obtaining the requisite regulatory and bankruptcy court approvals will delay the completion of the merger. We cannot be certain that we and Stations will obtain the required regulatory and bankruptcy court approvals, or obtain them within the time frame contemplated in the merger agreement.

Federal regulation of the broadcasting industry limits our operating flexibility.

      The FCC regulates our business, just as it does all other companies in the broadcasting industry. We must ask the FCC’s approval whenever we need a new license, seek to renew or assign a license, purchase a new station or transfer the control of one of our subsidiaries that holds a license. Our FCC licenses are critical to our operations; our broadcasting segment cannot operate without them. We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions.

      Federal legislation and FCC rules have changed significantly in recent years and can be expected to continue to change. These changes may limit our ability to conduct our business in ways that we believe would be advantageous and therefore may affect our operating results.

The FCC’s duopoly restrictions limit our ability to own and operate multiple television stations in the same market and our ability to own and operate a television station and newspaper in the same market.

      The FCC’s ownership rules generally prohibit us from owning or having “attributable interests” in television stations located in the same markets in which our stations are licensed. Accordingly, our ability to expand through acquisitions of additional stations in markets where we presently are operating is constrained by those rules. Under current FCC cross-ownership rules, we also are not allowed to own and operate a television station and a newspaper in the same market.

Our paging operations are subject to federal regulation.

      Our paging operations, which we acquired in September 1996, are subject to regulation by the FCC under the Communications Act. The FCC has granted us licenses to use the radio frequencies necessary to conduct our paging operations.

      The FCC paging licenses granted to us are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. We hold various FCC radio licenses which are used in connection with our paging operations. Paging licenses will expire during calendar year 2009. Licensees in the paging services normally enjoy a license renewal expectancy and the vast majority of license renewal applications are granted in the normal course. However, we cannot be certain that any of our licenses will be free of competing applications or will be renewed by the FCC. Furthermore, the FCC has the authority to restrict the operations of licensed facilities or to revoke or modify licenses. We cannot be certain that our licenses will not be revoked or modified involuntarily in the future.

      Pursuant to Congressional mandate, the FCC has adopted rules regarding the award of license authorizations by competitive bidding. Pursuant to those rules, the FCC may award licenses for new or existing services by auction, as done with the 800 MHz band. The FCC began awarding geographic area and paging licenses by auction in February 2000. We cannot be certain that we will be able to procure additional spectrum or expand our existing paging network into new service areas, which would require us to make significant auction payments.

Recent proposals for campaign finance reform may limit political advertising, upon which we heavily rely.

      Recent proposals for campaign finance reform seek to limit the amount of money that certain groups would be permitted to spend on political advertising, including television advertising, as well as limit the overall amounts that political candidates would be permitted to receive in campaign contributions. If any of these recent proposals is enacted, it could have an adverse effect on us by decreasing advertising revenue in connection with political campaigns.

FORWARD-LOOKING STATEMENTS

      This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words “believes,” “expects,” “anticipates,” “estimates” and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements. Readers of this prospectus are cautioned that any forward-looking statements, including those regarding the intent, belief or current expectations of our management or us, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to:

•	the factors described in “Risk Factors” beginning on page 3 of this prospectus;

•	general economic conditions in the markets in which we operate;

•	competitive pressures in the markets in which we operate;

•	the effect of future legislation or regulatory changes on our operations;

•	high debt levels; and

•	other factors described from time to time in our filings with the Securities and Exchange Commission.

      The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

      Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus are expected to be used for general corporate purposes, including capital expenditures, to meet working capital needs, to refinance our senior debt, to finance one or more acquisitions, including the Stations acquisition, or all or a combination of the above. We will file a prospectus supplement that will contain additional information about the use of the net proceeds from the sale of securities offered hereby.

RATIO OF EARNINGS TO FIXED CHARGES

											For the
	For the Year Ended December 31,										Quarter Ended
											March 31,
	1997		1998		1999		2000		2001		2002

	(Dollars in thousands)
Ratio of earnings to combined fixed charges and preferred dividends	NA	(a)	3.0	x	NA	(a)	NA	(a)	NA	(a)	NA (a)
Deficiency of earnings to cover combined fixed charges and preferred dividends(b)	$(3,066)		NA		$(9,906)		$(11,982)		$(20,097)		$(374)

(a)	The ratio would be less than one and therefore is not shown.

(b)	Earnings consist of loss from continuing operations before tax benefit plus fixed charges less capitalized interest. Fixed charges consist of interest expense, amortization of debt issuance costs and that portion of rental expense we believe is representative of interest.

THE MERGER

      This section of the registration statement and prospectus describes certain material aspects of the proposed merger. This summary does not contain all of the information that is important to you. You should carefully read the entire registration statement, this prospectus and the other documents to which we refer you, including the merger agreement, for a more complete understanding of the merger.

The Other Parties

      Stations is the parent company of Benedek. Stations’ principal executive offices are located at 2895 Greenpoint Parkway, Hoffman Estates, Illinois 60195, telephone number (847) 585-3450. Gray MidAmerica Television is our newly-formed wholly-owned subsidiary, formed solely for the purpose of effecting the merger.

Our Reasons for the Merger

      Our business strategy includes continued acquisitions of companies whose businesses are complementary to ours. We believe that Stations is an excellent strategic fit and that the acquisition of Stations will create significant benefits, including:

•	the acquisition will create a stronger company and will diversify the geographic range of our television stations, broadening substantially our market presence in the television broadcasting market;

•	the acquisition gives us access to additional operating cash flow for the purposes of funding debt service, as well as future acquisitions and investments;

•	the acquisition presents an opportunity to increase revenue share and audience share;

•	the acquisition presents an opportunity for cross-promotion and cross-selling; and

•	the acquisition strengthens our management teams and local news operations.

Bankruptcy Court and Regulatory Filings and Approvals

      Bankruptcy Court. Stations has filed a voluntary petition under Chapter 11 of the federal bankruptcy code. Consequently, the merger is subject to the bankruptcy court’s approval of Stations’ plan of reorganization, and all of Stations’ obligations under the merger agreement are subject to the approval of the bankruptcy court. Stations filed the required information and materials with the bankruptcy court on July 1, 2002.

      Federal Communications Commission. The merger is subject to approval by the FCC. Stations and its subsidiaries and we and our subsidiaries filed with the FCC the necessary application with respect to the change of control on June 10, 2002.

      Antitrust. The merger is subject to the requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, which provides that certain transactions may not be consummated until required information and materials have been furnished to the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated. Stations and we filed the required information and materials with the Department of Justice and the Federal Trade Commission on June 20, 2002. Early termination of the statutory waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976 was granted on July 1, 2002.

      The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the effective time, either the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the merger.

Sale of Certain Designated Benedek Stations Prior to the Merger

      Benedek has sold or plans to sell, prior to the effective time of the merger, a total of nine designated television stations, which we refer to as the “excluded stations.” Benedek plans to sell eight of the excluded stations to Chelsey Broadcasting Company, LLC, a Delaware limited liability company, which we refer to as “Chelsey,” or its affiliates pursuant to an asset purchase agreement. Benedek already has sold its television station in Wheeling, West Virginia to a third party on April 30, 2002. Benedek intends to use the net proceeds of these sales to repay indebtedness under its senior secured credit facility. The sale of the nine designated television stations is a condition to the merger.

Accounting Treatment

      The merger will be accounted for as a purchase for financial accounting purposes in accordance with accounting principles generally accepted in the United States. For purposes of preparing our consolidated financial statements, we will establish a new accounting basis for Stations’ assets and liabilities based upon their fair values, the merger consideration and the costs of the merger. Any excess of cost over the fair value of the net assets of Stations will be recorded as goodwill and other intangible assets. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. We will determine the fair value of Stations’ assets and liabilities and will make appropriate purchase accounting adjustments, including adjustments to the amortization period of the intangible assets, upon completion of that determination.

THE MERGER AGREEMENT AND RELATED AGREEMENTS

      This section of the registration statement and prospectus describes the material terms of the Agreement and Plan of Merger, dated as of June 4, 2002, among Stations, Gray MidAmerica Television and us and related agreements, including the Lock Up, Voting and Consent Agreements that Stations and we entered into with certain stockholders and creditors of Stations, an agreement regarding benefits to be provided to members of the Benedek family following consummation of the merger and an amendment to K. James Yager’s employment agreement. Copies of the merger agreement and lock up agreements are attached as exhibits to the registration statement. You are urged to read the merger agreement in its entirety for a more complete description of the merger because it is the principal legal document that governs the merger.

The Merger

      Subject to the terms and conditions of the merger agreement, we will acquire Stations through the merger of Gray MidAmerica Television with and into Stations. Stations will be the surviving corporation in the merger.

Effective Time

      The merger will be consummated when a certificate of merger, that we will file with the State of Delaware, becomes effective. The merger agreement provides that the parties will use their reasonable efforts to cause the effective time to occur on the seventh business day after the satisfaction or waiver of all the conditions to the merger. See “The Merger Agreement and Related Agreements — Conditions to the Merger.” However, the effective time may not occur prior to October 1, 2002.

      The merger agreement further provides that we may, on one occasion, delay the effective time for up to 120 days if any of the following occurs: (1) any general suspension of trading in equity securities in the United States securities or financial markets for more than two consecutive trading days; (2) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States; (3) commencement of a war, armed hostilities or other national or international calamity directly involving the United States; (4) any limitation by any governmental authority on the extension of credit by banks or other lending institutions in the United States; or (5) if any of the foregoing exists on the date the merger agreement is signed, a material acceleration or worsening thereof.

Merger Consideration and Conversion of Gray MidAmerica Television and Stations’ Stock

      At the effective time of the merger, the outstanding shares of Stations 11.5% Senior Exchangeable Preferred Stock, which we refer to as the “senior preferred stock,” and Junior Discount Preferred Stock, which we refer to as the “junior preferred stock,” will be converted into the right to receive a cash payment. No cash consideration will be paid to holders of outstanding shares of Stations class A common stock and class B common stock. The stock of Gray MidAmerica Television and Stations will be converted as described below:

      Gray MidAmerica Television common stock. Each share of Gray MidAmerica Television common stock issued and outstanding immediately prior to the effective time will be converted into one share of Stations class B common stock.

      Stations senior preferred stock. Each share of Stations senior preferred stock (excluding shares held by Stations or any of its subsidiaries, other than in a fiduciary capacity) issued and outstanding immediately prior to the effective time will be converted into the right to receive the senior preferred stock purchase price, equal to the quotient obtained by dividing (1) $500,000,000, minus (A) the amount outstanding at the effective time under Stations debt instruments plus accrued interest thereon through the effective time, determined in accordance with Stations’ plan of reorganization, plus or minus (B) working capital adjustments and adjustments relating to amounts incurred by Stations and its subsidiaries with respect to the conversion of their television stations to digital broadcasting by (2) 100,000 (the number of outstanding shares of Stations’ senior preferred stock at the effective time).

      Stations junior preferred stock. Each share of Stations junior preferred stock (excluding shares held by Stations or any of the Stations subsidiaries, other than in a fiduciary capacity) issued and outstanding immediately prior to the effective time will be converted into the right to receive a cash payment equal to the quotient obtained by dividing (1) $2,500,000 by (2) 450,000 (the number of outstanding shares of Stations junior preferred stock at the effective time).

      Stations class A common stock and class B common stock. Each share of Stations class A common stock and class B common stock and any options or warrants to acquire such shares issued and outstanding immediately prior to the effective time will be cancelled. We will not pay any cash consideration for such securities.

The Letter of Credit and the Escrow Shares

      When the merger agreement was signed, we delivered to Stations a standby letter of credit in the amount of $12.5 million and deposited with SunTrust Bank, as escrow agent, 885,269 shares of our class B common stock. These escrow shares had an aggregate value of $12.5 million, based on the average price of our class B common stock for the 20 consecutive trading days on the New York Stock Exchange ending on June 2, 2002. The escrow shares are being held by the escrow agent in accordance with the terms of an escrow agreement that we executed on June 4, 2002. We will maintain the letter of credit in effect, and the escrow shares will remain in escrow, until the earlier of the effective time or 10 business days after the termination of the merger agreement. If the letter of credit or any replacement letter of credit expires before either of the dates described in the previous sentence, we will renew the letter of credit or obtain a replacement letter of credit, which we will deliver to Stations at least five business days before such expiration.

      If the merger is not consummated because of a material default by us, and Stations has not materially defaulted due to a breach of any of its representations or warranties or any of its covenants or agreements under the merger agreement, then Stations may draw on the letter of credit and instruct the escrow agent to deliver to it the escrow shares pursuant to the escrow agreement. We have an obligation to deliver a letter of credit and escrow shares totaling $25 million, except that we may, in our sole discretion, replace some or all of the escrow shares with a cash payment, so long as any such cash payment is a whole number multiple of $500,000. Under specified circumstances, if Stations is entitled to receive the escrow shares and the value of the escrow shares decreases to below $12.5 million at the time Stations sells them, we may be required to pay to Stations the amount of such decrease. Likewise, if the value of the escrow shares increases, Stations may be required to pay to us the amount of such increase. At the effective time and subject to the conditions in the merger agreement and the escrow agreement, the letter of credit and the escrow shares will be returned to us.

Registration of the Escrow Shares

      The escrow shares have not been registered under the Securities Act or any other applicable securities laws, and therefore are restricted securities. If the merger agreement is terminated and the escrow shares are delivered by the escrow agent to Stations, we are required to:

•	file with the SEC a registration statement with respect to the resale or distribution of the escrow shares by Stations and/or an affiliate of Stations, within 30 days after such termination;

•	use our best efforts to cause the registration statement to be declared effective at the earliest practicable time;

•	keep the registration statement effective and current until the earlier of six months following the effectiveness of the registration statement or the date that all of the escrow shares covered by the registration statement have been sold or distributed;

•	cause the escrow shares to be listed promptly with the New York Stock Exchange; and

•	indemnify, to the extent permitted by law, each person selling or distributing securities under this registration statement, and related parties, against all losses caused by any material misstatement or omission by us in the registration statement or any violation by us of the Securities Act, the Exchange Act, any state securities laws or any rules or regulations of the New York Stock Exchange.

Conditions to the Merger

      The parties’ obligations to consummate the merger and related transactions generally are subject to the satisfaction or waiver of the following conditions:

•	the bankruptcy court approving the order confirming Stations’ plan of reorganization and such confirmation order becoming a final bankruptcy court order;

•	the FCC approving the transactions contemplated by the merger agreement, without any condition or qualification materially adverse to us or our subsidiaries or Stations or its subsidiaries, or materially adverse to our acquisition of control of Stations and its subsidiaries;

•	all regulatory waiting periods applicable to the merger agreement and the related transactions expiring or terminating;

•	no order being in effect enjoining, restraining or prohibiting the consummation of the merger and related transactions and no action or proceeding having been instituted by any regulatory authority seeking any such order that would reasonably be expected to have a material adverse effect on us or on Stations; and

•	the transactions related to the Chelsey purchase agreement being consummated, unless the failure to consummate such transactions is the result of either the wrongful refusal of Chelsey to consummate such transactions or the election by Chelsey not to consummate the transactions because Benedek failed to satisfy certain conditions set forth in the Chelsey purchase agreement. If the transactions contemplated by the Chelsey purchase agreement are not consummated as a result of FCC action or inaction, Stations and we each agree to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, everything reasonably necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the merger agreement and the Chelsey purchase agreement at the earliest practicable date.

      Our obligations to consummate the merger and related transactions are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties made by Stations in the merger agreement being, subject to limited exceptions, correct and complete in all material respects at the effective time;

•	each and all of the agreements and covenants of Stations and each of its subsidiaries under the merger agreement and related agreements being performed and complied with in all material respects prior to the effective time;

•	our receiving from Stations customary officer certificates and board of directors resolutions relating to the transactions contemplated by the merger agreement;

•	our receiving a legal opinion of FCC counsel to Stations;

•	Stations returning to us the letter of credit;

•	the FCC issuing a final FCC order approving the transfer of control of Benedek’s television licenses to us;

•	Stations obtaining and delivering to us consents or waivers relating to the transactions contemplated by the merger agreement, as required by its network affiliation agreements; and

•	no litigation being pending or threatened involving Stations or any its subsidiaries that would have, or reasonably be expected to have, a material adverse effect on Stations or its subsidiaries or their respective businesses or assets.

      The obligations of Stations to consummate the merger and related transactions are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties made by us and Gray MidAmerica Television in the merger agreement being, subject to limited exceptions, correct and complete in all material respects at the effective time;

•	each of our and Gray MidAmerica Television’s agreements and covenants under the merger agreement and related agreements being performed and complied with in all material respects prior to the effective time; and

•	Stations receiving from us and Gray MidAmerica Television customary officer certificates and board of directors resolutions relating to the transactions contemplated by the merger agreement.

Representations and Warranties

      In the merger agreement, Stations makes customary representations and warranties about itself and its business, including representations and warranties about:

•	organization, good standing and corporate power;

•	authorization and enforceability of the merger agreement;

•	capitalization and subsidiaries;

•	financial statements and tax matters; and

•	absence of undisclosed liabilities or material adverse changes.

      In addition, Stations makes numerous representations and warranties with respect to its assets, real property, intellectual property, computer software and databases, accounts receivable, insurance, bonds, letters of credit and guarantees, compliance with law, environmental matters, litigation and claims, benefit plans, contracts, labor matters, brokers and finders, interested transactions, officers, directors and bank accounts and the absence of any material misstatement or omission by it in the merger agreement.

      We and Gray MidAmerica Television, jointly and severally, also make customary representations and warranties in the merger agreement about ourselves and our business, including representations and warranties regarding organization, good standing and corporate power, authorization and enforceability of the merger agreement, brokers and finders, litigation, and the absence of any material misstatement or omission by us and Gray MidAmerica Television. We also make representations with respect to our qualification under the Communications Act to enter into and consummate the transactions contemplated by the merger agreement, our filings with the SEC and our issuance of the escrow shares.

Mutual Covenants of Gray and Stations

      Subject to limited exceptions and except for the sale of the excluded stations by Benedek to Chelsey, from June 4, 2002 until the closing of the merger or the termination of the merger agreement, Stations and we will, and will cause each of our respective subsidiaries, to:

•	operate our respective businesses only in the usual, regular, and ordinary course;

•	use commercially reasonable efforts to preserve intact our respective business organizations and assets and maintain our respective rights and franchises; and

•	take no action that would materially adversely affect the ability of any party to (1) obtain any consents required for the transactions contemplated in the merger agreement, or (2) perform its covenants and agreements under the merger agreement in all material respects and to consummate the merger and to satisfy the conditions to closing set forth in the merger agreement. However, the covenant described in clause (2) above will not prohibit us or any of our subsidiaries from discontinuing or disposing of any of our assets or businesses, or, provided that we do not materially adversely affect our ability to obtain an FCC order approving the transactions contemplated by the merger agreement, from acquiring or agreeing to acquire any other person or their assets if such action is, in our judgment, desirable in the conduct of our business or our subsidiaries’ business.

      Additional Covenants. The merger agreement also contains other covenants made by us and Stations, including a covenant to file all necessary FCC applications for approval of the transactions contemplated by the merger agreement and a covenant to use reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the merger as promptly as practicable but not before October 1, 2002.

Covenants of Stations

      The merger agreement contains numerous covenants of Stations that are customary for this type of transaction. Among other things, subject to limited exceptions, Stations and its subsidiaries will not do or agree to do any of the following without our prior written consent, which we will not withhold unreasonably:

•	amend the organizational documents of Stations or of any of its subsidiaries;

•	incur, guarantee or otherwise become responsible for any new debt obligation or other obligation for borrowed money (other than indebtedness of Stations or any of its subsidiaries to Stations or any of its subsidiaries) or enter into or extend any capital leases, in excess of an aggregate of $500,000 for Stations and its subsidiaries on a consolidated basis;

•	acquire, sell or encumber any securities or assets of Stations or any of its subsidiaries, or declare or pay any dividend or make any other distribution in respect of any such securities;

•	increase the compensation or benefits of the employees or officers of Stations or any or its subsidiaries;

•	voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits;

•	adopt any new employee benefit plan or program of Stations or any of its subsidiaries or make any material change in or to any existing employee benefit plans or programs of Stations or any of its subsidiaries;

•	make any significant change in any accounting methods, principles, or practices or systems of internal accounting controls, except as may be necessary to conform to changes in regulatory accounting requirements or generally accepted accounting principles;

•	settle any material litigation other than in accordance with past practice or to the extent it is covered by insurance;

•	except in the ordinary course of business consistent with past practices, enter into or terminate any material contract or make any material change in any contract;

•	fail to promptly notify us of any inquiry, investigation, or proceeding related to any of Stations’ television stations that is initiated by the FCC; and

•	request the bankruptcy court to take any action or to grant any approval to any action or matter that is in any way inconsistent with the merger agreement.

Indemnification

      For a period of six years after the effective time of the merger, we will indemnify the pre-merger directors, officers, employees and agents of Stations and its subsidiaries against all liabilities arising out of acts or omissions occurring at or prior to the effective time arising out of their service as directors, officers, employees or agents of Stations, any of its subsidiaries or, at Stations’ or any of its subsidiaries’ request, another entity, to the fullest extent permitted under Delaware law, by Stations’ or its subsidiaries’ certificates of incorporation and bylaws and by any applicable indemnification agreements.

Termination of the Merger Agreement

      The merger agreement generally may be terminated at any time prior to the effective time by the mutual consent of Gray and Stations or by us or Stations:

•	if the terminating party is not then in material breach of any of its representations or warranties or any of its covenants contained in the merger agreement, in the event of the inaccuracy of any representation or warranty of the non-terminating party contained in the merger agreement which would reasonably be expected to have or result in a material adverse effect on the non-terminating party and cannot be or has not been cured within 30 days after written notice of such inaccuracy is given to the non-terminating party;

•	if the terminating party is not then in material breach of any of its representations or warranties or any of its covenants contained in the merger agreement, in the event of a material breach by the non-terminating party of any covenant or agreement contained in the merger agreement that cannot be or has not been cured within 30 days after written notice of such breach is given to the non-terminating party, except that we may not cure any breach of our obligation to pay the merger consideration;

•	if the merger is not consummated by March 31, 2003, in each case only if the failure to consummate the transactions contemplated by the merger agreement on or before such date is not caused by any material breach of the merger agreement by the terminating party, except that the March 31, 2003 termination date automatically will be extended by one day for each day that the closing does not occur because, subject to certain exceptions, the transactions contemplated by the Chelsey purchase agreement are not consummated; or

•	if it is reasonably anticipated that any of the conditions precedent to the obligations of the terminating party to consummate the merger, other than the condition that, subject to certain exceptions, the transactions contemplated by the Chelsey purchase agreement are consummated, cannot be satisfied or fulfilled by March 31, 2003 and such failure was not the fault of the terminating party.

Effects of Termination

      If the merger agreement is terminated, as described above, it will become void and have no effect. However, certain provisions of the merger agreement will survive termination, including provisions relating to the letter of credit and the escrow shares, confidentiality and expenses. In addition, in the event that the merger agreement is terminated by us or by Stations in connection with any material breach of any representation or warranty or any covenant or other agreement of the other party contained in the merger agreement or because the merger is not consummated prior to the applicable termination date, the breaching party will remain liable for any uncured breach of a representation, warranty, covenant or agreement giving rise to such termination.

      If the closing does not occur due to a material default by us, and Stations has not materially defaulted due to a breach of any of its representations or warranties or any of its covenants or agreements under the merger agreement, then Stations may draw on the letter of credit and instruct the escrow agent to deliver to it the escrow shares pursuant to the escrow agreement. The aggregate proceeds of the drawing on the letter of credit and the escrow shares will total $25 million, but we may replace some or all of the escrow shares with a cash payment so long as any such cash payment is a whole number multiple of $500,000.

      If the closing does not occur due to the non-fulfillment of any of the conditions precedent to each party’s obligation to consummate the merger, and we are not in material default in the performance of any of our representations or warranties or any of our covenants or agreements under the merger agreement, Stations will not be entitled to the letter of credit or the escrow shares and, after termination of the merger agreement, the letter of credit and the escrow shares will be returned to us.

Waivers

      Prior to or at the effective time, we and Stations may waive any material default in the performance of any term of the merger agreement by the other party or any of its subsidiaries, waive or extend the time for the compliance or fulfillment by the other party and its subsidiaries of any and all of their obligations under the merger agreement, and waive any or all of the conditions precedent to the obligations of the other party and its subsidiaries under the merger agreement. However, neither we nor Stations may waive any condition which, if not satisfied, would result in the material violation of any law.

Fees and Expenses

      Generally, regardless of whether the merger is consummated, Stations will be responsible for all expenses and fees incurred by it and its subsidiaries in connection with the merger and we will be responsible for all expenses and costs incurred by us in connection with the merger. However, we will pay all the fees related to the filings with the FTC. Also, Stations and we will each pay one-half of the processing fees related to the filing with the FCC of applications regarding the transfer of control of Benedek’s television licenses to us.

Lock Up Agreements

      On June 4, 2002, in connection with the transactions contemplated by the merger agreement, Stations and we entered into the lock up agreements with certain stockholders and creditors of Stations, whom we refer to as the “consenting stockholders and creditors.” Under these lock up agreements, the consenting stockholders and creditors agreed to, among other things, support and vote their shares in favor of a Stations bankruptcy plan that will give effect to the transactions contemplated by the merger agreement. Stations has received executed lock up agreements from holders of 97.9% of the outstanding senior preferred stock, 98.8% of the outstanding junior preferred stock, 100% of the outstanding class B common stock, and 94.6% of the outstanding aggregate principal amount of the senior subordinated discount notes.

      In addition, consenting stockholders that hold Stations senior preferred stock have agreed to pay to us, if Stations receives certain superior proposals relating to an acquisition of Stations by a third party and such superior proposal is approved by the bankruptcy court, contemporaneously with the transaction contemplated by such superior proposal, a termination fee of $15 million. The liability of each consenting stockholder that holds Stations senior preferred stock is limited to an amount determined by multiplying $15 million by a fraction, the numerator of which is the number of shares of senior preferred stock owned by such consenting stockholder and the denominator of which is the number of shares of Stations senior preferred stock owned by all consenting stockholders.

Benedek Family Benefits Agreement

      On May 29, 2002, in connection with the transactions contemplated by the merger agreement, we entered into a letter agreement with A. Richard Benedek, Chairman of the Board and Chief Executive Officer of Stations, Laura Benedek, Richard Benedek’s wife, and Stephen D. Benedek, a Vice President of Stations and Richard Benedek’s son, in which we agreed to provide to them, following consummation of the merger, certain health and welfare benefits, use of office space in New York City until no later than August 31, 2005, and severance benefits of up to $275,000. In addition, we may be required to forgive certain indebtedness owed by Richard Benedek to Stations. Upon the closing of the merger, we will cease the use of the name “Benedek Broadcasting,” the “Benedek.com” URL and the name “Benedek Interactive Media.” The right to use the “Benedek Broadcasting” name will be conveyed, at no cost, to Richard Benedek and the right to use the “Benedek.com” URL and the name “Benedek Interactive Media” will be conveyed, at no cost, to Stephen Benedek.

K. James Yager Employment Agreement

      On June 4, 2002, Benedek and K. James Yager, Benedek’s President and Chief Operating Officer, entered into a second amendment to K. James Yager’s employment agreement, which will become effective only upon consummation of the merger. In addition, we entered into a letter agreement with K. James Yager relating to this amendment.

      K. James Yager’s employment agreement is for a term of four years commencing on January 1, 2001 and ending on December 31, 2004, the “expiration date.” K. James Yager’s base salary is $630,000 for 2001 and $680,000 for 2002 and thereafter increases to a per annum rate not less than 105% of his base salary during the preceding year. K. James Yager is eligible to receive a bonus in respect of each fiscal year during the term of the agreement in such amount as Benedek may determine. The agreement also entitles K. James Yager to specified fringe benefits and to participation in employee benefit plans generally available to Benedek’s executives. In addition, Benedek has agreed to pay to K. James Yager the amount necessary, on an after-tax basis, to discharge all amounts, including accrued interest, owed by him to Benedek under his $555,000 promissory note.

      If Benedek terminates K. James Yager’s employment without cause, or if K. James Yager terminates his employment by reason of a “constructive discharge,” which includes the assignment to K. James Yager of duties or reporting responsibilities inconsistent in any material respect with his status, title, position or duties or any breach by Benedek of his employment agreement, K. James Yager will be entitled to receive his base salary, and to participate, at no cost to him, in all employee benefits, through the expiration date and his non-competition obligations will be terminated. In our letter agreement with K. James Yager, we agreed that our failure to employ him as President and Chief Operating Officer of our broadcast division or subsidiary within 12 months after the consummation of the merger would constitute a constructive discharge, entitling him to the above benefits.

      Our letter agreement with K. James Yager also provides that, after consummation of the merger, we will grant to him nonqualified options to purchase shares of our class B common stock pursuant to the terms of our long term incentive plan. The number of shares subject to the option award will be determined by our board of directors, and the exercise price of the option shares will be the market price of our class B common stock at the time the award is granted. The options will vest ratably over the term of K. James Yager’s employment agreement, with vesting to be accelerated in the event of a constructive discharge.

Bull Run Advisory Fee

      For advisory services rendered by Bull Run in connection with the merger, we paid to Bull Run an advisory fee of $5,000,000 on June 10, 2002. This advisory fee must be repaid to us if the merger is not completed.

INFORMATION REGARDING GRAY

Selected Historical Consolidated Financial Data

      Set forth below is our selected historical consolidated financial data. The financial data for, and as of the end of, each of the years in the five-year period ended December 31, 2001 was derived from the audited consolidated financial statements included in our Annual Reports on Form 10-K and from other information in the Annual Reports. The financial data for, and as of the quarters ended March 31, 2002 and 2001 were derived from our unaudited accounting records and have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of our management, include all normal and recurring adjustments and accruals necessary for a fair presentation of such information. More comprehensive financial information is included in the Annual Reports and Quarterly Report on Form 10-Q for the quarter ended on March 31, 2002. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Reports, the Quarterly Report and all of the financial statements and related notes contained in the Annual Reports and the Quarterly Report.

						Quarter Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(b)	1999(c)	2000	2001	2001	2002

	(Dollars in thousands except per share data)
Statements of Operations Data:
Revenues:
Broadcast (less agency commissions)	$72,300	$91,007	$97,015	$120,640	$106,430	$25,042	$25,453
Publishing	24,536	29,330	37,808	41,499	41,189	9,740	10,143
Paging	6,712	8,553	9,130	9,074	8,725	2,147	2,009

Total revenues	103,548	128,890	143,953	171,213	156,344	36,929	37,605
Operating expenses:
Broadcast, publishing and paging	65,771	82,783	93,994	105,314	104,025	25,646	24,515
Corporate and administrative	2,528	3,063	3,448	3,594	3,615	944	1,000
Depreciation and amortization	14,519	18,117	24,451	31,207	30,824	7,851	3,733

Total operating expenses	82,818	103,963	121,893	140,115	138,464	34,441	29,248
Operating income	20,730	24,927	22,060	31,098	17,880	2,488	8,357
Gain on disposition of television stations	—	72,646	—	—	—	—	—
Valuation adjustments of goodwill and other assets	—	(2,074)	—	—	—	—	—
Depreciation in value of derivative, net	—	—	—	—	(1,581)	(786)	389
Miscellaneous income (expense), net	(31)	(242)	336	780	194	71	38

	20,699	95,257	22,396	31,878	16,493	1,773	8,784
Interest expense	21,861	25,454	31,021	39,957	35,783	9,251	8,965

Income (loss) before income taxes, extraordinary charge and cumulative effect of accounting change	(1,162)	69,803	(8,625)	(8,079)	(19,290)	(7,478)	(181)
Income tax expense (benefit)	240	28,144	(2,310)	(1,867)	(5,972)	(2,450)	(46)

Income (loss) before extraordinary charge and cumulative effect of accounting change	(1,402)	41,659	(6,315)	(6,212)	(13,318)	(5,028)	(135)
Extraordinary charge on extinguishment of debt	—	—	—	—	—	—	(7,318)

Income (loss) before cumulative effect of accounting change	(1,402)	41,659	(6,315)	(6,212)	(13,318)	(5,028)	(7,453)
Cumulative effect of accounting change, net	—	—	—	—	—	—	(30,592)

Net income (loss)	(1,402)	41,659	(6,315)	(6,212)	(13,318)	(5,028)	(38,045)
Preferred dividends	1,410	1,318	1,010	1,012	616	154	154
Non-cash preferred dividends associated with preferred stock redemption	—	3,360	—	2,160	—	—	—

Net income (loss) available to common stockholders	$(2,812)	$36,981	$(7,325)	$(9,384)	$(13,934)	$(5,182)	$(38,199)

						Quarter Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(b)	1999(c)	2000	2001	2001		2002

	(Dollars in thousands except per share data)
Basic earnings per common share(d):
Net income (loss) before extraordinary charge and cumulative effect of accounting change	$(0.12)	$3.49	$(0.49)	$(0.40)	$(0.85)	$(0.32)		$(0.01)
Extraordinary charge on extinguishment of debt, net	—	—	—	—	—	—		(0.47)
Cumulative effect of accounting change, net	—	—	—	—	—	—		(1.95)
Preferred dividends	(0.12)	(0.39)	(0.08)	(0.21)	(0.04)	(0.01)		(0.01)

Net income (loss) available to common stockholders	$(0.24)	$3.10	$(0.57)	$(0.61)	$(0.89)	$(0.33)		$(2.44)

Diluted earnings per common share(d):
Net income (loss) before extraordinary charge and cumulative effect of accounting change	$(0.12)	$3.36	$(0.49)	$(0.40)	$(0.85)	$(0.32)		$(0.01)
Extraordinary charge on extinguishment of debt, net	—	—	—	—	—	—		(0.47)
Cumulative effect of accounting change, net	—	—	—	—	—	—		(1.95)
Preferred dividends	(0.12)	(0.38)	(0.08)	(0.21)	(0.04)	(0.01)		(0.01)

Net income (loss) available to common stockholders	$(0.24)	$2.98	$(0.57)	$(0.61)	$(0.89)	$(0.33)		$(2.44)

Other Financial Data:
Media cash flow(e)	$38,061	$46,624	$50,944	$66,247	$53,074	$11,475		$13,274
Media cash flow margin(e)	36.8%	36.2%	35.4%	38.7%	33.9%	31.1%		35.3%
Operating cash flow(f)	$35,533	$43,561	$47,496	$62,653	$49,459	$10,531		$12,274
Operating cash flow margin(f)	34.3%	33.8%	33.0%	36.6%	31.6%	28.5%		32.6%
Cash flows provided by (used in):
Operating activities	$9,744	$20,074	$20,842	$22,765	$16,823	$6,356		$266
Investing activities	(57,498)	(55,299)	(126,780)	(8,276)	(186,165)	(646)		163,253
Financing activities	49,071	34,744	105,839	(14,061)	167,685	(6,820)		(160,910)
Capital expenditures	10,372	9,271	11,712	5,702	7,593	676		5,244
Cash dividends per common share(g)	$0.05	$0.06	$0.08	$0.08	$0.08	$0.02		$0.02
Ratio of total debt to operating cash flow	6.4x	6.2x	8.0x	6.0x	8.0x(h )	6.0	x(i)	7.7	x(i)
Ratio of operating cash flow to interest expense	1.6	1.7	1.5	1.6	1.4	1.1(i	)	1.4(i	)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$2,367	$1,887	$1,787	$2,215	$169,115(h )	$1,105		$3,165
Total intangible assets, net	263,425	376,015	526,434	511,616	497,311	508,036		457,740
Total assets	345,051	468,974	658,157	636,772	794,337(h )	621,175		578,601
Long-term debt (including current portion)	227,076	270,655	381,702	374,887	551,444(h )	367,846		391,448
Preferred stock	11,111	7,371	7,371	4,637	4,637	4,637		4,637
Total stockholders’ equity	92,295	126,703	168,188	155,961	142,196	151,240		103,878

(a)	Reflects the operating results of our acquisition of substantially all of the assets of WITN-TV and our acquisition of all of the outstanding common stock of GulfLink Communications, Inc. as of their respective acquisition dates, August 1, 1997 and April 24, 1997.

(b)	Reflects the operating results of our acquisition of all of the outstanding capital stock of Busse Broadcasting Corporation and our related acquisition of the assets of WEAU-TV in exchange for the assets of WALB-TV as of July 31, 1998, the closing date of the respective transactions. See Note B to our audited consolidated financial statements incorporated by reference in this prospectus.

(c)	Reflects the operating results of our acquisition of all of the outstanding capital stock of KWTX Broadcasting Company and Brazos Broadcasting Company, as well as the assets of KXII Broadcasters Ltd., completed on October 1, 1999, and our acquisition of substantially all of the assets of The Goshen News from News Printing Company, Inc. and its affiliates, completed on March 1, 1999, as of their respective acquisition dates. See Note B to our audited consolidated financial statements incorporated by reference in this prospectus.

(d)	On August 20, 1998, our board of directors declared a 50% stock dividend, payable on September 30, 1998, to stockholders of record of our class A common stock and class B common stock on September 16, 1998. This stock dividend effected a three-for-two stock split. All applicable share and per share data have been adjusted to give effect to the stock split.

(e)	Media cash flow is defined as operating income, plus depreciation and amortization (including amortization of program broadcast rights), non-cash compensation and corporate overhead, less payments for program broadcast obligations. Media cash flow margin is defined as media cash flow divided by revenues.

(f)	Operating cash flow is defined as media cash flow less corporate overhead. Operating cash flow margin is defined as operating cash flow divided by revenues.

We have included media cash flow, operating cash flow and certain related calculations because such data is commonly used as a measure of performance for media companies and is also used by investors to measure a company’s ability to service debt. Media cash flow, operating cash flow and certain related calculations are not, and should not, be used as an indicator or alternative to operating income, net income or cash flow as reflected in our consolidated financial statements. Media cash flow, operating cash flow and certain related calculations are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(g)	Cash dividends were $0.08 per common share for all five annual periods and $0.02 per common share for both quarterly periods; however, the amounts for 1997 and 1998 have been adjusted for the three-for-two stock split in 1998, which is discussed in Note (d) above.

(h)	On December 21, 2001, the Company deposited $168.6 million with the trustee of the Company’s 10 5/8% Senior Subordinated Notes due 2006 to redeem those notes, including payment of principal, the applicable premium costs and accrued interest through the redemption date of January 22, 2002. Total assets include the $168.6 million reflected as restricted cash for redemption of long-term debt and long-term debt (including portion) includes the related $155.2 million of our 10 5/8% notes that were extinguished on January 22, 2002. The ratio of total debt to operating cash flow of 8.0x is calculated on a pro forma basis, which excludes the $155.2 million of our 10 5/8% notes. If the $155.2 million of our 10 5/8% notes were included in the total debt amount used to calculate the ratio of total debt to operating cash flow, the ratio would be 11.1x.

(i)	Represents ratios for the 12 months ended March 31, 2001 and 2002.

(j)	The following table presents the transitional disclosures regarding the adoption of SFAS No. 142:

						Quarter Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(b)	1999(c)	2000	2001	2001	2002

	(Dollars in thousands except per share data)
Reported net income (loss) before extraordinary charge and cumulative effect of accounting	$(1,402)	$41,659	$(6,315)	$(6,212)	$(13,318)	$(5,028)	$(135)
Add back: amortization of goodwill and intangible assets with indefinite lives, net of tax	4,175	5,697	8,499	11,022	11,033	2,627	—

Adjusted net income (loss) before extraordinary charge and cumulative effect of accounting change	$2,773	$47,356	$2,184	$4,810	$(2,285)	$(2,401)	$(135)

Basic earnings per common share(d):
Reported net income (loss) before extraordinary charge and cumulative effect of accounting change	$(0.12)	$3.49	$(0.49)	$(0.40)	$(0.85)	$(0.32)	$(0.01)
Add back: amortization of goodwill and intangible assets with indefinite lives, net or tax	0.35	0.48	0.66	0.71	0.71	0.17	—

Adjusted net income (loss) before extraordinary charge and cumulative effect of accounting change	$0.23	$3.97	$0.17	$0.31	$(0.14)	$(0.15)	$(0.01)

Diluted earnings per common share(d):
Adjusted net income (loss) before extraordinary charge and cumulative effect of accounting change	$0.23	$3.82	$0.16	$0.30	$(0.14)	$(0.15)	$(0.01)

Business, Management and Other Information

      Information relating to our business, principal shareholders, directors and officers, executive compensation and share ownership, related party transactions, financial statements and other related matters, as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, is incorporated herein by reference. If you would like to receive a copy of such documents you may contact us at our address or telephone number indicated under “Where You Can Find More Information.”

Operating & Growth Strategy

      We attribute our success to date and our current opportunities to increase our revenue, media cash flow and audience share to the successful implementation of our core operating strategies, the principal components of which are to:

•	Focus on Local News and Programming to Maintain a Strong Local Franchise. We operate, or will operate after completion of the merger with Stations, 28 network affiliated television stations serving 23 markets, with 24 of our 28 stations ranked first or second in local news. We endeavor to make each of our television stations a highly recognizable, local brand through the depth, quality and focus of its local news, programming and community involvement. We believe that providing the leading source for local news and programming in our markets enables us to strengthen audience loyalty and increase viewership among attractive demographic audiences. As a result, we believe that the strength of our local franchises enables us to maximize advertising revenues from local, regional and national accounts. We believe that our commitment to local news, programming and community involvement is essential to our ability to serve each of the communities in which we operate and provides us with a strong competitive advantage.

•	Continue to Develop Innovative Local Sales and Targeted Marketing Initiatives. We employ an experienced, high-quality local sales force at each station to increase advertising revenue by leveraging our local brand. In 2001, pro forma for the proposed merger with Stations, approximately 60% of our net television advertising revenue was generated from our local advertisers. Additionally, our net revenue from local television advertisers represented approximately 67% of the combined total of our local and national net advertising revenues. Our goal is to develop customized advertising campaigns for our customers, which directly target their desired audience and address their long-term advertising objectives. We believe that a focused, tailored advertising solution is very attractive to local advertisers, who have historically been a more stable source of revenue than national advertisers. In addition to focusing on expanding our relationships with existing advertisers, we seek to identify and create new relationships with local, regional and national customers in our markets. Each station’s sales personnel are trained to understand local advertisers’ needs and are required to meet performance standards with respect to client activity, including new customer identification.

•	Capitalize on Leading Network Brands in Markets with Limited Competition. We have, or will have after completion of the merger with Stations, a broad and diverse portfolio of 28 affiliated television stations located in 23 markets, of which 15 are affiliated with CBS, seven are affiliated with NBC and six are affiliated with ABC affiliates, representing approximately 56%, 29%, and 15% of our total pro forma net television revenue in 2001, respectively. Additionally, we will be the largest independent owner of CBS affiliated television stations. Our network affiliations provide our television stations with top-rated programming, which complements and enhances our leading local brand. We believe that our markets are less competitive than larger designated market areas, “DMAs.” Of our 24 markets (including Hazard, Kentucky as a separate market), 16 markets are served by four TV stations or fewer, and seven markets are served by three or fewer television stations. Our markets also typically have fewer radio stations than larger DMAs.

•	Pursue Strategic Acquisitions to Expand and Enhance Our Regional Clusters. We have acquired and integrated successfully 12 of our 13 television stations since 1993, and have signed a definitive agreement to acquire an additional 15 television stations from Stations. After giving effect to the proposed merger, our television stations are located in several distinct regions throughout the United States, with significant presence in the Southeast, Midwest, Texas and Great Lakes region, diminishing any potential adverse effect on our business caused by specific regional economic fluctuations. We believe that we are well positioned to participate in further consolidation of our industry, including opportunities that may arise as a result of future regulatory changes. For example, a number of the FCC’s most restrictive ownership regulations, including newspaper-television cross ownership and television duopoly rules, are currently under review and could be relaxed in the future, providing us with further attractive growth opportunities. In pursuing future acquisitions, we intend to focus on network affiliated television stations in medium-sized markets that offer superior growth. Specifically, we pursue television stations proximate to our existing clusters, as evidenced by the proposed merger with Stations in which five of the 15 television stations we intend to acquire are adjacent to markets in which we currently own and operate television stations. Additionally, we focus on acquiring television stations where we can successfully implement our operating strategies to establish leading local news, increase revenue and audience share, develop relevant regional content and reduce costs.

•	Attract and Retain High-Quality Management. We believe that high-quality management at both the corporate and station level is critical to the successful implementation of our strategy. We use equity incentives to attract and retain station general managers with proven track records. Members of our senior management team have extensive experience in operating, managing and acquiring television stations, and include: J. Mack Robinson, President and Chief Executive Officer; Robert Prather, Executive Vice President - Acquisitions; James Ryan, Vice President and Chief Financial Officer; and after the proposed merger, K. James Yager, currently the President of Benedek.

•	Maintain Strict Financial Planning and Cost Controls. We employ a comprehensive ongoing strategic planning and budgeting process that enables us to continually identify and implement cost savings at each station, and is designed to increase our media cash flow. Owning and operating 28 television stations will enable us to achieve economies of scale and reduce expenses for syndicated programming, capital equipment and vendor services. Furthermore, we believe that the synergies generated through geographic clustering, further enhanced by the Stations acquisition and the realization of technological and automation efficiencies, will enable us to achieve additional cost savings in the near future.

•	Increase Advertising Revenue and Circulation at Our Newspaper Publishing Operations. We seek to increase advertising revenues and circulation at each of our four newspapers by creating a highly recognizable local brand by focusing on the depth and quality of our coverage of local news, sports and lifestyles and through community involvement. We are able to differentiate our publications from larger competitors and build reader loyalty by becoming the primary source for local news and advertising information within each of our target markets. We also sponsor community events with the objective of strengthening our community relationships. We employ an experienced local sales force to increase advertising revenue by leveraging our local brand. Through our ongoing strategic planning and budgeting process, we continually identify and implement cost savings at each newspaper to increase our media cash flow. In 2001, publishing represented approximately 16% of our total pro forma net revenue. Our publishing management team has extensive experience in operating, managing and acquiring newspapers and is led by Thomas J. Stultz, Vice President and President of Publishing, who has 32 years of publishing industry experience.

SELECTED STATION AND MARKET INFORMATION REGARDING GRAY AND STATIONS

Gray Television Stations Pro Forma Following the Merger

      The following is a list of all our stations pro forma following the merger. In markets where we have satellite stations and stations that serve distant communities, the figures have been combined.

							FCC		Station		In Market
					Network Affiliation		License	Station	News	Commercial	Share of	Television
	DMA			Analog			Renewal	Rank in	Rank In	Stations in	Household	Households(a)
	Rank(a)	Market	Station	Channel	Network	Expiration	Date	DMA(b)	DMA(c)	DMA(d)	Viewing(b)	(in thousands)

*	62	Knoxville, TN	WVLT	8	CBS	12/31/04	8/1/05	2 (tied )	3	5	22%	478
	65	Wichita- Hutchinson, KS	KAKE	10	ABC	1/1/06	6/1/06	3	3	4	21%	453
		(Colby, KS)	KLBY(e)	4	ABC	1/1/06	6/1/06
		(Garden City, KS)	KUPK(e)	13	ABC	1/1/06	6/1/06
*	66	Lexington, KY	WKYT	27	CBS	12/31/04	8/1/05	1	1	5	35%	436
*	Note (f)	Hazard, KY	WYMT	57	CBS	12/31/04	8/1/05	1	1		39%	169
	75	Omaha, NE	WOWT	6	NBC	1/1/12	6/1/06	1	1	5	36%	386
	85	Madison, WI	WMTV	15	NBC	1/1/12	12/1/05	2	2	4	30%	339
	91	Colorado Springs, CO	KKTV	10	CBS	6/30/05	4/1/06	1	1	5	33%	306
*	94	Waco-Temple- Bryan, TX	KWTX	10	CBS	12/31/05	8/1/06	1	1	6	42%	299
*		(Bryan, TX)	KBTX(g)	3	CBS	12/31/05	8/1/06	1	1
*	102	Lincoln-Hastings- Kearney, NE	KOLN	10	CBS	12/31/05	6/1/06	1	1	5	54%	269
*		(Grand Island, NE)	KGIN(h)	11	CBS	12/31/05	6/1/06
*	106	Greenville- New Bern- Washington, NC	WITN	7	NBC	12/31/11	12/1/04	2	2	4	30%	251
	111	Lansing, MI	WILX	10	NBC	1/1/12	10/1/05	1	1	4	39%	238
*	113	Tallahassee, FL- Thomasville, GA	WCTV	6	CBS	12/31/04	4/1/05	1	1	5	57%	237
*	114	Augusta, GA	WRDW	12	CBS	3/31/05	4/1/05	1	1	4	35%	234
*	127	La Crosse- Eau Claire, WI	WEAU	13	NBC	12/31/11	12/1/05	1	1	4	39%	198
	132	Rockford, IL	WIFR	23	CBS	6/30/05	12/1/05	2	1	4	32%	176
	137	Wausau- Rhinelander, WI	WSAW	7	CBS	6/30/05	12/1/05	1	2	4	42%	169
	138	Topeka, KS	WIBW	13	CBS	6/30/05	6/1/06	1	1	4	49%	166
*	159	Panama City, FL	WJHG	7	NBC	12/31/11	2/1/05	1	1	3	50%	121
*	160	Sherman, TX- Ada, OK	KXII	12	CBS	12/31/05	8/1/06	1	1	2	74%	119
	172	Dothan, AL	WTVY	4	CBS	6/30/05	4/1/05	1	1	3	69%	95
	178	Harrisonburg, VA	WHSV	3	ABC	11/1/04	10/1/04	1	1	1	97%	84
	181	Bowling Green, KY	WBKO	13	ABC	11/1/04	8/1/05	1	1	2	83%	81
	185	Meridian, MS	WTOK	11	ABC	11/1/04	6/1/05	1	1	3	66%	70
	186	Parkersburg, WV	WTAP	15	NBC	1/1/12	10/1/05	1	1	1	96%	63

												5,437
(Approximately 5% of all
US television households)

*	Denotes a television station currently owned by Gray.

(a)	Based on data published by Nielsen.

(b)	Based on Nielsen data for the May 2002 rating period, Sunday to Saturday, 6 am – 2 am.

(c)	Based on our review of the Nielsen data for the May 2002 rating period during various news hours.

(d)	Based on stations that BIA has reported at one share or more in three of the four most recent rating periods.

(e)	KLBY and KUPK are satellite stations of KAKE under FCC rules.

(f)	Special 16 county trading area defined by Nielsen and is part of the Lexington, KY DMA.

(g)	KBTX is a satellite station of KWTX under FCC rules.

(h)	KGIN is a satellite station of KOLN under FCC rules.

Our Markets

      Below is a brief description of the market for each of our stations. All statements as to station ranking in this prospectus are based on Nielsen data for the 6:00 a.m. to 2:00 a.m. Sunday through Saturday time period, except that data in the tables titled “Competitive Landscape,” is based on BIA data for the 9:00 a.m. to midnight Sunday through Saturday time period. The news ranking information is based on our management’s review of the Nielsen Station Index, Viewers in Profile, dated May 2002. As NBC affiliate stations broadcasted the Olympic games during February 2002, their ratings for this period reflect a higher than normal viewership. “CAGR” refers to compound annual growth rate and “EBI” refers to effective buying income. EBI statistics reflect data for 2000 and 2005. In the “Competitive Landscape” tables below, we have included only stations that BIA has reported at one share or more in three of the four most recent rating periods.

Knoxville, Tennessee

      WVLT, a CBS affiliate, was acquired by us in September 1996 and began operations in 1988. It is the second ranked station, with the third ranked news program, in the Knoxville, Tennessee market. The Knoxville area is a center for education, manufacturing, healthcare and tourism. The University of Tennessee’s main campus with approximately 26,000 students is located within the city of Knoxville. Leading manufacturing employers in the area include: Lockheed Martin Energy Systems, Inc., DeRoyal Industries, Aluminum Company of North America, Phillips Consumer Electronics North America Corp., Clayton Homes and Sea Ray Boats, Inc.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	1,208	1,277	1.12%
Retail Sales	$17,255	$22,109	5.08
EBI	19,317	25,203	5.46
Gross Market Revenue	68,700	77,600	2.47
Average Household Income	40.3	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WBIR-TV	NBC	VHF	Gannett Company, Inc.	18	23	19	17
WVLT-TV	CBS	VHF	Gray Communications Systems, Inc.	12	10	14	11
WATE-TV	ABC	VHF	Young Broadcasting Inc.	11	8	10	11
WTNZ	FOX	UHF	Raycom Media, Inc.	3	4	4	2
WBXX-TV	WB	UHF	Acme Communications, Inc.	3	3	3	3

Lexington and Hazard, Kentucky

      WKYT, a CBS affiliate, was acquired by us in September 1994 and began operations in 1957. It is ranked first in total viewers and in news programming in the Lexington, Kentucky market. The Lexington area is a regional hub for shopping, business, healthcare, education, and cultural activities. Major employers in the Lexington area include Toyota Motor Corp., Lexmark International, Inc., ALLTEL Corporation, Square D Company, Ashland, Inc., the University of Kentucky and International Business Machines Corporation. Eight hospitals are located in Lexington, reinforcing Lexington’s position as a regional medical center. The University of Kentucky’s main campus with approximately 25,000 students is located in Lexington. Frankfort, the capital of Kentucky is located within WKYT’s service area. WYMT, WKYT’s sister station is located in the Lexington DMA. In addition, the Lexington market is adjacent to the Bowling Green, Kentucky market where we intend to acquire WBKO in the merger.

      WYMT, a CBS affiliate, was acquired by us in September 1994 and began operations in 1985. It is ranked first in total viewers and in news programming in the Hazard, Kentucky market, a special 16 county trading area defined by Nielsen. The mountain region of eastern and southeastern Kentucky where Hazard is located is on the outer edges of four separate markets: Bristol-Kingsport-Johnson City, Charleston-Huntington, Knoxville and Lexington. Prior to the start of WYMT’s operations in 1985, mountain residents relied primarily on satellite dishes and cable television carrying distant signals for their television entertainment and news. WYMT is the only commercial television station in this 16-county trading area and we generally consider it to be a distinct television market even though WYMT is technically included in the Lexington market. WYMT is the sister station of WKYT and shares many resources and simulcasts some local programming with WKYT. The trading area’s economy is primarily centered around coal and related industries, such as natural gas and oil.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	1,153	1,210	0.97%
Retail Sales	$13,381	$15,738	3.30
EBI	17,241	22,236	5.22
Gross Market Revenue	55,300	67,600	4.10
Average Household Income	39.2	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WKYT-TV	CBS	UHF	Gray Communications Systems, Inc.	16	17	16	15
WLEX-TV	NBC	UHF	Evening Post Publishing Company	12	15	10	9
WTVQ-TV	ABC	UHF	Media General Broadcast Group	8	7	8	9
WDKY-TV	FOX	UHF	Sinclair Broadcast Group, Inc.	4	5	5	4
WYMT-TV	CBS	UHF	Gray Communications Systems, Inc.	2	2	3	2

Waco-Temple-Bryan, Texas

      KWTX and KBTX, both CBS affiliates, were acquired by us in October 1999 and began operations in 1955 and 1957, respectively. They collectively are ranked first in total viewers and in news programming in the Waco-Temple-Bryan, Texas market. KBTX is a “satellite” station under FCC rules and is used to enhance our ability to effectively serve the entire market. Waco, Temple, Killeen, Bryan and College Station are the primary economic centers of the region. College Station, Texas is the home of Texas A&M University with approximately 45,000 students and Baylor University is located in Waco, Texas with approximately 13,000 students. The Waco-Temple-Bryan economy centers on education, medical services and U.S. military installations. Leading employers in the area include: Texas A&M University, Raytheon, Baylor University, St. Joseph’s Regional Medical Center, Killeen ISD, Scott and White Hospital and the U.S. Army base at Fort Hood, Texas.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	843	869	0.61%
Retail Sales	$9,433	$11,698	4.40
EBI	11,824	14,508	4.18
Gross Market Revenue	29,500	36,400	4.29
Average Household Income	39.2	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KWTX-TV & KBTX-TV	CBS	VHF	Gray Communications Systems, Inc.	19	18	19	17
KCEN-TV	NBC	VHF	Channel 6, Inc.	12	17	11	9
KWKT & KYLE	FOX	UHF	Communications Corp of America	7	7	8	6
KXXV & KRHD-LP	ABC, WB	UHF	Drewry Communications Group	7	6	9	7
KAKW	UNI	UHF	Univision Communications, Inc.	—	2	3	3

Lincoln-Hastings-Kearney, Nebraska

      KOLN and KGIN, both CBS affiliates, were acquired by us in July 1998 and began operations in 1953 and 1961, respectively. They are ranked first in total viewers and in news programming in the Lincoln-Hastings-Kearney, Nebraska market. KGIN is a “satellite” station under FCC rules and is used to enhance our ability to serve the entire market effectively. The city of Lincoln is the primary economic center of the region, the capital of Nebraska and home to the University of Nebraska with approximately 23,000 students. The Lincoln-Hastings-Kearney economy centers around state government, education, medical services and agriculture. Leading employers in the area include: the State of Nebraska, the University of Nebraska, Gallup Inc., the Lincoln Public School System and several area hospitals. The Lincoln market is adjacent to the Omaha, Nebraska market where we intend to acquire WOWT in the merger.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	684	696	0.35%
Retail Sales	$7,766	$8,680	2.25
EBI	12,081	15,140	4.62
Gross Market Revenue	21,200	25,900	4.09
Average Household Income	44.6	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KOLN & KGIN	CBS	VHF	Gray Communications Systems, Inc.	19	18	18	20
KHGI-TV	ABC	VHF	Pappas Telecasting Companies	6	6	9	7
KLKN & KLKE	ABC	VHF	Citadel Communications Company, Ltd.	4	4	6	4
KHAS-TV	NBC	VHF	Greater Nebraska Television, Inc.	4	6	4	3
KTVG	FOX	UHF	Hill Broadcasting Company, Inc.	2	3	3	2

Greenville-New Bern-Washington, North Carolina

      WITN, an NBC affiliate, was acquired by us in August 1997 and began operations in 1955. Based on the February and May 2002 ratings, WITN is currently tied for the first position in total viewers and in news programming in the Greenville-New Bern-Washington, North Carolina market. Greenville, North Carolina is the primary economic center of the region and home to East Carolina University with approximately 19,000 students. The Greenville-New Bern-Washington economy centers around education, manufacturing and agriculture. Leading employers in the area include: Pitt County Memorial Hospital, NADEP (Naval Rework Facility), East Carolina University, Catalytica Pharmaceuticals, Inc., PCS Phosphate, Rubber Maid Cleaning Products, Inc. and Weyerhaeuser Co.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	705	731	0.73%
Retail Sales	$7,271	$8,116	2.22
EBI	10,060	12,647	4.68
Gross Market Revenue	29,200	36,400	4.51
Average Household Income	40.0	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WNCT-TV	CBS	VHF	Media General Broadcast Group	20	17	17	18
WITN-TV	NBC	VHF	Gray Communications Systems, Inc.	14	18	14	12
WCTI	ABC	VHF	Lamco Communications Incorporated	9	9	10	9
WFXI & WYDO	FOX	VHF	GOCOM Holdings LLC	5	5	6	4

Tallahassee, Florida - Thomasville, Georgia

      WCTV, a CBS affiliate, was acquired by us in September 1996 and began operations in 1955. It is ranked first in total viewers and in news programming in the Tallahassee, Florida - Thomasville, Georgia market. The Tallahassee-Thomasville economy centers around state and local government as well as state and local universities which include Florida State University with approximately 33,000 students, Florida A&M University with approximately 12,000 students, Tallahassee Community College, Thomas College and Valdosta State University. Florida State University and Florida A&M University each have their main campus located within the city of Tallahassee.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	649	678	0.88%
Retail Sales	$7,217	$8,880	4.23
EBI	9,439	11,780	4.53
Gross Market Revenue	23,900	30,500	5.00
Average Household Income	39.4	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WCTV	CBS	VHF	Gray Communications Systems, Inc.	23	20	24	22
WTWC-TV	NBC	UHF	Sinclair Broadcast Group, Inc.	6	8	5	5
WTXL-TV	ABC	UHF	Media Venture Management, Inc.	5	5	7	5
WTLH	FOX	UHF	Pegasus Communications Corporation	4	5	6	3

Augusta, Georgia

      WRDW, a CBS affiliate, was acquired by us in January 1997 and began operations in 1954. It is ranked first in total viewers and in news programming in the Augusta, Georgia market. The Augusta, Georgia area is one of Georgia’s major metropolitan/regional centers, with a particular emphasis on health services, manufacturing and the military. The federal government employs military and civilian personnel at the Department of Energy’s Savannah River Site, a nuclear processing plant, and Fort Gordon, a U.S. Army military installation. Augusta has eight large hospitals, which collectively employ approximately

20,000 and reinforce Augusta’s status as a regional healthcare center. Augusta is also home to the Masters Golf Tournament, which has been broadcast by CBS for 46 years.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	644	661	0.52%
Retail Sales	$6,736	$7,902	3.24
EBI	8,668	10,153	3.21
Gross Market Revenue	30,000	36,200	3.83
Average Household Income	36.8	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WRDW-TV	CBS	VHF	Gray Communications Systems, Inc.	18	17	18	16
WJBF	ABC	VHF	Media General Broadcast Group	14	13	15	16
WAGT	NBC	UHF	Schurz Communications, Inc.	11	13	9	6
WFXG	FOX	UHF	Fisher Broadcasting Company	8	7	9	8

La Crosse-Eau Claire, Wisconsin

      WEAU, an NBC affiliate, was acquired by us in July 1998 and began operations in 1953. It is the first ranked station in total viewers and in news programming in the La Crosse-Eau Claire, Wisconsin market. The La Crosse and Eau Claire economy centers around medical services, agriculture, education and retail business. The University of Wisconsin maintains an 11,000-student campus in Eau Claire. Leading employers include Menard, Inc., the University of Wisconsin at Eau Claire and several area hospitals. The La Crosse-Eau Claire market is adjacent to both the Madison, Wisconsin market where we intend to acquire WMTV in the merger and the Wausau-Rhinelander, Wisconsin market where we intend to acquire WSAW in the merger.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	530	541	0.41%
Retail Sales	$7,160	$8,793	4.19
EBI	7,779	9,415	3.89
Gross Market Revenue	22,800	30,200	5.78
Average Household Income	39.1	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WEAU-TV	NBC	VHF	Gray Communications Systems, Inc.	18	24	16	17
WKBT	CBS	VHF	Morgan Murphy Stations	15	12	14	13
WXOW-TV & WQOW-TV	ABC	UHF	Quincy Newspapers, Inc.	10	10	12	12
WLAX & WEUX	FOX	UHF	Grant Media, Inc.	6	9	11	5

Panama City, Florida

      WJHG, an NBC affiliate, was acquired by us in 1960 and began operations in 1953. It is the first ranked station in total viewers and in news programming in the Panama City, Florida market. It has a secondary affiliation agreement with United Paramount Network, “UPN”. The Panama City economy centers around tourism, military bases, manufacturing, education and financial services. Panama City is the county seat and principal city of Bay County. Leading employers in the area include: Tyndall Air Force Base, the U.S. Navy Coastal Systems Station, Sallie Mae Servicing Corp., Stone Container Corporation, Arizona Chemical Corporation and Gulf Coast Community College. The Panama City market is adjacent to the Dothan, Alabama market where we intend to acquire WTVY, a CBS affiliate, in the merger.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	324	346	1.32%
Retail Sales	$3,508	$4,265	3.99
EBI	4,525	5,792	5.06
Gross Market Revenue	12,300	14,900	3.91
Average Household Income	37.4	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WJHG-TV	NBC, UPN	VHF	Gray Communications Systems, Inc.	17	22	18	14
WMBB	ABC	VHF	Media General Broadcast Group	12	10	14	12
WPGX	FOX	UHF	Waitt Broadcasting, Inc.	4	4	5	4

Sherman, Texas-Ada, Oklahoma

      KXII, a CBS affiliate, was acquired by us in October 1999 and began operations in 1956. It is ranked first in total viewers and in news programming in the Sherman, Texas-Ada, Oklahoma market. The Sherman, Texas-Ada, Oklahoma economy centers around medical services, manufacturing and distribution services. Leading employers include Michelin, MEMC Southwest, Globitech, Raytheon, CIGNA, Johnson & Johnson and Texas Instruments.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	310	322	0.76%
Retail Sales	$3,815	$4,806	4.73
EBI	4,265	5,383	4.77
Gross Market Revenue	7,700	9,200	3.62
Average Household Income	35.4	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KXII	CBS	VHF	Gray Communications Systems, Inc.	20	17	17	17
KTEN	NBC	VHF	Lockwood Broadcasting, Inc.	7	8	8	5

Stations’ Markets

      Below is a brief description of the market for each of the stations that we intend to acquire in the merger. All statements as to station ranking in this prospectus are based on Nielsen data for the 6:00 a.m. to 2:00 a.m. Sunday through Saturday time period, except that data in the tables titled “Competitive Landscape” is based on BIA data for the 9:00 a.m. to midnight Sunday through Saturday time period. The news ranking information is based on our management’s review of the Nielsen Station Index, Viewers in Profile, dated May 2002. As NBC affiliate stations broadcasted the Olympic games, during February 2002, their ratings for this period reflect a higher-than-normal viewership. “CAGR” refers to compound annual growth rate and “EBI” refers to effective buying income. EBI statistics reflect data for 2000 and 2005. In the “Competitive Landscape” tables below, we have included only stations that BIA has reported at one share or more in three of the four most recent rating periods.

Wichita — Hutchinson, Kansas

      KAKE, KLBY and KUPK, all ABC affiliates, began operations in 1953. They collectively are ranked third in total viewers and in news programming in the Wichita-Hutchinson, Kansas market. KLBY and KUPK are “satellite” stations under FCC rules and are used to enhance Stations’ ability to effectively serve the entire market. The area is well known for its involvement in the aviation industry, with the top three companies in the region, Boeing Company, Cessna Aircraft Company and Raytheon Aircraft Company representing that industry. The Wichita area also serves as a regional banking and medical center, as well as home to the McConnell Air Force Base. Other leading employers in the region are Wichita Public Schools and the State of Kansas. Wichita is also the home to Wichita State University, which has an enrollment of 14,000 students.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	1,175	1,212	0.62%
Retail Sales	$15,293	$18,877	4.30
EBI	19,659	23,850	3.94
Gross Market Revenue	57,200	71,200	4.48
Average Household Income	43.0	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KWCH-TV, KBSD-TV, KBSH-TV & KBSL-TV	CBS	VHF	Media General Broadcast Group	18	15	18	17
KSNW, KSNC, KSNG & KSNK	NBC	VHF	Emmis Communications Corp.	16	22	15	14
KAKE-TV, KLBY & KUPK-TV	ABC	VHF	Stations Holding Company, Inc.	10	8	11	10
KSAS-TV, KAAS-TV & KBDK	FOX	UHF	Clear Channel Television, Inc.	4	6	6	4
KSCC	UPN	UHF	Mercury Broadcasting Company, Inc.	2	2	2	2
KWCV	WB	UHF	Banks Broadcasting, Inc.	2	2	2	—

Omaha, Nebraska

      WOWT, an NBC affiliate, began operations in 1949. It is ranked first in total viewers and second in news programming in the Omaha, Nebraska market. The Omaha DMA is home to five Fortune 100 companies, the U.S. Strategic Command Headquarters at Offutt Air Force Base, the University of Nebraska Medical Center and Creighton Medical Center. The University of Nebraska-Omaha has an enrollment of nearly 14,000, and Creighton University has an enrollment of 6,300. Major employers in the area include: the United States military, Union Pacific Railroad, ConAgra, Omaha Public Schools and

First Data Resources. The Omaha market is adjacent to the Lincoln, Nebraska market where we own and operate television stations KOLN and KGIN.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	1,008	1,048	0.78%
Retail Sales	$13,687	$16,275	3.52
EBI	20,452	27,141	5.82
Gross Market Revenue	62,100	72,200	3.06
Average Household Income	52.9	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WOWT	NBC	VHF	Stations Holding Company, Inc.	18	24	14	13
KETV	ABC	VHF	Hearst-Argyle Television, Inc.	14	12	17	16
KMTV	CBS	VHF	Emmis Communications Corp.	14	10	15	12
KPTM	FOX	UHF	Pappas Telecasting Companies	7	9	9	7
KXVO	WB	UHF	Mitts Telecasting Company	3	3	3	4

Madison, Wisconsin

      WMTV, an NBC affiliate, began operations in 1953. It is the first ranked station, with the second ranked news program, in the Madison, Wisconsin market. The Madison area hosts the international headquarters for American Family Insurance, Oscar Meyer, Ray-O-Vac and Lands End. In addition to being the state capital, the University of Wisconsin has a major campus in Madison and has an enrollment of over 41,000 students. Major employers in the area are: University of Wisconsin Hospital and Clinics, General Motors Corporation, American Family Insurance, Meritor Health and Wisconsin Physicians Insurance Corporation. The Madison market is adjacent to the Wausau-Rhinelander market and La Crosse-Eau Claire, Wisconsin market where we own and operate television station WEAU.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	874	920	1.03%
Retail Sales	$15,394	$19,812	5.18
EBI	16,101	20,418	4.87
Gross Market Revenue	47,200	57,700	4.10
Average Household Income	47.3	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WISC-TV	CBS	VHF	Morgan Murphy Stations	18	14	16	16
WMTV	NBC	UHF	Stations Holding Company, Inc.	15	22	12	12
WKOW	ABC	UHF	Quincy Newspapers, Inc.	10	8	11	11
WMSN-TV	FOX	UHF	Sinclair Broadcast Group, Inc.	7	7	12	5

Colorado Springs, Colorado

      KKTV, a CBS affiliate, began operations in 1952. It is ranked first in total viewers and in news programming in the Colorado Springs, Colorado market. The Colorado Springs market is home to five major military installations: the Air Force Academy, Peterson Air Force Base, Fort Carson Army Base, Cheyenne Mountain Complex (NORAD), and Shriever Air Force Base. Major employers in the area in addition to the United States military include: The City of Colorado Springs, WorldCom, Inc., Intel Corporation and various non-profit organizations.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	799	870	1.72%
Retail Sales	$10,439	$13,172	4.76
EBI	12,591	16,149	5.10
Gross Market Revenue	42,300	49,700	3.28
Average Household Income	41.3	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KKTV	CBS	VHF	Stations Holding Company, Inc.	17	14	16	15
KOAA-TV	NBC	VHF	Evening Post Publishing Company	13	21	10	12
KRDO-TV	ABC	VHF	Pikes Peak Broadcasting Company, Inc.	11	11	12	11
KXRM	FOX	UHF	Raycom Media, Inc.	7	8	9	6
KXTU-LP	UPN	UHF	Raycom Media, Inc.	2	2	2	3

Lansing, Michigan

      WILX, an NBC affiliate, began operations in 1957. It is ranked first in total viewers and in news programming in the Lansing, Michigan market. Lansing, the state capital, derives much of its economic base from state agencies, the automotive sector, and the Michigan State University which has over 43,000 students. Some of the top employers in the region include: the State of Michigan, Michigan State University, General Motors Corporation, Sparrow Health Systems and Meijer Grocery Stores.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	655	669	0.42%
Retail Sales	$7,561	$8,408	2.15
EBI	10,823	12,728	3.30
Gross Market Revenue	31,900	39,700	4.47
Average Household Income	45.1	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WLNS	CBS	VHF	Young Broadcasting Inc.	17	14	16	15
WILX-TV	NBC	VHF	Stations Holding Company, Inc.	15	20	13	12
WSYM-TV	FOX	UHF	Journal Broadcast Group, Inc.	5	6	9	5
WLAJ	ABC	UHF	Freedom Communications, Inc.	5	4	8	6

Rockford, Illinois

      WIFR, a CBS affiliate, began operations in 1965. It is ranked first in total viewers and in news programming in the Rockford, Illinois market. Currently, Rockford’s economy is based on the fastener business, as well as the manufacturing of machine parts and aerospace parts. Rockford is emerging as a growing regional education center, having the well respected, small liberal arts school Rockford College in its vicinity. Major employers in the region include: United Parcel Service, Rockford School District, Rockford Health Systems, DaimlerChrysler Corporation, Swedish American Health Systems and Hamilton Sundstrand Corporation.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	460	472	0.52%
Retail Sales	$5,341	$5,965	2.23
EBI	8,178	9,590	3.24
Gross Market Revenue	26,600	33,100	4.47
Average Household Income	46.3	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WREX-TV	NBC	VHF	Quincy Newspapers, Inc.	16	23	16	13
WIFR	CBS	UHF	Stations Holding Company, Inc.	15	13	16	15
WTVO	ABC	UHF	Young Broadcasting Inc.	10	9	11	10
WQRF-TV	FOX	UHF	Quorum Broadcasting Company	8	8	10	7

Wausau-Rhinelander, Wisconsin

      WSAW, a CBS affiliate, began operations in 1954. It is ranked first in total viewers and in news programming in the Wausau-Rhinelander, Wisconsin market. In addition to being a regional medical center, Wausau and the surrounding communities are known as a major capital of paper products and insurance. The University of Wisconsin-Stevens Point has over 10,000 students and is located in the DMA. Major employers in the region include: Wausau Insurance, Marshfield Clinics, Wausau Hospital, Wausau-Mosinee Paper Corporation and the City of Wausau. The Wausau-Rheinlander market is adjacent to the Madison, Wisconsin market and the La Crosse-Ean Claire, Wisconsin market where we own and operate television station WEAU.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	444	456	0.53%
Retail Sales	$6,323	$7,707	4.04
EBI	6,984	8,558	4.15
Gross Market Revenue	18,100	22,000	3.98
Average Household Income	41.4	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WSAW-TV	CBS	VHF	Stations Holding Company, Inc.	21	18	19	19
WAOW-TV & WYOW	ABC	VHF	Quincy Newspapers, Inc.	15	16	17	14
WJFW-TV	NBC	VHF	Rockfleet Broadcasting, Inc.	8	13	8	7
WFXS	FOX	UHF	Davis Television, LLC	4	5	9	3

Topeka, Kansas

      WIBW, a CBS affiliate, began operations in 1953. It is ranked first in total viewers and in news programming in the Topeka, Kansas market. The Topeka DMA has an agricultural base which is augmented by production and manufacturing. In addition to being the state capital, Topeka is home to Forbes Air Force Base, Kansas State University with an enrollment of 22,400 and Washburn University with an enrollment of 6,300 students. Major employers in the area include: Goodyear Tire and Rubber Corporation, Payless ShoeSource, Blue Cross Blue Shield of Kansas and Burlington Northern Santa Fe Railroad.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	443	442	(0.05)%
Retail Sales	$5,537	$6,723	3.96
EBI	6,708	7,631	2.61
Gross Market Revenue	16,200	19,900	4.20
Average Household Income	39.8	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WIBW	CBS	VHF	Stations Holding Company, Inc.	22	18	20	20
KSNT	NBC	UHF	Emmis Communications Corp.	14	20	12	12
KTKA-TV	ABC	UHF	Brechner Management Company	5	5	8	7
KTMJ-CA	FOX, UPN	VHF	Montgomery Communications, Inc.	2	3	3	2

Dothan, Alabama

      WTVY, a CBS affiliate, began operations in 1954. It is ranked first in total viewers and in news programming in the Dothan, Alabama market. Dothan serves as the regional economic, retail, and medical center. It houses Ft. Rucker Army Base, the Southeast Alabama Medical Center, and serves as an important agricultural center. Major employers in the area include: Southeast Alabama Medical Center, Collins Signs, Dothan and Houston Counties School System, Perdue Farms, Inc. and Flowers Hospital. The Dothan market is adjacent to the Panama City, Florida market where we own and operate WJHG.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	246	249	0.24%
Retail Sales	$2,963	$3,288	2.10
EBI	3,481	4,187	3.76
Gross Market Revenue	11,900	14,500	4.03
Average Household Income	36.6	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WTVY	CBS	VHF	Stations Holding Company, Inc.	22	21	23	22
WDHN	ABC	UHF	Morris Multimedia, Inc.	6	6	7	6
WDFX-TV	FOX	UHF	Waitt Broadcasting, Inc.	4	6	5	3

Harrisonburg, Virginia

      WHSV, an ABC affiliate, began operations in 1953. It is the only commercial television station broadcasting in the Harrisonburg, Virginia market and is ranked first in total viewers and in news programming. The Harrisonburg market derives much of its economic base from poultry products, book manufacturing and the pharmaceutical industry. James Madison University, with an enrollment of over 16,000, is located in the DMA. Major employers in the area include: James Madison University, Pilgrims Pride, Cargill, Rockingham Memorial Hospital and R.R. Donnelley & Sons Company.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	228	236	0.69%
Retail Sales	$2,953	$3,512	3.53
EBI	3,493	4,174	3.63
Gross Market Revenue	9,800	11,800	3.78
Average Household Income	40.7	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WHSV-TV	ABC	VHF	Stations Holding Company, Inc.	16	15	18	18

Bowling Green, Kentucky

      WBKO, an ABC affiliate, began operations in 1962. It is ranked first in total viewers and in news programming in the Bowling Green, Kentucky market. Bowling Green is located approximately 65 miles outside of Nashville, Tennessee and benefits from its proximity to this major city. Bowling Green is home to Western Kentucky University which has an enrollment of almost 15,000 students. Some of the major employers in the region include: Commonwealth Health Corp., Warren County Board of Education, Western Kentucky University, General Motors Corvette Plant and DESA International. The Bowling Green market is adjacent to the Lexington, Kentucky market where we own and operate WKYT and WYMT.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	209	220	1.03%
Retail Sales	$2,475	$2,865	2.97
EBI	3,039	4,006	5.68
Gross Market Revenue	7,500	8,800	3.25
Average Household Income	37.5	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WBKO	ABC	VHF	Stations Holding Company, Inc.	21	22	22	22
WNKY	NBC	UHF	Northwest Broadcasting, L.P.	5	7	4	2

Meridian, Mississippi

      WTOK, an ABC affiliate, began operations in 1953. It is ranked first in total viewers and in news programming in the Meridian, Mississippi market. Meridian Naval Air Station is located in the DMA of Meridian, which also is a regional medical and economic center. Major industries in the area include tourism, timber processing, paper products and electronics manufacturing. Top employers in the area include: Peavey Electronics, Mississippi Band of Choctaw Indians, Meridian Naval Air Station, Jeff Anderson Regional Medical Center and the Meridian School System.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	189	190	0.11%
Retail Sales	$1,883	$2,245	3.58
EBI	2,469	3,048	4.30
Gross Market Revenue	7,900	9,800	4.40
Average Household Income	34.7	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WTOK-TV	ABC	VHF	Stations Holding Company, Inc.	21	21	23	21
WMDN	CBS	UHF	Spain, Frank & Family	7	9	9	5
WGBC	NBC	UHF	Global Communications, Inc.	6	7	5	4

Parkersburg, West Virginia

      WTAP, an NBC affiliate, began operations in 1953. It is the only commercial television station broadcasting in the Parkersburg, West Virginia market and is ranked first in total viewers and in news programming. The Parkersburg DMA is a major chemical and petroleum center, with such employers as Dupont, Eramet, General Electric Company, Chevron, Globe Metallurgical and Krayton. Other significant employers include Coldwater Creek Clothiers and Ames Hardware. The Parkersburg DMA also plays host to Marietta College with an enrollment of nearly 23,500.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	159	157	(0.25)%
Retail Sales	$1,911	$2,025	1.17
EBI	2,539	3,051	3.74
Gross Market Revenue	5,600	6,600	3.34
Average Household Income	39.9	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WTAP-TV	NBC	UHF	Stations Holding Company, Inc.	21	27	19	21

BUSINESS OF STATIONS HOLDING COMPANY, INC.

Overview of Stations

      We plan to acquire in the merger 15 of Stations’ television stations. These television stations are geographically diverse and serve small to medium-sized markets in 11 states. Five of the stations are affiliated with CBS, six are affiliated with ABC, and four are affiliated with NBC. All of the data included in this section relates solely to the stations that we plan to acquire in the merger.

      The stations are located in DMAs ranked in size from 65 to 186 out of the 210 DMAs surveyed by A. C. Nielsen Company. The broadcast signals for these stations that we intend to acquire in the merger reach approximately 2.6 million television households, representing approximately 2.5% of all television households in the United States. Stations believes that broadcast television stations in small to medium-sized markets offer an opportunity to generate attractive and stable broadcasting cash flow due to limited competition from:

•	other television stations for viewers;

•	other media soliciting advertising expenditures; and

•	other television stations purchasing syndicated programming.

      Stations operates in markets that typically have stable employment and a diverse base of employers. Stations generally targets markets that have population centers that share common community interests and are receptive to local programming. Stations’ local programming and news content coupled with its network affiliations provide each of its stations with an established audience and reputation for news, sports and entertainment programming.

      Stations’ senior management team, led by K. James Yager, President and Chief Operating Officer, has extensive experience in acquiring and improving the operations of television stations. In addition, Stations’ stations are supported by a team of senior vice presidents who directly oversee the day-to-day operations of the business. Louis S. Wall and Christopher H. Cornelius manage seven and six of the stations, respectively. These executives have an average of 22 years of experience operating and managing broadcast television stations.

      Stations selectively purchases first run and off-network syndicated programming designed to reach specific demographic groups attractive to advertisers. Currently, Stations broadcasts on many of its stations the five most highly-rated syndicated programs. These programs and the number of stations on which they are broadcast are:

•	“Wheel of Fortune” on nine of its stations;

•	“Jeopardy” on seven of its stations;

•	“Seinfeld” on seven of its stations; and

•	“Entertainment Tonight” on seven of its stations.

      Additionally, Stations broadcasts other highly-rated first run and off-network syndicated programs on its stations including:

•	“Judge Judy;”

•	“The Oprah Winfrey Show;”

•	“Everybody Loves Raymond;”

•	“Live! with Regis and Kelly;” and

•	“Frasier.”

      Stations seeks to acquire syndicated programs that:

•	have wide audience appeal;

•	are available on a cost-effective basis for limited licensing periods;

•	allow scheduling flexibility;

•	complement each station’s overall programming mix; and

•	counter competitive programming.

      Stations has been able to purchase syndicated programming at attractive rates because of the limited competition from other television broadcasters for such programming in its markets. As a result, Stations’ cash program expense as a percentage of net revenues for its stations was 4.4% in 1999, 4.7% in 2000 and 5.5% in 2001. In comparison, according to the 2001 Television Financial Report published by the National Association of Broadcasters, the percentage of net revenues spent for programming by all network affiliated stations was 8.8% in 1999 and 8.2% in 2000.

Background

      Stations was incorporated under the laws of the State of Delaware on April 10, 1996. Stations’ corporate name was changed from Benedek Communications Corporation to Stations Holding Company, Inc. effective February 1, 2002. Benedek was incorporated under the laws of the State of Delaware on January 22, 1979. The principal executive offices of Stations is located at 2895 Greenspoint Parkway, Suite 250, Hoffman Estates, Illinois 60195. The telephone number at the executive offices is (847) 585-3450.

Network Affiliation of Stations’ Television Stations

      Each of the television stations we are acquiring is affiliated with either CBS, ABC or NBC. Each affiliation agreement provides the station with the right to broadcast all programs transmitted by the network. In return, the network has the right to sell a substantial majority of the advertising time during network programming. In exchange for every hour that a station elects to broadcast network programming, CBS, ABC and NBC have historically paid the station a specified fee. This fee varies with the time of day. Typically, prime-time programming generates the highest hourly rates. Fees are subject to increase or decrease by the network during the term of an affiliation agreement, with provisions for advance notices and the right of termination by the station in the event of a reduction of rates.

      During 1999, each of the major networks publicly indicated that it was reviewing the economic and other terms under which it provides programming to network affiliates like our stations. Proposed changes that have been publicly discussed include:

•	reducing the period of exclusivity with respect to popular programming;

•	changing the amount and placement of advertising time made available for sale by affiliates during network programming; and

•	requiring affiliates to share part of the costs of producing sports or special programming.

      These changes may be implemented during the term of existing affiliation agreements or upon their renewal. Additionally, the major networks have proposed reducing or eliminating the cash payments paid by networks to affiliates at the time of renewal of existing affiliation agreements.

      Stations’ NBC affiliation agreements for WOWT, WMTV, WILX and WTAP were renegotiated effective as of January 1, 2002 and the agreements were extended to January 1, 2012. As a result of these negotiations compensation for WOWT, WMTV, WILX and WTAP continues although at a reduced level through 2005. For the period from January 1, 2006 through the expiration of the contract on January 1, 2012, the agreements do not provide for any network compensation payments.

      Stations’ ABC affiliation agreements for WBKO, WHSV and WTOK expire on November 1, 2004 and provide for compensation that decreases throughout the term of the contract and reduces to zero by the expiration date of the contract.

      In response to declining revenues, some networks have suggested that they may search for alternative methods of distribution for their programming, such as cable channels.

Advertising Sales

      Television station revenues are derived primarily from local, regional and national advertising. Stations seeks to manage its spot inventory efficiently to maximize advertising rates. Advertising rates are based upon numerous factors including:

•	a program’s popularity among the audience;

•	the number of advertisers competing for the available time allotted to commercials;

•	the size and demographic make-up of the audience; and

•	the availability of alternative advertising media in the market area.

      In March 2000, Stations restructured the organization of its local sales departments to place a greater emphasis on local and regional advertising sales. Stations shifted certain local advertising accounts to national representatives to better reflect the actual source of revenues. As a result of the restructuring and its new philosophy, period-to-period comparisons of trends in Stations’ local/regional and national sales will be difficult for you to make.

      Local Sales. Approximately 60% of Stations’ gross revenues in 2001 came from local and regional advertisers. Local and regional advertising is sold primarily by each station’s professional sales staff. Typical local and regional advertisers include:

•	automobile dealerships;

•	restaurants;

•	retailers;

•	communications companies;

•	grocery chains;

•	soft drink bottlers;

•	health and medical services; and

•	state lotteries.

      Stations seeks to establish long term relationships with local advertisers by selling its advertising time through dedicated local sales teams. Stations’ goal is to provide local customers the opportunity to communicate their longer term advertising goals so it can develop strategic advertising campaigns for them. In addition to increasing revenues from existing advertisers, Stations seeks to identify new sources of local advertising revenues. In particular, Stations seeks potential advertisers who have not previously advertised on broadcast television, but whose businesses would benefit from the identity of Stations’ local news and programming. Stations’ sales personnel are required to meet minimum weekly and monthly performance standards with respect to client activity, including new customer identification. Stations also offers commercial production services at each of its stations.

      National Sales. Approximately 31% of Stations’ gross revenues in 2001 came from national advertisers. Typical national advertisers include:

•	automobile manufacturers;

•	consumer goods manufacturers;

•	communications companies;

•	fast food franchisers;

•	national retailers; and

•	direct marketers.

      National advertising time is sold through representative agencies retained by Stations. Two of the television stations we are acquiring are represented by Petry Television, Inc., ten are represented by Katz Television Sales, and one is represented by Blair Television. These stations’ national sales coordinators actively assist their national sales representatives to induce national advertisers to increase their national spot expenditures designated to our markets.

      Political Sales. Political advertising revenues are a significant factor in Stations business during election years. Local and regional elections, which can include gubernatorial, U.S. senatorial and congressional races, generally occur every even numbered year. National presidential elections occur every four years. In 2000 and 1998, Stations had political advertising revenues of $13.3 million and $8.6 million, respectively, at its stations we are acquiring pursuant to the merger representing approximately 10% and 7% of such stations’ gross revenues during such years.

Implementation of the Cable Act of 1992

      The Cable Television Consumer Protection and Competition Act of 1992, the “Cable Act,” was enacted on October 5, 1992. The Cable Act:

•	imposes cable rate regulation;

•	establishes cable ownership limitations;

•	regulates the relationships between cable operators and their program suppliers;

•	regulates signal carriage and retransmission consent; and

•	regulates numerous other aspects of the cable television business.

      Stations has entered into agreements for its stations with substantially all of the cable system operators that carry our stations’ signals. All of these agreements grant such cable system operators consent to retransmit Stations’ broadcast signals. These retransmission arrangements do not represent a significant source of revenues for Stations. Stations expects to be able to renew its current retransmission agreements when such agreements expire. However, there can be no assurance that such renewals will be obtained.

Digital Operations

      The FCC had required that all of the stations owned by Stations commence digital operations by May 1, 2002. Stations has incurred approximately $4.5 million in capital expenditures towards its digital conversion of the stations we are acquiring as a result of the merger, and it anticipates incurring additional capital expenditures of $6.8 million in the balance of 2002 and thereafter with respect to such stations. In order to accommodate the conversion to digital and maintain our historical capital expenditure levels, Stations has reduced its plans for the other non-essential capital expenditures in 2002. Stations anticipates that such expenditures will be paid for through cash generated from operations.

      One of the stations owned by Stations had commenced digital operations by May 1, 2002. The FCC had implemented a process to allow broadcast companies to request an extension of time to complete the build-out to digital. On March 4, 2002, Stations filed extension requests with respect to its stations that have not been converted to digital. Stations was granted extensions covering the period May 1, 2002 through various dates in November 2002. We cannot assure you that Stations will be able to complete the construction of all of its DTV stations by the applicable FCC deadlines. If Stations is unable to meet applicable build-out deadlines or obtain additional extensions, Stations may be subject to FCC sanctions, including the loss of the authorization to construct the DTV station.

Employees

      As of May 31, 2002, Stations had 807 full-time employees at the stations we are acquiring as a result of the merger. Approximately 172 of such employees located at three of such stations are represented by labor unions under collective bargaining agreements. The collective bargaining agreements expire at various times from June 2003 through December 2003. At WIFR-TV, Rockford, Illinois, 23 employees have certified a union and negotiations for a collective bargaining agreement are scheduled to occur shortly. There are no unionized employees at the other stations we are acquiring as a result of the merger. Stations believes that its relationship with all of its employees, including those represented by labor unions, is satisfactory.

Properties

      The principal executive offices of Stations is located in leased premises in Hoffman Estates, Illinois. Stations also has executive offices in New York City.

      The types of properties required to support the television stations which Gray is acquiring as a result of the merger include offices, studios, and tower and transmitter sites. A station’s studio and office are generally located in business districts while tower and transmitter sites are generally located so as to provide maximum signal coverage to each market. The following table contains certain information describing the general character of our properties.

			Approximate
	Owned or		Size	Height (ft.)/
Station, Market Area and Use	Leased		(sq. ft.)(a)	Power	Lease expiration date

Wichita-Hutchinson, Kansas KAKE-TV
Office and Studio	Owned		46,762	—	—
Tower/ Transmitter Site	Owned		2,176	1,000/316 kw	—
Colby, Kansas KLBY-TV
Office and Studio	Leased		2,850	—	04/30/2004
Tower/ Transmitter Site	Leased		1,000	768/100 kw	04/30/2007
Garden City, Kansas KUPK-TV
Office and Studio	Owned		1,831	—	—
Tower/ Transmitter Site	Owned		4,655	880/224 kw	—
Omaha, Nebraska WOWT-TV
Office and Studio	Owned		58,829	—	—
Tower/ Transmitter Site	Owned		2,500	1,342/100 kw	—
Madison, Wisconsin WMTV-TV
Office and Studio	Owned	(b)	16,485 (c)	—	—
Tower/ Transmitter Site	Owned	(b)		1,040/955 kw	—
Colorado Springs-Pueblo, Colorado KKTV
Office and Studio	Owned	(b)	30,465	—	—
Tower/ Transmitter Site	Leased		800	350/234 kw	02/01/2059
Lansing, Michigan WILX-TV
Office and Studio	Owned	(b)	13,700	—	—
Tower/ Transmitter Site	Leased		5,000	994/309 kw	10/18/2003

			Approximate
	Owned or		Size	Height (ft.)/
Station, Market Area and Use	Leased		(sq. ft.)(a)	Power	Lease expiration date

Rockford, Illinois WIFR-TV
Office and Studio	Owned	(b)	13,500 (c)	—	—
Tower/ Transmitter Site	Owned	(b)		674/562 kw	—
Wausau-Rhinelander, Wisconsin WSAW-TV
Office and Studio	Owned	(b)	24,400	—	—
Tower/ Transmitter Site	Leased	(d)	432	650/316 kw	08/01/2017
Topeka, Kansas WIBW-TV
Office and Studio	Owned	(b)	19,800	—	—
Tower/ Transmitter Site	Leased		2,338	1,249/316 kw	02/14/2062
Dothan, Alabama and Panama City, Florida WTVY-TV
Office and Studio	Leased		20,440	—	12/31/2003
Tower/ Transmitter Site	Owned	(b)	2,500	1,880/100 kw	—
Harrisonburg, Virginia WHSV-TV
Office and Studio	Leased	(b)	18,000	—	04/27/2018(e)
Tower/ Transmitter Site	Leased		2,016	337/8.32 kw	12/31/2001(f)
Bowling Green, Kentucky WBKO-TV
Office and Studio	Owned	(b)	17,598	—	—
Tower/ Transmitter Site	Owned	(b)	1,175	603/316 kw	—
Meridian, Mississippi WTOK-TV
Office and Studio	Owned	(b)	13,188	—	—
Tower/ Transmitter Site	Owned	(b)	1,504	316/316 kw	—
Parkersburg, West Virginia WTAP-TV
Office and Studio	Owned	(g)	17,500	—	—
Tower/ Transmitter Site	Owned	(b)	3,600	439/208 kw	—

(a)	Approximate size is for building space only and does not include the land on which the facilities are located.

(b)	Stations has mortgaged its interest in this property to the collateral agent under its credit facility, which mortgage will be released at the time of the merger.

(c)	The tower/transmitter is located at and included within the size of the office and studio premises.

(d)	Stations leases this space with Shockley Communications Corporation and the Wisconsin Educational Communications Board from the State of Wisconsin Department of Natural Resources.

(e)	Stations has an option to purchase this property during the term of the lease. The purchase price is subject to adjustment depending upon the date the option is exercised. If Stations had exercised the option on December 31, 2001, the purchase price would have been approximately $1.4 million.

(f)	The United States Department of Agriculture Forest Service granted us a Special Use Permit to occupy this land. Stations has applied for and is currently awaiting renewal of this permit.

(g)	In May 2000, Stations exercised a purchase option on this property. Stations mortgaged its interest in this property in connection with the purchase. Stations had previously leased this property and had mortgaged its leasehold interest to the collateral agent under its credit facility, which leasehold mortgage will be released at the time of the merger.

Legal Proceedings

      On March 22, 2002, Stations filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Benedek and its subsidiaries are not party to the bankruptcy action. On July 1,

2002, Stations filed its proposed plan of reorganization and related disclosure statement with respect to its bankruptcy case for approval by the court. The plan of reorganization contemplates completion of the merger of Gray MidAmerica Television with and into Stations. In conjunction with the execution of the merger agreement, Stations and Gray entered into Lock up, Voting and Consent Agreements with certain stockholders and creditors of Stations. Under the lock up, voting and consent agreements, these stockholders and creditors agreed to, among other things, support and vote their shares or interests, as applicable, in favor of Stations’ plan of reorganization that will give effect to the transactions contemplated by the merger agreement. As of the date of this prospectus, lock up, voting and consent agreements have been received from holders of 97.9% of the outstanding Stations senior preferred stock, 98.8% of the outstanding Stations junior preferred stock, 100.0% of the outstanding Stations class B common stock and 94.6% of the outstanding Stations senior notes.

      Stations is currently and from time to time involved in litigation incidental to the conduct of its business. Stations is not currently a party to any such lawsuit or proceeding that, in its opinion, is likely to have a material adverse effect on us.

STATIONS SELECTED FINANCIAL DATA

      The table below sets forth the selected consolidated financial data of Stations for the five years ended December 31, 2001 and the three month periods ended March 31, 2001 and 2002. The selected consolidated financial data for the years ended December 31, 1999, 2000 and 2001 have been derived from Stations’ audited consolidated financial statements included elsewhere in this prospectus. The data for the three month periods ended March 31, 2001 and 2002 are unaudited, but have been prepared on the same basis as the audited financial statements. In Stations’ opinion, they reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly Stations’ results of operation for the period then ended and its financial position as of such dates. Operating results for the three month period ended March 31, 2002 are not necessarily indicative of the results that may be expected in the future. The selected consolidated financial data should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus and “Stations Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

						Three Months Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(a)	1999(b)	2000(b)	2001	2001	2002

	(Dollars in thousands, except share and per share data)
Statement of Operations Data:
Net revenues(c)	$84,392	$94,525	$99,432	$116,687	$107,561	$23,587	$25,584
Operating expenses:
Station operating expenses	48,891	52,446	55,154	63,935	64,007	16,664	16,258
Depreciation and amortization	21,794	20,660	17,442	19,711	21,901	5,368	6,309

Station operating income	13,707	21,419	26,836	33,041	21,653	1,555	3,017
Corporate expenses	3,787	4,643	4,510	5,590	5,946	1,664	1,543

	9,920	16,776	22,326	27,451	15,707	(109)	1,474
Gain on sale of stations, net(d)	—	—	6,403	61,406	—	—	—

Operating income (loss)	9,920	16,776	28,729	88,857	15,707	(109)	1,474

Financial expenses, net:
Interest expense, net(e):
Cash interest, net	(23,358)	(21,943)	(20,701)	(23,000)	(33,191)	(5,002)	(10,559)
Other interest	(19,374)	(17,043)	(19,040)	(20,943)	(10,011)	(5,661)	(192)

	(42,732)	(38,986)	(39,741)	(43,943)	(43,202)	(10,663)	(10,751)

Reorganization items	—	—	—	—	—	—	(931)
Income (loss) before income tax benefit and extraordinary item	(32,812)	(22,210)	(11,012)	44,914	(27,495)	(10,772)	(10,208)
Income tax benefit (expense)	11,243	7,646	(406)	(29,199)	10,165	4,064	3,931

Income (loss) from continuing operations	(21,569)	(14,564)	(11,418)	15,715	(17,330)	(6,708)	(6,277)
Income (loss) from discontinued operations	(2,741)	(2,061)	(4,359)	(881)	(28,085)	(1,646)	(22,028)

Income (loss) before extraordinary item	(24,310)	(16,625)	(15,777)	14,834	(45,415)	(8,354)	(28,305)
Extraordinary item(f)	—	—	(12,510)	942	—	—	—

Net income (loss)	(24,310)	(16,625)	(28,287)	15,776	(45,415)	(8,354)	(28,305)
Preferred stock dividends and accretion	(19,037)	(30,855)	(18,987)	(23,933)	(31,186)	(7,480)	(7,849)

Net (loss) applicable to common stock	$(43,347)	$(47,480)	$(47,274)	$(8,157)	$(76,601)	$(15,834)	$(36,154)

Basic and diluted (loss) per common share(g):
(Loss) from continuing operations	$(5.78)	$(6.14)	$(4.11)	$(1.11)	$(6.56)	$(1.92)	$(1.91)
(Loss) from discontinued operations	(0.39)	(0.28)	(0.59)	(0.12)	(3.79)	(0.22)	(2.98)
Extraordinary item	—	—	(1.69)	0.13	—	—	—

(Loss) per common share	$(6.17)	$(6.42)	$(6.39)	$(1.10)	$(10.35)	$(2.14)	$(4.89)

Weighted-average common shares outstanding	7,030,000	7,400,000	7,400,000	7,400,000	7,400,000	7,400,000	7,400,000

						Three Months Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(a)	1999(b)	2000(b)	2001	2001	2002

	(Dollars in thousands, except share and per share data)
Other Financial Data
Broadcast cash flow(h)	$35,678	$42,333	$44,681	$53,220	$43,934	$6,939	$9,036
Broadcast cash flow margin(i)	42.3%	44.8%	44.9%	45.6%	40.8%	29.4%	35.3%
Operating cash flow(j)	$31,891	$37,690	$40,171	$47,630	37,988	$5,275	$7,493
Operating cash flow margin(k)	37.8%	39.9%	40.4%	40.8%	35.3%	22.4%	29.3%
Cash flow provided by (used in):
Operating activities	$8,471	$20,016	$19,302	$26,209	$15,244	$5,401	$6,466
Investing activities	(6,282)	(6,582)	(28,291)	(11,259)	(10,835)	(1,973)	(1,659)
Financing activities	(7,632)	(11,791)	7,976	(14,245)	(4,889)	(5,016)	(945)
Capital expenditures	10,833	10,147	12,784	12,157	13,690	2,637	1,720
Balance Sheet Data (end of period):
Cash and cash equivalents	$2,648	$4,291	$3,278	$3,983	$3,503	$2,395	$7,365
Total assets	468,495	447,462	457,776	508,262	468,237	494,018	428,439
Total intangible assets, net	345,588	335,634	335,348	381,914	346,352(m )	379,210	311,402(m )
Long-term debt(l)	370,917	374,816	427,579	432,942	437,372	433,398	435,928
Redeemable preferred stock	124,556	162,644	181,631	205,564	236,750	213,045	244,559
Stockholders’ (deficit)	(94,908)	(147,263)	(197,494)	(205,731)	(282,490)	(221,723)	(318,599)

(a)	The selected consolidated financial data of Stations for the years ended December 31, 1997 and 1998 have been derived from Stations’ audited consolidated financial statements included elsewhere in this prospectus with reclassification to reflect the application of Statement of Financial Accounting Standards No. 144.

(b)	In January 1999, Stations entered into a time brokerage agreement in anticipation of the station exchange of KKTV, Colorado Springs-Pueblo, Colorado and KCOY-TV, Santa Maria, California. The statement of operations and other data for the year ended December 31, 1999 includes information with respect to the time brokerage agreement. In March 2000, Stations exchanged WWLP-TV, its station in Springfield, Massachusetts, and $18.0 million for KAKE-TV, Wichita, Kansas and WOWT-TV, Omaha, Nebraska. The statement of operations does not reflect the exchange prior to March 2000.

(c)	Net revenues reflect deductions from gross revenues for agency and national sales representative commissions.

(d)	Net gain on sale of stations for 1999 includes $13.3 million as a result of the 1999 station exchange netted against a $6.9 million loss on the sale of KOSA-TV, Odessa, Texas. In 2000, net gain on sale of stations includes a $61.1 million gain on the exchange of WWLP-TV, Springfield, Massachusetts, for KAKE-TV, Wichita, Kansas and WOWT-TV, Omaha, Nebraska, and a $0.3 million gain on the sale of KOSA-TV, Odessa, Texas.

(e)	Cash interest expense, net, includes cash interest paid and normal adjustments to accrued interest. Other interest expense includes accrued interest added to long-term debt balances, deferred loan cost amortization and write- offs, except deferred loan cost write-offs related to extraordinary debt extinguishments, financing costs not consummated, and accretion of discounts.

(f)	In 1999, Stations recorded an extraordinary loss of $12.5 million net of applicable taxes of $8.3 million as a result of the early extinguishment of debt associated with the completion of the tender offer for $135.0 million of outstanding senior secured notes. In 2000, Stations redeemed a portion of its 13 1/4% senior subordinated discount notes with an aggregate face value of $12.3 million. The discount notes had an accreted value of $11.4 million and were purchased for $9.8 million. A total of $0.9 million, net of taxes, was recorded as a gain on the early extinguishment of debt.

(g)	Earnings (loss) per common share is computed by dividing income (loss) after the deduction of preferred dividends and accretion of the redemption prepayment premium and amortization of our initial warrants, by the weighted average number of common shares outstanding. The effect of the stock options and initial warrants has not been reflected in the computation since their inclusion as common stock equivalents for both basic and fully-diluted earnings (loss) per share was anti-dilutive.

(h)	Broadcast cash flow is defined as operating income before financial income as derived from the consolidated statements of operations plus depreciation and amortization, amortization of program broadcast rights, corporate expenses and noncash compensation less payments on program broadcast liabilities and net gain on sale of stations. Broadcast cash flow data is included in this prospectus because the information is a measurement:

(1)	used by lenders to measure a borrower’s ability to service its debt and pay for capital expenditures;

(2)	used by industry analysts to determine a market value of television stations; and

(3)	used by industry analysts when evaluating and comparing operating performance of different companies.

      Broadcast cash flow does not purport to represent cash provided by operating activities as reflected in Stations’ consolidated financial statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Broadcast cash flow is also not reflected in Stations’ consolidated statements of cash flows; but it is a common and meaningful measure for comparison to other companies in the broadcast industry. The amounts excluded from broadcast cash flow are significant components in understanding and assessing Stations’ results of operations and cash flows. The term “broadcast cash flow” may not be the same terminology utilized by other companies in the presentation of similar information.

(i)	Broadcast cash flow margin is defined as broadcast cash flow divided by net revenues.

(j)	Operating cash flow is defined as operating income before financial income as derived from the consolidated statements of operations plus depreciation and amortization, amortization of program broadcast rights and noncash compensation less payments on program broadcast liabilities and net gain on sale of stations. Operating cash flow data is included in this prospectus because the information is a measurement:

(1)	used by lenders to measure a borrower’s ability to service its debt and pay for capital expenditures;

(2)	used by industry analysts to determine a market value of television stations; and

(3)	used by industry analysts when evaluating and comparing operating performance of different companies.

      Operating cash flow does not purport to represent cash provided by operating activities as reflected in Stations’ consolidated financial statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of financial performance prepared in accordance with generally accepted accounting principles. Operating cash flow is also not reflected in Stations’ consolidated statements of cash flows; but it is a common and meaningful measure for comparison to other companies in the broadcast industry. The amounts excluded from operating cash flow are significant components in understanding and assessing Stations’ results of operations and cash flows. The term “Operating cash flow” may not be the same terminology utilized by other companies in the presentation of similar information.

(k)	Operating cash flow margin is defined as operating cash flow divided by net revenues.

(l)	Long-term debt is defined as notes payable, including the current portion thereof, net of discount. At March 31, 2002, long-term debt includes the balance of Stations’ credit facility of $276.0 million and the discount notes of $154.7 million, which are classified as “Liabilities subject to compromise” on the March 31, 2002 balance sheet.

(m)	Intangible assets at December 31, 2001 and March 31, 2002 include balances of $15.5 million and $20.2 million, respectively, which are classified as “Assets of Stations held for sale” on the respective balance sheets.

STATIONS MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

      On April 1, 2002, Stations signed a letter of intent with Gray and subsequently executed a merger agreement on June 4, 2002 whereby Stations will become a wholly-owned subsidiary of Gray. Gray will pay an estimated $502.5 million in cash consideration in connection with the merger and the transaction is expected to close during the fourth quarter of 2002.

      Pursuant to the letter of intent with Gray, Stations agreed to sell all of the television broadcasting assets of eight television stations (the “Station Group”) to a third party prior to its merger with Gray. On June 4, 2002, Stations signed an agreement with Chelsey Broadcasting, LLC to sell the Station Group for $30.0 million.

      On November 16, 2001, Stations entered into an Asset Purchase agreement with West Virginia Media Holdings, LLC (“West Virginia Media”) pursuant to which, on April 30, 2002, Stations sold the television broadcast assets of WTRF-TV, in Wheeling, West Virginia for $18.5 million.

      Stations elected to early adopt Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets” for its 2001 financial statements. As a result of the adoption of SFAS No. 144, the Station Group and WTRF-TV have been classified as assets held for sale at March 31, 2002 and accordingly the carrying value of the assets were adjusted to their fair value and the operations of these portions of Stations have been reported in discontinued operations.

      Stations’ revenues are derived primarily from the sale of advertising time and, to a modest extent, from compensation paid by the networks for broadcasting network programming and barter transactions for goods and services. Revenues depend on Stations’ ability to provide programming that attracts audiences in the demographic groups targeted by advertisers. Stations’ revenues also depend significantly on factors such as the national and local economy and the level of local competition.

      In March 2000, Stations restructured the organization of its local sales departments to place a greater emphasis on local and regional advertising sales. Stations shifted certain local advertising accounts to national representatives to better reflect the actual source of revenues. As a result of the restructuring and its new philosophy, year-to-year comparisons of trends in Stations’ local/regional and national sales for the years 2000 and 2001 will be difficult for you to make.

      On March 31, 2000, Stations completed a transaction with WGRC, Inc., whereby it exchanged the television station assets of WWLP-TV, in Springfield, Massachusetts formerly owned by it plus $18.0 million for the television station assets of KAKE-TV, in Wichita, Kansas, together with its two satellite stations, and WOWT-TV in Omaha, Nebraska. The acquired stations were owned by The Chronicle Publishing Company and were acquired in a like-kind exchange transaction through WGRC, Inc. The transaction was recorded under the purchase method of accounting.

      On March 21, 2000, Stations sold the television broadcast assets of KOSA-TV, in Odessa, Texas to ICA Broadcasting I, Ltd. for a cash payment of $8.0 million. Stations recorded a lower of cost or market adjustment of approximately $6.9 million in 1999 to write down the assets of KOSA-TV to the sales price less estimated selling costs. The exchange of WWLP-TV and the sale of KOSA-TV resulted in a gain on sale of stations before taxes of $61.4 million in 2000.

      During October 1998, stations transferred WMTV-TV, its station in Madison, Wisconsin to The WMTV Trust due to the Grade A broadcast signal overlap between WMTV-TV and WIFR-TV, Stations’ station in Rockford, Illinois. Under the trust arrangement, Stations relinquished control of WMTV-TV to a trustee while retaining the economic risks and benefits of ownership. On August 5, 1999, the FCC approved new duopoly rules that enabled Stations to own both WMTV-TV and WIFR-TV. As a result of the new rules, The WMTV Trust was dissolved on February 29, 2000 and all assets and liabilities were transferred to Stations.

      Local and national non-political advertising sales constitute the largest concentration of Stations’ revenues and represent approximately 90% of gross revenues in 2001 compared to approximately 82% in 2000. Excluding political advertising revenues from our gross revenues, the percentage of gross revenues attributable to Stations’ local/regional advertising and national advertising in 1999, 2000 and 2001 was approximately 90%, 91% and 91%, respectively. Approximately 60% of Stations’ gross revenues in 2001 were generated from local and regional advertising, which is sold primarily by each station’s sales staffs. The remainder of Stations’ advertising revenues is comprised primarily of national advertising, which is sold by national sales representatives retained by Stations. Stations generally pay commissions to advertising agencies on local, regional and national advertising and to national sales representatives on national advertising. Net revenues reflect deductions from gross revenues for commissions payable to advertising agencies and national sales representatives.

      Stations’ primary operating expenses are employee compensation, programming expense, and depreciation and amortization. Changes in compensation expense result primarily from adjustments to fixed salaries based on employee performance and, to a lesser extent, from changes in sales commissions paid based on levels of advertising revenues. Programming expense consists primarily of amortization of program rights. Stations purchases first run and off-network syndicated programming on an ongoing basis. Under Stations’ contracts with the networks, a network affiliated station receives more than half of its daily programming from its network and in turn is compensated, in most cases, by the network for carrying such programming with the network’s commercial content intact. Barter expense generally offsets barter revenues and reflects the fair market value of goods and services received. Stations’ operating expenses, excluding depreciation and amortization, represent approximately 65% of net revenues from continuing operations for 2001 compared to 60% of net revenues in both 2000 and 1999.

Results of Operations

      The following table sets forth certain of Stations’ historical results of operations and operating data for the periods indicated in order to reconcile its broadcast cash flow and operating cash flow.

				Three Months Ended
	Years Ended December 31,			March 31,

	1999	2000	2001	2001	2002

	(Dollars in thousands)
Operating income (loss)	$28,729	$88,857	$15,707	$(109)	$1,475
Add:
Amortization of program broadcast rights	4,740	5,907	6,341	1,566	1,543
Depreciation and amortization	17,442	19,711	21,901	5,368	6,309
Corporate expenses	4,510	5,590	5,946	1,664	1,543
Less:
Payments on program broadcast liabilities	(4,337)	(5,439)	(5,961)	(1,550)	(1,833)
Gain on sale of stations, net	(6,403)	(61,406)	—	—	—
Broadcast cash flow	$44,681	$53,220	$43,934	$6,939	$9,036
Less corporate expenses	$4,510	$5,590	$5,946	$1,664	$1,543
Operating cash flow	$40,171	$47,630	$37,988	$5,275	$7,493

Three Months Ended March 31, 2002 Compared to Three Months Ended March 31, 2001

      The following table provides historical information for the three months ended March 31, 2001 and 2002.

	Three Months Ended March 31,

	2001	2002	% Change

	(Dollars in thousands)
Local/regional	$15,894	$18,160	14.3%
National	8,440	8,407
Political	302	529	75.2
Other	2,606	2,425	(6.9)

	27,242	29,521	8.4
Direct costs	3,655	3,937	7.7

Net revenues	$23,587	$25,584	8.5%
Operating expenses:
Selling, technical and program expenses	12,526	12,191	(2.7)
General and administrative	4,138	4,067	(1.7)
Depreciation and amortization	5,368	6,309	17.5
Corporate	1,664	1,543	(7.3)

	23,696	24,110	1.7

Operating income (loss)	$(109)	$1,474	N/A

Broadcast cash flow	$6,939	$9,036	30.2%
Broadcast cash flow margin	29.4%	35.3%
Operating cash flow	$5,275	$7,493	42.0%
Operating cash flow margin	22.4%	29.3%

      Net revenues. Stations had net revenues from continuing operations in the first quarter of 2002 of $25.6 million compared to $23.6 million for the same period in 2001. The increase in net revenues was $2.0 million or 8.5%. The improvement in net revenues from continuing operations in 2002 is a result of political advertising revenues, the winter Olympics on Stations’ four NBC affiliated stations and a significant increase in local advertising revenues due to the successful efforts toward increasing this portion of Stations’ advertising base. National advertising revenues in the first quarter of 2002 remained constant at $8.4 million as compared to the same period in 2001. Local/ regional revenues increased and were $18.2 million in the three months ended March 31, 2002 compared to $15.9 million for the same period in 2001, an increase of $2.3 million or 14.3%. Political advertising revenues were $0.5 million in the first quarter of 2002 as compared to $0.3 million in the same period in 2001.

      Operating expenses. Stations had operating expenses in the first quarter of 2002 of $24.1 million, an increase of $0.4 million or 1.7% compared to $23.7 million in the same period in 2001. Depreciation and amortization increased by $0.9 million or 17.5% to $6.3 million as compared to $5.4 million in the same period in 2001 due to the shorter amortization period used for network affiliation intangible assets as a result of the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (SFAS No. 142) on January 1, 2002. The effect of the shorter amortization period used for network affiliation intangible assets more than offset the effect caused by the discontinuance of amortization on Stations’ intangibles related to its FCC licenses and goodwill. Amortization was discontinued on FCC intangible assets and goodwill in the first quarter of 2002 due to the requirement of SFAS No. 142 that specifies that intangible assets with indefinite useful lives are no longer subject to amortization.

      Operating income (loss). Stations’ operating income for the first quarter of 2002 increased by $1.6 million to $1.5 million from an operating loss of $(0.1) million for the same period in 2001.

      Financial income (expense). Stations’ financial expense for the first quarter of 2002 was relatively constant with the first quarter of 2001 and was $10.8 million as compared to $10.7 million for the three months ended March 31, 2001.

      Reorganization items. Stations had reorganization items of $1.0 million in the first quarter of 2002 which consisted primarily of professional fees associated with its Chapter 11 bankruptcy filing on March 22, 2002.

      Income tax benefit (expense). Stations’ income tax benefit in the first quarter of 2002 was $3.9 million compared to $4.1 million for the first quarter of 2001, a decrease of $0.2 million or 3.3%. Stations’ effective tax rate for the first quarter 2002 was 38.5% as compared to 37.7% in the first quarter 2001.

      Loss from continuing operations. Stations’ loss from continuing operations was $(6.3) million for the first quarter of 2002 compared to $(6.7) million for the corresponding period in 2001.

      Discontinued operations. Stations’ loss from operations of discontinued stations was $(22.0) million for the first quarter 2002 as compared to $(1.6) million for the comparable period in 2001. Before income taxes, the loss on the operations of discontinued stations was $(33.5) million for the first quarter of 2002 as compared to $(2.4) million in the first quarter of 2001. Included in the first quarter 2002 was a $31.3 million writedown to the expected sales price of the assets of the Station Group.

      Broadcast cash flow. Broadcast cash flow for the first quarter of 2002 increased $2.1 million or 30.2% to $9.0 million from $6.9 million for the first quarter of 2001. As a percentage of net revenues, broadcast cash flow margin increased to 35.3% for the first quarter of 2002 from 29.4% for the first quarter of 2001.

Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

      The following table provides historical information for the year ended December 31, 2000 and 2001.

	Year Ended December 31,

	2000	2001	% Change

	(Dollars in thousands)
Local/regional	$70,732	$73,501	3.9%
National	41,153	37,624	(8.6)
Political	13,238	1,367	(89.7)
Other	10,935	10,557	(3.5)

	136,058	123,049	(9.6)
Direct costs	19,371	15,488	(20.0)

Net revenues	$116,687	$107,561	(7.8)%
Operating expenses:
Selling technical and program expenses	48,078	48,696	1.3
General and administrative	15,857	15,311	(3.4)
Depreciation and amortization	19,711	21,901	11.1
Corporate	5,590	5,946	6.4

	89,236	91,854	2.9
Gain on sale of stations, net	61,406	—	(100.0)

Operating income	$88,857	$15,707	(82.3)%

Broadcast cash flow	$53,220	$43,934	(17.4)%
Broadcast cash flow margin	45.6%	40.8%
Operating cash flow	$47,630	$37,988	(20.2)%
Operating cash flow margin	40.8%	35.3%

      Net revenues. Stations’ net revenues in 2001 decreased by $9.1 million or 7.8% to $107.6 million from $116.7 million in 2000. Stations’ net revenues were negatively impacted by the absence of political revenues in 2001 which were $1.4 million as compared to $13.2 million in 2000. Excluding political advertising revenues and before direct costs, Stations’ gross revenues decreased by $1.1 million or 0.9% to $121.7 million for 2001 from $122.8 million for 2000 due to a protracted softening of the advertising market and the negative effects on the advertising market and the economy in general as a result of the attacks of September 11, 2001.

      Operating expenses. Stations’ operating expenses in 2001 increased by $2.7 million or 2.9% to $91.9 million from $89.2 million in 2000. The increase in operating expenses was caused by the change in the mix of stations owned by Stations, with the March 2000 addition of KAKE-TV and WOWT-TV and the disposition of WWLP-TV and KOSA-TV. The effect of the change of stations was greatest on depreciation and amortization expenses which increased $2.2 million or 11.1% to $21.9 million for 2001 as compared to $19.7 million for 2000. As a percentage of net revenues, operating expenses increased to 85.4% for 2001 compared to 76.5% for 2000.

      Gain on sale of stations, net. In 2000, Stations recognized a gain of $61.1 million as a result of the exchange of the assets of WWLP-TV with a fair market value of $123.0 million and $18.0 million in cash for the assets of KAKE-TV and WOWT-TV. Stations also realized a $0.3 million gain on the sale of KOSA-TV in 2000. KOSA-TV was sold for $8.0 million.

      Operating income. Stations’ operating income for 2001 decreased $73.2 million or 82.3% to $15.7 million from $88.9 million for 2000. The change in operating income was primarily caused by the gain on sale of stations in March 2000 and increased depreciation and amortization expense.

      Financial income (expense). Stations’ financial expense for 2001 decreased $0.7 million or 1.7% to $43.2 million from $43.9 million in 2000 as a result of declining interest rates.

      Income tax benefit (expense). Stations’ income tax benefit in 2001 was $10.2 million compared to an income tax expense of $29.2 million for 2000. The decrease in income tax expense in 2001 from 2000 was primarily due to the tax effect of the sale of WWLP-TV and KOSA-TV in March 2000. For tax purposes, the sale of the WWLP-TV assets was treated as an exchange for the assets of KAKE-TV and WOWT-TV under the Internal Revenue Service like-kind exchange rules. As such, Stations had a $2.2 million gain for tax purposes.

      Discontinued operations. Stations’ loss from discontinued operations was $(28.1) million in 2001 as compared to $(0.9) million in 2000. Before income taxes, Stations’ loss from discontinued operations was $(29.8) million in 2001 as compared to $(0.2) million in 2000. Discontinued operations consist of the operating results and valuation adjustments related to WTRF-TV and the Station Group. Included in discontinued operations for 2001 was a write-down to fair value on the sale of WTRF-TV of $6.9 million as well as $17.7 million of valuation adjustments on certain other stations’ goodwill and network affiliation intangible assets that were determined to have been impaired based on estimated discounted future cash flows. During 2002, these certain stations were held for sale and the valuation adjustments have been reclassified to discontinued operations consistent with the restatement provisions of SFAS No. 144.

      Net income (loss). Stations had a net loss of $(45.4) million for 2001 as compared to net income of $15.8 million for 2000.

      Broadcast cash flow. Broadcast cash flow for 2001 decreased $9.3 million or 17.4% to $43.9 million from $53.2 million for 2000. As a percentage of net revenues, broadcast cash flow margin decreased to 40.8% for 2001 from 45.6% for 2000.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

      The following table provides historical information for the year ended December 31, 1999 and 2000.

	Year Ended December 31,

	1999	2000	% Change

	(Dollars in thousands)
Local/regional	$66,146	$70,732	6.9%
National	35,535	41,153	15.8
Political	1,329	13,238	96.1
Other	11,756	10,935	(7.0)

	114,766	136,058	18.6
Direct costs	15,334	19,371	26.3

Net revenues	99,432	116,687	17.4%
Operating expenses:
Selling, technical and program expenses	40,247	48,078	19.5
General and administrative	14,907	15,857	6.4
Depreciation and amortization	17,442	19,711	13.0
Corporate	4,510	5,590	23.9

	77,106	89,236	15.7
Gain on sale of stations, net	6,403	61,406	859.0

Operating income	$28,729	$88,857	209.3%

Broadcast cash flow	$44,681	53,220	19.1%
Broadcast cash flow margin	44.9%	45.6%
Operating cash flow	$40,171	$47,630	18.6%
Operating cash flow margin	40.4%	40.8%

      Net revenues. Stations’ net revenues in 2000 increased by $17.3 million or 17.4% to $116.7 million from $99.4 million in 1999. Stations’ net revenues were positively impacted by political revenues in 2000 which were $13.2 million compared to $1.3 million in 1999. Excluding political advertising revenues and before direct costs, Stations’ gross revenues increased by $9.4 million or 8.3% to $122.8 million for 2000 from $113.4 million for 1999 due to the exchange of WWLP for KAKE-TV and WOWT-TV which was offset in part by a softening advertising market and the displacement of commercial advertisers by political advertisers.

      Operating expenses. Stations’ operating expenses in 2000 increased by $12.1 million or 15.7% to $89.2 million from $77.1 million in 1999. The increase in operating expenses was caused by the change in the mix of stations owned by Stations, with the March 2000 addition of KAKE-TV and WOWT-TV and the disposition of WWLP-TV and KOSA-TV. As a percentage of net revenues, operating expenses decreased to 76.5% for 2000 compared to 77.6% for 1999.

      Gain on sale of stations, net. Stations recognized a gain of $61.1 million in 2000 as a result of the exchange of the assets of WWLP-TV with a fair market value of $123.0 million and $18.0 million in cash for the assets of KAKE-TV and WOWT-TV. The book value of the WWLP-TV assets was $61.4 million and related fees were $0.4 million. Stations also realized a $0.3 million gain on the sale of KOSA-TV in 2000. KOSA-TV was sold for $8.0 million and fees related to the sale were $0.1 million.

      Operating income. Stations’ operating income for 2000 increased $60.2 million or 209.3% to $88.9 million from $28.7 million for 1999 primarily from the gain on the sale of stations.

      Financial income (expense). Stations’ financial expense, net, for 2000 increased $4.2 million or 10.6% to $43.9 million from $39.7 million in 1999 as a result of higher interest rates and to a lesser extent to greater accretion on the 13 1/4% senior subordinated discount notes.

      Discontinued operations. Stations’ loss from discontinued operations was $(0.9) million in 2000 as compared to $(4.4) million in 1999. Before income taxes, Stations’ loss from discontinued operations was $(0.2) million in 2000 as compared to $(6.1) million in 1999. Discontinued operations consist of the operating results and valuation adjustments related to the Station Group. Included in discontinued operations for 1999 was $2.8 million of valuation adjustments on certain stations’ goodwill and network affiliation intangible assets that were determined to have been impaired based on estimated discounted future cash flows. During 2002, these certain stations were held for sale and the valuation adjustments have been reclassified to discontinued operations consistent with SFAS No. 144.

      Income tax expense. Stations’ income tax expense in 2000 was $29.2 million compared to $0.4 million for 1999. The increase in income tax expense in 2000 was due in part to the $61.1 million gain on the sale of WWLP-TV. For tax purposes, the sale of the WWLP-TV assets was treated as an exchange for the assets of KAKE-TV and WOWT-TV under the IRS like-kind exchange rules. As such, Stations had a $2.2 million gain for tax purposes compared with the book gain of $61.1 million.

      Extraordinary gain (loss). Extraordinary gain was $0.9 million for 2000, net of $0.6 million in income taxes and consisted of an early extinguishment of debt. The gain was recognized when Stations purchased its 13 1/4% senior subordinated discount notes with a face amount of $12.3 million for $9.8 million. The notes Stations purchased had an accreted value of $11.4 million. In 1999, Stations recorded an extraordinary loss of $(12.5) million, net of $8.3 million in income taxes. The loss was a result of the early extinguishment of debt associated with the completion of the tender offer for $135.0 million of Benedek’s senior secured notes.

      Net income (loss). Stations’ net income was $15.8 million for 2000 compared to a net loss of $(28.3) million for 1999.

      Broadcast cash flow. Broadcast cash flow for 2000 increased $8.5 million or 19.1% to $53.2 million from $44.7 million for 1999. As a percentage of net revenues, broadcast cash flow margin increased to 45.6% for 2000 from 44.9% for 1999.

Income Taxes

      For the year ended December 31, 2001, Stations had an income tax benefit of $10.2 million compared to an income tax expense of $29.2 million for the year ended December 31, 2000. The change in income taxes is due primarily to the $61.1 million gain on the sale of WWLP-TV in 2000. For tax purposes, the sale of the WWLP-TV assets was treated as an exchange for the assets of KAKE-TV and WOWT-TV under the Internal Revenue Service like-kind exchange rules. As such, Stations had a $2.2 million gain for tax purposes. At March 31, 2002, Stations has approximately $35.7 million of actual net operating loss carryforwards available to offset future tax liabilities. These net operating loss carryforwards expire in the years 2020 through 2023. Stations also has approximately $0.5 million of tax credit carryforwards with no expiration.

Seasonality

      Stations net revenues and operating cash flow are generally highest during the fourth quarter of each year. This is primarily due to increased expenditures by advertisers in anticipation of holiday season consumer spending and an increase in viewership during this period. Generally, the second quarter of each year produces net revenues and operating cash flow greater than the first and third quarters due to higher viewership in this period.

Quantitative and Qualitative Disclosures About Market Risk

      During September 2001, in accordance with certain covenants of Benedek’s credit facility, Benedek entered into an interest rate cap agreement, which matures in September 2003. The agreement reduces the impact of changes in interest rates on Benedek’s floating-rate long-term debt. That agreement effectively entitles Benedek to receive from a financial institution the amount, if any, by which the British Bankers’ Association interest settlement rates for U.S. dollar deposits exceeds 6.00% on a notional amount totaling $60.0 million subject to an amortization schedule. As of March 31, 2002, the settlement rate was 1.90%.

UNAUDITED PRO FORMA FINANCIAL DATA

      The unaudited pro forma financial data presented below is for illustrative purposes only and is not necessarily indicative of the operating results that would have actually occurred, nor is it necessarily indicative of future operating results. The unaudited pro forma financial data should be read in conjunction with the Gray consolidated financial statements and notes thereto incorporated by reference into this prospectus, and in conjunction with Stations’ consolidated financial statements and notes thereto included elsewhere in this prospectus.

      Stations’ historical consolidated financial statements reflect the nine television stations to be sold prior to our acquisition of Stations as discontinued operations. Accordingly, the operating results of those stations are excluded from continuing operations and the related assets and liabilities are segregated in the balance sheet. Those stations are:

WTRF — Wheeling, WV which was sold in April 2002

WYTV — Youngstown, OH

WHOI — Peoria - Bloomington, IL

KDLH — Duluth, MN - Superior, WI

KMIZ, K02NQ, K11TB — Columbia - Jefferson City, MO

KAUZ — Wichita Falls, TX - Lawton, OK

KHQA — Quincy, IL - Hannibal, MO - Keokuk, IA

KGWN, KSTF — Cheyenne, WY - Scottsbluff, NE

KGWC, KGWL, KGWR — Casper - Riverton, WY

      The unaudited pro forma combined condensed financial statements reflect the following transactions:

•	Our acquisition of Stations in a merger transaction for total estimated consideration of $513.4 million which includes a base price of $502.5 million, additional cash consideration of $4.9 million for certain estimated net working capital, as specified in the merger agreement, and related fees and expenses of $6.0 million.

•	Our financing the acquisition of Stations which included (1) revising or replacing our senior credit facility to provide additional revolving credit borrowing ability of $50 million, and additional term loan borrowings of $175 million, (2) the issuance of $100 million of senior subordinated notes and (3) the sale of $225 million of our class B common stock for an estimated $14.49 per share, the closing price at March 31, 2002.

•	The incurrence of an estimated $22.8 million in fees related to the financing transactions described above. The estimated costs include (1) revising our current senior credit facility and the issuance of additional senior subordinated notes for aggregate fees of $7.8 million and (2) the sale of additional shares our class B common stock for a fee of $15.0 million. The estimated fees and expenses have been paid or will be payable to various underwriters, advisors, and professional service providers, including lawyers and accountants.

•	The issuance in April 2002 of $40.0 million liquidation value of a Series C preferred stock with an 8% annual dividend rate. The Series C preferred stock has a mandatory redemption in April 2012 and is exchangeable into our class B common stock at a current conversion rate of $14.39 per share. We received net cash proceeds of approximately $30.6 million after paying fees and expenses of $767,000. $8.6 million liquidation value of the Series C preferred stock was used to exchange our existing series A and series B preferred stock with an aggregate liquidation value of $8.6 million into the Series C preferred stock using a one for one exchange ratio.

      The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2002 reflect these transactions as if they had been completed on January 1, 2001. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 reflect these transactions as if they had been completed on January 1, 2001. The March 31, 2002 unaudited pro forma combined condensed balance sheet reflects these transactions as if they had been completed on March 31, 2002.

      The pro forma adjustments are based on the preliminary estimates of the number of shares of our class B common stock to be issued and their related value, indebtedness to be incurred and related financing terms, the amount of the specified net working capital and certain other payments as of the closing date, and the transaction costs all determined as of the closing date. Accordingly, the actual amounts of these transactions are expected to differ from the pro forma financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2002

			Pro Forma
	Gray	Stations	Adjustments		Pro Forma

	(Dollars in thousands except per share data)
Operating revenues:
Broadcasting (net of agency commissions)	$25,453	$25,584	$—		$51,037
Publishing	10,143	—	—		10,143
Paging	2,009	—	—		2,009

	37,605	25,584	—		63,189

Expenses:
Broadcasting	15,481	16,258	—		31,739
Publishing	7,651	—	—		7,651
Paging	1,383	—	—		1,383
Corporate and administrative	1,000	1,543	(536	)(a)	2,007
Depreciation and amortization	3,733	6,309	(3,864	)(b)	6,178

	29,248	24,110	(4,400)		48,958

Operating income	8,357	1,474	4,400		14,231
Other (income) expense:
Interest expense	8,965	10,783	(5,915	)(c)(d)	13,833
Miscellaneous income, net	(38)	(32)	—		(70)
Appreciation (depreciation) in value of derivatives, net	(389)	—	—		(389)
Reorganization fees and expenses	—	931	(931	)(a)	—

Total other (income) expense, net	8,538	11,682	(6,846)		13,374

Income (loss) from continuing operations before provision for (benefit from) income taxes	(181)	(10,208)	11,246		857
Provision for (benefit from) income taxes	(46)	(3,931)	4,273	(e)	296

Income (loss) from continuing operations	$(135)	$(6,277)	$6,973		$561

Preferred dividends	$154	$7,849	$(7,203	)(f)(g)	$800

Basic and diluted earnings per common share:
Loss from continuing operations	$(289)				$(239)

Weighted average outstanding common shares:
Basic and diluted	15,647				31,175 (h)

Basic and diluted loss per share available to common stockholders from continuing operations	$(0.02)				$(0.01)

(a)	Reflects the elimination of certain historical expenses of Stations that Gray will not, or does not expect, to incur subsequent to the acquisition including compensation paid to certain persons who will resign concurrent with the closing of the merger, certain professional fees and other overhead costs.

(b)	Reflects adjustment to the depreciation and amortization charges to reflect the allocation of the total consideration paid by Gray among the assets acquired and the liabilities assumed. The adjustment is primarily the result of eliminating Stations’ amortization of amounts assigned to network affiliation agreements. Of our consideration estimated to be paid, $7.6 million was assigned to network affiliation agreements, thereby increasing the amount of indefinite lived intangible assets which are not amortized.

(c)	Reflects the elimination of certain historical interest expense of Stations reflecting the repayment, in full, of certain senior and subordinated debt as part of Stations’ Plan of Reorganization.

(d)	Reflects adjustments to include (1) interest charges of $2.4 million on the estimated $175.5 million of newly issued senior debt with an assumed effective interest rate of 5.55%, (2) interest charges of $2.3 million on the estimated $100 million of newly issued senior subordinated indebtedness with an assumed effective interest rate of 9.25%, (3) amortization of $0.2 million of the estimated $7.8 million aggregate of deferred financing charges incurred with the revised or newly issued senior credit facility with an estimated average life to maturity of 8.25 years and the offering of the senior subordinated notes with an estimated average life to maturity of 9.2 years and (4) the elimination $0.2 million of historical amortization expense for deferred financing charges associated with our prior senior credit facility.

(e)	Reflects the provision for (benefit from) income taxes using an effective income tax rate of 38%.

(f)	Preferred dividends have been adjusted to reflect our issuance of $40.0 million liquidation value Series C preferred stock with an annual dividend rate of 8% and the application of the $30.6 million net cash proceeds toward our merger consideration, thereby reducing our senior debt borrowing requirements and related interest expense and the exchange of an aggregate of $8.6 million liquidation value of our existing series A and series B preferred stock into the Series C preferred stock.

(g)	Reflects elimination of historical preferred dividends of Stations as such preferred stock is extinguished in the merger.

(h)	Reflects our issuance of an additional 15,527,950 shares of our class B common stock at an assumed price of $14.49 per share, the closing price at March 31, 2002.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

			Pro Forma
	Gray	Stations	Adjustments		Pro Forma

	(Dollars in thousands except per share data)
Operating revenues:
Broadcasting (less agency commissions)	$106,430	$107,561	$—		$213,991
Publishing	41,189	—	—		41,189
Paging	8,724	—	—		8,724

	156,343	107,561	—		263,904

Expenses:
Broadcasting	66,232	64,007	—		130,239
Publishing	31,915	—	—		31,915
Paging	5,877	—	—		5,877
Corporate and administrative	3,615	5,946	(2,284	)(a)	7,277
Depreciation and Amortization	30,824	21,901	(12,120	)(b)	40,605

	138,463	91,854	(14,404)		215,913

Operating income	17,880	15,707	14,404		47,991
Other (income) expense:
Interest expense	35,783	43,361	(24,031	)(c)(d)	55,113
Depreciation in value of derivatives, net	1,581	—	—		1,581
Miscellaneous income, net	(194)	(159)	—		(353)

Total other (income) expense, net	37,170	43,202	(24,031)		56,341

Income (loss) from continuing operations before provision for (benefit from) income taxes	(19,290)	(27,495)	38,435		(8,350)
Provision for (benefit from) income taxes	(5,972)	(10,165)	14,605	(e)	(1,532)

Income (loss) from continuing operations	$(13,318)	$(17,330)	$23,830		$(6,818)

Preferred dividends	$616	$31,186	$(28,602	)(f)(g)	$3,200

Basic and diluted earnings per common share:
Loss from continuing operations	$(13,934)				$(10,018)

Weighted average outstanding common shares:
Basic and diluted	15,605				31,133 (h)

Basic and diluted net loss per share available to common stockholders from continuing operations	$(0.89)				$(0.32)

(a)	Reflects the elimination of certain historical expenses of Stations that Gray will not, or does not expect, to incur subsequent to the acquisition including compensation paid to certain persons who will resign concurrent with the closing of the merger, certain professional fees and other overhead costs.

(b)	Includes adjustment to the depreciation and amortization charges to reflect the allocation of the total consideration estimated to be paid by Gray among the assets acquired and the liabilities assumed. However, the adjustment is primarily the result of eliminating Stations’ amortization of FCC licenses and goodwill which are no longer amortized on acquisitions occurring after July 1, 2001.

(c)	Reflects the elimination of certain historical interest expense of Stations reflecting the repayment, in full, of certain senior and subordinated debt as part of Stations’ Plan of Reorganization.

(d)	Reflects adjustments to include (1) interest charges of $9.7 million on the estimated $175.5 million of newly issued senior debt with an assumed effective interest rate of 5.55%, (2) interest charges of $9.2 million on the estimated $100 million of newly issued senior subordinated indebtedness with an assumed effective interest rate of 9.25%, (3) amortization of $0.9 million of the estimated $7.8 million of deferred financing charges incurred with the revised or newly issued senior credit facility with an estimated average life to maturity of 8.25 years and the offering of the senior subordinated notes with an estimated average life to maturity of 9.2 years and (4) the elimination of $0.9 million of the historical amortization expense for deferred financing charges associated with our prior senior credit facility.

(e)	Reflects the provision for (benefit from) income taxes using an effective income tax rate of 38%.

(f)	Preferred dividends have been adjusted to reflect our issuance of $40.0 million liquidation value Series C preferred stock with an annual dividend rate of 8% and the application of the $30.6 million net cash proceeds toward our merger consideration, thereby reducing our senior debt borrowing requirements and related interest expense and the exchange of an aggregate of $8.6 million liquidation value of our existing series A and series B preferred stock into the Series C preferred stock.

(g)	Reflects elimination of historical preferred dividends of Stations as such preferred stock is extinguished in the merger.

(h)	Reflects our issuance of an additional 15,527,950 shares of our class B common stock at an assumed price of $14.49 per share, the closing price at March 31, 2002.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2002

			Pro Forma
	Gray	Stations	Adjustments		Pro Forma

	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$3,165	$7,365	$(5,000	)(a)	$5,530
Trade accounts receivable, less allowance for doubtful accounts	24,927	21,092	(1,702	)(b)	44,317
Recoverable income taxes	987	—	—		987
Inventories	970	—	—		970
Current portion of program broadcast rights, net	2,565	2,947	—		5,512
Other current assets	992	3,009	—		4,001
Assets of stations held for sale	—	47,841	(47,841	)(c)	—

Total current assets	33,606	82,254	(54,543)		61,317
Property and equipment, net	61,372	49,967	—		111,339
Deferred loan costs, net	11,334	3,714	(2,026	)(b)(d)	13,022
FCC licenses and network affiliation agreements	403,794	213,123	234,491	(b)	851,408
Goodwill	53,151	78,099	2,652	(b)	133,902
Consulting, noncompete and other definite lived intangible assets	795	—	3,000	(b)	3,795
Other	14,549	1,282	—		15,831

Total assets	$578,601	$428,439	$183,574		$1,190,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable and accrued expenses	$11,641	$9,935	$—		$21,576
Accrued interest	7,670	—	—		7,670
Current portion of program broadcast obligations	2,393	4,819	—		7,212
Deferred revenue	3,278	276	—		3,554
Unrealized loss on derivatives	1,192	—	—		1,192
Current portion of long-term debt	456	2,283	—		2,739
Liabilities of stations held for sale	—	8,967	(8,967	)(c)	—

Total current liabilities	26,630	26,280	(8,967)		43,943
Long-term debt, less current portion	390,992	2,975	275,471	(d)	669,438
Program broadcast obligations, less current portion	576	1,121	—		1,697
Supplemental employee benefits	472	—	—		472
Deferred income taxes	54,358	23,326	54,370	(b)(d)	132,054
Other	1,695	562	—		2,257
Liabilities subject to compromise	—	448,175	(448,175	)(e)	—

Total liabilities	474,723	502,439	(127,301)		849,861

Senior exchangeable preferred stock	—	162,163	(162,163	)(f)	—
Seller junior discount preferred stock	—	82,436	(82,436	)(f)	—

Series C preferred stock, redeemable, exchangeable, 4,000 shares, liquidation value $10,000 per share	—	—	39,233	(g)	39,233
Stockholders’ equity
Serial preferred stock, 861 shares, liquidation value $10,000 per share	4,637	—	(4,637	)(g)	—
Class A common stock	20,173	—	—		20,173
Class B common stock	117,829	74	209,926	(f)(h)	327,829
Additional paid-in capital	—	(68,595)	68,595	(f)(h)	—
Retained earnings (accumulated deficit)	(30,422)	(249,414)	241,693	(d)(f)(g)	(38,143)
Stockholder’s note receivable	—	(664)	664	(f)	—

	112,217	(318,599)	516,241		309,859
Treasury stock at cost, class A common	(8,339)	—	—		(8,339)
Treasury stock at cost, class B common	—	—	—		—

Total stockholders’ equity	103,878	(318,599)	516,241		301,520

Total liabilities and stockholders’ equity	$578,601	$428,439	$183,574		$1,190,614

(a)	Assumes $5.0 million of the aggregate cash on hand upon concluding the merger is utilized to pay certain fees and expenses incurred with the merger.

(b)	Reflects the acquisition of Stations for total estimated consideration of $513.4 million which includes a base price of $502.5 million, additional cash consideration of $4.9 million for certain estimated net working capital, as specified in the merger agreement, fees and expenses of $6.0 million and the allocation of the estimated consideration among the assets acquired and the liabilities assumed as of March 31, 2002. The allocation of the consideration paid is as follows:

		Disposition Of		Opening
		Designated	Fair Value	Balance
Description	SHC	Stations	Adjustments	Sheet

	(in thousands)
Cash	$7,365			$7,365
Accounts receivable	21,092		$(1,702)	19,390
Assets of stations held for sale	47,841	$(47,841)		—
Current portion of program broadcast rights	2,947			2,947
Other current assets	3,009			3,009
Property and equipment	49,967			49,967
Other long term assets	1,282			1,282
Deferred loan costs	3,714		(3,714)	—
FCC licenses, network affiliation agreements and other indefinite lived intangible assets	213,123		234,491	447,614
Consulting, noncompete and other definite lived intangible assets	—		3,000	3,000
Goodwill	78,099		2,652	80,751
Trade payables and accrued expenses	(9,935)			(9,935)
Current portion of notes payable	(2,283)			(2,283)
Current portion of program broadcast obligations	(4,819)			(4,819)
Liabilities of stations held for sale	(8,967)	8,967		—
Deferred revenue	(276)			(276)
Deferred tax liabilities	(23,326)		(56,674)	(80,000)
Long term portion of program broadcast obligations	(1,121)			(1,121)
Long term portion of notes payable	(2,975)			(2,975)
Other long term liabilities	(562)			(562)

Total purchase price including expenses	$374,175	$(38,874)	$178,053	$513,354

The allocation of the consideration to the assets and liabilities of Stations acquired by Gray will remain preliminary until we have finalized our assessment of these assets and liabilities following the acquisition. Such assessment will be based in part upon third party evaluations which we will not receive until after the acquisition is completed.

(c)	Reflects the elimination of assets sold or to be sold and the liabilities assumed, or to be assumed, for the nine television stations which have been or will be sold by Stations prior to our merger.

(d)	Reflects (1) our issuance of an estimated $175.5 million of senior debt with a variable interest rate based on LIBOR plus a premium which we have assumed to be 3.25% and we have further assumed for the pro forma adjustments that the effective interest rate on this debt is 5.55% and that it will have an assumed average life to maturity of 8.25 years, (2) our offering of $100 million of senior subordinated indebtedness with an assumed effective interest rate of 9.25% and an assumed average life to maturity of 9.2 years, (3) our incurring $7.8 million of deferred financing fees in connection with revising or replacing our senior credit facility and our offering of senior subordinated notes and (4) the elimination of Gray’s historical deferred financing charges of $6.0 million associated with its prior senior credit facility net of an income tax benefit assuming an effective tax rate of 38%.

(e)	Reflects the elimination of certain senior and subordinated debt and related accrued interest of Stations reflecting the repayment, in full, of such debt as part of Stations’ Plan of Reorganization. The cash used to make such debt repayments is a portion of the cash provided from our proposed issuance of senior debt, subordinated debt and class B common stock as discussed below.

(f)	Reflects the elimination of the historical stockholders equity of Stations including all preferred stock, common stock, additional paid-in capital and accumulated deficits.

(g)	Reflects our issuance in April 2002 of $40.0 million liquidation value of a Series C preferred stock with an 8% annual dividend rate. The Series C preferred stock has a mandatory redemption in April 2012 and is exchangeable into our class B common stock at a current conversion rate of $14.39 per share. We received net cash proceeds of approximately $30.6 million after paying fees and expenses of $767,000. $8.6 million liquidation value of the Series C preferred stock was used to exchange our existing series A and series B preferred stock with an aggregate liquidation value of $8.6 million into the Series C preferred stock using a one for one exchange ratio. Also includes as a charge to our accumulated deficit a $4.0 million non-cash constructive dividend resulting from the exchange of the series A and series B preferred stock into the Series C preferred stock.

(h)	Reflects the assumed issuance of 15,527,590 shares of our class B common stock at an assumed price of $14.49 per share, the closing price of such stock on March 31, 2002, net of issuance costs of $15.0 million.

DESCRIPTION OF OUTSTANDING INDEBTEDNESS

Senior Secured Credit Facility

      We amended and restated our senior secured credit facility on September 25, 2001. The facility provides us with a $200 million term facility and a $50 million reducing revolving credit facility. In addition, the agreement provides us with the ability to access, through December 31, 2003, up to $100 million of incremental senior secured term loans upon the consent of the lenders.

      Under the revolving and term facilities, at our option, we can borrow funds at an interest rate equal to LIBOR plus a margin or at the lenders’ base rate plus a margin. The base rate will generally be equal to the lenders’ prime rate. Interest rates under the revolving facility are base rate plus a margin ranging from 0.25% to 1.75% or LIBOR plus a margin ranging from 1.5% to 3.0%. Interest rates under the term facility are base rate plus a margin ranging from 1.75% to 2.0% or LIBOR plus a margin ranging from 3.0% to 3.25%. Our applicable margin will be determined by our operating leverage ratio which is calculated quarterly. As of March 31, 2002, the interest rate for the revolving credit facility was the lenders’ base rate plus 1.75% or LIBOR plus 3.0% at our option. As of March 31, 2002, the interest rate for the term facility was the lenders’ base rate plus 2.0% or LIBOR plus 3.25% at our option.

      The lenders’ commitments for the revolving facility will reduce quarterly, as specified in the credit agreement, beginning March 31, 2004, and final repayment of any outstanding amounts under the revolving facility is due December 31, 2008. The term facility commences amortization in quarterly installments of $500,000 beginning March 31, 2003 through December 31, 2008, with the remaining outstanding balance payable in three equal quarterly installments beginning March 31, 2009. The final maturity date for any outstanding amounts under the term facility is September 30, 2009.

      The facilities are collateralized by substantially all of the assets, excluding real estate, of our subsidiaries and us. In addition, our subsidiaries are joint and several guarantors of the obligations and our ownership interests in our subsidiaries are pledged to collateralize the obligations. The agreement contains certain restrictive provisions which include, but are not limited to, requiring us to maintain certain financial ratios and limits upon our ability to incur additional indebtedness, make certain acquisitions or investments, sell assets and make other restricted payments.

      At March 31, 2002, the balance outstanding and the balance available under our senior secured credit facility were $212.5 million and $37.5 million, respectively, and the interest rate on the balance outstanding was 5.3%.

The 9.25% Notes

      The 9.25% notes are our general unsecured obligations subordinated in right of payment to all of our existing and future senior indebtedness, including all of our obligations under our senior secured credit facility. The interest rate on the 9.25% notes is 9.25% per year (calculated using a 360-day year) payable on June 15 and December 15 of each year, beginning on June 15, 2002.

      The 9.25% notes are guaranteed, jointly and severally, fully and unconditionally, on a senior subordinated basis by each of the guarantors, which consist of all of our subsidiaries. The obligations of a guarantor under its guarantee of the notes are subordinated in right of payment, to the same extent as our obligations under the 9.25% notes, to all existing and future senior indebtedness of such guarantor, which includes any guarantee by it of our indebtedness under our senior secured credit facility.

      The indenture governing the 9.25% notes contains certain covenants that, among other things, limit our ability to (1) transfer or issue shares of capital stock of subsidiaries to third parties, (2) pay dividends or make certain other payments, (3) incur additional indebtedness, (4) issue preferred stock, (5) incur liens to secure our indebtedness, (6) apply net proceeds from certain asset sales, (7) enter into certain transactions with affiliates or (8) merge with or into any other person.

      We may redeem:

•	all or part of the original principal amount of the 9.25% notes beginning on December 15, 2006, at redemption prices based on the year of redemption, plus accrued and unpaid interest;

•	up to 35% of the original principal amount of the 9.25% notes at any time prior to December 15, 2004 at a price of 109.250% of the principal amount of the 9.25% notes, plus accrued and unpaid interest, with the proceeds of certain public equity offerings of our company; and

•	all but not part of the 9.25% notes at any time prior to December 15, 2006 at a price equal to 100% of the principal amount of the 9.25% notes, plus accrued and unpaid interest, if any, to the date of redemption plus a make-whole premium based upon the present value of the remaining payments on the 9.25% notes.

      Upon a change in control, defined as the acquisition by any persons of beneficial ownership of more than 35% of the voting power of the outstanding shares of our common stock, transfers of substantially all of our assets, certain substantial changes in our board of directors, certain consolidations or mergers of our company involving a significant change in shareholdings or the liquidation of our company, we will be required to make an offer to repurchase all of the outstanding 9.25% notes at 101 % of their aggregate principal amount plus accrued and unpaid interest to the date of purchase. Under certain circumstances, we may not be required to make such a change of control offer.

DESCRIPTION OF CAPITAL STOCK

      We are authorized to issue 50,000,000 shares of all classes of stock, of which 15,000,000 shares are designated class A common stock, 15,000,000 shares are designated class B common stock and 20,000,000 shares are designated preferred stock for which our board of directors has the authority to determine the rights, powers, limitations and restrictions.

      We intend to submit to our shareholders for approval a proposal to change the designation of our class B common stock to “Gray Common Stock.” We also intend to reserve the ticker symbols “GTN” for the redesignated Gray Common Stock and “GTN.A” for our class A common stock on the New York Stock Exchange.

Terms of Our Common Stock

      As of June 30, 2002, 6,848,467 shares of class A common stock were issued and outstanding and 8,882,841 shares of class B common stock were issued and outstanding (excluding 885,269 shares of class B common stock held in escrow under the merger agreement). The rights of our class A and class B common stock are identical, except that our class A common stock entitles the holder to ten votes on all matters on which shareholders are permitted to vote and our class B common stock entitles the holder to one vote on all matters on which shareholders are permitted to vote. The holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor and, upon liquidation, to a pro rata share in any distribution to shareholders. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our class A and class B common stock are fully paid and nonassessable.

Terms of Our Preferred Stock

      As of June 30, 2002, 4,000 shares of Series C were issued and outstanding. The following is a description of our Series C:

•	Our Series C is preferred stock and ranks senior to our class A and class B common stock as to payment of dividends and distribution of assets upon liquidation.

•	Our Series C has a liquidation value equal to $10,000 per share plus accrued and unpaid dividends to the date of final distribution. There are no sinking fund provisions applicable to our Series C.

•	Our Series C has a cumulative annual dividend of $800 per share, and beginning on April 22, 2009, $850 per share, payable, at our option, in cash or in additional shares of Series C on a quarterly basis beginning on June 30, 2002.

•	Our Series C is convertible, at the option of the holder, into shares of our class B common stock at an initial conversion price of $14.39 per share, subject to certain adjustments, except that our affiliates may not convert their shares of Series C unless and until the issuance of the Series C to them has been approved by our shareholders or otherwise permitted by the New York Stock Exchange.

•	Our Series C is redeemable, in whole or in part, at our option, on or after April 22, 2007, at a redemption price equal to $10,000 per share plus accrued and unpaid dividends. We must redeem all of the then outstanding shares of Series C on April 22, 2012 at a redemption price equal to $10,000 per share plus accrued and unpaid dividends.

•	Holders of our Series C will not have any voting rights except as set forth below or as otherwise required by law. Holders of our Series C: (1) will be entitled to elect two additional directors of our company in the event of a default of the equivalent of six quarterly dividends on our Series C and (2) have approval rights over (A) the authorization or issuance of any shares of, or the reclassification of any shares of our capital stock into shares of, our capital stock ranking senior to our Series C, (B) the authorization or issuance of any additional shares of Series C and (C) any amendment of our restated articles of incorporation that adversely affects the powers, preferences or special rights of our Series C.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Mellon Investor Services LLC. It is located at One Mellon Bank Center, 500 Grant Street, Room 2122, Pittsburgh, PA 15258-0001 and its telephone number is (412) 236-8172.

DESCRIPTION OF DEBT SECURITIES

      The following is a summary description of the general terms of the debt securities covered by this prospectus. We will file a prospectus supplement that may contain additional terms when we issue debt securities under one or more senior or subordinated indentures. The terms presented here, together with the terms in a related prospectus supplement, which could be different from the terms described below, will be a description of the material terms of the debt securities. You should also read the applicable indenture. We are filing forms of indentures with the SEC as exhibits to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indentures. The indentures are substantially identical except for the subordination provisions described below under “Subordinated Debt Securities.” The terms and provisions of the debt securities below most likely will be modified by the documents that set forth the specific terms of the debt securities issued.

      We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior or subordinated debt. The debt securities we offer will be issued under an indenture or indentures between us and a trustee. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General

      Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

      We are not limited as to the amount of debt securities we may issue under the indentures. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated,

•	the offering price,

•	the title,

•	any limit on the aggregate principal amount,

•	the person who shall be entitled to receive interest, if other than the record holder on the record date,

•	the date the principal will be payable,

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates,

•	the place where payments may be made,

•	any mandatory or optional redemption provisions,

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund,

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula,

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto,

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency,

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount,

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount,

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance,”

•	any conversion or exchange provisions,

•	whether the debt securities will be issuable in the form of a global security,

•	any subordination provisions, if different than those described below under “Subordinated Debt Securities,”

•	any deletions of, or changes or additions to, the events of default or covenants, and

•	any other specific terms of such debt securities.

      Unless otherwise specified in a prospectus supplement:

•	the debt securities will be registered debt securities, and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

      Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.

Exchange and Transfer

      Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

      We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

      In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing, or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

      We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in a prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

      The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement,

•	be deposited with the depositary or nominee or custodian, and

•	bear any required legends.

      No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary,

•	an event of default is continuing, or

•	any other circumstances described in a prospectus supplement.

      As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names,

•	will not be entitled to physical delivery of certificated debt securities, and

•	will not be considered to be holders of those debt securities under the indentures.

      Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

      Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

      Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

      The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

      The provisions of this paragraph will apply to the debt securities unless otherwise indicated in a prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

      We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

      All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity,

•	the successor assumes all of our obligations under the debt securities and the indenture,

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing, and

•	certain other conditions are met.

Events of Default

      Unless we inform you otherwise in a prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due,

(2) failure to pay any interest on any debt security of that series for 30 days when due,

(3) failure to deposit any sinking fund payment when due,

(4) failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture,

(5) our bankruptcy, insolvency or reorganization, and

(6) any other event of default specified in a prospectus supplement.

      An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

      If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

      After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

      Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

      A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series,

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding, and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

      Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

      We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

      We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

      However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security,

•	reduce the principal, premium, if any, or interest on any debt security,

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity,

•	reduce the rate of interest on any debt security,

•	change the currency in which any debt security is payable,

•	impair the right to enforce any payment after the stated maturity or redemption date,

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security,

•	waive a redemption payment or modify any of the redemption provisions of any debt security,

•	adversely affect the right to convert any debt security, or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

      We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

      Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding, and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

•	the subordination provisions under the subordinated indenture, and

•	covenants as to payment of taxes and maintenance of corporate existence.

      To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

      If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

      Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

      The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Regarding the Trustee

      The indenture limits the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

      The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

      Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all our senior indebtedness.

      Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

      We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”), or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

      We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist, and

•	in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

      No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

      If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

      In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

      At March 31, 2002, the balance outstanding and the balance available under our senior secured credit facility were $212.5 million and $37.5 million, respectively, and the interest rate on the balance outstanding was 5.3%. We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

      We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Conversion or Exchange Rights

      Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price,

•	the conversion or exchange period,

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange,

•	events requiring adjustment to the conversion or exchange price,

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities, and

•	any anti-dilution provisions, if applicable.

No Individual Liability of Stockholders, Officers or Directors

      The indentures provide that none of our past, present or future stockholders, officers or directors, or stockholders, officers or directors of any successor corporation, in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the applicable indenture.

PLAN OF DISTRIBUTION

      We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them,

•	directly to investors, or

•	through agents.

      We may sell the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time,

•	at market prices prevailing at the time of sale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

      We will describe the method of distribution of the securities in the applicable prospectus supplement.

      Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us.

      Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers and agents.

      We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

      All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

      Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

      Proskauer Rose LLP, New York, New York, and Troutman Sanders LLP, Atlanta, Georgia, will pass on the validity of the issuance of the securities offered in this prospectus.

EXPERTS

      The consolidated financial statements and schedule of Gray Communications Systems, Inc. as of December 31, 2000, and for each of the two years in the period ended December 31, 2000, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon also incorporated by reference herein and in the registration statement. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Gray Communications Systems, Inc. as of December 31, 2001, and for the year then ended, incorporated into this prospectus by reference to the Gray Communications Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Stations Holding Company, Inc. and subsidiaries as of December 31, 2000 and 2001, and for each of the three years in the period ended December 31, 2001 included in this prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 and also at its locations in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our class A common stock and class B common stock are listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, our Current Report on Form 8-K filed on June 21, 2002 and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

Gray Communications Systems, Inc.

4370 Peachtree Road, NE
Atlanta, Georgia 30319
Attention: James C. Ryan
Telephone: (404) 504-9828

      This prospectus is part of a registration statement we filed with the SEC. You should rely on only the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

The information in this prospectus is not complete and may be changed. The selling security holders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling security holders named in this prospectus are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 15, 2002

PROSPECTUS

3,000,000 Shares

Gray Communications Systems, Inc.

Class B Common Stock

        This prospectus relates to resales of shares of class B common stock of Gray Communications Systems, Inc. that are issuable upon conversion of shares of our Series C convertible preferred stock. The number of shares of class B common stock issuable upon conversion of shares of Series C convertible preferred stock will be determined based upon the conversion rate applicable to such shares at the time of conversion. The selling security holders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

      We have two classes of common stock: class A and class B. Our class A common stock is traded on the New York Stock Exchange under the symbol “GCS.” Our class B common stock is traded on the New York Stock Exchange under the symbol “GCS.B.” On July 11, 2002, the last reported sale price for our class B common stock was $13.02 per share. We also have Series C convertible preferred stock which is not publicly traded.

      We intend to change our name to “Gray Television, Inc.” We intend to submit to our shareholders for approval a proposal to change the designation of our class B common stock to “Gray Common Stock.” We also intend to reserve the ticker symbol “GTN” for the redesignated Gray Common Stock on the New York Stock Exchange.

       Investing in our class B common stock involves risks. See “Risk Factors” beginning on page 3.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The securities may be sold directly by the selling security holders to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution.” If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of these underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. We are not offering or selling any shares of our class B common stock pursuant to this prospectus. We will not receive any proceeds from the sale of shares by the selling security holders.

The date of this prospectus is                               , 2002

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ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we sometimes refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, over the next two years, offer any combination of common stock, preferred stock or debt securities, or either common stock, preferred stock or debt securities only, described in this prospectus in one or more offerings up to a total amount of $600,000,000. This prospectus provides you with a general description of the securities we may issue and sell. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section titled “Where You Can Find More Information.”

INDUSTRY, MARKET AND RANKING DATA

      In this prospectus and the documents incorporated by reference, we rely on and refer to market information regarding the television industry from BIA Financial Network, Inc.’s MEDIA Access ProTM Version 3.1, updated as of July 1, 2002, which we refer to as “BIA.” We also rely on and refer to market information regarding the television industry from Nielsen Station Index, Viewers in Profile, dated May 2002, as prepared by A.C. Nielsen Company, which we refer to as “Nielsen.” Although we believe that the information obtained from third parties is reliable, we have not independently verified the accuracy and completeness of the information. To the extent that this information contains forward-looking statements, readers of this prospectus are cautioned that these statements involve risks and uncertainty and that actual results may differ materially from those in these statements, similarly to that described in “Forward-Looking Statements.” All statements as to station ranking in this prospectus are based on Nielsen data for the 6:00 a.m. to 2:00 a.m. Sunday through Saturday time period, except that data in the “Selected Station and Market Information Regarding Gray and Stations” section in the tables titled “Competitive Landscape” is based on BIA data for the 9:00 a.m. to midnight Sunday through Saturday time period.

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PROSPECTUS SUMMARY

      In this prospectus, unless otherwise indicated, the words “Gray,” “our,” “us” and “we” refer to Gray Communications Systems, Inc. and its subsidiaries. Our discussion of the television stations that we own and operate does not include our interest in the stations owned by Sarkes Tarzian, Inc.

      This summary highlights selected information from this document and the materials incorporated by reference and does not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus, any prospectus supplements hereto and the documents to which we have referred you.

The Company

      We currently own and operate 13 network-affiliated television stations in 11 medium-sized markets in the Southeast, Southwest and Midwest United States. Eleven of our 13 stations are ranked first in total viewing audience and news audience, with the remaining two stations ranked second in total viewing audience and third in news audience. Ten of the stations are affiliated with CBS Inc., or “CBS,” and three are affiliated with National Broadcasting Company, Inc., or “NBC.” We own and operate four daily newspapers, three located in Georgia and one in Goshen, Indiana, with a total daily circulation of over 126,000. We also own and operate a paging business located in the Southeast that had approximately 72,000 units in service at March 31, 2002. For the 12 months ended March 31, 2002, our total revenues and operating cash flow were $157.0 million and $51.2 million, respectively.

      On June 4, 2002, we executed a merger agreement with Stations Holding Company, Inc., which we refer to as “Stations,” the parent company of Benedek Broadcasting Corporation, which we refer to as “Benedek.” The merger agreement provides that we will acquire Stations by merging our newly formed wholly-owned subsidiary, Gray MidAmerica Television, Inc., which we refer to as “Gray MidAmerica Television,” into Stations. In consideration for Stations, we will pay an estimated consideration of $502.5 million, a substantial portion of which will be used to satisfy, in full, certain outstanding indebtedness of Stations in accordance with a plan of reorganization filed by Stations with the United States bankruptcy court in Delaware on July 1, 2002. We may pay additional cash consideration of $4.9 million for certain estimated net working capital, as specified in the merger agreement.

      Benedek plans to sell or already has sold, prior to the effective time of the merger, a total of nine designated television stations. Upon completion of the merger, we will own a total of 28 stations serving 23 television markets. Based on results for the year ended December 31, 2001, the combined Gray and Benedek television stations produced approximately $213.9 million of net revenue and $84.8 million of broadcast cash flow. Including our publishing and other operations, the combined Gray and Benedek operations for 2001 produced approximately $263.8 million of net revenue and $97.1 million of media cash flow. We expect the merger, if it closes, to be completed by the fourth quarter of 2002.

      We were incorporated in 1891 to publish the Albany Herald in Albany, Georgia and entered the broadcasting industry in 1954. We have a dedicated and experienced senior management team, which has an average of over 18 years experience in the media industry.

Recent Developments

Series C Convertible Preferred Stock

      On April 22, 2002, we issued a total of $40,000,000 of new Series C convertible preferred stock, which we refer to as “Series C.” We issued $31,400,000 of our Series C to a limited number of outside accredited investors, and $8,600,000 of our Series C to certain of our executive officers and directors and their affiliates in exchange for all of the outstanding shares of our series A preferred stock and series B preferred stock on a one-for-one basis. Our Series C is convertible into our class B common stock at an initial conversion price of $14.39 per share, subject to customary adjustments.

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      Our Series C has not been registered under the Securities Act of 1933, as amended, or any other applicable state securities laws, and therefore are restricted securities. Under the terms of a registration rights agreement entered into between us and the investors in the Series C, we are required to:

•	file with the Securities and Exchange Commission a shelf registration statement, of which this prospectus and the prospectus relating to the shares of our class B common stock constitute parts, with respect to the shares of our class B common stock into which the Series C is convertible;

•	use our reasonable best efforts to cause the registration statement to be declared effective as soon as practicable after filing, but no later than November 8, 2002, otherwise we will be required to pay liquidated damages to the holders of the Series C; and

•	cause the registration statement to remain effective until the earlier to occur of (1) April 22, 2004 and (2) the date as of which there no longer are any registrable securities in existence.

      In addition, investors in the Series C were granted “piggyback” registration rights with respect to the underlying shares of class B common stock. See “Description of Capital Stock — Terms of Our Preferred Stock.”

Our Offices and Additional Information

      We are a Georgia corporation formed in 1891. Our principal offices are located at 4370 Peachtree Road, NE, Atlanta, Georgia 30319, and our telephone number is (404) 504-9828. Additional information regarding Gray is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (which are incorporated by reference in this prospectus).

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RISK FACTORS

      You should carefully consider the following risk factors, as well as the other information contained in this prospectus or any supplemental prospectus hereto or incorporated herein by reference, before purchasing any of our common stock, preferred stock or debt securities.

Risks Related to Our Business

We have recorded net losses in the last three years and these losses may continue.

      We have recorded net losses in the last three years. Our losses are primarily due to increased operating expenses, higher amortization and depreciation costs, increased interest expense relating to our acquisitions and, in 2001, declining advertising revenue caused, in large part, by the weaker economic environment and the cyclical decline in broadcast political revenue. Our net losses may continue for these reasons and also because of the phasing out of network compensation payments under certain of our network affiliation agreements.

We depend on advertising revenues, which have decreased recently as a result of a number of factors and also experience seasonal fluctuations.

      Our main source of revenue is sales of advertising time at our television stations and advertising space within our newspapers. Our ability to sell advertising time and space depends on:

•	the health of the economy in the areas where our stations and newspapers are located and in the nation as a whole;

•	the popularity of our programming and newspapers;

•	changes in the makeup of the population in the areas where our stations and newspapers are located;

•	pricing fluctuations in local and national advertising;

•	the activities of our competitors, including increased competition from other forms of advertising-based mediums, particularly network, cable television, direct satellite television and the Internet; and

•	other factors that may be beyond our control.

      For example, a labor dispute or other disruption at a major national advertiser, or a recession in a particular market, would make it more difficult to sell advertising time and space and could reduce our revenue.

      In addition, our results are subject to seasonal fluctuations, which typically result in fourth quarter broadcast operating income being greater than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period. Furthermore, revenues from political advertising are significantly lower in odd-numbered years.

We must purchase non-network television programming in advance but cannot predict if a particular show will be popular enough to cover its cost.

      One of our most significant costs is non-network television programming. If a particular non-network program is not popular in relation to its costs, we may not be able to sell enough advertising time to cover the costs of the program. Since we purchase non-network programming content from others, we also have little control over the costs of such programming. We usually must purchase non-network programming several years in advance, and may have to commit to purchase more than one year’s worth of non-network programming. In addition, we may replace programs that are doing poorly before we have recaptured any

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significant portion of the costs we incurred, or fully expensed the costs for financial reporting purposes. Any of these factors could reduce our revenues or otherwise cause our costs to escalate relative to revenues.

We may lose a large amount of television programming if a network terminates its affiliation with us

      Our business depends in large part on the success of our network affiliations. Each of our stations and each of Stations’ television stations is affiliated with a major network pursuant to an affiliation agreement. Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which the station is affiliated.

      The preliminary NBC affiliation agreements we recently entered into for WJHG, WITN and WEAU expire on December 31, 2011 and Stations’ affiliation agreements for WOWT, WTAP, WMTV and WILX expire on January 1, 2012. In addition, our CBS affiliation agreements expire as follows: (1) WVLT, WKYT, WYMT and WCTV, on December 31, 2004; (2) WRDW, on March 31, 2005; and (3) KWTX, KBTX, KOLN, KGIN and KXII, on December 31, 2005. Stations’ CBS affiliation agreements expire on June 30, 2005. In addition, Stations’ affiliation agreements with American Broadcasting Company, “ABC,” for KAKE, KLBY and KUPK expire on January 1, 2006 and for WHSV, WBKO and WTOK on November 1, 2004. If we do not enter into affiliation agreements to replace any expiring agreements, we may no longer be able to carry programming of the relevant network. This loss of programming would require us to obtain replacement programming, which may involve higher costs and which may not be as attractive to our target audiences. Furthermore, our concentration of CBS affiliates makes us sensitive to adverse changes in our business relationship with, and the general success of, CBS and its network programming.

We may lose a significant amount of compensation payments if affiliation agreements are renewed with lower or no compensation payments.

      In exchange for every hour that a station elects to broadcast network programming, the network may pay the station a specific network compensation fee, which varies with the time of day. For the 12 months ended March 31, 2002, this network compensation comprised of approximately 6% of our broadcasting revenue.

      Our CBS affiliation agreements for KWTX, KBTX and KXII were renegotiated during the fourth quarter of 2000 and the agreements were extended through December 31, 2005. As a result of these negotiations, network compensation for KWTX, KBTX and KXII is being phased out over 2001 and 2002. In addition, our new NBC affiliation agreement for WJHG does not provide for any network compensation payments by NBC after December 31, 2001. Furthermore, our recent extensions of the WITN and WEAU agreements through December 31, 2011 do not provide for any network compensation payments during the extended terms of those agreements, which begin after June 30, 2006 and December 31, 2005, respectively. Stations’ NBC affiliation agreements for WOWT, WMTV, WILX and WTAP were renegotiated effective as of January 1, 2002 and the agreements were extended to January 1, 2012. As a result of these negotiations compensation for WOWT, WMTV, WILX and WTAP continues, although at a reduced level through 2005. For the period from January 1, 2006 through the expiration of the contract on January 1, 2012 the agreements do not provide for any network compensation payments. Stations’ ABC affiliation agreements for WBKO, WHSV and WTOK expire on November 1, 2004 and provide for compensation that decreases throughout the term of the contract and reduces to zero by the expiration date of the contract.

      As evidenced by these negotiations, we may not be able to enter into new affiliation agreements that provide us with as much compensation from the networks as our present agreements.

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We operate in a highly competitive environment and competition from other media entities may cause our advertising sales to decrease or our costs to increase.

      We face significant competitive pressures from the following:

Television Industry. Competition in the television industry exists on several levels: competition for audience; competition for programming, including news; and competition for advertisers. Additional factors that are material to a television station’s competitive position include signal coverage and assigned frequency.

Audience. Stations compete for audience based on program popularity, which has a direct effect on advertising rates. A substantial portion of the daily programming on each of our stations is supplied by the network affiliate. During those periods, the stations are totally dependent upon the performance of the network programs to attract viewers. There can be no assurance that this programming will achieve or maintain satisfactory viewership levels in the future. Non-network time periods are programmed by the station with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only, and involve significant costs.

In addition, the development of methods of television transmission of video programming other than over-the-air broadcasting and, in particular, cable television have significantly altered competition for audiences in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station’s audience and also by serving as a distribution system for non-broadcasting programming.

Technological innovation and the resulting proliferation of programming alternatives, such as home entertainment systems, “wireless cable” services, satellite master antenna television systems, low power television stations, television translator stations, direct broadcast satellite, video distribution services, pay-per-view and the Internet, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition.

Programming. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Each station competes against the broadcast station competitors in its market for exclusive access to off-network reruns, such as Seinfeld, and first-run product, such as Entertainment Tonight. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Competition exists for exclusive news stories and features as well.

Advertising. Advertising rates are based upon the size of the market in which the station operates, a station’s overall ratings, a program’s popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the market served by the station, the availability of alternative advertising media in the market area, aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertiser messages to programming. Advertising revenues comprise the primary source of revenues for our stations. Our stations compete for advertising revenues with other television stations in their respective markets. The stations also compete for advertising revenues with other media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, Internet and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets. Technological advances and developments made by other media entities may result in increased competition and decreased advertising revenue.

Deregulation. Recent changes in law have also increased competition. The Telecommunications Act of 1996, the “Telecommunications Act,” created greater flexibility and removed some limits on station ownership. The prices for stations have risen as a result. Telephone, cable and some other content providers are also free to provide video services in competition with us. The Federal

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Communications Commission, “FCC,” is actively reviewing its ownership rules and further deregulation could lead to industry consolidation that could pose new competitive challenges in the markets in which we operate.

Future Technology Under Development. Cable providers and direct broadcast satellite companies are developing new techniques that allow them to transmit more channels on their existing equipment. These so-called “video compression techniques” will reduce the cost of creating channels, and may lead to the division of the television industry into ever more specialized niche markets. Video compression is available to us as well, but competitors who target programming to such sharply defined markets may gain an advantage over us for television advertising revenues. Lowering the cost of creating channels may also encourage new competitors to enter our markets and compete with us for advertising revenue.

Newspaper Industry. Our newspapers compete for advertisers with a number of other media outlets, including magazines, Internet, radio and television, as well as other newspapers, which also compete for readers with our publications. One of our newspaper competitors is significantly larger than us and operates in two of our newspaper markets. New technological media for the delivery of news and information, such as the Internet, have fragmented historical newspaper audiences and subjected newspaper companies to new types of competition.

Paging Industry. The paging industry is highly competitive. Companies in the industry compete on the basis of price, coverage area offered to subscribers, available services offered in addition to basic numeric or tone paging, transmission quality, system reliability and customer service.

Our primary competitors include those paging companies that provide wireless service in the same geographic areas in which we operate. We experience competition from one or more competitors in all locations in which we operate. Some of our competitors have greater financial and other resources than we have.

Our paging services also compete with other wireless communications services such as cellular service. The typical customer uses paging as a low-cost wireless communications alternative either on a stand-alone basis or in conjunction with cellular services. However, future technological developments in the wireless communications industry and enhancements of current technology could create new products and services, such as personal communications services and mobile satellite services, which are competitive with the paging services we currently offer. Recent and proposed regulatory changes by the FCC are aimed at encouraging these technological developments and new services and promoting competition. There can be no assurance that our paging business would not be adversely affected by these technological developments or regulatory changes.

The phased introduction of digital advanced television will increase our capital and operating costs and may expose us to increased competition.

      The FCC has adopted rules and regulations that require television stations to implement digital advanced television service, including high definition, in the United States. Under current regulations, all commercial television stations in the United States were required to start broadcasting in digital format by May 1, 2002 and must abandon the present analog format by 2006, although the FCC may extend these dates. As of May 1, 2002, four of our stations and one of the television stations that we intend to acquire in the merger were broadcasting in digital format. Our remaining nine stations and the remaining 14 television stations that we intend to acquire in the merger have been granted six-month extensions to the May 2002 deadline. The extensions will need to be renewed if the stations are not broadcasting in digital format by the time they expire. These extension renewals may not be granted. The stations that do not begin broadcasting in digital format by their extended deadlines could be subject to fines. If the stations do not eventually begin broadcasting in digital format, the stations could lose their digital allocation and be required to cease broadcasting at the end of the transition period when the analog spectrum is reclaimed.

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      There is considerable uncertainty about the final form of the FCC digital regulations. Even so, we believe that these new developments may have the following effects on us:

Signal Quality Issues. Certain industry tests have indicated that the digital standard mandated currently is unable to provide for reliable reception of a digital advanced television signal through a simple indoor antenna. It also appears likely that additional interference will occur to both analog and digital advanced television stations as new digital advanced television broadcast stations are constructed. We are unable to assess at this time the magnitude of such interference or the efficacy of possible remedies.

Because of this possible reception quality and coverage issue, we may be forced to rely on cable television or other alternative means of transmission to deliver our digital signals to all of the viewers we are able to reach with our current analog signals. While the FCC ruled that cable companies are required to carry the signals of digital-only television stations, the agency has tentatively concluded, subject to additional inquiry, that cable companies should not be required to carry both the analog and digital signals of stations during the transition period when stations will be broadcasting in both modes. If the FCC does not require cable companies to carry both analog and digital signals, cable customers in our broadcast markets may not receive our digital signal, which could negatively impact our business.

Capital and Operating Costs. We will incur substantial costs to replace equipment in our stations in order to provide digital advanced television. Even with the flexible operating requirements, our stations will also incur increased utilities costs as a result of converting to digital operations. We cannot be certain we will be able to increase revenues to offset these additional costs.

Conversion and Programming Costs. We expect to incur approximately $31.4 million in costs, of which we have incurred approximately $11.1 million through March 31, 2002, to convert our stations from the current analog format to digital format. This $31.4 million amount includes a capital lease of approximately $2.5 million for tower facilities at WVLT-TV, our station in Knoxville, Tennessee. However, our aggregate costs may be higher than this estimate. We also may incur additional costs to obtain programming for the additional channels made available by digital technology. Increased revenues from the additional channels may not make up for the conversion costs and additional programming expenses. Also, multiple channels programmed by other stations could increase competition in our markets. Stations expects to incur approximately $11.3 million in costs, of which it already has incurred approximately $4.5 million through March 31, 2002, to convert the stations that we plan to acquire in the merger from the current analog format to digital format.

Certain directors and officers may be subject to potential conflicts.

      J. Mack Robinson, President, Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation, our principal stockholder, “Bull Run,” and the beneficial owner of approximately 24.9% of Bull Run’s common stock. Robert S. Prather, Jr., Executive Vice President-Acquisitions and a director of Gray, is President, Chief Executive Officer and a director of Bull Run and the beneficial owner of approximately 8.7% of Bull Run’s common stock. Hilton H. Howell, Jr., Executive Vice President and a director of Gray, is Vice President, Secretary and a director of Bull Run. Mr. Howell also is the son-in-law of J. Mack Robinson and Harriett J. Robinson, both members of our board of directors. Accordingly, each of these individuals may be subject to conflicts of interest in connection with, for example, the negotiation of agreements or the provision of services between Gray and Bull Run. Each of these individuals has other duties and responsibilities with Bull Run, or other businesses, that may conflict with the time that might otherwise be devoted to his duties with us.

Bull Run and certain of our directors and executive officers hold substantial equity in us and may use this influence in ways that are not consistent with the interests of other security holders.

      Bull Run and the executive officers and directors mentioned above, and their affiliates, hold or have the right to vote in the aggregate approximately 49.9% in voting power of our currently outstanding

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common stock. Furthermore, if all options and warrants that are currently outstanding were exercised and all of their Series C was converted into class B common stock (although this conversion currently is not permitted under the terms of the Series C), their voting power would increase to approximately 56.0%. Accordingly, these persons may have substantial influence on us in ways that might not be consistent with the interests of other security holders. These persons may also have significant influence and control over the outcome of any matters submitted to our shareholders for approval.

Pending litigation could adversely affect our ownership interest in Sarkes Tarzian, Inc.

      On December 3, 2001, we acquired 301,119 shares of the outstanding common stock of Sarkes Tarzian, Inc., “Tarzian,” from Bull Run for $10 million plus $3.2 million of related costs which had previously been capitalized. Bull Run had previously acquired these shares from the Estate of Mary Tarzian. Subsequent to Bull Run’s acquisition of these shares, Tarzian filed a complaint against Bull Run and the representative of the Estate claiming that Tarzian had a binding and enforceable contract to purchase these shares from the Estate prior to Bull Run’s acquisition. Tarzian requested judgment to enforce its alleged contract. Although the action has since been dismissed without prejudice against Bull Run, the litigation between Tarzian and the Estate is ongoing. If Tarzian were to prevail in that litigation, that could ultimately lead to litigation against us, which might involve a claim for rescission of the acquisition of the Tarzian shares from the Estate and/or a claim for damages. The stock purchase agreement with the Estate provides that if a court of competent jurisdiction awards title to the Tarzian shares to a person or entity other than the purchaser, the stock purchase agreement will be rescinded. In that event, the Estate will be required to pay for our benefit, as successor in interest to the purchaser, the full $10 million purchase price paid to the estate, plus interest.

Our success depends on our senior management.

      Our success depends to a significant extent on the efforts of our senior management. As a result, if any of these individuals were to leave, we could face substantial difficulty in hiring and retaining qualified successors and could experience a loss in productivity while any successors gain the necessary experience.

A deficiency has been asserted by the Internal Revenue Service for 1996.

      In connection with an audit of our 1996 federal income tax return, the Internal Revenue Service has asserted a deficiency in income taxes of approximately $12.1 million, plus related interest and penalties. The asserted deficiency relates principally to our acquisition in 1996 of certain assets of First American Media, Inc. On January 18, 2002, we filed a petition in the United States Tax Court to contest this deficiency, and we believe that we have a meritorious position with respect to the issues related to the deficiency. We cannot be certain when, and if, this matter will be resolved in our favor, and if it is not, we could incur negative consequences in future years.

We have a material amount of intangible assets, and if we are required to write-down intangible assets to comply with new accounting standards, it would reduce our net income, which in turn could materially and adversely affect our results of operations and the trading prices of our common stock.

      Our intangible assets principally include FCC licenses, network affiliations and goodwill. In July 2001, the Financial Accounting Standards Board issued Statement No. 142, “Goodwill and Other Intangible Assets,” which generally is effective for us from January 1, 2002. The regulation requires, among other things, the discontinuance of the amortization of goodwill and FCC licenses and network affiliations, and the introduction of annual impairment testing in its place. In addition, the standard includes provisions for the reclassification under limited circumstances of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of identifiable intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. The regulation also requires us to complete a transitional goodwill impairment test six months from the date of adoption. Potential writedowns of intangible assets in

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compliance with these new accounting standards may reduce our net income in the future, which in turn could materially and adversely affect our results of operations and the trading prices of our common stock.

Because a significant portion of our assets are intangible, they may have little value upon a liquidation.

      Our assets consist primarily of intangible assets, including affiliation agreements with television networks such as NBC and CBS and FCC licenses, the value of which will depend significantly upon the success of our business and the financial prospects of the television broadcasting and paging industries in general. If we default on our indebtedness, or if we are liquidated, the value of these assets may not be sufficient to satisfy our obligations to our creditors and debtholders and to enable us to make any distributions to the holders of shares of our class B common stock. Furthermore, if our FCC licenses are not renewed, it could materially and adversely affect our results of operations and the trading price of our class B common stock.

We may be unable to identify or integrate acquisitions successfully or on commercially acceptable terms.

      We have made a number of acquisitions and in the future may make additional acquisitions. We cannot assure you that we will be able to identify suitable acquisition candidates in the future. Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions on commercially acceptable terms. The failure to acquire suitable candidates, or the consummation of a future acquisition, including the Stations acquisition, at a price or on other terms that prove to be unfavorable, could adversely affect our business and results of operations.

      In order to integrate successfully these future acquisitions, including the Stations acquisition, into our business, we will need to coordinate the management and administrative functions and sales, marketing and development efforts of each company. Combining companies presents a number of challenges, including integrating the management of companies that may have different approaches to sales and service, and the integration of a number of geographically separated facilities. In addition, integrating acquisitions, including the Stations acquisition, requires substantial management time and attention, which may distract management from our day-to-day business, and could disrupt our ongoing business and increase our expenses. If we cannot successfully integrate our future acquisitions, including the Stations acquisition, our business and results of operations could be adversely affected.

      We may need to incur debt or issue equity securities to pay for any future acquisitions and to pay for increased capital expenditures following any acquisitions, and will require such financing in connection with the Stations acquisition. However, debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all, and equity financing could be dilutive to our shareholders.

We may not be able to complete the merger.

      Consummation of the merger is dependent upon, among other things, the bankruptcy court approving Stations’ plan of reorganization and such affirmation order becoming a final bankruptcy court order, the FCC approving the transaction contemplated by the merger agreement and our ability to obtain financing for the acquisition. For these or other reasons, the merger may not be consummated.

If we consummate the Stations acquisition, the risks related to our business likely will intensify.

      If the merger is consummated, we will expand our broadcast operations from 13 stations in 11 markets to 28 stations serving 23 television markets. In addition, we intend to increase our indebtedness, through the issuance of additional debt securities and the amendment of our existing credit facility, in order to consummate the acquisition. Accordingly, if we consummate the Stations acquisition, the risks related to our broadcasting segment, the related regulatory environment and our indebtedness likely will intensify.

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Failure to complete the merger could negatively impact our operating results.

      If the merger is not consummated because of a material default by us under the merger agreement, and Stations is not in material default under the merger agreement, then Stations may draw on the letter of credit that we have provided and receive shares of our class B common stock that we have placed in escrow. The aggregate proceeds to Stations from drawing on the letter of credit and from the escrow shares would total $25 million. If we are unable to raise sufficient financing, we would not be able to complete the merger. In addition, costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed. Therefore, if we do not consummate the merger, our operating results will be negatively affected.

Risks Related to Our Class B Common Stock

The price of our class B common stock has experienced substantial volatility and may continue to do so in the future.

      There has been significant volatility in the market prices for publicly traded shares of media companies, including ours.

      In 2001, the price of our class B common stock fluctuated from a high of $17.65 to a low of $9.60. In addition, for the first two quarters of 2002, the price of our class B common stock fluctuated from a high of $14.55 to a low of $10.24. On July 11, 2002, our class B common stock closed at a price of $13.02 per share.

      The price of our class B common stock may not remain at or exceed current levels. The following factors may have an adverse impact on the market price of our class B common stock:

•	market conditions for media stocks, and particularly, broadcasting stocks;

•	market conditions generally;

•	governmental regulation;

•	communications legislation;

•	fluctuations in our operating results; and

•	announcements of technical or product developments by our competitors.

There can be no assurance as to the liquidity of our class B common stock.

      Currently our class B common stock is traded on the New York Stock Exchange. There can be no assurance as to the future liquidity of the market for our class B common stock.

Purchasers of our class B common stock may experience immediate and substantial dilution of their investment.

      The public offering price of our class B common stock may be substantially higher than its book value immediately after its offering. As a result, if you were to purchase shares of our class B common stock in the offering under such circumstances, you most likely would incur immediate and substantial dilution in the net tangible book value of the shares purchased from the public offering price.

In the event of a liquidation of our company, holders of our class B common stock may not receive a distribution of assets.

      Our class B common stock ranks junior to our preferred stock and our debt as to dividends and distribution of assets upon liquidation. As a result, in the event of a liquidation of our company, holders of our class B common stock would receive distributions only after distributions are made in full to holders of

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our preferred stock and our debt. There can be no assurance that we would have enough assets to make distributions to holders of our class B common stock in a liquidation.

Risks Related to Our Existing Indebtedness

Our indebtedness could materially and adversely affect our business.

      We are highly leveraged and have significant fixed debt service obligations in addition to our operating expenses. Our indebtedness could have significant adverse effects on our business. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

•	reduce the availability of our cash flow to fund working capital, capital expenditures and other general business purposes;

•	limit our flexibility in planning for, or reacting to, changes in our industries, making us more vulnerable to economic downturns and limiting our ability to withstand competitive pressure;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

      If our indebtedness affects our operations in these ways, our business, financial condition and results of operations could suffer. Furthermore, our senior secured credit facility and the indenture governing our 9.25% senior subordinated notes permit, and the indenture related to the debt securities that we may offer under the registration statement of which this prospectus constitutes a part may permit, us to incur substantial amounts of additional debt in specified circumstances. If we incur additional debt in the future, the related risks could intensify.

Restrictions under our existing senior secured credit facility limit our flexibility.

      Our existing senior secured credit facility prevents us from taking certain actions and requires us to meet certain tests. These limitations and tests include the following:

•	limitations on liens;

•	limitations on additional debt;

•	limitations on dividends and distributions;

•	limitations on management and consulting fees;

•	limitations on stock repurchases;

•	limitations on transactions with affiliates;

•	limitations on guarantees;

•	limitations on asset sales;

•	limitations on sale-leaseback transactions;

•	limitations on acquisitions;

•	limitations on changes in our business;

•	limitations on mergers and other corporate reorganizations;

•	limitations on loans, investments and advances, including investments in joint ventures and foreign subsidiaries; and

•	financial ratio and condition tests.

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      These restrictions and tests may prevent us from taking action that could increase the value of our securities, or may require actions that decrease the value of our securities. In addition, we may fail to meet the tests and thereby default under our senior secured credit facility. If we default on our obligations, creditors could require immediate payment of the obligations or foreclose on collateral. If this happens, we could be forced to sell assets or take other action that would reduce the value of our securities.

Servicing our debt will require a significant amount of cash, and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

      Our ability to service our debt depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. In addition, the ability to borrow funds under our senior secured credit facility in the future will depend on our meeting the financial covenants in that agreement. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our senior secured credit facility or otherwise, in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. Additional debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all. If we are unable to implement one or more of these alternatives, we may not be able to service our debt obligations.

Covenant restrictions under our indentures may limit our ability to operate our business.

      The indenture governing our 9.25% notes contains, and the indenture related to the debt securities that we may offer under the registration statement of which this prospectus constitutes a part may contain, covenants that restrict our and our subsidiaries’ ability to finance future operations or capital needs or to engage in other business activities.

      In addition, the indenture governing our 9.25% notes restricts, and the indenture related to the debt securities that we may offer under the registration statement of which this prospectus constitutes a part may restrict, among other things, our ability and our subsidiary guarantors’ ability to:

•	incur additional indebtedness;

•	make specified restricted payments;

•	make specified asset sales;

•	incur liens;

•	engage in intra-company transactions, such as the payment of dividends and the making of loans or advances;

•	engage in transactions with affiliates;

•	issue and sell capital stock of our subsidiaries; and

•	engage in a merger, consolidation or sale of substantial assets.

      We cannot assure you that we will meet the covenants in the indentures or that the holders of our debt securities that are party to the indentures will waive any failure to meet these covenants. A breach of any of these covenants would result in a default under the indentures, and may in turn result in a default under our senior secured credit facility. If an event of default occurs under our senior secured credit facility and continues beyond any applicable cure period, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If our indebtedness were to be accelerated, there can be no assurance that we would be able to pay it. Such acceleration would have a material adverse effect on our financial condition.

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We may not be able to finance change of control payments required by our debt facilities.

      If we were to experience a change of control, the indenture related to our 9.25% notes would require us to offer to purchase all of our 9.25% notes then outstanding at 101% of their principal amount, plus accrued interest to the date of purchase. Any new debt securities that we may offer may subject us to a similar requirement. The purchase of our debt securities may require additional third-party financing and we cannot assure you that we would be able to obtain that financing on favorable terms or at all.

      Furthermore, similar change of control events will result in an event of default under our senior secured credit facility and could cause the acceleration of our debt under that facility. The inability to repay that debt, if accelerated, and to purchase all of the tendered notes in the event of a change of control, would constitute an event of default under the indenture governing the 9.25% notes.

      We may enter into transactions, including acquisitions, refinancings or recapitalizations, or highly leveraged transactions, that may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse effect on holders of shares of our class B common stock.

Risks Related to Legal and Regulatory Matters

Certain regulatory agencies must approve the merger and could delay or refuse to approve the merger.

      We and Stations must obtain approvals or consents to the merger from certain federal regulatory commissions, including the FCC, and the United States bankruptcy court in Delaware. These agencies and the bankruptcy court may seek to impose conditions on us or Stations before giving their approval or consent, and meeting those conditions could have an adverse effect on our business or financial condition. In addition, a delay in obtaining the requisite regulatory and bankruptcy court approvals will delay the completion of the merger. We cannot be certain that we and Stations will obtain the required regulatory and bankruptcy court approvals, or obtain them within the time frame contemplated in the merger agreement.

Federal regulation of the broadcasting industry limits our operating flexibility.

      The FCC regulates our business, just as it does all other companies in the broadcasting industry. We must ask the FCC’s approval whenever we need a new license, seek to renew or assign a license, purchase a new station or transfer the control of one of our subsidiaries that holds a license. Our FCC licenses are critical to our operations; our broadcasting segment cannot operate without them. We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions.

      Federal legislation and FCC rules have changed significantly in recent years and can be expected to continue to change. These changes may limit our ability to conduct our business in ways that we believe would be advantageous and therefore may affect our operating results.

The FCC’s duopoly restrictions limit our ability to own and operate multiple television stations in the same market and our ability to own and operate a television station and newspaper in the same market.

      The FCC’s ownership rules generally prohibit us from owning or having “attributable interests” in television stations located in the same markets in which our stations are licensed. Accordingly, our ability to expand through acquisitions of additional stations in markets where we presently are operating is constrained by those rules. Under current FCC cross-ownership rules, we also are not allowed to own and operate a television station and a newspaper in the same market.

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Our paging operations are subject to federal regulation.

      Our paging operations, which we acquired in September 1996, are subject to regulation by the FCC under the Communications Act. The FCC has granted us licenses to use the radio frequencies necessary to conduct our paging operations.

      The FCC paging licenses granted to us are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. We hold various FCC radio licenses which are used in connection with our paging operations. Paging licenses will expire during calendar year 2009. Licensees in the paging services normally enjoy a license renewal expectancy and the vast majority of license renewal applications are granted in the normal course. However, we cannot be certain that any of our licenses will be free of competing applications or will be renewed by the FCC. Furthermore, the FCC has the authority to restrict the operations of licensed facilities or to revoke or modify licenses. We cannot be certain that our licenses will not be revoked or modified involuntarily in the future.

      Pursuant to Congressional mandate, the FCC has adopted rules regarding the award of license authorizations by competitive bidding. Pursuant to those rules, the FCC may award licenses for new or existing services by auction, as done with the 800 MHz band. The FCC began awarding geographic area and paging licenses by auction in February 2000. We cannot be certain that we will be able to procure additional spectrum or expand our existing paging network into new service areas, which would require us to make significant auction payments.

Recent proposals for campaign finance reform may limit political advertising, upon which we heavily rely.

      Recent proposals for campaign finance reform seek to limit the amount of money that certain groups would be permitted to spend on political advertising, including television advertising, as well as limit the overall amounts that political candidates would be permitted to receive in campaign contributions. If any of these recent proposals is enacted, it could have an adverse effect on us by decreasing advertising revenue in connection with political campaigns.

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FORWARD-LOOKING STATEMENTS

      This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words “believes,” “expects,” “anticipates,” “estimates” and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements. Readers of this prospectus are cautioned that any forward-looking statements, including those regarding the intent, belief or current expectations of our management or us, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to:

•	the factors described in “Risk Factors” beginning on page 3 of this prospectus;

•	general economic conditions in the markets in which we operate;

•	competitive pressures in the markets in which we operate;

•	the effect of future legislation or regulatory changes on our operations;

•	high debt levels; and

•	other factors described from time to time in our filings with the Securities and Exchange Commission.

      The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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USE OF PROCEEDS

      We will not receive any proceeds from the sale by any selling security holder of our class B common stock.

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THE MERGER

      This section of the registration statement and prospectus describes certain material aspects of the proposed merger. This summary does not contain all of the information that is important to you. You should carefully read the entire registration statement, this prospectus and the other documents to which we refer you, including the merger agreement, for a more complete understanding of the merger.

The Other Parties

      Stations is the parent company of Benedek. Stations’ principal executive offices are located at 2895 Greenpoint Parkway, Hoffman Estates, Illinois 60195, telephone number (847) 585-3450. Gray MidAmerica Television is our newly-formed wholly-owned subsidiary, formed solely for the purpose of effecting the merger.

Our Reasons for the Merger

      Our business strategy includes continued acquisitions of companies whose businesses are complementary to ours. We believe that Stations is an excellent strategic fit and that the acquisition of Stations will create significant benefits, including:

•	the acquisition will create a stronger company and will diversify the geographic range of our television stations, broadening substantially our market presence in the television broadcasting market;

•	the acquisition gives us access to additional operating cash flow for the purposes of funding debt service, as well as future acquisitions and investments;

•	the acquisition presents an opportunity to increase revenue share and audience share;

•	the acquisition presents an opportunity for cross-promotion and cross-selling; and

•	the acquisition strengthens our management teams and local news operations.

Bankruptcy Court and Regulatory Filings and Approvals

      Bankruptcy Court. Stations has filed a voluntary petition under Chapter 11 of the federal bankruptcy code. Consequently, the merger is subject to the bankruptcy court’s approval of Stations’ plan of reorganization, and all of Stations’ obligations under the merger agreement are subject to the approval of the bankruptcy court. Stations filed the required information and materials with the bankruptcy court on July 1, 2002.

      Federal Communications Commission. The merger is subject to approval by the FCC. Stations and its subsidiaries and we and our subsidiaries filed with the FCC the necessary application with respect to the change of control on June 10, 2002.

      Antitrust. The merger is subject to the requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, which provides that certain transactions may not be consummated until required information and materials have been furnished to the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated. Stations and we filed the required information and materials with the Department of Justice and the Federal Trade Commission on June 20, 2002. Early termination of the statutory waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976 was granted on July 1, 2002.

      The Department of Justice and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the effective time, either the Department of Justice or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the merger.

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Sale of Certain Designated Benedek Stations Prior to the Merger

      Benedek has sold or plans to sell, prior to the effective time of the merger, a total of nine designated television stations, which we refer to as the “excluded stations.” Benedek plans to sell eight of the excluded stations to Chelsey Broadcasting Company, LLC, a Delaware limited liability company, which we refer to as “Chelsey,” or its affiliates pursuant to an asset purchase agreement. Benedek already has sold its television station in Wheeling, West Virginia to a third party on April 30, 2002. Benedek intends to use the net proceeds of these sales to repay indebtedness under its senior secured credit facility. The sale of the nine designated television stations is a condition to the merger.

Accounting Treatment

      The merger will be accounted for as a purchase for financial accounting purposes in accordance with accounting principles generally accepted in the United States. For purposes of preparing our consolidated financial statements, we will establish a new accounting basis for Stations’ assets and liabilities based upon their fair values, the merger consideration and the costs of the merger. Any excess of cost over the fair value of the net assets of Stations will be recorded as goodwill and other intangible assets. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. We will determine the fair value of Stations’ assets and liabilities and will make appropriate purchase accounting adjustments, including adjustments to the amortization period of the intangible assets, upon completion of that determination.

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THE MERGER AGREEMENT AND RELATED AGREEMENTS

      This section of the registration statement and prospectus describes the material terms of the Agreement and Plan of Merger, dated as of June 4, 2002, among Stations, Gray MidAmerica Television and us and related agreements, including the Lock Up, Voting and Consent Agreements that Stations and we entered into with certain stockholders and creditors of Stations, an agreement regarding benefits to be provided to members of the Benedek family following consummation of the merger and an amendment to K. James Yager’s employment agreement. Copies of the merger agreement and lock up agreements are attached as exhibits to the registration statement. You are urged to read the merger agreement in its entirety for a more complete description of the merger because it is the principal legal document that governs the merger.

The Merger

      Subject to the terms and conditions of the merger agreement, we will acquire Stations through the merger of Gray MidAmerica Television with and into Stations. Stations will be the surviving corporation in the merger.

Effective Time

      The merger will be consummated when a certificate of merger, that we will file with the State of Delaware, becomes effective. The merger agreement provides that the parties will use their reasonable efforts to cause the effective time to occur on the seventh business day after the satisfaction or waiver of all the conditions to the merger. See “The Merger Agreement and Related Agreements — Conditions to the Merger.” However, the effective time may not occur prior to October 1, 2002.

      The merger agreement further provides that we may, on one occasion, delay the effective time for up to 120 days if any of the following occurs: (1) any general suspension of trading in equity securities in the United States securities or financial markets for more than two consecutive trading days; (2) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States; (3) commencement of a war, armed hostilities or other national or international calamity directly involving the United States; (4) any limitation by any governmental authority on the extension of credit by banks or other lending institutions in the United States; or (5) if any of the foregoing exists on the date the merger agreement is signed, a material acceleration or worsening thereof.

Merger Consideration and Conversion of Gray MidAmerica Television and Stations’ Stock

      At the effective time of the merger, the outstanding shares of Stations’ 11.5% Senior Exchangeable Preferred Stock, which we refer to as the “senior preferred stock,” and Junior Discount Preferred Stock, which we refer to as the “junior preferred stock,” will be converted into the right to receive a cash payment. No cash consideration will be paid to holders of outstanding shares of Stations’ class A common stock and class B common stock. The stock of Gray MidAmerica Television and Stations will be converted as described below:

      Gray MidAmerica Television common stock. Each share of Gray MidAmerica Television common stock issued and outstanding immediately prior to the effective time will be converted into one share of Stations class B common stock.

      Stations senior preferred stock. Each share of Stations senior preferred stock (excluding shares held by Stations or any of its subsidiaries, other than in a fiduciary capacity) issued and outstanding immediately prior to the effective time will be converted into the right to receive the senior preferred stock purchase price, equal to the quotient obtained by dividing (1) $500,000,000, minus (A) the amount outstanding at the effective time under Stations’ debt instruments plus accrued interest thereon through the effective time, determined in accordance with Stations’ plan of reorganization, plus or minus (B) working capital adjustments and adjustments relating to amounts incurred by Stations and its

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subsidiaries with respect to the conversion of their television stations to digital broadcasting by (2) 100,000 (the number of outstanding shares of Stations’ senior preferred stock at the effective time).

      Stations junior preferred stock. Each share of Stations junior preferred stock (excluding shares held by Stations or any of the Stations subsidiaries, other than in a fiduciary capacity) issued and outstanding immediately prior to the effective time will be converted into the right to receive a cash payment equal to the quotient obtained by dividing (1) $2,500,000 by (2) 450,000 (the number of outstanding shares of Stations junior preferred stock at the effective time).

      Stations class A common stock and class B common stock. Each share of Stations class A common stock and class B common stock and any options or warrants to acquire such shares issued and outstanding immediately prior to the effective time will be cancelled. We will not pay any cash consideration for such securities.

The Letter of Credit and the Escrow Shares

      When the merger agreement was signed, we delivered to Stations a standby letter of credit in the amount of $12.5 million and deposited with SunTrust Bank, as escrow agent, 885,269 shares of our class B common stock. These escrow shares had an aggregate value of $12.5 million, based on the average price of our class B common stock for the 20 consecutive trading days on the New York Stock Exchange ending on June 2, 2002. The escrow shares are being held by the escrow agent in accordance with the terms of an escrow agreement that we executed on June 4, 2002. We will maintain the letter of credit in effect, and the escrow shares will remain in escrow, until the earlier of the effective time or 10 business days after the termination of the merger agreement. If the letter of credit or any replacement letter of credit expires before either of the dates described in the previous sentence, we will renew the letter of credit or obtain a replacement letter of credit, which we will deliver to Stations at least five business days before such expiration.

      If the merger is not consummated because of a material default by us, and Stations has not materially defaulted due to a breach of any of its representations or warranties or any of its covenants or agreements under the merger agreement, then Stations may draw on the letter of credit and instruct the escrow agent to deliver to it the escrow shares pursuant to the escrow agreement. We have an obligation to deliver a letter of credit and escrow shares totaling $25 million, except that we may, in our sole discretion, replace some or all of the escrow shares with a cash payment, so long as any such cash payment is a whole number multiple of $500,000. Under specified circumstances, if Stations is entitled to receive the escrow shares and the value of the escrow shares decreases to below $12.5 million at the time Stations sells them, we may be required to pay to Stations the amount of such decrease. Likewise, if the value of the escrow shares increases, Stations may be required to pay to us the amount of such increase. At the effective time and subject to the conditions in the merger agreement and the escrow agreement, the letter of credit and the escrow shares will be returned to us.

Registration of the Escrow Shares

      The escrow shares have not been registered under the Securities Act or any other applicable securities laws, and therefore are restricted securities. If the merger agreement is terminated and the escrow shares are delivered by the escrow agent to Stations, we are required to:

•	file with the SEC a registration statement with respect to the resale or distribution of the escrow shares by Stations and/or an affiliate of Stations, within 30 days after such termination;

•	use our best efforts to cause the registration statement to be declared effective at the earliest practicable time;

•	keep the registration statement effective and current until the earlier of six months following the effectiveness of the registration statement or the date that all of the escrow shares covered by the registration statement have been sold or distributed;

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•	cause the escrow shares to be listed promptly with the New York Stock Exchange; and

•	indemnify, to the extent permitted by law, each person selling or distributing securities under this registration statement, and related parties, against all losses caused by any material misstatement or omission by us in the registration statement or any violation by us of the Securities Act, the Exchange Act, any state securities laws or any rules or regulations of the New York Stock Exchange.

Conditions to the Merger

      The parties’ obligations to consummate the merger and related transactions generally are subject to the satisfaction or waiver of the following conditions:

•	the bankruptcy court approving the order confirming Stations’ plan of reorganization and such confirmation order becoming a final bankruptcy court order;

•	the FCC approving the transactions contemplated by the merger agreement, without any condition or qualification materially adverse to us or our subsidiaries or Stations or its subsidiaries, or materially adverse to our acquisition of control of Stations and its subsidiaries;

•	all regulatory waiting periods applicable to the merger agreement and the related transactions expiring or terminating;

•	no order being in effect enjoining, restraining or prohibiting the consummation of the merger and related transactions and no action or proceeding having been instituted by any regulatory authority seeking any such order that would reasonably be expected to have a material adverse effect on us or on Stations; and

•	the transactions related to the Chelsey purchase agreement being consummated, unless the failure to consummate such transactions is the result of either the wrongful refusal of Chelsey to consummate such transactions or the election by Chelsey not to consummate the transactions because Benedek failed to satisfy certain conditions set forth in the Chelsey purchase agreement. If the transactions contemplated by the Chelsey purchase agreement are not consummated as a result of FCC action or inaction, Stations and we each agree to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, everything reasonably necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the merger agreement and the Chelsey purchase agreement at the earliest practicable date.

      Our obligations to consummate the merger and related transactions are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties made by Stations in the merger agreement being, subject to limited exceptions, correct and complete in all material respects at the effective time;

•	each and all of the agreements and covenants of Stations and each of its subsidiaries under the merger agreement and related agreements being performed and complied with in all material respects prior to the effective time;

•	our receiving from Stations customary officer certificates and board of directors resolutions relating to the transactions contemplated by the merger agreement;

•	our receiving a legal opinion of FCC counsel to Stations;

•	Stations returning to us the letter of credit;

•	the FCC issuing a final FCC order approving the transfer of control of Benedek’s television licenses to us;

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•	Stations obtaining and delivering to us consents or waivers relating to the transactions contemplated by the merger agreement, as required by its network affiliation agreements; and

•	no litigation being pending or threatened involving Stations or any its subsidiaries that would have, or reasonably be expected to have, a material adverse effect on Stations or its subsidiaries or their respective businesses or assets.

      The obligations of Stations to consummate the merger and related transactions are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties made by us and Gray MidAmerica Television in the merger agreement being, subject to limited exceptions, correct and complete in all material respects at the effective time;

•	each of our and Gray MidAmerica Television’s agreements and covenants under the merger agreement and related agreements being performed and complied with in all material respects prior to the effective time; and

•	Stations receiving from us and Gray MidAmerica Television customary officer certificates and board of directors resolutions relating to the transactions contemplated by the merger agreement.

Representations and Warranties

      In the merger agreement, Stations makes customary representations and warranties about itself and its business, including representations and warranties about:

•	organization, good standing and corporate power;

•	authorization and enforceability of the merger agreement;

•	capitalization and subsidiaries;

•	financial statements and tax matters; and

•	absence of undisclosed liabilities or material adverse changes.

      In addition, Stations makes numerous representations and warranties with respect to its assets, real property, intellectual property, computer software and databases, accounts receivable, insurance, bonds, letters of credit and guarantees, compliance with law, environmental matters, litigation and claims, benefit plans, contracts, labor matters, brokers and finders, interested transactions, officers, directors and bank accounts and the absence of any material misstatement or omission by it in the merger agreement.

      We and Gray MidAmerica Television, jointly and severally, also make customary representations and warranties in the merger agreement about ourselves and our business, including representations and warranties regarding organization, good standing and corporate power, authorization and enforceability of the merger agreement, brokers and finders, litigation, and the absence of any material misstatement or omission by us and Gray MidAmerica Television. We also make representations with respect to our qualification under the Communications Act to enter into and consummate the transactions contemplated by the merger agreement, our filings with the SEC and our issuance of the escrow shares.

Mutual Covenants of Gray and Stations

      Subject to limited exceptions and except for the sale of the excluded stations by Benedek to Chelsey, from June 4, 2002 until the closing of the merger or the termination of the merger agreement, Stations and we will, and will cause each of our respective subsidiaries, to:

•	operate our respective businesses only in the usual, regular, and ordinary course;

•	use commercially reasonable efforts to preserve intact our respective business organizations and assets and maintain our respective rights and franchises; and

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•	take no action that would materially adversely affect the ability of any party to (1) obtain any consents required for the transactions contemplated in the merger agreement, or (2) perform its covenants and agreements under the merger agreement in all material respects and to consummate the merger and to satisfy the conditions to closing set forth in the merger agreement. However, the covenant described in clause (2) above will not prohibit us or any of our subsidiaries from discontinuing or disposing of any of our assets or businesses, or, provided that we do not materially adversely affect our ability to obtain an FCC order approving the transactions contemplated by the merger agreement, from acquiring or agreeing to acquire any other person or their assets if such action is, in our judgment, desirable in the conduct of our business or our subsidiaries’ business.

      Additional Covenants. The merger agreement also contains other covenants made by us and Stations, including a covenant to file all necessary FCC applications for approval of the transactions contemplated by the merger agreement and a covenant to use reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the merger as promptly as practicable but not before October 1, 2002.

Covenants of Stations

      The merger agreement contains numerous covenants of Stations that are customary for this type of transaction. Among other things, subject to limited exceptions, Stations and its subsidiaries will not do or agree to do any of the following without our prior written consent, which we will not withhold unreasonably:

•	amend the organizational documents of Stations or of any of its subsidiaries;

•	incur, guarantee or otherwise become responsible for any new debt obligation or other obligation for borrowed money (other than indebtedness of Stations or any of its subsidiaries to Stations or any of its subsidiaries) or enter into or extend any capital leases, in excess of an aggregate of $500,000 for Stations and its subsidiaries on a consolidated basis;

•	acquire, sell or encumber any securities or assets of Stations or any of its subsidiaries, or declare or pay any dividend or make any other distribution in respect of any such securities;

•	increase the compensation or benefits of the employees or officers of Stations or any or its subsidiaries;

•	voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits;

•	adopt any new employee benefit plan or program of Stations or any of its subsidiaries or make any material change in or to any existing employee benefit plans or programs of Stations or any of its subsidiaries;

•	make any significant change in any accounting methods, principles, or practices or systems of internal accounting controls, except as may be necessary to conform to changes in regulatory accounting requirements or generally accepted accounting principles;

•	settle any material litigation other than in accordance with past practice or to the extent it is covered by insurance;

•	except in the ordinary course of business consistent with past practices, enter into or terminate any material contract or make any material change in any contract;

•	fail to promptly notify us of any inquiry, investigation, or proceeding related to any of Stations’ television stations that is initiated by the FCC; and

•	request the bankruptcy court to take any action or to grant any approval to any action or matter that is in any way inconsistent with the merger agreement.

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Indemnification

      For a period of six years after the effective time of the merger, we will indemnify the pre-merger directors, officers, employees and agents of Stations and its subsidiaries against all liabilities arising out of acts or omissions occurring at or prior to the effective time arising out of their service as directors, officers, employees or agents of Stations, any of its subsidiaries or, at Stations’ or any of its subsidiaries’ request, another entity, to the fullest extent permitted under Delaware law, by Stations’ or its subsidiaries’ certificates of incorporation and bylaws and by any applicable indemnification agreements.

Termination of the Merger Agreement

      The merger agreement generally may be terminated at any time prior to the effective time by the mutual consent of Gray and Stations or by us or Stations:

•	if the terminating party is not then in material breach of any of its representations or warranties or any of its covenants contained in the merger agreement, in the event of the inaccuracy of any representation or warranty of the non-terminating party contained in the merger agreement which would reasonably be expected to have or result in a material adverse effect on the non-terminating party and cannot be or has not been cured within 30 days after written notice of such inaccuracy is given to the non-terminating party;

•	if the terminating party is not then in material breach of any of its representations or warranties or any of its covenants contained in the merger agreement, in the event of a material breach by the non-terminating party of any covenant or agreement contained in the merger agreement that cannot be or has not been cured within 30 days after written notice of such breach is given to the non-terminating party, except that we may not cure any breach of our obligation to pay the merger consideration;

•	if the merger is not consummated by March 31, 2003, in each case only if the failure to consummate the transactions contemplated by the merger agreement on or before such date is not caused by any material breach of the merger agreement by the terminating party, except that the March 31, 2003 termination date automatically will be extended by one day for each day that the closing does not occur because, subject to certain exceptions, the transactions contemplated by the Chelsey purchase agreement are not consummated; or

•	if it is reasonably anticipated that any of the conditions precedent to the obligations of the terminating party to consummate the merger, other than the condition that, subject to certain exceptions, the transactions contemplated by the Chelsey purchase agreement are consummated, cannot be satisfied or fulfilled by March 31, 2003 and such failure was not the fault of the terminating party.

Effects of Termination

      If the merger agreement is terminated, as described above, it will become void and have no effect. However, certain provisions of the merger agreement will survive termination, including provisions relating to the letter of credit and the escrow shares, confidentiality and expenses. In addition, in the event that the merger agreement is terminated by us or by Stations in connection with any material breach of any representation or warranty or any covenant or other agreement of the other party contained in the merger agreement or because the merger is not consummated prior to the applicable termination date, the breaching party will remain liable for any uncured breach of a representation, warranty, covenant or agreement giving rise to such termination.

      If the closing does not occur due to a material default by us, and Stations has not materially defaulted due to a breach of any of its representations or warranties or any of its covenants or agreements under the merger agreement, then Stations may draw on the letter of credit and instruct the escrow agent to deliver to it the escrow shares pursuant to the escrow agreement. The aggregate proceeds of the drawing on the letter of credit and the escrow shares will total $25 million, but we may replace some or all of the

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escrow shares with a cash payment so long as any such cash payment is a whole number multiple of $500,000.

      If the closing does not occur due to the non-fulfillment of any of the conditions precedent to each party’s obligation to consummate the merger, and we are not in material default in the performance of any of our representations or warranties or any of our covenants or agreements under the merger agreement, Stations will not be entitled to the letter of credit or the escrow shares and, after termination of the merger agreement, the letter of credit and the escrow shares will be returned to us.

Waivers

      Prior to or at the effective time, we and Stations may waive any material default in the performance of any term of the merger agreement by the other party or any of its subsidiaries, waive or extend the time for the compliance or fulfillment by the other party and its subsidiaries of any and all of their obligations under the merger agreement, and waive any or all of the conditions precedent to the obligations of the other party and its subsidiaries under the merger agreement. However, neither we nor Stations may waive any condition which, if not satisfied, would result in the material violation of any law.

Fees and Expenses

      Generally, regardless of whether the merger is consummated, Stations will be responsible for all expenses and fees incurred by it and its subsidiaries in connection with the merger and we will be responsible for all expenses and costs incurred by us in connection with the merger. However, we will pay all the fees related to the filings with the FTC. Also, Stations and we will each pay one-half of the processing fees related to the filing with the FCC of applications regarding the transfer of control of Benedek’s television licenses to us.

Lock Up Agreements

      On June 4, 2002, in connection with the transactions contemplated by the merger agreement, Stations and we entered into the lock up agreements with certain stockholders and creditors of Stations, whom we refer to as the “consenting stockholders and creditors.” Under these lock up agreements, the consenting stockholders and creditors agreed to, among other things, support and vote their shares in favor of a Stations bankruptcy plan that will give effect to the transactions contemplated by the merger agreement. Stations has received executed lock up agreements from holders of 97.9% of the outstanding senior preferred stock, 98.8% of the outstanding junior preferred stock, 100% of the outstanding class B common stock, and 94.6% of the outstanding aggregate principal amount of the senior subordinated discount notes.

      In addition, consenting stockholders that hold Stations senior preferred stock have agreed to pay to us, if Stations receives certain superior proposals relating to an acquisition of Stations by a third party and such superior proposal is approved by the bankruptcy court, contemporaneously with the transaction contemplated by such superior proposal, a termination fee of $15 million. The liability of each consenting stockholder that holds Stations senior preferred stock is limited to an amount determined by multiplying $15 million by a fraction, the numerator of which is the number of shares of senior preferred stock owned by such consenting stockholder and the denominator of which is the number of shares of Stations senior preferred stock owned by all consenting stockholders.

Benedek Family Benefits Agreement

      On May 29, 2002, in connection with the transactions contemplated by the merger agreement, we entered into a letter agreement with A. Richard Benedek, Chairman of the Board and Chief Executive Officer of Stations, Laura Benedek, Richard Benedek’s wife, and Stephen D. Benedek, a Vice President of Stations and Richard Benedek’s son, in which we agreed to provide to them, following consummation of the merger, certain health and welfare benefits, use of office space in New York City until no later than August 31, 2005, and severance benefits of up to $275,000. In addition, we may be required to forgive certain indebtedness owed by Richard Benedek to Stations. Upon the closing of the merger, we will cease

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the use of the name “Benedek Broadcasting,” the “Benedek.com” URL and the name “Benedek Interactive Media.” The right to use the “Benedek Broadcasting” name will be conveyed, at no cost, to Richard Benedek and the right to use the “Benedek.com” URL and the name “Benedek Interactive Media” will be conveyed, at no cost, to Stephen Benedek.

K. James Yager Employment Agreement

      On June 4, 2002, Benedek and K. James Yager, Benedek’s President and Chief Operating Officer, entered into a second amendment to K. James Yager’s employment agreement, which will become effective only upon consummation of the merger. In addition, we entered into a letter agreement with K. James Yager relating to this amendment.

      K. James Yager’s employment agreement is for a term of four years commencing on January 1, 2001 and ending on December 31, 2004, the “expiration date.” K. James Yager’s base salary is $630,000 for 2001 and $680,000 for 2002 and thereafter increases to a per annum rate not less than 105% of his base salary during the preceding year. K. James Yager is eligible to receive a bonus in respect of each fiscal year during the term of the agreement in such amount as Benedek may determine. The agreement also entitles K. James Yager to specified fringe benefits and to participation in employee benefit plans generally available to Benedek’s executives. In addition, Benedek has agreed to pay to K. James Yager the amount necessary, on an after-tax basis, to discharge all amounts, including accrued interest, owed by him to Benedek under his $555,000 promissory note.

      If Benedek terminates K. James Yager’s employment without cause, or if K. James Yager terminates his employment by reason of a “constructive discharge,” which includes the assignment to K. James Yager of duties or reporting responsibilities inconsistent in any material respect with his status, title, position or duties or any breach by Benedek of his employment agreement, K. James Yager will be entitled to receive his base salary, and to participate, at no cost to him, in all employee benefits, through the expiration date and his non-competition obligations will be terminated. In our letter agreement with K. James Yager, we agreed that our failure to employ him as President and Chief Operating Officer of our broadcast division or subsidiary within 12 months after the consummation of the merger would constitute a constructive discharge, entitling him to the above benefits.

      Our letter agreement with K. James Yager also provides that, after consummation of the merger, we will grant to him nonqualified options to purchase shares of our class B common stock pursuant to the terms of our long term incentive plan. The number of shares subject to the option award will be determined by our board of directors, and the exercise price of the option shares will be the market price of our class B common stock at the time the award is granted. The options will vest ratably over the term of Mr. Yager’s employment agreement, with vesting to be accelerated in the event of a constructive discharge.

Bull Run Advisory Fee

      For advisory services rendered by Bull Run in connection with the merger, we paid to Bull Run an advisory fee of $5,000,000 on June 10, 2002. This advisory fee must be repaid to us if the merger is not completed.

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INFORMATION REGARDING GRAY

Selected Historical Consolidated Financial Data

      Set forth below is our selected historical consolidated financial data. The financial data for, and as of the end of, each of the years in the five-year period ended December 31, 2001 was derived from the audited consolidated financial statements included in our Annual Reports on Form 10-K and from other information in the Annual Reports. The financial data for, and as of the quarters ended March 31, 2002 and 2001 were derived from our unaudited accounting records and have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of our management, include all normal and recurring adjustments and accruals necessary for a fair presentation of such information. More comprehensive financial information is included in the Annual Reports and Quarterly Report on Form 10-Q for the quarter ended on March 31, 2002. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Reports, the Quarterly Report and all of the financial statements and related notes contained in the Annual Reports and the Quarterly Report.

						Quarter Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(b)	1999(c)	2000	2001	2001	2002

	(Dollars in thousands except per share data)
Statements of Operations Data:
Revenues:
Broadcast (less agency commissions)	$72,300	$91,007	$97,015	$120,640	$106,430	$25,042	$25,453
Publishing	24,536	29,330	37,808	41,499	41,189	9,740	10,143
Paging	6,712	8,553	9,130	9,074	8,725	2,147	2,009

Total revenues	103,548	128,890	143,953	171,213	156,344	36,929	37,605
Operating expenses:
Broadcast, publishing and paging	65,771	82,783	93,994	105,314	104,025	25,646	24,515
Corporate and administrative	2,528	3,063	3,448	3,594	3,615	944	1,000
Depreciation and amortization	14,519	18,117	24,451	31,207	30,824	7,851	3,733

Total operating expenses	82,818	103,963	121,893	140,115	138,464	34,441	29,248
Operating income	20,730	24,927	22,060	31,098	17,880	2,488	8,357
Gain on disposition of television stations	—	72,646	—	—	—	—	—
Valuation adjustments of goodwill and other assets	—	(2,074)	—	—	—	—	—
Depreciation in value of derivative, net	—	—	—	—	(1,581)	(786)	389
Miscellaneous income (expense), net	(31)	(242)	336	780	194	71	38

	20,699	95,257	22,396	31,878	16,493	1,773	8,784
Interest expense	21,861	25,454	31,021	39,957	35,783	9,251	8,965

Income (loss) before income taxes, extraordinary charge and cumulative effect of accounting change	(1,162)	69,803	(8,625)	(8,079)	(19,290)	(7,478)	(181)
Income tax expense (benefit)	240	28,144	(2,310)	(1,867)	(5,972)	(2,450)	(46)

Income (loss) before extraordinary charge and cumulative effect of accounting change	(1,402)	41,659	(6,315)	(6,212)	(13,318)	(5,028)	(135)
Extraordinary charge on extinguishment of debt	—	—	—	—	—	—	(7,318)

Income (loss) before cumulative effect of accounting change	(1,402)	41,659	(6,315)	(6,212)	(13,318)	(5,028)	(7,453)
Cumulative effect of accounting change, net	—	—	—	—	—	—	(30,592)

Net income (loss)	(1,402)	41,659	(6,315)	(6,212)	(13,318)	(5,028)	(38,045)
Preferred dividends	1,410	1,318	1,010	1,012	616	154	154
Non-cash preferred dividends associated with preferred stock redemption	—	3,360	—	2,160	—	—	—

Net income (loss) available to common stockholders	$(2,812)	$36,981	$(7,325)	$(9,384)	$(13,934)	$(5,182)	$(38,199)

27

Quarter Ended
Year Ended December 31,	March 31,

1997(a)	1998(b)	1999(c)	2000	2001	2001	2002

(Dollars in thousands except per share data)
Basic earnings per common share(d):
Net income (loss) before extraordinary charge and cumulative effect of accounting change	$(0.12)	$3.49	$(0.49)	$(0.40)	$(0.85)	$(0.32)	$(0.01)
Extraordinary charge on extinguishment of debt, net	—	—	—	—	—	—	(0.47)
Cumulative effect of accounting change, net	—	—	—	—	—	—	(1.95)
Preferred dividends	(0.12)	(0.39)	(0.08)	(0.21)	(0.04)	(0.01)	(0.01)

Net income (loss) available to common stockholders	$(0.24)	$3.10	$(0.57)	$(0.61)	$(0.89)	$(0.33)	$(2.44)

Diluted earnings per common share(d):
Net income (loss) before extraordinary charge and cumulative effect of accounting change	$(0.12)	$3.36	$(0.49)	$(0.40)	$(0.85)	$(0.32)	$(0.01)
Extraordinary charge on extinguishment of debt, net	—	—	—	—	—	—	(0.47)
Cumulative effect of accounting change, net	—	—	—	—	—	—	(1.95)
Preferred dividends	(0.12)	(0.38)	(0.08)	(0.21)	(0.04)	(0.01)	(0.01)

Net income (loss) available to common stockholders	$(0.24)	$2.98	$(0.57)	$(0.61)	$(0.89)	$(0.33)	$(2.44)

Other Financial Data:
Media cash flow(e)	$38,061	$46,624	$50,944	$66,247	$53,074	$11,475	$13,274
Media cash flow margin(e)	36.8%	36.2%	35.4%	38.7%	33.9%	31.1%	35.3%
Operating cash flow(f)	$35,533	$43,561	$47,496	$62,653	$49,459	$10,531	$12,274
Operating cash flow margin(f)	34.3%	33.8%	33.0%	36.6%	31.6%	28.5%	32.6%
Cash flows provided by (used in):
Operating activities	$9,744	$20,074	$20,842	$22,765	$16,823	$6,356	$266
Investing activities	(57,498)	(55,299)	(126,780)	(8,276)	(186,165)	(646)	163,253
Financing activities	49,071	34,744	105,839	(14,061)	167,685	(6,820)	(160,910)
Capital expenditures	10,372	9,271	11,712	5,702	7,593	676	5,244
Cash dividends per common share(g)	$0.05	$0.06	$0.08	$0.08	$0.08	$0.02	$0.02
Ratio of total debt to operating cash flow	6.4	x	6.2	x	8.0	x	6.0	x	8.0	x(h)	6.0	x (i)	7.7	x(i)
Ratio of operating cash flow to interest expense	1.6	1.7	1.5	1.6	1.4	1.1	(i)	1.4	(i)

Balance Sheet Data (at end of period):
Cash and cash equivalents	$2,367	$1,887	$1,787	$2,215	$169,115	(h)	$1,105	$3,165
Total intangible assets, net	263,425	376,015	526,434	511,616	497,311	508,036	457,740
Total assets	345,051	468,974	658,157	636,772	794,337	(h)	621,175	578,601
Long-term debt (including current portion)	227,076	270,655	381,702	374,887	551,444	(h)	367,846	391,448
Preferred stock	11,111	7,371	7,371	4,637	4,637	4,637	4,637
Total stockholders’ equity	92,295	126,703	168,188	155,961	142,196	151,240	103,878

(a)	Reflects the operating results of our acquisition of substantially all of the assets of WITN-TV and our acquisition of all of the outstanding common stock of GulfLink Communications, Inc. as of their respective acquisition dates, August 1, 1997 and April 24, 1997.

(b)	Reflects the operating results of our acquisition of all of the outstanding capital stock of Busse Broadcasting Corporation and our related acquisition of the assets of WEAU-TV in exchange for the assets of WALB-TV as of July 31, 1998, the closing date of the respective transactions. See Note B to our audited consolidated financial statements incorporated by reference in this prospectus.

(c)	Reflects the operating results of our acquisition of all of the outstanding capital stock of KWTX Broadcasting Company and Brazos Broadcasting Company, as well as the assets of KXII Broadcasters Ltd., completed on October 1, 1999, and our acquisition of substantially all of the assets of The Goshen News from News Printing

28

Company, Inc. and its affiliates, completed on March 1, 1999, as of their respective acquisition dates. See Note B to our audited consolidated financial statements incorporated by reference in this prospectus.

(d)	On August 20, 1998, our board of directors declared a 50% stock dividend, payable on September 30, 1998, to stockholders of record of our class A common stock and class B common stock on September 16, 1998. This stock dividend effected a three-for-two stock split. All applicable share and per share data have been adjusted to give effect to the stock split.

(e)	Media cash flow is defined as operating income, plus depreciation and amortization (including amortization of program broadcast rights), non-cash compensation and corporate overhead, less payments for program broadcast obligations. Media cash flow margin is defined as media cash flow divided by revenues.

(f)	Operating cash flow is defined as media cash flow less corporate overhead. Operating cash flow margin is defined as operating cash flow divided by revenues.

We have included media cash flow, operating cash flow and certain related calculations because such data is commonly used as a measure of performance for media companies and is also used by investors to measure a company’s ability to service debt. Media cash flow, operating cash flow and certain related calculations are not, and should not, be used as an indicator or alternative to operating income, net income or cash flow as reflected in our consolidated financial statements. Media cash flow, operating cash flow and certain related calculations are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(g)	Cash dividends were $0.08 per common share for all five annual periods and $0.02 per common share for both quarterly periods; however, the amounts for 1997 and 1998 have been adjusted for the three-for-two stock split in 1998, which is discussed in Note (d) above.

(h)	On December 21, 2001, the Company deposited $168.6 million with the trustee of the Company’s 10 5/8% Senior Subordinated Notes due 2006 to redeem those notes, including payment of principal, the applicable premium costs and accrued interest through the redemption date of January 22, 2002. Total assets include the $168.6 million reflected as restricted cash for redemption of long-term debt and long-term debt (including portion) includes the related $155.2 million of our 10 5/8% notes that were extinguished on January 22, 2002. The ratio of total debt to operating cash flow of 8.0x is calculated on a pro forma basis, which excludes the $155.2 million of our 10?% notes. If the $155.2 million of our 10 5/8% notes were included in the total debt amount used to calculate the ratio of total debt to operating cash flow, the ratio would be 11.1x.

(i)	Represents ratios for the 12 months ended March 31, 2001 and 2002.

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(j)	The following table presents the transitional disclosures regarding the adoption of SFAS No. 142:

						Quarter Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(b)	1999(c)	2000	2001	2001	2002

Reported net income (loss) before extraordinary charges and cumulative effect of accounting change	$(1,402)	$41,659	$(6,315)	$(6,212)	$(13,318)	$(5,028)	$(135)
Add back: amortization of goodwill and intan
gible assets with indefinite lives, net of tax	4,175	5,697	8,499	11,022	11,033	2,627	—

Adjusted net income (loss) before extraordinary charge and cumulative effect of accounting change	$2,773	$47,356	$2,184	$4,810	$(2,285)	$(2,401)	$(135)

Basic earnings per common share(d):
Reported net income (loss) before extraordinary charge and cumulative effect of accounting change	$(0.12)	$3.49	$(0.49)	$(0.40)	$(0.85)	$(0.32)	$(0.01)
Add back: amortization of goodwill and intangible assets with indefinite lives, net of tax	0.35	0.48	0.66	0.71	0.71	0.17	—

Adjusted net income (loss) before extraordinary charge and cumulative effect of accounting change	$0.23	$3.97	$0.17	$0.31	$(0.14)	$(0.15)	$(0.01)

Diluted earnings per common share(d):
Adjusted net income (loss) before extraordinary charge and cumulative effect of accounting change	$0.23	$3.82	$0.16	$0.30	$(0.14)	$(0.15)	$(0.01)

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Business, Management and Other Information

      Information relating to our business, principal shareholders, directors and officers, executive compensation and share ownership, related party transactions, financial statements and other related matters, as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, is incorporated herein by reference. If you would like to receive a copy of such documents you may contact us at our address or telephone number indicated under “Where You Can Find More Information.”

Operating & Growth Strategy

      We attribute our success to date and our current opportunities to increase our revenue, media cash flow and audience share to the successful implementation of our core operating strategies, the principal components of which are to:

•	Focus on Local News and Programming to Maintain A Strong Local Franchise. We operate, or will operate after completion of the merger with Stations, 28 network affiliated television stations serving 23 markets, with 24 of our 28 stations ranked first or second in local news. We endeavor to make each of our television stations a highly recognizable, local brand through the depth, quality and focus of its local news, programming and community involvement. We believe that providing the leading source for local news and programming in our markets enables us to strengthen audience loyalty and increase viewership among attractive demographic audiences. As a result, we believe that the strength of our local franchises enables us to maximize advertising revenues from local, regional and national accounts. We believe that our commitment to local news, programming and community involvement is essential to our ability to serve each of the communities in which we operate and provides us with a strong competitive advantage.

•	Continue to Develop Innovative Local Sales and Targeted Marketing Initiatives. We employ an experienced, high-quality local sales force at each station to increase advertising revenue by leveraging our local brand. In 2001, pro forma for the proposed merger with Stations, approximately 60% of our net television advertising dollars was generated from our local advertisers. Additionally, our net revenue from local television advertisers represented approximately 67% of the combined total of our local and national net advertising revenues. Our goal is to develop customized advertising campaigns for our customers, which directly target their desired audience and address their long-term advertising objectives. We believe that a focused, tailored advertising solution is very attractive to local advertisers, who have historically been a more stable source of revenue than national advertisers. In addition to focusing on expanding our relationships with existing advertisers, we seek to identify and create new relationships with local, regional and national customers in our markets. Each station’s sales personnel are trained to understand local advertisers’ needs and are required to meet performance standards with respect to client activity, including new customer identification.

•	Capitalize on Leading Network Brands in Markets with Limited Competition. We have, or will have after completion of the merger with Stations, a broad and diverse portfolio of 28 affiliated television stations located in 23 markets, of which 15 are affiliated with CBS, seven are affiliated with NBC and six are affiliated with ABC affiliates, representing approximately 56%, 29%, and 15% of our total pro forma net television revenue in 2001, respectively. Additionally, we will be the largest independent owner of CBS affiliated television stations. Our network affiliations provide our television stations with top-rated programming, which complements and enhances our leading local brand. We believe that our markets are less competitive than larger designated market areas, “DMAs.” Of our 24 markets (including Hazard, Kentucky as a separate market), 16 markets are served by four TV stations or fewer, and seven markets are served by three or fewer television stations. Our markets also typically have fewer radio stations than larger DMAs.

•	Pursue Strategic Acquisitions to Expand and Enhance Our Regional Clusters. We have acquired and integrated successfully 12 of our 13 television stations since 1993, and have signed a definitive

31

agreement to acquire an additional 15 television stations from Stations. After giving effect to the proposed merger, our television stations are located in several distinct regions throughout the United States, with significant presence in the Southeast, Midwest, Texas and Great Lakes region, diminishing any potential adverse effect on our business caused by specific regional economic fluctuations. We believe that we are well positioned to participate in further consolidation of our industry, including opportunities that may arise as a result of future regulatory changes. For example, a number of the FCC’s most restrictive ownership regulations, including newspaper-television cross ownership and television duopoly rules, are currently under review and could be relaxed in the future, providing us with further attractive growth opportunities. In pursuing future acquisitions, we intend to focus on network affiliated television stations in medium-sized markets that offer superior growth. Specifically, we pursue television stations proximate to our existing clusters, as evidenced by the proposed merger with Stations in which five of the 15 television stations we intend to acquire are adjacent to markets in which we currently own and operate television stations. Additionally, we focus on acquiring television stations where we can successfully implement our operating strategies to establish leading local news, increase revenue and audience share, develop relevant regional content and reduce costs.

•	Attract and Retain High-Quality Management. We believe that high-quality management at both the corporate and station level is critical to the successful implementation of our strategy. We use equity incentives to attract and retain station general managers with proven track records. Members of our senior management team have extensive experience in operating, managing and acquiring television stations, and include: J. Mack Robinson, President and Chief Executive Officer; Robert Prather, Executive Vice President- Acquisitions; James Ryan, Vice President and Chief Financial Officer, and after the proposed merger, K. James Yager, currently the President of Benedek.

•	Maintain Strict Financial Planning and Cost Controls. We employ a comprehensive ongoing strategic planning and budgeting process that enables us to continually identify and implement cost savings at each station, and is designed to increase our media cash flow. Owning and operating 28 television stations will enable us to achieve economies of scale and reduce expenses for syndicated programming, capital equipment and vendor services. Furthermore, we believe that the synergies generated through geographic clustering, further enhanced by the Stations acquisition and the realization of technological and automation efficiencies, will enable us to achieve additional cost savings in the near future.

•	Increase Advertising Revenue and Circulation at Our Newspaper Publishing Operations. We seek to increase advertising revenues and circulation at each of our four newspapers by creating a highly recognizable local brand by focusing on the depth and quality of our coverage of local news, sports and lifestyles and through community involvement. We are able to differentiate our publications from larger competitors and build reader loyalty by becoming the primary source for local news and advertising information within each of our target markets. We also sponsor community events with the objective of strengthening our community relationships. We employ an experienced local sales force to increase advertising revenue by leveraging our local brand. Through our ongoing strategic planning and budgeting process, we continually identify and implement cost savings at each newspaper to increase our media cash flow. In 2001, publishing represented approximately 16% of our total pro forma net revenue. Our publishing management team has extensive experience in operating, managing and acquiring newspapers and is led by Thomas J. Stultz, Vice President and President of Publishing, who has 32 years of publishing industry experience.

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SELECTED STATION AND MARKET INFORMATION REGARDING GRAY AND STATIONS

Gray Television Stations Pro Forma Following the Merger

      The following is a list of our stations pro forma following the merger. In markets where we have satellite stations and stations that serve distant communities, the figures have been combined.

										Station
								FCC	Station	News		In Market
						Network Affiliation		License	Rank	Rank	Commercial	Share of	Television
	DMA				Analog			Renewal	in	In	Stations in	Household	Households(a)
	Rank(a)	Market	Station		Channel	Network	Expiration	Date	DMA(b)	DMA(c)	DMA(d)	Viewing(b)	(in thousands)

*	62	Knoxville, TN	WVLT		8	CBS	12/31/04	8/1/05	2 (tied )	3	5	22%	478
	65	Wichita — Hutchinson, KS	KAKE		10	ABC	1/1/06	6/1/06	3	3	4	21%	453
		(Colby, KS)	KLBY	(e)	4	ABC	1/1/06	6/1/06
		(Garden City, KS)	KUPK	(e)	13	ABC	1/1/06	6/1/06
**	66	Lexington, KY	WKYT		27	CBS	12/31/04	8/1/05	1	1	5	35%	436
*	Note (f)	Hazard, KY	WYMT		57	CBS	12/31/04	8/1/05	1	1		39%	169
	75	Omaha, NE	WOWT		6	NBC	1/1/12	6/1/06	1	1	5	36%	386
	85	Madison, WI	WMTV		15	NBC	1/1/12	12/1/05	2	2	4	30%	339
	91	Colorado Springs, CO	KKTV		10	CBS	6/30/05	4/1/06	1	1	5	33%	306
*	94	Waco- Temple- Bryan, TX	KWTX		10	CBS	12/31/05	8/1/06	1	1	6	41%	299
*		(Bryan, TX)	KBTX	(g)	3	CBS	12/31/05	8/1/06	1	1
*	102	Lincoln- Hastings- Kearney, NE	KOLN		10	CBS	12/31/05	6/1/06	1	1	5	54%	269
*		(Grand Island, NE)	KGIN	(h)	11	CBS	12/31/05	6/1/06
*	106	Greenville-New Bern- Washington, NC	WITN		7	NBC	12/31/11	12/1/04	2	2	4	30%	251
	111	Lansing, MI	WILX		10	NBC	1/1/12	10/1/05	1	1	4	39%	238
*	113	Tallahassee, FL- Thomasville, GA	WCTV		6	CBS	12/31/04	4/1/05	1	1	5	57%	237
*	114	Augusta, GA	WRDW		12	CBS	3/31/05	4/1/05	1	1	4	35%	234
*	127	La Crosse-Eau Claire, WI	WEAU		13	NBC	12/31/11	12/1/05	1	1	4	39%	198
	132	Rockford, IL	WIFR		23	CBS	6/30/05	12/1/05	2	1	4	32%	176
	137	Wausau — Rhinelander, WI	WSAW		7	CBS	6/30/05	12/1/05	1	2	4	42%	169
	138	Topeka, KS	WIBW		13	CBS	6/30/05	6/1/06	1	1	4	49%	166
*	159	Panama City, FL	WJHG		7	NBC	12/31/11	2/1/05	1	1	3	50%	121
*	160	Sherman, TX-Ada, OK	KXII		12	CBS	12/31/05	8/1/06	1	1	2	74%	119
	172	Dothan, AL	WTVY		4	CBS	6/30/05	4/1/05	1	1	3	69%	95
	178	Harrisonburg, VA	WHSV		3	ABC	11/1/04	10/1/04	1	1	1	97%	84
	181	Bowling Green, KY	WBKO		13	ABC	11/1/04	8/1/05	1	1	2	83%	81
	185	Meridian, MS	WTOK		11	ABC	11/1/04	6/1/05	1	1	3	66%	70
	186	Parkersburg, WV	WTAP		15	NBC	1/1/12	10/1/05	1	1	1	96%	63

													5,437
(Approximately 5% of all
US television households)

*	Denotes a television station currently owned by Gray.

(a)	Based on data published by Nielsen.

(b)	Based on Nielsen data for the May 2002 rating period, Sunday to Saturday, 6 am - 2 am.

(c)	Based on our review of the Nielsen data for the May 2002 rating period during various news hours.

(d)	Based on stations that BIA has reported at one share or more in three of the four most recent rating periods.

(e)	KLBY and KUPK are satellite stations of KAKE under FCC rules.

(f)	Special 16 county trading area defined by Nielsen and is part of the Lexington, KY DMA.

(g)	KBTX is a satellite Station of KWTX under FCC rules.

(h)	KGIN is a satellite Station of KOLN under FCC rules.

33

Our Markets

      Below is a brief description of the market for each of our stations. All statements as to station ranking in this prospectus are based on Nielsen data for the 6:00 a.m. to 2:00 a.m. Sunday through Saturday time period, except that data in the tables titled “Competitive Landscape” is based on BIA data for the 9:00 a.m. to midnight Sunday through Saturday time period. The news ranking information is based on our management’s review of the Nielsen Station Index, Viewers in Profile, dated May 2002. As NBC affiliate stations broadcasted the Olympic games, during February 2002, their ratings for this period reflect a higher than normal viewership. “CAGR” refers to compound annual growth rate and “EBI” refers to effective buying income. EBI statistics reflect data for 2000 and 2005. In the “Competitive Landscape” tables below, we have included only stations that BIA has reported at one share or more in three of the four most recent rating periods.

Knoxville, Tennessee

      WVLT, a CBS affiliate, was acquired by us in September 1996 and began operations in 1988. It is the second ranked station, with the third ranked news program, in the Knoxville, Tennessee market. The Knoxville area is a center for education, manufacturing, healthcare and tourism. The University of Tennessee’s main campus with approximately 26,000 students is located within the city of Knoxville. Leading manufacturing employers in the area include: Lockheed Martin Energy Systems, Inc., DeRoyal Industries, Aluminum Company of North America, Phillips Consumer Electronics North America Corp., Clayton Homes and Sea Ray Boats, Inc.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	1,208	1,277	1.12%
Retail Sales	$17,255	$22,109	5.08
EBI	19,317	25,203	5.46
Gross Market Revenue	68,700	77,600	2.47
Average Household Income	40.3	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WBIR-TV	NBC	VHF	Gannett Company, Inc.	18	23	19	17
WVLT-TV	CBS	VHF	Gray Communications Systems, Inc.	12	10	14	11
WATE-TV	ABC	VHF	Young Broadcasting Inc.	11	8	10	11
WTNZ	FOX	UHF	Raycom Media, Inc.	3	4	4	2
WBXX-TV	WB	UHF	Acme Communications, Inc.	3	3	3	3

Lexington and Hazard, Kentucky

      WKYT, a CBS affiliate, was acquired by us in September 1994 and began operations in 1957. It is ranked first in total viewers and in news programming in the Lexington, Kentucky market. The Lexington area is a regional hub for shopping, business, healthcare, education, and cultural activities. Major employers in the Lexington area include Toyota Motor Corp., Lexmark International, Inc., ALLTELL Corporation, Square D Company, Ashland, Inc., the University of Kentucky and International Business Machines Corporation. Eight hospitals are located in Lexington, reinforcing Lexington’s position as a regional medical center. The University of Kentucky’s main campus with approximately 25,000 students is located in Lexington. Frankfort, the capital of Kentucky is located within WKYT’s service area. WYMT, WKYT’s sister station is located in the Lexington DMA. In addition, the Lexington market is adjacent to the Bowling Green, Kentucky market where we intend to acquire WBKO in the merger.

34

      WYMT, a CBS affiliate, was acquired by us in September 1994 and began operations in 1985. It is ranked first in total viewers and in news programming in the Hazard, Kentucky market, a special 16 county trading area defined by Nielsen. The mountain region of eastern and southeastern Kentucky where Hazard is located is on the outer edges of four separate markets: Bristol-Kingsport-Johnson City, Charleston-Huntington, Knoxville and Lexington. Prior to the start of WYMT’s operations in 1985, mountain residents relied primarily on satellite dishes and cable television carrying distant signals for their television entertainment and news. WYMT is the only commercial television station in this 16-county trading area and we generally consider it to be a distinct television market even though WYMT is technically included in the Lexington market. WYMT is the sister station of WKYT and shares many resources and simulcasts some local programming with WKYT. The trading area’s economy is primarily centered around coal and related industries, such as natural gas and oil.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	1,153	1,210	0.97%
Retail Sales	$13,381	$15,738	3.30
EBI	17,241	22,236	5.22
Gross Market Revenue	55,300	67,600	4.10
Average Household Income	39.2	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WKYT-TV	CBS	UHF	Gray Communications Systems, Inc.	16	17	16	15
WLEX-TV	NBC	UHF	Evening Post Publishing Company	12	15	10	9
WTVQ-TV	ABC	UHF	Media General Broadcast Group	8	7	8	9
WDKY-TV	FOX	UHF	Sinclair Broadcast Group, Inc.	4	5	5	4
WYMT-TV	CBS	UHF	Gray Communications Systems, Inc.	2	2	3	2

Waco-Temple-Bryan, Texas

      KWTX and KBTX, both CBS affiliates, were acquired by us in October 1999 and began operations in 1955 and 1957, respectively. They collectively are ranked first in total viewers and in news programming in the Waco-Temple-Bryan, Texas market. KBTX is a “satellite” station under FCC rules and is used to enhance our ability to effectively serve the entire market. Waco, Temple, Killeen, Bryan and College Station are the primary economic centers of the region. College Station, Texas is the home of Texas A&M University with approximately 45,000 students and Baylor University is located in Waco, Texas with approximately 13,000 students. The Waco-Temple-Bryan economy centers on education, medical services and U.S. military installations. Leading employers in the area include: Texas A&M University, Raytheon, Baylor University, St. Joseph’s Regional Medical Center, Killeen ISD, Scott and White Hospital and the U.S. Army base at Fort Hood, Texas.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	843	869	0.61%
Retail Sales	$9,433	$11,698	4.40
EBI	11,824	14,508	4.18
Gross Market Revenue	29,500	36,400	4.29
Average Household Income	39.2	NA

35

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KWTX-TV & KBTX-TV	CBS	VHF	Gray Communications Systems, Inc.	19	18	19	17
KCEN-TV	NBC	VHF	Channel 6, Inc.	12	17	11	9
KWKT & KYLE	FOX	UHF	Communications Corp of America	7	7	8	6
KXXV & KRHD-LP	ABC, WB	UHF	Drewry Communications Group	7	6	9	7
KAKW	UNI	UHF	Univision Communications, Inc.	—	2	3	3

Lincoln - Hastings - Kearney, Nebraska

      KOLN and KGIN, both CBS affiliates, were acquired by us in July 1998 and began operations in 1953 and 1961, respectively. They are ranked first in total viewers and in news programming in the Lincoln - Hastings - Kearney, Nebraska market. KGIN is a “satellite” station under FCC rules and is used to enhance our ability to serve the entire market effectively. The city of Lincoln is the primary economic center of the region, the capital of Nebraska and home to the University of Nebraska with approximately 23,000 students. The Lincoln - Hastings - Kearney economy centers around state government, education, medical services and agriculture. Leading employers in the area include: the State of Nebraska, the University of Nebraska, Gallup Inc., the Lincoln Public School System and several area hospitals. The Lincoln market is adjacent to the Omaha, Nebraska market where we intend to acquire WOWT in the merger.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	684	696	0.35%
Retail Sales	$7,766	$8,680	2.25
EBI	12,081	15,140	4.62
Gross Market Revenue	21,200	25,900	4.09
Average Household Income	44.6	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KOLN & KGIN	CBS	VHF	Gray Communications Systems, Inc.	19	18	18	20
KHGI-TV	ABC	VHF	Pappas Telecasting Companies	6	6	9	7
KLKN & KLKE	ABC	VHF	Citadel Communications Company, Ltd.	4	4	6	4
KHAS-TV	NBC	VHF	Greater Nebraska Television, Inc.	4	6	4	3
KTVG	FOX	UHF	Hill Broadcasting Company, Inc.	2	3	3	2

Greenville-New Bern-Washington, North Carolina

      WITN, an NBC affiliate, was acquired by us in August 1997 and began operations in 1955. Based on the February and May 2002 ratings, WITN is currently tied for the first position in total viewers and in news programming in the Greenville-New Bern-Washington, North Carolina market. Greenville, North Carolina is the primary economic center of the region and home to East Carolina University with approximately 19,000 students. The Greenville-New Bern-Washington economy centers around education, manufacturing and agriculture. Leading employers in the area include: Pitt County Memorial Hospital, NADEP (Naval Rework Facility), East Carolina University, Catalytica Pharmaceuticals, Inc., PCS Phosphate, Rubber Maid Cleaning Products, Inc. and Weyerhaeuser Co.

36

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	705	731	0.73%
Retail Sales	$7,271	$8,116	2.22
EBI	10,060	12,647	4.68
Gross Market Revenue	29,200	36,400	4.51
Average Household Income	40.0	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WNCT-TV	CBS	VHF	Media General Broadcast Group	20	17	17	18
WITN-TV	NBC	VHF	Gray Communications Systems, Inc.	14	18	14	12
WCTI	ABC	VHF	Lamco Communications Incorporated	9	9	10	9
WFXI & WYDO	FOX	VHF	GOCOM Holdings LLC	5	5	6	4

Tallahassee, Florida – Thomasville, Georgia

      WCTV, a CBS affiliate, was acquired by us in September 1996 and began operations in 1955. It is ranked first in total viewers and in news programming in the Tallahassee, Florida – Thomasville, Georgia market. The Tallahassee – Thomasville economy centers around state and local government as well as state and local universities which include Florida State University with approximately 33,000 students, Florida A&M University with approximately 12,000 students, Tallahassee Community College, Thomas College and Valdosta State University. Florida State University and Florida A&M University each have their main campus located within the city of Tallahassee.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	649	678	0.88%
Retail Sales	$7,217	$8,880	4.23
EBI	9,439	11,780	4.53
Gross Market Revenue	23,900	30,500	5.00
Average Household Income	39.4	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WCTV	CBS	VHF	Gray Communications Systems, Inc.	23	20	24	22
WTWC-TV	NBC	UHF	Sinclair Broadcast Group, Inc.	6	8	5	5
WTXL-TV	ABC	UHF	Media Venture Management, Inc.	5	5	7	5
WTLH	FOX	UHF	Pegasus Communications Corporation	4	5	6	3

Augusta, Georgia

      WRDW, a CBS affiliate, was acquired by us in January 1997 and began operations in 1954. It is ranked first in total viewers and in news programming in the Augusta, Georgia market. The Augusta, Georgia area is one of Georgia’s major metropolitan/regional centers, with a particular emphasis on health services, manufacturing and the military. The federal government employs military and civilian personnel at the Department of Energy’s Savannah River Site, a nuclear processing plant, and Fort Gordon, a U.S.

37

Army military installation. Augusta has eight large hospitals, which collectively employ approximately 20,000 and reinforce Augusta’s status as a regional healthcare center. Augusta is also home to the Masters Golf Tournament, which has been broadcast by CBS for 46 years.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	644	661	0.52%
Retail Sales	$6,736	$7,902	3.24
EBI	8,668	10,153	3.21
Gross Market Revenue	30,000	36,200	3.83
Average Household Income	36.8	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WRDW-TV	CBS	VHF	Gray Communications Systems, Inc.	18	17	18	16
WJBF	ABC	VHF	Media General Broadcast Group	14	13	15	16
WAGT	NBC	UHF	Schurz Communications, Inc.	11	13	9	6
WFXG	FOX	UHF	Fisher Broadcasting Company	8	7	9	8

La Crosse-Eau Claire, Wisconsin

      WEAU, an NBC affiliate, was acquired by us in July 1998 and began operations in 1953. It is the first ranked station in total viewers and in news programming in the La Crosse-Eau Claire, Wisconsin market. The La Crosse and Eau Claire economy centers around medical services, agriculture, education and retail business. The University of Wisconsin maintains an 11,000-student campus in Eau Claire. Leading employers include Menard, Inc., the University of Wisconsin at Eau Claire and several area hospitals. The La Crosse-Eau Claire market is adjacent to both the Madison, Wisconsin market where we intend to acquire WMTV in the merger and the Wausau-Rhinelander Wisconsin market where we intend to acquire WSAW in the merger.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	530	541	0.41%
Retail Sales	$7,160	$8,793	4.19
EBI	7,779	9,415	3.89
Gross Market Revenue	22,800	30,200	5.78
Average Household Income	39.1	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WEAU-TV	NBC	VHF	Gray Communications Systems, Inc.	18	24	16	17
WKBT	CBS	VHF	Morgan Murphy Stations	15	12	14	13
WXOW-TV & WQOW-TV	ABC	UHF	Quincy Newspapers, Inc.	10	10	12	12
WLAX & WEUX	FOX	UHF	Grant Media, Inc.	6	9	11	5

38

Panama City, Florida

      WJHG, an NBC affiliate, was acquired by us in 1960 and began operations in 1953. It is the first ranked station in total viewers and in news programming in the Panama City, Florida market. It has a secondary affiliation agreement with United Paramount Network, “UPN”. The Panama City economy centers around tourism, military bases, manufacturing, education and financial services. Panama City is the county seat and principal city of Bay County. Leading employers in the area include: Tyndall Air Force Base, the U.S. Navy Coastal Systems Station, Sallie Mae Servicing Corp., Stone Container Corporation, Arizona Chemical Corporation and Gulf Coast Community College. The Panama City market is adjacent to the Dothan, Alabama market where we intend to acquire WTVY, a CBS affiliate, in the merger.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	324	346	1.32%
Retail Sales	$3,508	$4,265	3.99
EBI	4,525	5,792	5.06
Gross Market Revenue	12,300	14,900	3.91
Average Household Income	37.4	NA

Competitive Landscape

				Share Summary
				9AM to Midnight

		VHF or		May-
Station	Network	UHF	Owner	02	Feb-02	Nov-01	Jul-01

WJHG-TV	NBC, UPN	VHF	Gray Communications Systems, Inc.	17	22	18	14
WMBB	ABC	VHF	Media General Broadcast Group	12	10	14	12
WPGX	FOX	UHF	Waitt Broadcasting, Inc.	4	4	5	4

Sherman, Texas-Ada, Oklahoma

      KXII, a CBS affiliate, was acquired by us in October 1999 and began operations in 1956. It is ranked first in total viewers and in news programming in the Sherman, Texas-Ada, Oklahoma market. The Sherman, Texas-Ada, Oklahoma economy centers around medical services, manufacturing and distribution services. Leading employers include Michelin, MEMC Southwest, Globitech, Raytheon, CIGNA, Johnson & Johnson and Texas Instruments.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	310	322	0.76%
Retail Sales	$3,815	$4,806	4.73
EBI	4,265	5,383	4.77
Gross Market Revenue	7,700	9,200	3.62
Average Household Income	35.4	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KXII	CBS	VHF	Gray Communications Systems, Inc.	20	17	17	17
KTEN	NBC	VHF	Lockwood Broadcasting, Inc.	7	8	8	5

39

Stations’ Markets

      Below is a brief description of the market for each of the stations that we intend to acquire in the merger. All statements as to station ranking in this prospectus are based on Nielsen data for the 6:00 a.m. to 2:00 a.m. Sunday through Saturday time period, except that data in the tables titled “Competitive Landscape” is based on BIA data for the 9:00 a.m. to midnight Sunday through Saturday time period. The news ranking information is based on our management’s review of the Nielsen Station Index, Viewers in Profile, dated May 2002. As NBC affiliate stations broadcasted the Olympic games, during February 2002, their ratings for this period reflect a higher-than-normal viewership. “CAGR” refers to compound annual growth rate and “EBI” refers to effective buying income. EBI statistics below reflect data for 2000 and 2005. In the “Competitive Landscape” tables below, we have included only stations that BIA has reported at one share or more in three of the four most recent rating periods.

Wichita — Hutchinson, Kansas

      KAKE, KLBY and KUPK, all ABC affiliates, began operations in 1953. They collectively are ranked third in total viewers and in news programming in the Wichita — Hutchinson, Kansas market. KLBY and KUPK are “satellite” stations under FCC rules and are used to enhance Stations’ ability to effectively serve the entire market. The area is well known for its involvement in the aviation industry, with the top three companies in the region, Boeing Company, Cessna Aircraft Company and Raytheon Aircraft Company representing that industry The Wichita area also serves as a regional banking and medical center, as well as home to the McConnell Air Force Base. Other leading employers in the region are Wichita Schools and the State of Kansas. Wichita is also the home to Wichita State University, which has an enrollment of 14,000 students.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	1,175	1,212	0.62%
Retail Sales	$15,293	$18,877	4.30
EBI	19,659	23,850	3.94
Gross Market Revenue	57,200	71,200	4.48
Average Household Income	43.0	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KWCH-TV, KBSD-TV, KBSH-TV & KBSL-TV	CBS	VHF	Media General Broadcast Group	18	15	18	17
KSNW, KSNC, KSNG & KSNK	NBC	VHF	Emmis Communications Corp.	16	22	15	14
KAKE-TV, KLBY & KUPK-TV	ABC	VHF	Stations Holding Company, Inc.	10	8	11	10
KSAS-TV, KAAS-TV & KBDK	FOX	UHF	Clear Channel Television, Inc.	4	6	6	4
KSCC	UPN	UHF	Mercury Broadcasting Company, Inc.	2	2	2	2
KWCV	WB	UHF	Banks Broadcasting, Inc.	2	2	2	—

Omaha, Nebraska

      WOWT, an NBC affiliate, began operations in 1949. It is ranked first in total viewers and second in news programming in the Omaha, Nebraska market. The Omaha DMA is home to five Fortune 100 companies, the U.S. Strategic Command Headquarters at Offutt Air Force Base, the University of Nebraska Medical Center and Creighton Medical Center. The University of Nebraska – Omaha has an enrollment of nearly 14,000, and Creighton University has an enrollment of 6,300. Major employers in the area include: the United States military, Union Pacific Railroad, ConAgra, Omaha Public Schools and

40

First Data Resources. The Omaha market is adjacent to the Lincoln, Nebraska market where we own and operate television stations KOLN and KGIN.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	1,008	1,048	0.78%
Retail Sales	$13,687	$16,275	3.52
EBI	20,452	27,141	5.82
Gross Market Revenue	62,100	72,200	3.06
Average Household Income	52.9	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WOWT	NBC	VHF	Stations Holding Company, Inc.	18	24	14	13
KETV	ABC	VHF	Hearst-Argyle Television, Inc.	14	12	17	16
KMTV	CBS	VHF	Emmis Communications Corp.	14	10	15	12
KPTM	FOX	UHF	Pappas Telecasting Companies	7	9	9	7
KXVO	WB	UHF	Mitts Telecasting Company	3	3	3	4

Madison, Wisconsin

      WMTV, an NBC affiliate, began operations in 1953. It is the first ranked station, with the second ranked news program, in the Madison, Wisconsin market. The Madison area hosts the international headquarters for American Family Insurance, Oscar Meyer, Ray-O-Vac and Lands End. In addition to being the state capital, the University of Wisconsin has a major campus in Madison and has an enrollment of over 41,000 students. Major employers in the area are: University of Wisconsin Hospital and Clinics, General Motors Corporation, American Family Insurance, Meritor Health and Wisconsin Physicians Insurance Corporation. The Madison market is adjacent to the Wausau-Rhinelander market and La Crosse-Eau Claire, Wisconsin market where we own and operate television station WEAU.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	874	920	1.03%
Retail Sales	$15,394	$19,812	5.18
EBI	16,101	20,418	4.87
Gross Market Revenue	47,200	57,700	4.10
Average Household Income	47.3	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WISC-TV	CBS	VHF	Morgan Murphy Stations	18	14	16	16
WMTV	NBC	UHF	Stations Holding Company, Inc.	15	22	12	12
WKOW	ABC	UHF	Quincy Newspapers, Inc.	10	8	11	11
WMSN-TV	FOX	UHF	Sinclair Broadcast Group, Inc.	7	7	12	5

41

Colorado Springs, Colorado

      KKTV, a CBS affiliate, began operations in 1952. It is ranked first in total viewers and in news programming in the Colorado Springs, Colorado market. The Colorado Springs market is home to five major military installations: the Air Force Academy, Peterson Air Force Base, Fort Carson Army Base, Cheyenne Mountain Complex (NORAD), and Shriever Air Force Base. Major employers in the area in addition to the United States military include: The City of Colorado Springs, WorldCom, Inc., Intel Corporation and various non-profit organizations.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	799	870	1.72%
Retail Sales	$10,439	$13,172	4.76
EBI	12,591	16,149	5.10
Gross Market Revenue	42,300	49,700	3.28
Average Household Income	41.3	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

KKTV	CBS	VHF	Stations Holding Company, Inc.	17	14	16	15
KOAA-TV	NBC	VHF	Evening Post Publishing Company	13	21	10	12
KRDO-TV	ABC	VHF	Pikes Peak Broadcasting Company, Inc.	11	11	12	11
KXRM	FOX	UHF	Raycom Media, Inc.	7	8	9	6
KXTU-LP	UPN	UHF	Raycom Media, Inc.	2	2	2	3

Lansing, Michigan

      WILX, an NBC affiliate, began operations in 1957. It is ranked first in total viewers and in news programming in the Lansing, Michigan market. Lansing, the state capital, derives much of its economic base from state agencies, the automotive sector, and the Michigan State University which has over 43,000 students. Some of the top employers in the region include: the State of Michigan, Michigan State University, General Motors Corporation, Sparrow Health Systems and Meijer Grocery Stores.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	655	669	0.42%
Retail Sales	$7,561	$8,408	2.15
EBI	10,823	12,728	3.30
Gross Market Revenue	31,900	39,700	4.47
Average Household Income	45.1	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WLNS	CBS	VHF	Young Broadcasting Inc.	17	14	16	15
WILX-TV	NBC	VHF	Stations Holding Company, Inc.	15	20	13	12
WSYM-TV	FOX	UHF	Journal Broadcast Group, Inc.	5	6	9	5
WLAJ	ABC	UHF	Freedom Communications, Inc.	5	4	8	6

42

Rockford, Illinois

      WIFR, a CBS affiliate, began operations in 1965. It is ranked first in total viewers and in news programming in the Rockford, Illinois market. Currently, Rockford’s economy is based on the fastener business, as well as the manufacturing of machine parts and aerospace parts. Rockford is emerging as a growing regional education center, having the well respected, small liberal arts school Rockford College in its vicinity. Major employers in the region include: United Parcel Service, Rockford School District, Rockford Health Systems, DaimlerChrysler Corporation, Swedish American Health Services, and Hamilton Sundstrand Corporation.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	460	472	0.52%
Retail Sales	$5,341	$5,965	2.23
EBI	8,178	9,590	3.24
Gross Market Revenue	26,600	33,100	4.47
Average Household Income	46.3	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WREX-TV	NBC	VHF	Quincy Newspapers, Inc.	16	23	16	13
WIFR	CBS	UHF	Stations Holding Company, Inc.	15	13	16	15
WTVO	ABC	UHF	Young Broadcasting Inc.	10	9	11	10
WQRF-TV	FOX	VHF	Quorum Broadcasting Company	8	8	10	7

Wausau – Rhinelander, Wisconsin

      WSAW, a CBS affiliate, began operations in 1954. It is ranked first in total viewers and in news programming in the Wausau-Rhinelander, Wisconsin market. In addition to being a regional medical center, Wausau and the surrounding communities are known as a major capital of paper products and insurance. The University of Wisconsin - Stevens Point has over 10,000 students and is located in the DMA. Major employers in the region include: Wausau Insurance, Marshfield Clinics, Wausau Hospital, Wausau-Mosinee Paper Corporation, and the City of Wausau. The Wausau-Rheinlander market is adjacent to the Madison, Wisconsin market and the La Crosse-Eau Claire, Wisconsin market where we own and operate television station WEAU.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	444	456	0.53%
Retail Sales	$6,323	$7,707	4.04
EBI	6,984	8,558	4.15
Gross Market Revenue	18,100	22,000	3.98
Average Household Income	41.4	NA

43

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WSAW-TV	CBS	VHF	Stations Holding Company, Inc.	21	18	19	19
WAOW-TV & WYOW	ABC	VHF	Quincy Newspapers, Inc.	15	16	17	14
WJFW-TV	NBC	VHF	Rockfleet Broadcasting, Inc.	8	13	8	7
WFXS	FOX	UHF	Davis Television, LLC	4	5	9	3

Topeka, Kansas

      WIBW, a CBS affiliate, began operations in 1953. It is ranked first in total viewers and in news programming in the Topeka, Kansas market. The Topeka DMA has an agricultural base which is augmented by production and manufacturing. In addition to being the state capital, Topeka is home to Forbes Air Force Base, Kansas State University with an enrollment of 22,400 and Washburn University with an enrollment of 6,300 students. Major employers in the area include: Goodyear Tire and Rubber Corporation, Payless ShoeSource, Blue Cross Blue Shield of Kansas and Burlington Northern Santa Fe Railroad.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	443	442	(0.05)%
Retail Sales	$5,537	$6,723	3.96
EBI	6,708	7,631	2.61
Gross Market Revenue	16,200	19,900	4.20
Average Household Income	39.8	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WIBW	CBS	VHF	Stations Holding Company, Inc.	22	18	20	20
KSNT	NBC	UHF	Emmis Communications Corp.	14	20	12	12
KTKA-TV	ABC	UHF	Brechner Management Company	5	5	8	7
KTMJ-CA	FOX, UPN	VHF	Montgomery Communications, Inc.	2	3	3	2

Dothan, Alabama

      WTVY, a CBS affiliate, began operations in 1954. It is ranked first in total viewers and in news programming in the Dothan, Alabama market. Dothan serves as the regional economic, retail, and medical center. It houses Ft. Rucker Army Base, the Southeast Alabama Medical Center, and serves as an important agricultural center. Major employers in the area include: Southeast Alabama Medical Center, Collins Signs, Dothan and Houston Counties School System, Perdue Farms, Inc. and Flowers Hospital. The Dothan market is adjacent to the Panama City, Florida market where we own and operate WJHG.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	246	249	0.24%
Retail Sales	$2,963	$3,288	2.10
EBI	3,481	4,187	3.76
Gross Market Revenue	11,900	14,500	4.03
Average Household Income	36.6	NA

44

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WTVY	CBS	VHF	Stations Holding Company, Inc.	22	21	23	22
WDHN	ABC	UHF	Morris Multimedia, Inc.	6	6	7	6
WDFX-TV	FOX	UHF	Waitt Broadcasting, Inc.	4	6	5	3

Harrisonburg, Virginia

      WHSV, an ABC affiliate, began operations in 1953. It is the only commercial television station broadcasting in the Harrisonburg, Virginia market and is ranked first in total viewers and in news programming. The Harrisonburg market derives much of its economic base from poultry products, book manufacturing and the pharmaceutical industry. James Madison University, with an enrollment of over 16,000, is located in the DMA. Major employers in the area include: James Madison University, Pilgrims Pride, Cargill, Rockingham Memorial Hospital and R.R. Donnelley & Sons Company.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	228	236	0.69%
Retail Sales	$2,953	$3,512	3.53
EBI	3,493	4,174	3.63
Gross Market Revenue	9,800	11,800	3.78
Average Household Income	40.7	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WHSV-TV	ABC	VHF	Stations Holding Company, Inc.	16	15	18	18

Bowling Green, Kentucky

      WBKO, an ABC affiliate, began operations in 1962. It is ranked first in total viewers and in news programming in the Bowling Green, Kentucky market. Bowling Green is located approximately 65 miles outside of Nashville, Tennessee and benefits from its proximity to this major city. Bowling Green is home to Western Kentucky University which has an enrollment of almost 15,000 students. Some of the major employers in the region include: Commonwealth Health Corp., Warren County Board of Education, Western Kentucky University, General Motors Corvette Plant and DESA International. The Bowling Green market is adjacent to the Lexington, Kentucky market where we own and operate WKYT and WYMT.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	209	220	1.03%
Retail Sales	$2,475	$2,865	2.97
EBI	3,039	4,006	5.68
Gross Market Revenue	7,500	8,800	3.25
Average Household Income	37.5	NA

45

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WBKO	ABC	VHF	Stations Holding Company, Inc.	21	22	22	22
WNKY	NBC	UHF	Northwest Broadcasting, L.P.	5	7	4	2

Meridian, Mississippi

      WTOK, an ABC affiliate, began operations in 1953. It is ranked first in total viewers and in news programming in the Meridian, Mississippi market. Meridian Naval Air Station is located in the DMA of Meridian, which also is a regional medical and economic center. Major industries in the area include tourism, timber processing, paper products and electronics manufacturing. Top employers in the area include: Peavey Electronics, Mississippi Band of Choctaw Indians, Meridian Naval Air Station, Jeff Anderson Regional Medical Center and the Meridian School System.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	189	190	0.11%
Retail Sales	$1,883	$2,245	3.58
EBI	2,469	3,048	4.30
Gross Market Revenue	7,900	9,800	4.40
Average Household Income	34.7	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WTOK-TV	ABC	VHF	Stations Holding Company, Inc.	21	21	23	21
WMDN	CBS	UHF	Spain, Frank & Family	7	9	9	5
WGBC	NBC	UHF	Global Communications, Inc.	6	7	5	4

Parkersburg, West Virginia

      WTAP, an NBC affiliate, began operations in 1953. It is the only commercial television station broadcasting in the Parkersburg, West Virginia market and is ranked first in total viewers and in news programming. The Parkersburg DMA is a major chemical and petroleum center, with such employers as Dupont, Eramet, General Electric Company, Chevron, Globe Metallurgical and Krayton. Other significant employers include Coldwater Creek Clothiers and Ames Hardware. The Parkersburg DMA also plays host to Marietta College with an enrollment of nearly 23,500.

Market Overview

	2001	2006	CAGR

	(In Thousands)
DMA Population	159	157	(0.25)%
Retail Sales	$1,911	$2,025	1.17
EBI	2,539	3,051	3.74
Gross Market Revenue	5,600	6,600	3.34
Average Household Income	39.9	NA

Competitive Landscape

				Share Summary
				9AM to Midnight
		VHF or
Station	Network	UHF	Owner	May-02	Feb-02	Nov-01	Jul-01

WTAP-TV	NBC	UHF	Stations Holding Company, Inc.	21	27	19	21

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BUSINESS OF STATIONS HOLDING COMPANY, INC.

Overview of Stations

      We plan to acquire in the merger 15 of Stations’ television stations. These television stations are geographically diverse and serve small to medium-sized markets in 11 states. Five of the stations are affiliated with CBS, six are affiliated with ABC, and four are affiliated with NBC. All of the data included in this section relates solely to the stations that we plan to acquire in the merger.

      The stations are located in DMAs ranked in size from 65 to 186 out of the 210 DMAs surveyed by A. C. Nielsen Company. The broadcast signals for these stations that we intend to acquire in the merger reach approximately 2.6 million television households, representing approximately 2.5% of all television households in the United States. Stations believes that broadcast television stations in small to medium-sized markets offer an opportunity to generate attractive and stable broadcasting cash flow due to limited competition from:

•	other television stations for viewers;

•	other media soliciting advertising expenditures; and

•	other television stations purchasing syndicated programming.

      Stations operates in markets that typically have stable employment and a diverse base of employers. Stations generally targets markets that have population centers that share common community interests and are receptive to local programming. Stations’ local programming and news content coupled with its network affiliations provide each of its stations with an established audience and reputation for news, sports and entertainment programming.

      Stations’ senior management team, led by K. James Yager, President and Chief Operating Officer, has extensive experience in acquiring and improving the operations of television stations. In addition, Stations’ stations are supported by a team of senior vice presidents who directly oversee the day-to-day operations of the business. Louis S. Wall and Christopher H. Cornelius manage seven and six of the stations, respectively. These executives have an average of 22 years of experience operating and managing broadcast television stations.

      Stations selectively purchases first run and off-network syndicated programming designed to reach specific demographic groups attractive to advertisers. Currently, Stations broadcasts on many of its stations the five most highly-rated syndicated programs. These programs and the number of stations on which they are broadcast are:

•	“Wheel of Fortune” on nine of its stations;

•	“Jeopardy” on seven of its stations;

•	“Seinfeld” on seven of its stations; and

•	“Entertainment Tonight” on seven of its stations.

      Additionally, Stations broadcasts other highly-rated first run and off-network syndicated programs on its stations including:

•	“Judge Judy;”

•	“The Oprah Winfrey Show;”

•	“Everybody Loves Raymond;”

•	“Live! with Regis and Kelly;” and

•	“Frasier.”

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      Stations seeks to acquire syndicated programs that:

•	have wide audience appeal;

•	are available on a cost-effective basis for limited licensing periods;

•	allow scheduling flexibility;

•	complement each station’s overall programming mix; and

•	counter competitive programming.

      Stations has been able to purchase syndicated programming at attractive rates because of the limited competition from other television broadcasters for such programming in its markets. As a result, Stations’ cash program expense as a percentage of net revenues for its stations was 4.4% in 1999, 4.7% in 2000 and 5.5% in 2001. In comparison, according to the 2001 Television Financial Report published by the National Association of Broadcasters, the percentage of net revenues spent for programming by all network affiliated stations was 8.8% in 1999 and 8.2% in 2000.

Background

      Stations was incorporated under the laws of the State of Delaware on April 10, 1996. Stations’ corporate name was changed from Benedek Communications Corporation to Stations Holding Company, Inc. effective February 1, 2002. Benedek was incorporated under the laws of the State of Delaware on January 22, 1979. The principal executive offices of Stations is located at 2895 Greenspoint Parkway, Suite 250, Hoffman Estates, Illinois 60195. The telephone number at the executive offices is (847) 585-3450.

Network Affiliation of Stations’ Television Stations

      Each of the television stations we are acquiring is affiliated with either CBS, ABC or NBC. Each affiliation agreement provides the station with the right to broadcast all programs transmitted by the network. In return, the network has the right to sell a substantial majority of the advertising time during network programming. In exchange for every hour that a station elects to broadcast network programming, CBS, ABC and NBC have historically paid the station a specified fee. This fee varies with the time of day. Typically, prime-time programming generates the highest hourly rates. Fees are subject to increase or decrease by the network during the term of an affiliation agreement, with provisions for advance notices and the right of termination by the station in the event of a reduction of rates.

      During 1999, each of the major networks publicly indicated that it was reviewing the economic and other terms under which it provides programming to network affiliates like our stations. Proposed changes that have been publicly discussed include:

•	reducing the period of exclusivity with respect to popular programming;

•	changing the amount and placement of advertising time made available for sale by affiliates during network programming; and

•	requiring affiliates to share part of the costs of producing sports or special programming.

      These changes may be implemented during the term of existing affiliation agreements or upon their renewal. Additionally, the major networks have proposed reducing or eliminating the cash payments paid by networks to affiliates at the time of renewal of existing affiliation agreements.

      Stations’ NBC affiliation agreements for Stations’ WOWT, WMTV, WILX and WTAP were renegotiated effective as of January 1, 2002 and the agreements were extended to January 1, 2012. As a result of these negotiations compensation for WOWT, WMTV, WILX and WTAP continues although at a reduced level through 2005. For the period from January 1, 2006 through the expiration of the contract on January 1, 2012 the agreements do not provide for any network compensation payments.

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      Stations’ ABC affiliation agreements for WBKO, WHSV and WTOK expire on November 1, 2004 and provide for compensation that decreases throughout the term of the contract and reduces to zero by the expiration date of the contract.

      In response to declining revenues, some networks have suggested that they may search for alternative methods of distribution for their programming, such as cable channels.

Advertising Sales

      Television station revenues are derived primarily from local, regional and national advertising. Stations seeks to manage its spot inventory efficiently to maximize advertising rates. Advertising rates are based upon numerous factors including:

•	a program’s popularity among the audience;

•	the number of advertisers competing for the available time allotted to commercials;

•	the size and demographic make-up of the audience; and

•	the availability of alternative advertising media in the market area.

      In March 2000, Stations restructured the organization of its local sales departments to place a greater emphasis on local and regional advertising sales. Stations shifted certain local advertising accounts to national representatives to better reflect the actual source of revenues. As a result of the restructuring and its new philosophy, period-to-period comparisons of trends in Stations’ local/ regional and national sales will be difficult for you to make.

      Local Sales. Approximately 60% of Stations’ gross revenues in 2001 came from local and regional advertisers. Local and regional advertising is sold primarily by each station’s professional sales staff. Typical local and regional advertisers include:

•	automobile dealerships;

•	restaurants;

•	retailers;

•	communications companies;

•	grocery chains;

•	soft drink bottlers;

•	health and medical services; and

•	state lotteries.

      Stations seeks to establish long term relationships with local advertisers by selling its advertising time through dedicated local sales teams. Stations’ goal is to provide local customers the opportunity to communicate their longer term advertising goals so it can develop strategic advertising campaigns for them. In addition to increasing revenues from existing advertisers, Stations seeks to identify new sources of local advertising revenues.

      In particular, Stations seeks potential advertisers who have not previously advertised on broadcast television, but whose businesses would benefit from the identity of Stations’ local news and programming. Stations’ sales personnel are required to meet minimum weekly and monthly performance standards with respect to client activity, including new customer identification. Stations also offers commercial production services at each of its stations.

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      National Sales. Approximately 31% of Stations’ gross revenues in 2001 came from national advertisers. Typical national advertisers include:

•	automobile manufacturers;

•	consumer goods manufacturers;

•	communications companies;

•	fast food franchisers;

•	national retailers; and

•	direct marketers.

      National advertising time is sold through representative agencies retained by Stations. Two of the television stations we are acquiring are represented by Petry Television, Inc., ten are represented by Katz Television Sales, and one is represented by Blair Television. These stations’ national sales coordinators actively assist their national sales representatives to induce national advertisers to increase their national spot expenditures designated to our markets.

      Political Sales. Political advertising revenues are a significant factor in Stations business during election years. Local and regional elections, which can include gubernatorial, U.S. senatorial and congressional races, generally occur every even numbered year. National presidential elections occur every four years. In 2000 and 1998, Stations had political advertising revenues of $13.3 million and $8.6 million, respectively, at its stations we are acquiring pursuant to the merger representing approximately 10% and 7% of such stations’ gross revenues during such years.

Implementation of the Cable Act of 1992

      The Cable Television Consumer Protection and Competition Act of 1992, the “Cable Act,” was enacted on October 5, 1992. The Cable Act:

•	imposes cable rate regulation;

•	establishes cable ownership limitations;

•	regulates the relationships between cable operators and their program suppliers;

•	regulates signal carriage and retransmission consent; and

•	regulates numerous other aspects of the cable television business.

      Stations has entered into agreements for its stations with substantially all of the cable system operators that carry our stations’ signals. All of these agreements grant such cable system operators consent to retransmit Stations’ broadcast signals. These retransmission arrangements do not represent a significant source of revenues for Stations. Stations expects to be able to renew its current retransmission agreements when such agreements expire. However, there can be no assurance that such renewals will be obtained.

Digital Operations

      The FCC had required that all of the stations owned by Stations commence digital operations by May 1, 2002. Stations has incurred approximately $4.5 million in capital expenditures towards its digital conversion of the stations we are acquiring as a result of the merger, and it anticipates incurring additional capital expenditures of $6.8 million in the balance of 2002 and thereafter with respect to such stations. In order to accommodate the conversion to digital and maintain our historical capital expenditure levels, Stations has reduced its plans for the other non-essential capital expenditures in 2002. Stations anticipates that such expenditures will be paid for through cash generated from operations.

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      One of the stations owned by Stations had commenced digital operations by May 1, 2002. The FCC had implemented a process to allow broadcast companies to request an extension of time to complete the build-out to digital. On March 4, 2002, Stations filed extension requests with respect to its stations that have not been converted to digital. Stations was granted extensions covering the period May 1, 2002 through various dates in November 2002. We cannot assure you that Stations will be able to complete the construction of all of its DTV stations by the applicable FCC deadlines. If Stations is unable to meet applicable build-out deadlines or obtain additional extensions, Stations may be subject to FCC sanctions, including the loss of the authorization to construct the DTV station.

Employees

      As of May 31, 2002, Stations had 807 full-time employees at the stations we are acquiring as a result of the merger. Approximately 172 of such employees located at three of such stations are represented by labor unions under collective bargaining agreements. The collective bargaining agreements expire at various times from June 2003 through December 2003. At WIFR-TV, Rockford, Illinois, 23 employees have certified a union and negotiations for a collective bargaining agreement are scheduled to occur shortly. There are no unionized employees at the other stations we are acquiring as a result of the merger. Stations believes that its relationship with all of its employees, including those represented by labor unions, is satisfactory.

Properties

      The principal executive offices of Stations is located in leased premises in Hoffman Estates, Illinois. Stations also has executive offices in New York City.

      The types of properties required to support the television stations which Gray is acquiring as a result of the merger include offices, studios, and tower and transmitter sites. A station’s studio and office are generally located in business districts while tower and transmitter sites are generally located so as to provide maximum signal coverage to each market. The following table contains certain information describing the general character of our properties.

			Approximate
	Owned or		Size	Height (ft.)/
Station, Market Area and Use	Leased		(sq. ft.)(a)	Power	Lease expiration date

Wichita-Hutchinson, Kansas KAKE-TV
Office and Studio	Owned		46,762	—	—
Tower/Transmitter Site	Owned		2,176	1,000/316 kw	—
Colby, Kansas KLBY-TV
Office and Studio	Leased		2,850	—	04/30/2004
Tower/Transmitter Site	Leased		1,000	768/100 kw	04/30/2007
Garden City, Kansas KUPK-TV
Office and Studio	Owned		1,831	—	—
Tower/Transmitter Site	Owned		4,655	880/224 kw	—
Omaha, Nebraska WOWT-TV
Office and Studio	Owned		58,829	—	—
Tower/Transmitter Site	Owned		2,500	1,342/100 kw	—
Madison, Wisconsin WMTV-TV
Office and Studio	Owned	(b)	16,485 (c)	—	—
Tower/ Transmitter Site	Owned	(b)		1,040/955 kw	—
Colorado Springs-Pueblo, Colorado KKTV
Office and Studio	Owned	(b)	30,465	—	—
Tower/Transmitter Site	Leased		800	350/234 kw	02/01/2059
Lansing, Michigan WILX-TV
Office and Studio	Owned	(b)	13,700	—	—
Tower/Transmitter Site	Leased		5,000	994/309 kw	10/18/2003

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			Approximate
	Owned or		Size	Height (ft.)/
Station, Market Area and Use	Leased		(sq. ft.)(a)	Power	Lease expiration date

Rockford, Illinois WIFR-TV
Office and Studio	Owned	(b)	13,500 (c)	—	—
Tower/Transmitter Site	Owned	(b)		674/562 kw	—
Wausau-Rhinelander, Wisconsin WSAW-TV
Office and Studio	Owned	(b)	24,400	—	—
Tower/Transmitter Site	Leased	(d)	432	650/316 kw	08/01/2017
Topeka, Kansas WIBW-TV
Office and Studio	Owned	(b)	19,800	—	—
Tower/Transmitter Site	Leased		2,338	1,249/316 kw	02/14/2062
Dothan, Alabama and Panama City, Florida WTVY-TV
Office and Studio	Leased		20,440	—	12/31/2003
Tower/Transmitter Site	Owned	(b)	2,500	1,880/100 kw	—
Harrisonburg, Virginia WHSV-TV
Office and Studio	Leased	(b)	18,000	—	04/27/2018	(e)
Tower/Transmitter Site	Leased		2,016	337/8.32 kw	12/31/2001	(f)
Bowling Green, Kentucky WBKO-TV
Office and Studio	Owned	(b)	17,598	—	—
Tower/Transmitter Site	Owned	(b)	1,175	603/316 kw	—
Meridian, Mississippi WTOK-TV
Office and Studio	Owned	(b)	13,188	—	—
Tower/Transmitter Site	Owned	(b)	1,504	316/316 kw	—
Parkersburg, West Virginia WTAP-TV
Office and Studio	Owned	(g)	17,500	—	—
Tower/Transmitter Site	Owned	(b)	3,600	439/208 kw	—

(a)	Approximate size is for building space only and does not include the land on which the facilities are located.

(b)	Stations has mortgaged its interest in this property to the collateral agent under its credit facility, which mortgage will be released at the time of the merger.

(c)	The tower/transmitter is located at and included within the size of the office and studio premises.

(d)	Stations leases this space with Shockley Communications Corporation and the Wisconsin Educational Communications Board from the State of Wisconsin Department of Natural Resources.

(e)	Stations has an option to purchase this property during the term of the lease. The purchase price is subject to adjustment depending upon the date the option is exercised. If Stations had exercised the option on December 31, 2001, the purchase price would have been approximately $1.4 million.

(f)	The United States Department of Agriculture Forest Service granted us a Special Use Permit to occupy this land. Stations has applied for and is currently awaiting renewal of this permit.

(g)	In May 2000, Stations exercised a purchase option on this property. Stations mortgaged its interest in this property in connection with the purchase. Stations had previously leased this property and had mortgaged its leasehold interest to the collateral agent under its credit facility, which leasehold mortgage will be released at the time of the merger.

Legal Proceedings

      On March 22, 2002, Stations filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Benedek and its subsidiaries are not party to the bankruptcy action. On July 1, 2002, Stations filed its proposed plan of reorganization and related disclosure statement with respect to its bankruptcy case for approval by the court. The plan of reorganization contemplates completion of the

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merger of Gray MidAmerica Television with and into Stations. In conjunction with the execution of the merger agreement, Stations and Gray entered into Lock up, Voting and Consent Agreements with certain stockholders and creditors of Stations. Under the lock up, voting and consent agreements, these stockholders and creditors agreed to, among other things, support and vote their shares or interests, as applicable, in favor of Stations’ plan of reorganization that will give effect to the transactions contemplated by the merger agreement. As of the date of this prospectus, lock up, voting and consent agreements have been received from holders of 97.9% of the outstanding Stations senior preferred stock, 98.8% of the outstanding Stations junior preferred stock, 100.0% of the outstanding Stations class B common stock and 94.6% of the outstanding Stations senior notes.

      Stations is currently and from time to time involved in litigation incidental to the conduct of its business. Stations is not currently a party to any such lawsuit or proceeding that, in its opinion, is likely to have a material adverse effect on us.

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STATIONS SELECTED FINANCIAL DATA

      The table below sets forth the selected consolidated financial data of Stations for the five years ended December 31, 2001 and the three month periods ended March 31, 2001 and 2002. The selected consolidated financial data for the years ended December 31, 1999, 2000 and 2001 have been derived from Stations’ audited consolidated financial statements included elsewhere in this prospectus. The data for the three month periods ended March 31, 2001 and 2002 are unaudited, but have been prepared on the same basis as the audited financial statements. In Stations’ opinion, they reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly Stations’ results of operation for the period then ended and its financial position as of such dates. Operating results for the three month period ended March 31, 2002 are not necessarily indicative of the results that may be expected in the future. The selected consolidated financial data should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this prospectus and “Stations Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

						Three Months Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(a)	1999(b)	2000(b)	2001	2001	2002

	(Dollars in thousands, except share and per share data)
Statement of Operations Data:
Net revenues(c)	$84,392	$94,525	$99,432	$116,687	$107,561	$23,587	$25,584
Operating expenses:
Station operating expenses	48,891	52,446	55,154	63,935	64,007	16,664	16,258
Depreciation and amortization	21,794	20,660	17,442	19,711	21,901	5,368	6,309

Station operating income	13,707	21,419	26,836	33,041	21,653	1,555	3,017
Corporate expenses	3,787	4,643	4,510	5,590	5,946	1,664	1,543

	9,920	16,776	22,326	27,451	15,707	(109)	1,474
Gain on sale of stations, net(d)	—	—	6,403	61,406	—	—	—

Operating income (loss)	9,920	16,776	28,729	88,857	15,707	(109)	1,474

Financial expenses, net:
Interest expense, net(e):
Cash interest, net	(23,358)	(21,943)	(20,701)	(23,000)	(33,191)	(5,002)	(10,559)
Other interest	(19,374)	(17,043)	(19,040)	(20,943)	(10,011)	(5,661)	(192)

	(42,732)	(38,986)	(39,741)	(43,943)	(43,202)	(10,663)	(10,751)

Reorganization items	—	—	—	—	—	—	(931)
Income (loss) before income tax benefit and extraordinary item	(32,812)	(22,210)	(11,012)	44,914	(27,495)	(10,772)	(10,208)
Income tax benefit (expense)	11,243	7,646	(406)	(29,199)	10,165	4,064	3,931

Income (loss) from continuing operations	(21,569)	(14,564)	(11,418)	15,715	(17,330)	(6,708)	(6,277)
Income (loss) from discontinued operations	(2,741)	(2,061)	(4,359)	(881)	(28,085)	(1,646)	(22,028)

Income (loss) before extraordinary item	(24,310)	(16,625)	(15,777)	14,834	(45,415)	(8,354)	(28,305)
Extraordinary item(f)	—	—	(12,510)	942	—	—	—

Net income (loss)	(24,310)	(16,625)	(28,287)	15,776	(45,415)	(8,354)	(28,305)
Preferred stock dividends and accretion	(19,037)	(30,855)	(18,987)	(23,933)	(31,186)	(7,480)	(7,849)

Net (loss) applicable to common stock	$(43,347)	$(47,480)	$(47,274)	$(8,157)	$(76,601)	$(15,834)	$(36,154)

Basic and diluted (loss) per common share(g):
(Loss) from continuing operations	$(5.78)	$(6.14)	$(4.11)	$(1.11)	$(6.56)	$(1.92)	$(1.91)
(Loss) from discontinued operations	(0.39)	(0.28)	(0.59)	(0.12)	(3.79)	(0.22)	(2.98)
Extraordinary item	—	—	(1.69)	0.13	—	—	—

(Loss) per common share	$(6.17)	$(6.42)	$(6.39)	$(1.10)	$(10.35)	$(2.14)	$(4.89)

Weighted-average common shares outstanding	7,030,000	7,400,000	7,400,000	7,400,000	7,400,000	7,400,000	7,400,000

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						Three Months Ended
	Year Ended December 31,					March 31,

	1997(a)	1998(a)	1999(b)	2000(b)	2001	2001	2002

	(Dollars in thousands, except share and per share data)
Other Financial Data
Broadcast cash flow(h)	$35,678	$42,333	$44,681	$53,220	$43,934	$6,939	$9,036
Broadcast cash flow margin(i)	42.3%	44.8%	44.9%	45.6%	40.8%	29.4%	35.3%
Operating cash flow(j)	$31,891	$37,690	$40,171	$47,630	37,988	$5,275	$7,493
Operating cash flow margin(k)	37.8%	39.9%	40.4%	40.8%	35.3%	22.4%	29.3%
Cash flow provided by (used in):
Operating activities	$8,471	$20,016	$19,302	$26,209	$15,244	$5,401	$6,466
Investing activities	(6,282)	(6,582)	(28,291)	(11,259)	(10,835)	(1,973)	(1,659)
Financing activities	(7,632)	(11,791)	7,976	(14,245)	(4,889)	(5,016)	(945)
Capital expenditures	10,833	10,147	12,784	12,157	13,690	2,637	1,720
Balance Sheet Data (end of period):
Cash and cash equivalents	$2,648	$4,291	$3,278	$3,983	$3,503	$2,395	$7,365
Total assets	468,495	447,462	457,776	508,262	468,237	494,018	428,439
Total intangible assets, net	345,588	335,634	335,348	381,914	346,352(m )	379,210	311,402(m )
Long-term debt(l)	370,917	374,816	427,579	432,942	437,372	433,398	435,928
Redeemable preferred stock	124,556	162,644	181,631	205,564	236,750	213,045	244,559
Stockholders’ (deficit)	(94,908)	(147,263)	(197,494)	(205,731)	(282,490)	(221,723)	(318,599)

(a)	The selected consolidated financial data of Stations for the years ended December 31, 1997 and 1998 have been derived from Stations’ audited consolidated financial statements included elsewhere in this prospectus with reclassification to reflect the application of Statement of Financial Accounting Standards No. 144.

(b)	In January 1999, Stations entered into a time brokerage agreement in anticipation of the station exchange of KKTV, Colorado Springs-Pueblo, Colorado and KCOY-TV, Santa Maria, California. The statement of operations and other data for the year ended December 31, 1999 includes information with respect to the time brokerage agreement. In March 2000, Stations exchanged WWLP-TV, its station in Springfield, Massachusetts, and $18.0 million for KAKE-TV, Wichita, Kansas and WOWT-TV, Omaha, Nebraska. The statement of operations does not reflect the exchange prior to March 2000.

(c)	Net revenues reflect deductions from gross revenues for agency and national sales representative commissions.

(d)	Net gain on sale of stations for 1999 includes $13.3 million as a result of the 1999 station exchange netted against a $6.9 million loss on the sale of KOSA-TV, Odessa, Texas. In 2000, net gain on sale of stations includes a $61.1 million gain on the exchange of WWLP-TV, Springfield, Massachusetts, for KAKE-TV, Wichita, Kansas and WOWT-TV, Omaha, Nebraska, and a $0.3 million gain on the sale of KOSA-TV, Odessa, Texas.

(e)	Cash interest expense, net, includes cash interest paid and normal adjustments to accrued interest. Other interest expense includes accrued interest added to long-term debt balances, deferred loan cost amortization and write- offs, except deferred loan cost write-offs related to extraordinary debt extinguishments, financing costs not consummated, and accretion of discounts.

(f)	In 1999, Stations recorded an extraordinary loss of $12.5 million net of applicable taxes of $8.3 million as a result of the early extinguishment of debt associated with the completion of the tender offer for $135.0 million of outstanding senior secured notes. In 2000, Stations redeemed a portion of its 13 1/4% senior subordinated discount notes with an aggregate face value of $12.3 million. The discount notes had an accreted value of $11.4 million and were purchased for $9.8 million. A total of $0.9 million, net of taxes, was recorded as a gain on the early extinguishment of debt.

(g)	Earnings (loss) per common share is computed by dividing income (loss) after the deduction of preferred dividends and accretion of the redemption prepayment premium and amortization of our initial warrants, by the weighted average number of common shares outstanding. The effect of the stock options and initial warrants has not been reflected in the computation since their inclusion as common stock equivalents for both basic and fully-diluted earnings (loss) per share was anti-dilutive.

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(h)	Broadcast cash flow is defined as operating income before financial income as derived from the consolidated statements of operations plus depreciation and amortization, amortization of program broadcast rights, corporate expenses and noncash compensation less payments on program broadcast liabilities and net gain on sale of stations. Broadcast cash flow data is included in this prospectus because the information is a measurement:

(1)	used by lenders to measure a borrower’s ability to service its debt and pay for capital expenditures;

(2)	used by industry analysts to determine a market value of television stations; and

(3)	used by industry analysts when evaluating and comparing operating performance of different companies.

      Broadcast cash flow does not purport to represent cash provided by operating activities as reflected in Stations’ consolidated financial statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Broadcast cash flow is also not reflected in Stations’ consolidated statements of cash flows; but it is a common and meaningful measure for comparison to other companies in the broadcast industry. The amounts excluded from broadcast cash flow are significant components in understanding and assessing Stations’ results of operations and cash flows. The term “broadcast cash flow” may not be the same terminology utilized by other companies in the presentation of similar information.

(i)	Broadcast cash flow margin is defined as broadcast cash flow divided by net revenues.

(j)	Operating cash flow is defined as operating income before financial income as derived from the consolidated statements of operations plus depreciation and amortization, amortization of program broadcast rights and noncash compensation less payments on program broadcast liabilities and net gain on sale of stations. Operating cash flow data is included in this prospectus because the information is a measurement:

(1)	used by lenders to measure a borrower’s ability to service its debt and pay for capital expenditures;

(2)	used by industry analysts to determine a market value of television stations; and

(3)	used by industry analysts when evaluating and comparing operating performance of different companies.

      Operating cash flow does not purport to represent cash provided by operating activities as reflected in Stations’ consolidated financial statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of financial performance prepared in accordance with generally accepted accounting principles. Operating cash flow is also not reflected in Stations’ consolidated statements of cash flows; but it is a common and meaningful measure for comparison to other companies in the broadcast industry. The amounts excluded from operating cash flow are significant components in understanding and assessing Stations’ results of operations and cash flows. The term “Operating cash flow” may not be the same terminology utilized by other companies in the presentation of similar information.

(k)	Operating cash flow margin is defined as operating cash flow divided by net revenues.

(l)	Long-term debt is defined as notes payable, including the current portion thereof, net of discount. At March 31, 2002, long-term debt includes the balance of Stations’ credit facility of $276.0 million and the discount notes of $154.7 million, which are classified as “Liabilities subject to compromise” on the March 31, 2002 balance sheet.

(m)	Intangible assets at December 31, 2001 and March 31, 2002 include balances of $15.5 million and $20.2 million, respectively, which are classified as “Assets of Stations held for sale” on the respective balance sheets.

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STATIONS MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

      On April 1, 2002, Stations signed a letter of intent with Gray and subsequently executed a merger agreement on June 4, 2002 whereby Stations will become a wholly-owned subsidiary of Gray. Gray will pay an estimated $502.5 million in cash consideration in connection with the merger and the transaction is expected to close during the fourth quarter of 2002.

      Pursuant to the letter of intent with Gray, Stations agreed to sell all of the television broadcasting assets of eight television stations (the “Station Group”) to a third party prior to its merger with Gray. On June 4, 2002, Stations signed an agreement with Chelsey Broadcasting, LLC to sell the Station Group for $30.0 million.

      On November 16, 2001, Stations entered into an Asset Purchase agreement with West Virginia Media Holdings, LLC (“West Virginia Media”) pursuant to which, on April 30, 2002, Stations sold the television broadcast assets of WTRF-TV, in Wheeling, West Virginia for $18.5 million.

      Stations elected to early adopt Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets” for its 2001 financial statements. As a result of the adoption of SFAS No. 144, the Station Group and WTRF-TV have been classified as assets held for sale at March 31, 2002 and accordingly the carrying value of the assets were adjusted to their fair value and the operations of these portions of Stations have been reported in discontinued operations.

      Stations’ revenues are derived primarily from the sale of advertising time and, to a modest extent, from compensation paid by the networks for broadcasting network programming and barter transactions for goods and services. Revenues depend on Stations’ ability to provide programming that attracts audiences in the demographic groups targeted by advertisers. Stations’ revenues also depend significantly on factors such as the national and local economy and the level of local competition.

      In March 2000, Stations restructured the organization of its local sales departments to place a greater emphasis on local and regional advertising sales. Stations shifted certain local advertising accounts to national representatives to better reflect the actual source of revenues. As a result of the restructuring and its new philosophy, year-to-year comparisons of trends in Stations’ local/regional and national sales for the years 2000 and 2001 will be difficult for you to make.

      On March 31, 2000, Stations completed a transaction with WGRC, Inc., whereby it exchanged the television station assets of WWLP-TV, in Springfield, Massachusetts formerly owned by it plus $18.0 million for the television station assets of KAKE-TV, in Wichita, Kansas, together with its two satellite stations, and WOWT-TV in Omaha, Nebraska. The acquired stations were owned by The Chronicle Publishing Company and were acquired in a like-kind exchange transaction through WGRC, Inc. The transaction was recorded under the purchase method of accounting.

      On March 21, 2000, Stations sold the television broadcast assets of KOSA-TV, in Odessa, Texas to ICA Broadcasting I, Ltd. for a cash payment of $8.0 million. Stations recorded a lower of cost or market adjustment of approximately $6.9 million in 1999 to write down the assets of KOSA-TV to the sales price less estimated selling costs. The exchange of WWLP-TV and the sale of KOSA-TV resulted in a gain on sale of stations before taxes of $61.4 million in 2000.

      During October 1998, stations transferred WMTV-TV, its station in Madison, Wisconsin to The WMTV Trust due to the Grade A broadcast signal overlap between WMTV-TV and WIFR-TV, Stations’ station in Rockford, Illinois. Under the trust arrangement, Stations relinquished control of WMTV-TV to a trustee while retaining the economic risks and benefits of ownership. On August 5, 1999, the FCC approved new duopoly rules that enabled Stations to own both WMTV-TV and WIFR-TV. As a result of

57

the new rules, The WMTV Trust was dissolved on February 29, 2000 and all assets and liabilities were transferred to Stations.

      Local and national non-political advertising sales constitute the largest concentration of Stations’ revenues and represent approximately 90% of gross revenues in 2001 compared to approximately 82% in 2000. Excluding political advertising revenues from our gross revenues, the percentage of gross revenues attributable to Stations’ local/regional advertising and national advertising in 1999, 2000 and 2001 was approximately 90%, 91% and 91%, respectively. Approximately 60% of Stations’ gross revenues in 2001 were generated from local and regional advertising, which is sold primarily by each station’s sales staffs. The remainder of Stations’ advertising revenues is comprised primarily of national advertising, which is sold by national sales representatives retained by Stations. Stations generally pay commissions to advertising agencies on local, regional and national advertising and to national sales representatives on national advertising. Net revenues reflect deductions from gross revenues for commissions payable to advertising agencies and national sales representatives.

      Stations’ primary operating expenses are employee compensation, programming expense, and depreciation and amortization. Changes in compensation expense result primarily from adjustments to fixed salaries based on employee performance and, to a lesser extent, from changes in sales commissions paid based on levels of advertising revenues. Programming expense consists primarily of amortization of program rights. Stations purchases first run and off-network syndicated programming on an ongoing basis. Under Stations’ contracts with the networks, a network affiliated station receives more than half of its daily programming from its network and in turn is compensated, in most cases, by the network for carrying such programming with the network’s commercial content intact. Barter expense generally offsets barter revenues and reflects the fair market value of goods and services received. Stations’ operating expenses, excluding depreciation and amortization, represent approximately 65% of net revenues from continuing operations for 2001 compared to 60% of net revenues in both 2000 and 1999.

Results of Operations

      The following table sets forth certain of Stations’ historical results of operations and operating data for the periods indicated in order to reconcile its broadcast cash flow and operating cash flow.

				Three Months Ended
	Years Ended December 31,			March 31,

	1999	2000	2001	2001	2002

	(Dollars in thousands)
Operating income (loss)	$28,729	$88,857	$15,707	$(109)	$1,475
Add:
Amortization of program broadcast rights	4,740	5,907	6,341	1,566	1,543
Depreciation and amortization	17,442	19,711	21,901	5,368	6,309
Corporate expenses	4,510	5,590	5,946	1,664	1,543
Less:
Payments on program broadcast liabilities	(4,337)	(5,439)	(5,961)	(1,550)	(1,833)
Gain on sale of stations, net	(6,403)	(61,406)	—	—	—
Broadcast cash flow	$44,681	$53,220	$43,934	$6,939	$9,036
Less corporate expenses	$4,510	$5,590	$5,946	$1,664	$1,543
Operating cash flow	$40,171	$47,630	$37,988	$5,275	$7,493

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Three Months Ended March 31, 2002 Compared to Three Months Ended March 31, 2001

      The following table provides historical information for the three months ended March 31, 2001 and 2002.

	Three Months Ended March 31,

	2001	2002	% Change

	(Dollars in thousands)
Local/regional	$15,894	$18,160	14.3%
National	8,440	8,407
Political	302	529	75.2
Other	2,606	2,425	(6.9)

	27,242	29,521	8.4
Direct costs	3,655	3,937	7.7

Net revenues	$23,587	$25,584	8.5%
Operating expenses:
Selling, technical and program expenses	12,526	12,191	(2.7)
General and administrative	4,138	4,067	(1.7)
Depreciation and amortization	5,368	6,309	17.5
Corporate	1,664	1,543	(7.3)

	23,696	24,110	1.7

Operating income (loss)	$(109)	$1,474	N/A %

Broadcast cash flow	$6,939	$9,036	30.2%
Broadcast cash flow margin	29.4%	35.3%
Operating cash flow	$5,275	$7,493	42.0%
Operating cash flow margin	22.4%	29.3%

      Net revenues. Stations had net revenues from continuing operations in the first quarter of 2002 of $25.6 million compared to $23.6 million for the same period in 2001. The increase in net revenues was $2.0 million or 8.5%. The improvement in net revenues from continuing operations in 2002 is a result of political advertising revenues, the winter Olympics on Stations’ four NBC affiliated stations and a significant increase in local advertising revenues due to the successful efforts toward increasing this portion of Stations’ advertising base. National advertising revenues in the first quarter of 2002 remained constant at $8.4 million as compared to the same period in 2001. Local/ regional revenues increased and were $18.2 million in the three months ended March 31, 2002 compared to $15.9 million for the same period in 2001, an increase of $2.3 million or 14.3%. Political advertising revenues were $0.5 million in the first quarter of 2002 as compared to $0.3 million in the same period in 2001.

      Operating expenses. Stations had operating expenses in the first quarter of 2002 of $24.1 million, an increase of $0.4 million or 1.7% compared to $23.7 million in the same period in 2001. Depreciation and amortization increased by $0.9 million or 17.5% to $6.3 million as compared to $5.4 million in the same period in 2001 due to the shorter amortization period used for network affiliation intangible assets as a result of the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (SFAS No. 142) on January 1, 2002. The effect of the shorter amortization period used for network affiliation intangible assets more than offset the effect caused by the discontinuance of amortization on Stations’ intangibles related to its FCC licenses and goodwill. Amortization was discontinued on FCC intangible assets and goodwill in the first quarter of 2002 due to the requirement of SFAS No. 142 that specifies that intangible assets with indefinite useful lives are no longer subject to amortization.

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      Operating income (loss). Stations’ operating income for the first quarter of 2002 increased by $1.6 million to $1.5 million from an operating loss of $(0.1) million for the same period in 2001.

      Financial income (expense). Stations’ financial expense for the first quarter of 2002 was relatively constant with the first quarter of 2001 and was $10.8 million as compared to $10.7 million for the three months ended March 31, 2001.

      Reorganization items. Stations had reorganization items of $1.0 million in the first quarter of 2002 which consisted primarily of professional fees associated with its Chapter 11 bankruptcy filing on March 22, 2002.

      Income tax benefit (expense). Stations’ income tax benefit in the first quarter of 2002 was $3.9 million compared to $4.1 million for the first quarter of 2001, a decrease of $0.2 million or 3.3%. Stations’ effective tax rate for the first quarter 2002 was 38.5% as compared to 37.7% in the first quarter 2001.

      Loss from continuing operations. Stations’ loss from continuing operations was $(6.3) million for the first quarter of 2002 compared to $(6.7) million for the corresponding period in 2001.

      Discontinued operations. Stations’ loss from operations of discontinued stations was $(22.0) million for the first quarter 2002 as compared to $(1.6) million for the comparable period in 2001. Before income taxes, the loss on the operations of discontinued stations was $(33.5) million for the first quarter of 2002 as compared to $(2.4) million in the first quarter of 2001. Included in the first quarter 2002 was a $31.3 million writedown to the expected sales price of the assets of the Station Group.

      Broadcast cash flow. Broadcast cash flow for the first quarter of 2002 increased $2.1 million or 30.2% to $9.0 million from $6.9 million for the first quarter of 2001. As a percentage of net revenues, broadcast cash flow margin increased to 35.3% for the first quarter of 2002 from 29.4% for the first quarter of 2001.

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Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

      The following table provides historical information for the year ended December 31, 2000 and 2001.

	Year Ended December 31,

	2000	2001	% Change

	(Dollars in thousands)
Local/regional	$70,732	$73,501	3.9%
National	41,153	37,624	(8.6)
Political	13,238	1,367	(89.7)
Other	10,935	10,557	(3.5)

	136,058	123,049	(9.6)
Direct costs	19,371	15,488	(20.0)

Net revenues	$116,687	$107,561	(7.8)%
Operating expenses:
Selling technical and program expenses	48,078	48,696	1.3
General and administrative	15,857	15,311	(3.4)
Depreciation and amortization	19,711	21,901	11.1
Corporate	5,590	5,946	6.4

	89,236	91,854	2.9
Gain on sale of stations, net	61,406	—	(100.0)

Operating income	$88,857	$15,707	(82.3)%

Broadcast cash flow	$53,220	$43,934	(17.4)%
Broadcast cash flow margin	45.6%	40.8%
Operating cash flow	$47,630	$37,988	(20.2)%
Operating cash flow margin	40.8%	35.3%

      Net revenues. Stations’ net revenues in 2001 decreased by $9.1 million or 7.8% to $107.6 million from $116.7 million in 2000. Stations’ net revenues were negatively impacted by the absence of political revenues in 2001 which were $1.4 million as compared to $13.2 million in 2000. Excluding political advertising revenues and before direct costs, Stations’ gross revenues decreased by $1.1 million or 0.9% to $121.7 million for 2001 from $122.8 million for 2000 due to a protracted softening of the advertising market and the negative effects on the advertising market and the economy in general as a result of the attacks of September 11, 2001.

      Operating expenses. Stations’ operating expenses in 2001 increased by $2.7 million or 2.9% to $91.9 million from $89.2 million in 2000. The increase in operating expenses was caused by the change in the mix of stations owned by Stations, with the March 2000 addition of KAKE-TV and WOWT-TV and the disposition of WWLP-TV and KOSA-TV. The effect of the change of stations was greatest on depreciation and amortization expenses which increased $2.2 million or 11.1% to $21.9 million for 2001 as compared to $19.7 million for 2000. As a percentage of net revenues, operating expenses increased to 85.4% for 2001 compared to 76.5% for 2000.

      Gain on sale of stations, net. In 2000, Stations recognized a gain of $61.1 million as a result of the exchange of the assets of WWLP-TV with a fair market value of $123.0 million and $18.0 million in cash for the assets of KAKE-TV and WOWT-TV. Stations also realized a $0.3 million gain on the sale of KOSA-TV in 2000. KOSA-TV was sold for $8.0 million.

      Operating income. Stations’ operating income for 2001 decreased $73.2 million or 82.3% to $15.7 million from $88.9 million for 2000. The change in operating income was primarily caused by the gain on sale of stations in March 2000 and increased depreciation and amortization expense.

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      Financial income (expense). Stations’ financial expense for 2001 decreased $0.7 million or 1.7% to $43.2 million from $43.9 million in 2000 as a result of declining interest rates.

      Income tax benefit (expense). Stations’ income tax benefit in 2001 was $10.2 million compared to an income tax expense of $29.2 million for 2000. The decrease in income tax expense in 2001 from 2000 was primarily due to the tax effect of the sale of WWLP-TV and KOSA-TV in March 2000. For tax purposes, the sale of the WWLP-TV assets was treated as an exchange for the assets of KAKE-TV and WOWT-TV under the Internal Revenue Service like-kind exchange rules. As such, Stations had a $2.2 million gain for tax purposes.

      Discontinued operations. Stations’ loss from discontinued operations was $(28.1) million in 2001 as compared to $(0.9) million in 2000. Before income taxes, Stations’ loss from discontinued operations was $(29.8) million in 2001 as compared to $(0.2) million in 2000. Discontinued operations consist of the operating results and valuation adjustments related to WTRF-TV and the Station Group. Included in discontinued operations for 2001 was a write-down to fair value on the sale of WTRF-TV of $6.9 million as well as $17.7 million of valuation adjustments on certain other stations’ goodwill and network affiliation intangible assets that were determined to have been impaired based on estimated discounted future cash flows. During 2002, these certain stations were held for sale and the valuation adjustments have been reclassified to discontinued operations consistent with the restatement provisions of SFAS No. 144.

      Net income (loss). Stations had a net loss of $(45.4) million for 2001 as compared to net income of $15.8 million for 2000.

      Broadcast cash flow. Broadcast cash flow for 2001 decreased $9.3 million or 17.4% to $43.9 million from $53.2 million for 2000. As a percentage of net revenues, broadcast cash flow margin decreased to 40.8% for 2001 from 45.6% for 2000.

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Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

      The following table provides historical information for the year ended December 31, 1999 and 2000.

	Year Ended December 31,

	1999	2000	% Change

	(Dollars in thousands)
Local/regional	$66,146	$70,732	6.9%
National	35,535	41,153	15.8
Political	1,329	13,238	96.1
Other	11,756	10,935	(7.0)

	114,766	136,058	18.6
Direct costs	15,334	19,371	26.3

Net revenues	99,432	116,687	17.4%
Operating expenses:
Selling, technical and program expenses	40,247	48,078	19.5
General and administrative	14,907	15,857	6.4
Depreciation and amortization	17,442	19,711	13.0
Corporate	4,510	5,590	23.9

	77,106	89,236	15.7
Gain on sale of stations, net	6,403	61,406	859.0

Operating income	$28,729	$88,857	209.3%

Broadcast cash flow	$44,681	53,220	19.1%
Broadcast cash flow margin	44.9%	45.6%
Operating cash flow	$40,171	$47,630	18.6%
Operating cash flow margin	40.4%	40.8%

      Net revenues. Stations’ net revenues in 2000 increased by $17.3 million or 17.4% to $116.7 million from $99.4 million in 1999. Stations’ net revenues were positively impacted by political revenues in 2000 which were $13.2 million compared to $1.3 million in 1999. Excluding political advertising revenues and before direct costs, Stations’ gross revenues increased by $9.4 million or 8.3% to $122.8 million for 2000 from $113.4 million for 1999 due to the exchange of WWLP for KAKE-TV and WOWT-TV which was offset in part by a softening advertising market and the displacement of commercial advertisers by political advertisers.

      Operating expenses. Stations’ operating expenses in 2000 increased by $12.1 million or 15.7% to $89.2 million from $77.1 million in 1999. The increase in operating expenses was caused by the change in the mix of stations owned by Stations, with the March 2000 addition of KAKE-TV and WOWT-TV and the disposition of WWLP-TV and KOSA-TV. As a percentage of net revenues, operating expenses decreased to 76.5% for 2000 compared to 77.6% for 1999.

      Gain on sale of stations, net. Stations recognized a gain of $61.1 million in 2000 as a result of the exchange of the assets of WWLP-TV with a fair market value of $123.0 million and $18.0 million in cash for the assets of KAKE-TV and WOWT-TV. The book value of the WWLP-TV assets was $61.4 million and related fees were $0.4 million. Stations also realized a $0.3 million gain on the sale of KOSA-TV in 2000. KOSA-TV was sold for $8.0 million and fees related to the sale were $0.1 million.

      Operating income. Stations’ operating income for 2000 increased $60.2 million or 209.3% to $88.9 million from $28.7 million for 1999 primarily from the gain on the sale of stations.

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      Financial income (expense). Stations’ financial expense, net, for 2000 increased $4.2 million or 10.6% to $43.9 million from $39.7 million in 1999 as a result of higher interest rates and to a lesser extent to greater accretion on the 13 1/4% senior subordinated discount notes.

      Discontinued operations. Stations’ loss from discontinued operations was $(0.9) million in 2000 as compared to $(4.4) million in 1999. Before income taxes, Stations’ loss from discontinued operations was $(0.2) million in 2000 as compared to $(6.1) million in 1999. Discontinued operations consist of the operating results and valuation adjustments related to the Station Group. Included in discontinued operations for 1999 was $2.8 million of valuation adjustments on certain stations’ goodwill and network affiliation intangible assets that were determined to have been impaired based on estimated discounted future cash flows. During 2002, these certain stations were held for sale and the valuation adjustments have been reclassified to discontinued operations consistent with SFAS No. 144.

      Income tax expense. Stations’ income tax expense in 2000 was $29.2 million compared to $0.4 million for 1999. The increase in income tax expense in 2000 was due in part to the $61.1 million gain on the sale of WWLP-TV. For tax purposes, the sale of the WWLP-TV assets was treated as an exchange for the assets of KAKE-TV and WOWT-TV under the IRS like-kind exchange rules. As such, Stations had a $2.2 million gain for tax purposes compared with the book gain of $61.1 million.

      Extraordinary gain (loss). Extraordinary gain was $0.9 million for 2000, net of $0.6 million in income taxes and consisted of an early extinguishment of debt. The gain was recognized when Stations purchased its 13 1/4% senior subordinated discount notes with a face amount of $12.3 million for $9.8 million. The notes Stations purchased had an accreted value of $11.4 million. In 1999, Stations recorded an extraordinary loss of $(12.5) million, net of $8.3 million in income taxes. The loss was a result of the early extinguishment of debt associated with the completion of the tender offer for $135.0 million of Benedek’s senior secured notes.

      Net income (loss). Stations’ net income was $15.8 million for 2000 compared to a net loss of $(28.3) million for 1999.

      Broadcast cash flow. Broadcast cash flow for 2000 increased $8.5 million or 19.1% to $53.2 million from $44.7 million for 1999. As a percentage of net revenues, broadcast cash flow margin increased to 45.6% for 2000 from 44.9% for 1999.

Income Taxes

      For the year ended December 31, 2001, Stations had an income tax benefit of $10.2 million compared to an income tax expense of $29.2 million for the year ended December 31, 2000. The change in income taxes is due primarily to the $61.1 million gain on the sale of WWLP-TV in 2000. For tax purposes, the sale of the WWLP-TV assets was treated as an exchange for the assets of KAKE-TV and WOWT-TV under the Internal Revenue Service like-kind exchange rules. As such, Stations had a $2.2 million gain for tax purposes. At March 31, 2002, Stations has approximately $35.7 million of actual net operating loss carryforwards available to offset future tax liabilities. These net operating loss carryforwards expire in the years 2020 through 2023. Stations also has approximately $0.5 million of tax credit carryforwards with no expiration.

Seasonality

      Stations net revenues and operating cash flow are generally highest during the fourth quarter of each year. This is primarily due to increased expenditures by advertisers in anticipation of holiday season consumer spending and an increase in viewership during this period. Generally, the second quarter of each year produces net revenues and operating cash flow greater than the first and third quarters due to higher viewership in this period.

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Quantitative and Qualitative Disclosures About Market Risk

      During September 2001, in accordance with certain covenants of Benedek’s credit facility, Benedek entered into an interest rate cap agreement, which matures in September 2003. The agreement reduces the impact of changes in interest rates on Benedek’s floating-rate long-term debt. That agreement effectively entitles Benedek to receive from a financial institution the amount, if any, by which the British Bankers’ Association interest settlement rates for U.S. dollar deposits exceeds 6.00% on a notional amount totaling $60.0 million subject to an amortization schedule. As of March 31, 2002, the settlement rate was 1.90%.

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UNAUDITED PRO FORMA FINANCIAL DATA

      The unaudited pro forma financial data presented below is for illustrative purposes only and is not necessarily indicative of the operating results that would have actually occurred, nor is it necessarily indicative of future operating results. The unaudited pro forma financial data should be read in conjunction with the Gray consolidated financial statements and notes thereto incorporated by reference into this prospectus, and in conjunction with Stations’ consolidated financial statements and notes thereto included elsewhere in this prospectus.

      Stations’ historical consolidated financial statements reflect the nine television stations to be sold prior to our acquisition of Stations as discontinued operations. Accordingly, the operating results of those stations are excluded from continuing operations and the related assets and liabilities are segregated in the balance sheet. Those stations are:

           WTRF — Wheeling, WV which was sold in April 2002

WYTV — Youngstown, OH
WHOI — Peoria-Bloomington, IL
KDLH — Duluth, MN-Superior, WI
KMIZ, K02NQ, K11TB — Columbia-Jefferson City, MO
KAUZ — Wichita Falls, TX-Lawton, OK
KHQA — Quincy, IL-Hannibal, MO-Keokuk, IA
KGWN, KSTF — Cheyenne, WY-Scottsbluff, NE
KGWC, KGWL, KGWR — Casper-Riverton, WY

      The unaudited pro forma combined condensed financial statements reflect the following transactions:

•	Our acquisition of Stations in a merger transaction for total estimated consideration of $513.4 million which includes a base price of $502.5 million, additional cash consideration of $4.9 million for certain estimated net working capital, as specified in the merger agreement, and related fees and expenses of $6.0 million.

•	Our financing the acquisition of Stations which included (1) revising or replacing our senior credit facility to provide additional revolving credit borrowing ability of $50 million, and additional term loan borrowings of $175 million, (2) the issuance of $100 million of senior subordinated notes and (3) the sale of $225 million of our class B common stock for an estimated $14.49 per share, the closing price at March 31, 2002.

•	The incurrence of an estimated $22.8 million in fees related to the financing transactions described above. The estimated costs include (1) revising our current senior credit facility and the issuance of additional senior subordinated notes for aggregate fees of $7.8 million and (2) the sale of additional shares our class B common stock for a fee of $15.0 million. The estimated fees and expenses have been paid or will be payable to various underwriters, advisors, and professional service providers, including lawyers and accountants.

•	The issuance in April 2002 of $40.0 million liquidation value of a Series C preferred stock with an 8% annual dividend rate. The series c preferred stock has a mandatory redemption in April 2012 and is exchangeable into our class b common stock at a current conversion rate of $14.39 per share. We received net cash proceeds of approximately $30.6 million after paying fees and expenses of $767,000. $8.6 million liquidation value of the series c preferred stock was used to exchange our existing series A and series B preferred stock with an aggregate liquidation value of $8.6 million into the Series C preferred stock using a one for one exchange ratio.

      The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2002 reflect these transactions as if they had been completed on January 1, 2001. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 reflect these transactions as if they had been completed on January 1, 2001. The March 31, 2002

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unaudited pro forma combined condensed balance sheet reflects these transactions as if they had been completed on March 31, 2002.

      The pro forma adjustments are based on the preliminary estimates of the number of shares of our class B common stock to be issued and their related value, indebtedness to be incurred and related financing terms, the amount of the specified net working capital and certain other payments as of the closing date, and the transaction costs all determined as of the closing date. Accordingly, the actual amounts of these transactions are expected to differ from the pro forma financial statements.

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UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2002

			Pro Forma
	Gray	Stations	Adjustments		Pro Forma

	(dollars in thousands except per share data)
Operating revenues:
Broadcasting (net of agency commissions)	$25,453	$25,584	$—		$51,037
Publishing	10,143	—	—		10,143
Paging	2,009	—	—		2,009

	37,605	25,584	—		63,189

Expenses:
Broadcasting	15,481	16,258	—		31,739
Publishing	7,651	—	—		7,651
Paging	1,383	—	—		1,383
Corporate and administrative	1,000	1,543	(536	)(a)	2,007
Depreciation and amortization	3,733	6,309	(3,864	)(b)	6,178

	29,248	24,110	(4,400)		48,958

Operating income	8,357	1,474	4,400		14,231
Other (income) expense:
Interest expense	8,965	10,783	(5,915	)(c)(d)	13,833
Miscellaneous income, net	(38)	(32)	—		(70)
Appreciation (depreciation) in value of derivatives, net	(389)	—	—		(389)
Reorganization fees and expenses	—	931	(931	)(a)	—

Total other (income) expense, net	8,538	11,682	(6,846)		13,374

Income (loss) from continuing operations before provision for (benefit from) income taxes	(181)	(10,208)	11,246		857
Provision for (benefit from) income taxes	(46)	(3,931)	4,273	(e)	296

Income (loss) from continuing operations	$(135)	$(6,277)	$6,973		$561

Preferred dividends	$154	$7,849	$(7,203	)(f)(g)	$800

Basic and diluted earnings per common share:
Loss from continuing operations	$(289)				$(239)

Weighted average outstanding common shares:
Basic and diluted	15,647				31,175 (h)

Basic and diluted loss per share available to common stockholders from continuing operations	$(0.02)				$(0.01)

(a)	Reflects the elimination of certain historical expenses of Stations that Gray will not, or does not expect, to incur subsequent to the acquisition including compensation paid to certain persons who will resign concurrent with the closing of the merger, certain professional fees and other overhead costs.

(b)	Reflects adjustment to the depreciation and amortization charges to reflect the allocation of the total consideration paid by Gray among the assets acquired and the liabilities assumed. The adjustment is primarily the result of eliminating Stations’ amortization of amounts assigned to network affiliation agreements. Of our consideration estimated to be paid, $7.6 million was assigned to network

68

affiliation agreements, thereby increasing the amount of indefinite lived intangible assets which are not amortized.

(c)	Reflects the elimination of certain historical interest expense of Stations reflecting the repayment, in full, of certain senior and subordinated debt as part of Stations’ Plan of Reorganization.

(d)	Reflects adjustments to include (1) interest charges of $2.4 million on the estimated $175.5 million of newly issued senior debt with an assumed effective interest rate of 5.55%, (2) interest charges of $2.3 million on the estimated $100 million of newly issued senior subordinated indebtedness with an assumed effective interest rate of 9.25%, (3) amortization of $0.2 million of the estimated $7.8 million aggregate of deferred financing charges incurred with the revised or newly issued senior credit facility with an estimated average life to maturity of 8.25 years and the offering of the senior subordinated notes with an estimated average life to maturity of 9.2 years and (4) the elimination $0.2 million of historical amortization expense for deferred financing charges associated with our prior senior credit facility.

(e)	Reflects the provision for (benefit from) income taxes using an effective income tax rate of 38%.

(f)	Preferred dividends have been adjusted to reflect our issuance of $40.0 million liquidation value Series C preferred stock with an annual dividend rate of 8% and the application of the $30.6 million net cash proceeds toward our merger consideration, thereby reducing our senior debt borrowing requirements and related interest expense and the exchange of an aggregate of $8.6 million liquidation value of our existing series A and series B preferred stock into the Series C preferred stock.

(g)	Reflects elimination of historical preferred dividends of Stations as such preferred stock is extinguished in the merger.

(h)	Reflects our issuance of an additional 15,527,950 shares of our class B common stock at an assumed price of $14.49 per share, the closing price at March 31, 2002.

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UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

			Pro Forma
	Gray	Stations	Adjustments		Pro Forma

	(dollars in thousands except per share data)
Operating revenues:
Broadcasting (less agency commissions)	$106,430	$107,561	$—		$213,991
Publishing	41,189	—	—		41,189
Paging	8,724	—	—		8,724

	156,343	107,561	—		263,904

Expenses:
Broadcasting	66,232	64,007	—		130,239
Publishing	31,915	—	—		31,915
Paging	5,877	—	—		5,877
Corporate and administrative	3,615	5,946	(2,284	)(a)	7,277
Depreciation and Amortization	30,824	21,901	(12,120	)(b)	40,605

	138,463	91,854	(14,404)		215,913

Operating income	17,880	15,707	14,404		47,991
Other (income) expense:
Interest expense	35,783	43,361	(24,031	)(c)(d)	55,113
Depreciation in value of derivatives, net	1,581	—	—		1,581
Miscellaneous income, net	(194)	(159)	—		(353)

Total other (income) expense, net	37,170	43,202	(24,031)		56,341

Income (loss) from continuing operations before provision for (benefit from) income taxes	(19,290)	(27,495)	38,435		(8,350)
Provision for (benefit from) income taxes	(5,972)	(10,165)	14,605 (e	)	(1,532)

Income (loss) from continuing operations	$(13,318)	$(17,330)	$23,830		$(6,818)

Preferred dividends	$616	$31,186	$(28,602	)(f)(g)	$3,200

Basic and diluted earnings per common share:
Loss from continuing operations	$(13,934)				$(10,018)

Weighted average outstanding common shares:
Basic and diluted	15,605				31,133 (h )

Basic and diluted net loss per share available to common stockholders from continuing operations	$(0.89)				$(0.32)

(a)	Reflects the elimination of certain historical expenses of Stations that Gray will not, or does not expect, to incur subsequent to the acquisition including compensation paid to certain persons who will resign concurrent with the closing of the merger, certain professional fees and other overhead costs.

(b)	Includes adjustment to the depreciation and amortization charges to reflect the allocation of the total consideration estimated to be paid by Gray among the assets acquired and the liabilities assumed. However, the adjustment is primarily the result of eliminating Stations’ amortization of FCC licenses and goodwill which are no longer amortized on acquisitions occurring after July 1, 2001.

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(c)	Reflects the elimination of certain historical interest expense of Stations reflecting the repayment, in full, of certain senior and subordinated debt as part of Stations’ Plan of Reorganization.

(d)	Reflects adjustments to include (1) interest charges of $9.7 million on the estimated $175.5 million of newly issued senior debt with an assumed effective interest rate of 5.55%, (2) interest charges of $9.2 million on the estimated $100 million of newly issued senior subordinated indebtedness with an assumed effective interest rate of 9.25%, (3) amortization of $0.9 million of the estimated $7.8 million of deferred financing charges incurred with the revised or newly issued senior credit facility with an estimated average life to maturity of 8.25 years and the offering of the senior subordinated notes with an estimated average life to maturity of 9.2 years and (4) the elimination of $0.9 million of the historical amortization expense for deferred financing charges associated with our prior senior credit facility.

(e)	Reflects the provision for (benefit from) income taxes using an effective income tax rate of 38%.

(f)	Preferred dividends have been adjusted to reflect our issuance of $40.0 million liquidation value Series C preferred stock with an annual dividend rate of 8% and the application of the $30.6 million net cash proceeds toward our merger consideration, thereby reducing our senior debt borrowing requirements and related interest expense and the exchange of an aggregate of $8.6 million liquidation value of our existing series A and series B preferred stock into the Series C preferred stock.

(g)	Reflects elimination of historical preferred dividends of Stations as such preferred stock is extinguished in the merger.

(h)	Reflects our issuance of an additional 15,527,950 shares of our class B common stock at an assumed price of $14.49 per share, the closing price at March 31, 2002.

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UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2002

			Pro Forma
	Gray	Stations	Adjustments		Pro Forma

	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$3,165	$7,365	$(5,000	)(a)	$5,530
Trade accounts receivable, less allowance for doubtful accounts	24,927	21,092	(1,702	)(b)	44,317
Recoverable income taxes	987	—	—		987
Inventories	970	—	—		970
Current portion of program broadcast rights, net	2,565	2,947	—		5,512
Other current assets	992	3,009	—		4,001
Assets of stations held for sale	—	47,841	(47,841	)(c)	—

Total current assets	33,606	82,254	(54,543)		61,317
Property and equipment, net	61,372	49,967	—		111,339
Deferred loan costs, net	11,334	3,714	(2,026	)(b)(d)	13,022
FCC licenses and network affiliation agreements	403,794	213,123	234,491	(b)	851,408
Goodwill	53,151	78,099	2,652	(b)	133,902
Consulting, noncompete and other definite lived intangible assets	795	—	3,000	(b)	3,795
Other	14,549	1,282	—		15,831

Total assets	$578,601	$428,439	$183,574		$1,190,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable and accrued expenses	$11,641	$9,935	$—		$21,576
Accrued interest	7,670	—	—		7,670
Current portion of program broadcast obligations	2,393	4,819	—		7,212
Deferred revenue	3,278	276	—		3,554
Unrealized loss on derivatives	1,192	—	—		1,192
Current portion of long-term debt	456	2,283	—		2,739
Liabilities of stations held for sale	—	8,967	(8,967	)(c)	—

Total current liabilities	26,630	26,280	(8,967)		43,943
Long-term debt, less current portion	390,992	2,975	275,471	(d)	669,438
Program broadcast obligations, less current portion	576	1,121	—		1,697
Supplemental employee benefits	472	—	—		472
Deferred income taxes	54,358	23,326	54,370	(b)(d)	132,054
Other	1,695	562	—		2,257
Liabilities subject to compromise	—	448,175	(448,175	)(e)	—

Total liabilities	474,723	502,439	(127,301)		849,861

Senior exchangeable preferred stock	—	162,163	(162,163	)(f)	—
Seller junior discount preferred stock	—	82,436	(82,436	)(f)	—

Series C preferred stock, redeemable, exchangeable, 4,000 shares, liquidation value $10,000 per share	—	—	39,233	(g)	39,233
Stockholders’ equity
Serial preferred stock, 861 shares, liquidation value $10,000 per share	4,637	—	(4,637	)(g)	—
Class A common stock	20,173	—	—		20,173
Class B common stock	117,829	74	209,926	(f)(h)	327,829
Additional paid-in capital	—	(68,595)	68,595	(f)(h)	—
Retained earnings (accumulated deficit)	(30,422)	(249,414)	241,693	(d)(f)(g)	(38,143)
Stockholder’s note receivable		(664)	664	(f)	—

	112,217	(318,599)	516,241		309,859
Treasury stock at cost, class A common	(8,339)	—	—		(8,339)
Treasury stock at cost, class B common	—	—	—		—

Total stockholders’ equity	103,878	(318,599)	516,241		301,520

Total liabilities and stockholders’ equity	$578,601	$428,439	$183,574		$1,190,614

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(a)	Assume $5.0 million of the aggregate cash on hand upon concluding the merger is utilized to pay certain fees and expenses incurred with the merger.

(b)	Reflects the acquisition of Stations for total estimated consideration of $513.4 million which includes a base price of $502.5 million, additional cash consideration of $4.9 million for certain estimated net working capital, as specified in the merger agreement, fees and expenses of $6.0 million and the allocation of the estimated consideration among the assets acquired and the liabilities assumed as of March 31, 2002. The allocation of the consideration paid is as follows:

		Disposition Of		Opening
		Designated	Fair Value	Balance
Description	SHC	Stations	Adjustments	Sheet

	(in thousands)
Cash	$7,365			$7,365
Accounts receivable	21,092		$(1,702)	19,390
Assets of stations held for sale	47,841	$(47,841)		—
Current portion of program broadcast rights	2,947			2,947
Other current assets	3,009			3,009
Property and equipment	49,967			49,967
Other long term assets	1,282			1,282
Deferred loan costs	3,714		(3,714)	—
FCC licenses, network affiliation agreements and other indefinite lived intangible assets	213,123		234,491	447,614
Consulting, noncompete and other definite lived intangible assets	—		3,000	3,000
Goodwill	78,099		2,652	80,751
Trade payables and accrued expenses	(9,935)			(9,935)
Current portion of notes payable	(2,283)			(2,283)
Current portion of program broadcast obligations	(4,819)			(4,819)
Liabilities of stations held for sale	(8,967)	8,967		—
Deferred revenue	(276)			(276)
Deferred tax liabilities	(23,326)		(56,674)	(80,000)
Long term portion of program broadcast obligations	(1,121)			(1,121)
Long term portion of notes payable	(2,975)			(2,975)
Other long term liabilities	(562)			(562)

Total purchase price including expenses	$374,175	$(38,874)	$178,053	$513,354

The allocation of the consideration to the assets and liabilities of Stations acquired by Gray will remain preliminary until we have finalized our assessment of these assets and liabilities following the acquisition. Such assessment will be based in part upon third party evaluations which we will not receive until after the acquisition is completed.

(c)	Reflects the elimination of assets sold or to be sold and the liabilities assumed, or to be assumed, for the nine television stations which have been or will be sold by Stations prior to our merger.

(d)	Reflects (1) our issuance of an estimated $199.2 million of senior debt with a variable interest rate based on LIBOR plus a premium which we have assumed to be 3.25% and we have further assumed for the pro forma adjustments that the effective interest rate on this debt is 5.55% and that it will have an assumed average life to maturity of 8.25 years, (2) our offering of $100 million of senior subordinated indebtedness with an assumed effective interest rate of 9.25% and an assumed average

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life to maturity of 9.2 years, (3) our incurring $7.8 million of deferred financing fees in connection with revising or replacing our senior credit facility and our offering of senior subordinated notes and (4) the elimination of Gray’s historical deferred financing charges of $6.0 million associated with its prior senior credit facility net of an income tax benefit assuming an effective tax rate of 38%.

(e)	Reflects the elimination of certain senior and subordinated debt and related accrued interest of Stations reflecting the repayment, in full, of such debt as part of Stations’ Plan of Reorganization. The cash used to make such debt repayments is a portion of the cash provided from our proposed issuance of senior debt, subordinated debt and class B common stock as discussed below.

(f)	Reflects the elimination of the historical stockholders equity of Stations including all preferred stock, common stock, additional paid-in capital and accumulated deficits.

(g)	Reflects our issuance in April 2002 of $40.0 million liquidation value of a Series C preferred stock with an 8% annual dividend rate. The series c preferred stock has a mandatory redemption in April 2012 and is exchangeable into our class b common stock at a current conversion rate of $14.39 per share. We received net cash proceeds of approximately $30.6 million after paying fees and expenses of $767,000. $8.6 million liquidation value of the series c preferred stock was used to exchange our existing series A and series B preferred stock with an aggregate liquidation value of $8.6 million into the series c preferred stock using a one for one exchange ratio. Also includes as a charge to our accumulated deficit a $4.0 million non-cash constructive dividend resulting from the exchange of the series A and series B preferred stock into the Series C preferred stock.

(h)	Reflects the assumed issuance of 15,527,590 shares of our class B common stock at an assumed price of $14.49 per share, the closing price of such stock on March 31, 2002, net of issuance costs of $15.0 million.

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DESCRIPTION OF OUTSTANDING INDEBTEDNESS

Senior Secured Credit Facility

      We amended and restated our senior secured credit facility on September 25, 2001. The facility provides us with a $200 million term facility and a $50 million reducing revolving credit facility. In addition, the agreement provides us with the ability to access, through December 31, 2003, up to $100 million of incremental senior secured term loans upon the consent of the lenders.

      Under the revolving and term facilities, at our option, we can borrow funds at an interest rate equal to LIBOR plus a margin or at the lenders’ base rate plus a margin. The base rate will generally be equal to the lenders’ prime rate. Interest rates under the revolving facility are base rate plus a margin ranging from 0.25% to 1.75% or LIBOR plus a margin ranging from 1.5% to 3.0%. Interest rates under the term facility are base rate plus a margin ranging from 1.75% to 2.0% or LIBOR plus a margin ranging from 3.0% to 3.25%. Our applicable margin will be determined by our operating leverage ratio which is calculated quarterly. As of March 31, 2002, the interest rate for the revolving credit facility was the lenders’ base rate plus 1.75% or LIBOR plus 3.0% at our option. As of March 31, 2002, the interest rate for the term facility was the lenders’ base rate plus 2.0% or LIBOR plus 3.25% at our option.

      The lenders’ commitments for the revolving facility will reduce quarterly, as specified in the credit agreement, beginning March 31, 2004, and final repayment of any outstanding amounts under the revolving facility is due December 31, 2008. The term facility commences amortization in quarterly installments of $500,000 beginning March 31, 2003 through December 31, 2008, with the remaining outstanding balance payable in three equal quarterly installments beginning March 31, 2009. The final maturity date for any outstanding amounts under the term facility is September 30, 2009.

      The facilities are collateralized by substantially all of the assets, excluding real estate, of our subsidiaries and us. In addition, our subsidiaries are joint and several guarantors of the obligations and our ownership interests in our subsidiaries are pledged to collateralize the obligations. The agreement contains certain restrictive provisions which include, but are not limited to, requiring us to maintain certain financial ratios and limits upon our ability to incur additional indebtedness, make certain acquisitions or investments, sell assets and make other restricted payments.

      At March 31, 2002, the balance outstanding and the balance available under our senior secured credit facility were $212.5 million and $37.5 million, respectively, and the interest rate on the balance outstanding was 5.3%.

The 9.25% Notes

      The 9.25% notes are our general unsecured obligations subordinated in right of payment to all of our existing and future senior indebtedness, including all of our obligations under our senior secured credit facility. The interest rate on the 9.25% notes is 9.25% per year (calculated using a 360-day year) payable on June 15 and December 15 of each year, beginning on June 15, 2002.

      The 9.25% notes are guaranteed, jointly and severally, fully and unconditionally, on a senior subordinated basis by each of the guarantors, which consist of all of our subsidiaries. The obligations of a guarantor under its guarantee of the notes are subordinated in right of payment, to the same extent as our obligations under the 9.25% notes, to all existing and future senior indebtedness of such guarantor, which includes any guarantee by it of our indebtedness under our senior secured credit facility.

      The indenture governing the 9.25% notes contains certain covenants that, among other things, limit our ability to (1) transfer or issue shares of capital stock of subsidiaries to third parties, (2) pay dividends or make certain other payments, (3) incur additional indebtedness, (4) issue preferred stock, (5) incur liens to secure our indebtedness, (6) apply net proceeds from certain asset sales, (7) enter into certain transactions with affiliates or (8) merge with or into any other person.

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      We may redeem:

•	all or part of the original principal amount of the 9.25% notes beginning on December 15, 2006, at redemption prices based on the year of redemption, plus accrued and unpaid interest;

•	up to 35% of the original principal amount of the 9.25% notes at any time prior to December 15, 2004 at a price of 109.250% of the principal amount of the 9.25% notes, plus accrued and unpaid interest, with the proceeds of certain public equity offerings of our company; and

•	all but not part of the 9.25% notes at any time prior to December 15, 2006 at a price equal to 100% of the principal amount of the 9.25% notes, plus accrued and unpaid interest, if any, to the date of redemption plus a make whole premium based upon the present value of the remaining payments on the 9.25% notes.

      Upon a change in control, defined as the acquisition by any persons of beneficial ownership of more than 35% of the voting power of the outstanding shares of our common stock, transfers of substantially all of our assets, certain substantial changes in our board of directors, certain consolidations or mergers of our company involving a significant change in shareholdings or the liquidation of our company, we will be required to make an offer to repurchase all of the outstanding 9.25% notes at 101% of their aggregate principal amount plus accrued and unpaid interest to the date of purchase. Under certain circumstances, we may not be required to make such a change of control offer.

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DESCRIPTION OF CAPITAL STOCK

      We are authorized to issue 50,000,000 shares of all classes of stock, of which 15,000,000 shares are designated class A common stock, 15,000,000 shares are designated class B common stock and 20,000,000 shares are designated preferred stock for which our board of directors has the authority to determine the rights, powers, limitations and restrictions.

      We intend to submit to our shareholders for approval a proposal to change the designation of our class B common stock to “Gray Common Stock.” We also intend to reserve the ticker symbols “GTN” for the redesignated Gray Common Stock and “GTN.A” for our class A common stock on the New York Stock Exchange.

Terms of Our Common Stock

      As of June 30, 2002, 6,848,467 shares of Class A common stock were issued and outstanding and 8,882,841 shares of class B common stock were issued and outstanding (excluding 885,269 shares of class B common stock held in escrow under the merger agreement). The rights of our class A and class B common stock are identical, except that our class A common stock entitles the holder to ten votes on all matters on which shareholders are permitted to vote and our class B common stock entitles the holder to one vote on all matters on which shareholders are permitted to vote. The holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor and, upon liquidation, to a pro rata share in any distribution to shareholders. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our class A and class B common stock are fully paid and nonassessable.

Terms of Our Preferred Stock

      As of June 30, 2002, 4,000 shares of Series C were issued and outstanding. The following is a description of our Series C:

•	Our Series C is preferred stock and ranks senior to our class A and class B common stock as to payment of dividends and distribution of assets upon liquidation.

•	Our Series C has a liquidation value equal to $10,000 per share plus accrued and unpaid dividends to the date of final distribution. There are no sinking fund provisions applicable to our Series C.

•	Our Series C has a cumulative annual dividend of $800 per share, and beginning on April 22, 2009, $850 per share, payable, at our option, in cash or in additional shares of Series C on a quarterly basis beginning on June 30, 2002.

•	Our Series C is convertible, at the option of the holder, into shares of our class B common stock at an initial conversion price of $14.39 per share, subject to certain adjustments, except that our affiliates may not convert their shares of Series C unless and until the issuance of the Series C to them has been approved by our shareholders or otherwise permitted by the New York Stock Exchange.

•	Our Series C is redeemable, in whole or in part, at our option, on or after April 22, 2007, at a redemption price equal to $10,000 per share plus accrued and unpaid dividends. We must redeem all of the then outstanding shares of Series C on April 22, 2012 at a redemption price equal to $10,000 per share plus accrued and unpaid dividends.

•	Holders of our Series C will not have any voting rights except as set forth below or as otherwise required by law. Holders of our Series C: (1) will be entitled to elect two additional directors of our company in the event that dividends on our Series C are in arrears in an amount equal to at least six quarterly dividends and (2) have approval rights over (A) the authorization or issuance of any shares of, or the reclassification of any shares of our capital stock into shares of, our capital stock ranking senior to our Series C, (B) the authorization or issuance of any additional shares of

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Series C and (C) any amendment of our restated articles of incorporation that adversely affects the powers, preferences or special rights of our Series C.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Mellon Investor Services LLC. It is located at One Mellon Bank Center, 500 Grant Street, Room 2122, Pittsburgh, PA 15258-0001 and its telephone number is (412) 236-8172.

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SELLING SECURITY HOLDERS

      The following table sets forth certain information known to us with respect to the beneficial ownership of our class B common stock as of June 30, 2002 and the security holders who may sell their class B common stock pursuant to this prospectus, and who we refer to as the “selling security holders.”

      The shares offered by this prospectus may be offered for sale from time to time by the selling security holders. Because the selling security holders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any shares, except for a provision in our Articles of Amendment to our Articles of Incorporation that restricts certain of the selling security holders from converting their shares of Series C unless the issuance of such shares to such security holders has been approved by the requisite vote of our shareholders, or unless otherwise permitted by the New York Stock Exchange or the rules thereof, no estimate can be given as to the number of shares that will be held by the selling security holders after the completion of this offering. It is assumed that all the shares offered pursuant to this prospectus are sold, although the aforementioned security holders may not convert their Series C into class B common stock and offer those shares of class B common stock until such approval has been obtained or unless otherwise permitted by the New York Stock Exchange. No selling security holder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted.

      The second column lists, for each selling security holder, the number of shares of class B common stock held prior to June 30, 2002 plus the number of shares of class B common stock held based on the selling security holder’s ownership of Series C which is convertible into our class B common stock at the selling security holder’s option, including upon payment of PIK dividends, at any time or from time to time. The third column lists each selling security holder’s portion of the 3,000,000 shares of class B common stock being offered in this prospectus. The fourth and fifth columns assume the sale of all the shares offered in this prospectus by each selling security holder. Except as otherwise indicated, to our knowledge, the selling security holders have sole voting and investment power with respect to the shares of Series C owned by each selling security holder and the underlying shares of class B common stock, and will have sole voting and investment power at the time such shares are sold. The percentages shown in the table below are based upon 8,882,841 shares of class B common stock outstanding as of June 30, 2002 and 3,000,000 shares of class B common stock into which our Series C is convertible.

	Number of		Number of	Percentage
	Shares		Shares	Beneficial
	Beneficially	Shares	Beneficially	Ownership
	Owned Before	Being	Owned After	After
Selling Security Holder	this Offering(a)	Offered	this Offering(b)	this Offering

J. Mack Robinson(c)	563,600	27,000	536,600	6.04
Harriett J. Robinson(d)	563,600	40,500	523,100	5.89
Harriett J. Robinson
Trustee U/ A 08-25-84
FBO Jill E. Robinson(e)	47,000	27,000	20,000	*
Harriett J. Robinson
Trustee U/ A 08-25-84
FBO Robin M. Robinson(e)	47,000	27,000	20,000	*
Georgia Casualty and Surety Co.	137,250	131,250	6,000	*
Bankers Fidelity Life Insurance Co.	131,250	131,250	—	—
Delta Life Insurance Company	233,500	223,500	10,000	*
Delta Fire & Casualty Insurance Company	37,500	37,500	—	—
Teachers Insurance and Annuity Association of America	1,125,000	1,125,000	—	—
Continental Casualty Company	412,500	412,500	—	—
American High-Income Trust	225,000	225,000	—	—

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	Number of		Number of	Percentage
	Shares		Shares	Beneficial
	Beneficially	Shares	Beneficially	Ownership
	Owned Before	Being	Owned After	After
Selling Security Holder	this Offering(a)	Offered	this Offering(b)	this Offering

American Funds Insurance Series-High-Yield Bond Fund	225,000	225,000	—	—
The Gabelli Equity Income Fund(f)	75,000	75,000	—	—
The Gabelli Small Cap Growth Fund(f)	265,000	75,000	190,000	2.14
The Gabelli Global Multimedia Trust, Inc.(f)	175,000	75,000	100,000	1.13
The Gabelli Convertible Securities Fund, Inc.(f)	75,000	75,00	—	—
The Gabelli Equity Trust, Inc.(f)	92,500	67,500	25,000	*

*	Less than one percent

(a)	Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, the “Exchange Act,” as used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the disposition of, a security and a person is deemed to have “beneficial ownership” of any security that the person has the right to acquire within 60 days.

(b)	Assumes the sale by the selling security holders of all shares registered hereby.

(c)	President and Chief Executive Officer of the Company since 1996. Chairman of the Executive Committee and a member of the Management Personnel Committee of the Company’s board of directors. Director of the Company since 1993. Husband of Harriett J. Robinson, a member of our board of directors. Father-in-law of Hilton H. Howell, Jr., Executive Vice President and a member of our board of directors. Shares beneficially owned by Mr. Robinson include 11,750 shares owned by Bull Run Corporation and warrants to purchase 100,000 shares owned by Bull Run Corporation because Mr. Robinson is a director and officer and a principal shareholder of Bull Run Corporation. Mr. Robinson disclaims beneficial ownership of the shares owned by Bull Run Corporation. Also includes an aggregate of 16,000 shares owned by certain companies of which Mr. Robinson is an officer, director and a principal or sole shareholder and his wife is a director. Also includes (1) options to purchase 265,000 shares; (2) 72,900 shares owned by Mr. Robinson’s wife directly and as trustee for their daughters; and (3) options to purchase 5,000 shares, all of which Mr. Robinson disclaims beneficial ownership.

(d)	Director of the Company since 1997. Wife of J. Mack Robinson and mother-in-law of Hilton H. Howell, Jr. Shares beneficially owned by Mrs. Robinson include options to purchase 5,000 shares, 11,750 shares owned by Bull Run Corporation and warrants to purchase 100,000 shares owned by Bull Run Corporation because Mrs. Robinson’s husband is a director and officer and a principal shareholder of Bull Run Corporation. Mrs. Robinson disclaims beneficial ownership of the shares owned by Bull Run Corporation. Also includes an aggregate of 16,000 shares owned by certain companies of which Mrs. Robinson is a director and her husband is an officer, director and principal or sole shareholder. Also includes: 92,950 shares and options to purchase 265,000 shares owned by Mrs. Robinson’s husband and 40,000 shares owned by Mrs. Robinson as trustee for her daughters, all of which Mrs. Robinson disclaims beneficial ownership.

(e)	Trusts for the benefit of Jill E. Robinson and Robin M. Robinson, both daughters of J. Mack Robinson and Harriett J. Robinson.

(f)	Each Gabelli fund listed herein disclaims beneficial ownership of the shares owned by each other Gabelli fund listed herein and also disclaims beneficial ownership of class B common stock owned by the following affiliates of the Gabelli funds: (a) 497,833 shares owned by other Gabelli funds not listed herein; (b) 1,570,791 shares owned by GAMCO; (c) 11,000 shares owned by GPP; (d) 44,100 shares owned by GIL; (e) 16,340 shares owned by GSI; (f) 277 shares owned by Gemini; and (g) 29,000 shares owned by Gabelli Advisors.

80

PLAN OF DISTRIBUTION

      The shares covered by this prospectus may be offered and sold from time to time by the selling security holders. For the purposes of this plan of distribution, the term “selling security holders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling security holders may sell their shares by one or more of, or a combination of, the following methods:

•	directly by the selling security holders to one or more purchasers;

•	through underwriters, broker-dealers or agents;

•	in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices;

•	in option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus;

•	in hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling security holders; or

•	in the following additional transactions (which may involve crosses or block transactions):

•	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in over-the-counter market;

•	through the writing of options, whether the options are listed on an option exchange or otherwise; or

•	through the settlement of short sales.

      In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the class B common stock in the course of hedging the positions they assume with selling security holders. The selling security holders may also sell the class B common stock short and redeliver the shares to close out such short positions. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling security holders may also pledge or grant a security interest in shares and, upon a default in the performance of the secured obligation, such pledgee or secured party may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      In effecting sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers to participate. Broker-dealers, underwriters or agents may receive commissions, discounts or concessions from the selling security holders and/or purchasers of the shares for whom they may act as agents.

81

      In offering the shares covered by this prospectus, the selling security holders and any broker-dealers, underwriters or agents who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling security holders and the compensation of any broker-dealer, underwriter or agent may be deemed to be underwriting discounts and commissions. Neither we nor any selling security holder can presently estimate the amount of such compensation. We know of no existing arrangements between any selling security holder and any other selling security holder, underwriter, broker-dealer or other agent relating to the sale or distribution of the shares. No underwriter, broker-dealer or agent has been engaged by us in connection with the distribution of the shares.

      In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. We will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

      We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act. We will be indemnified by the selling security holders severally against certain liabilities, including certain liabilities under the Securities Act.

      We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of April 22, 2004 and the date as of which there are no longer in existence any registrable securities under the registration rights agreement that we entered into with the selling security holders.

      The selling security holders will pay any underwriting discounts and commissions and brokerage fees incurred by the selling security holders in disposing of the shares, as well as all transfer taxes and other similar expenses. We will bear some of the legal expenses incurred by the selling security holders and all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees, New York Stock Exchange listing fees and fees and expenses of our counsel and our accountants.

LEGAL MATTERS

      Proskauer Rose LLP, New York, New York, and Troutman Sanders LLP, Atlanta, Georgia, will pass on the validity of the issuance of the securities offered in this prospectus.

EXPERTS

      The consolidated financial statements and schedule of Gray Communications Systems, Inc. as of December 31, 2000, and for each of the two years in the period ended December 31, 2000, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP,

82

independent auditors, as set forth in their reports thereon also incorporated by reference herein and in the registration statement. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Gray Communications Systems, Inc. as of December 31, 2001, and for the year then ended, incorporated into this prospectus by reference to the Gray Communications Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Stations Holding Company, Inc. and subsidiaries as of December 31, 2000 and 2001, and for each of the three years in the period ended December 31, 2001 included in this prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the authority of said firm or experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 and also at its locations in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our class A common stock and class B common stock are listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, our Current Report on Form 8-K filed on June 21, 2002 and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

Gray Communications Systems, Inc.

4370 Peachtree Road, NE
Atlanta, Georgia 30319
Attention: James C. Ryan
Telephone: (404) 504-9828

      This prospectus is part of a registration statement we filed with the SEC. You should rely on only the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

83

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Stations Holding Company, Inc. (formerly Benedek Communications Corporation) and Subsidiaries
Hoffman Estates, Illinois

      We have audited the accompanying consolidated balance sheets of Stations Holding Company, Inc. (“Stations”) and subsidiaries as of December 31, 2000 and 2001 and the related consolidated statements of operations, stockholders’ (deficit) and cash flows for the years ended December 31, 1999, 2000 and 2001. These financial statements are the responsibility of Stations’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stations and subsidiaries as of December 31, 2000 and 2001 and the results of their operations and their cash flows for the years ended December 31, 1999, 2000 and 2001, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming that Stations will continue as a going concern. As discussed in Note Q to the consolidated financial statements, Stations is currently in default under its Credit Facility and Discount Notes and has filed for relief under Chapter 11 of the Bankruptcy Code subsequent to year-end. This raises substantial doubt about Stations’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note Q. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      As described in Note O to the consolidated financial statements, Stations has elected to early adopt the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

/s/ McGLADREY & PULLEN, LLP
Rockford, Illinois
March 15, 2002, except for the subsequent
events described in Note Q as to which
the date is June 4, 2002

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,

	2000	2001

	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$3,983	$3,503
Receivables
Trade, less allowance for doubtful accounts of $799 and $834 for 2000 and 2001	30,108	29,912
Notes receivable-officers	15	720
Other	935	720
Current portion of program broadcast rights	5,917	6,394
Prepaid expenses	1,957	2,237
Deferred income taxes	1,138	946
Assets of station held for sale (Note B)
Property and equipment	—	3,023
Intangible assets	—	15,477

Total current assets	44,053	62,932

Property and equipment (Note D)	74,911	67,874

Intangible assets (Note E)	381,914	330,875

Other assets
Program broadcast rights, less current portion (Note H)	854	1,884
Deferred loan costs	4,627	3,487
Notes receivable-officers (Note C)	1,702	982
Other	201	203

	7,384	6,556

	$508,262	$468,237

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current Liabilities
Current maturities of notes payable	$1,460	$432,639
Current portion of program broadcast liabilities	9,188	9,421
Accounts payable and accrued expenses (Note I)	12,449	23,061
Deferred revenue	579	580

Total current liabilities	23,676	465,701

Long-Term Obligations
Notes payable (Note F, G)	431,482	4,733
Program broadcast liabilities (Note H)	329	2,006
Deferred revenue	1,877	1,325
Deferred income taxes (Note K)	51,065	40,212

	484,753	48,276

Senior exchangeable preferred stock, liquidation
Preference, 2000-$134,721 and 2001-$150,895 (Note F)	139,636	157,845

Seller junior discount preferred stock, liquidation preference, 2000-$64,426 and 2001-$73,296 (Note F)	65,928	78,905
Commitments (Note H, J, P, Q)
Stockholders’ (Deficit) (Note C, F, L) Common stock, class A	—	—
Common stock, class B	74	74
Additional paid-in capital	(66,413)	(68,605)
Accumulated deficit	(138,733)	(213,260)
Stockholder’s note receivable (Note C)	(659)	(699)

	(205,731)	(282,490)

	$508,262	$468,237

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,

	1999	2000	2001

	(In thousands, except share and
	per share data)
Net revenues	$99,432	$116,687	$107,561

Operating expenses:
Selling, technical and program expenses	40,247	48,078	48,696
General and administrative	14,907	15,857	15,311
Depreciation and amortization (Note E)	17,442	19,711	21,901
Corporate	4,510	5,590	5,946

	77,106	89,236	91,854

Net gain on sale of stations (Note B & E)	6,403	61,406	—

Operating income	28,729	88,857	15,707

Financial income (expense):
Interest expense: (Note A)
Cash interest	(20,901)	(23,564)	(33,350)
Other interest	(19,040)	(20,943)	(10,011)

	(39,941)	(44,507)	(43,361)
Interest income	200	564	159

	(39,741)	(43,943)	(43,202)

Income (loss) from continuing operations before income tax and extraordinary item	(11,012)	44,914	(27,495)
Income tax benefit (expense)	(406)	(29,199)	10,165

Income (loss) from continuing operations	(11,418)	15,715	(17,330)
Discontinued Operations (Note O & Q):
(Loss) from operations of discontinued stations	(6,142)	(229)	(29,826)
Income tax benefit (expense)	1,783	(652)	1,741

(Loss) from discontinued operations	(4,359)	(881)	(28,085)

Income (loss) before extraordinary item	(15,777)	14,834	(45,415)
Extraordinary item, gain (loss) on early extinguishment of debt net of applicable income taxes of $8,340 and $(628) in 1999
and 2000 (Note G)	(12,510)	942	—

Net income (loss)	(28,287)	15,776	(45,415)
Preferred stock dividends and accretion	(18,987)	(23,933)	(31,186)

Net (loss) applicable to common stock	$(47,274)	$(8,157)	$(76,601)

Basic and diluted (loss) per common share:
(Loss) from continuing operations	$(4.11)	$(1.11)	$(6.56)
(Loss) from discontinued operations	(0.59)	(0.12)	(3.79)
Extraordinary item	(1.69)	0.13	—

(Loss) per common share	$(6.39)	$(1.10)	$(10.35)

Weighted-average common shares outstanding	7,400,000	7,400,000	7,400,000

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)

Years Ended December 31, 1999, 2000 and 2001

		Additional		Stockholder’s
	Common	Paid-In	Accumulated	Note
	Stock	Capital	Deficit	Receivable	Total

	(In thousands)
Balance at December 31, 1998.	$74	$(59,549)	$(87,200)	$(588)	$(147,263)
Accretion to senior exchangeable preferred stock (Note F)	—	(1,823)	—	—	(1,823)
Dividends on preferred stock	—	—	(17,164)	—	(17,164)
Repurchase of initial warrants	—	(2,957)	—	—	(2,957)
Accrued interest on note receivable	—	33	—	(33)	—
Net (loss)	—	—	(28,287)	—	(28,287)

Balance at December 31, 1999.	$74	$(64,296)	$(132,651)	$(621)	$(197,494)
Accretion to senior exchangeable preferred stock (Note F)	—	(2,075)	—	—	(2,075)
Dividends on preferred stock	—	—	(21,858)	—	(21,858)
Repurchase of initial warrants	—	(80)	—	—	(80)
Accrued interest on note receivable	—	38	—	(38)	—
Net income	—	—	15,776	—	15,776

Balance at December 31, 2000.	$74	$(66,413)	$(138,733)	$(659)	$(205,731)
Accretion to senior exchangeable preferred stock (Note F)	—	(2,074)	—	—	(2,074)
Dividends on preferred stock	—	—	(29,112)	—	(29,112)
Repurchase of initial warrants	—	(158)	—	—	(158)
Accrued interest on note receivable	—	40	—	(40)	—
Net (loss)	—	—	(45,415)	—	(45,415)

Balance at December 31, 2001.	$74	$(68,605)	$(213,260)	$(699)	$(282,490)

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,

	1999	2000	2001

	(In thousands)
Cash flows from operating activities
Net income (loss)	$(28,287)	$15,776	$(45,415)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of program broadcast rights	8,127	9,015	9,276
Depreciation and amortization	15,695	16,002	17,237
Amortization and writedown of intangibles and deferred loan costs	14,609	12,574	29,840
Amortization of note discount	17,227	18,887	7,124
Deferred income taxes	(10,368)	27,721	(10,661)
Net (gain) on sale of stations	(6,181)	(61,406)	—
Loss on writedown of station held for sale	—	—	6,880
(Gain) loss on early extinguishment of debt	20,850	(1,570)	—
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Receivables	(1,504)	(2,441)	411
Prepaid expenses and other	(356)	60	(280)
Payments on program broadcast liabilities	(7,455)	(8,691)	(8,873)
Accounts payable and accrued expenses	(2,482)	793	10,216
Deferred revenue	(573)	(511)	(511)

Net cash provided by operating activities	19,302	26,209	15,244

Cash flows from investing activities
Purchase of property and equipment	(7,923)	(9,814)	(11,073)
Payment for acquisition of stations	(9,359)	(8,584)	—
Deposit on and costs of acquisitions	(10,294)	—	—
Proceeds from sale of stations	56	7,585	—
Deposit on sale of station, net of fees paid	—	—	235
Disbursements on notes receivable-officers, net of payments	(720)	(722)	15
Other, net	(51)	276	(12)

Net cash (used in) investing activities	(28,291)	(11,259)	(10,835)

Cash flows from financing activities
Principal payments on notes payable	(259,453)	(3,806)	(2,231)
Redemption of discount notes	(2,591)	(9,820)	—
Net (payments) borrowings on long-term revolver	58,500	—	(2,500)
Proceeds from long-term borrowing	220,000	—	—
Repurchase of initial warrants	(2,957)	(80)	(158)
Payment of debt and senior preferred stock acquisition costs	(5,523)	(539)	—

Net cash provided by (used in) financing activities	7,976	(14,245)	(4,889)

Increase (decrease) in cash and cash equivalents	(1,013)	705	(480)
Cash and cash equivalents:
Beginning	4,291	3,278	3,983

Ending	$3,278	$3,983	$3,503

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Years Ended December 31,

	1999	2000	2001

	(In thousands)
Supplemental Disclosure of Cash Flow Information:
Cash payments for interest	$30,307	$26,395	$25,242
Cash payments (receipts) for income taxes	679	2,672	(1,524)

Supplemental Schedule of Noncash Investing and Financing Activities:
Acquisition of program broadcast rights	$8,186	$8,100	$10,783
Purchase of equipment on accounts payable	500	419	57
Notes payable incurred for purchase of property and equipment	4,140	1,672	2,037
Equipment acquired by barter transactions	221	252	523
Dividends accrued on preferred stock	17,164	21,858	29,112
Accrued interest on note receivable stockholder added to additional paid-in capital	33	38	40
Accretion to senior preferred stock	1,823	2,075	2,074

Acquisition of stations:
Property and equipment acquired at fair market value	$6,238	$25,693	$—
Intangible assets acquired	27,376	117,426	—
Program broadcast rights acquired	1,115	931	—
Program broadcast liabilities assumed	(1,115)	(868)	—
Other, net	17	(1,343)	—

	33,631	141,839	—
Less: Fair value of assets swapped	(24,272)	(122,961)	—

Cash purchase price, including fees paid	9,359	18,878	—
Less: Deposits and costs paid in prior year	—	(10,294)	—

Payment for acquisition of stations	$9,359	$8,584	$—

Sale of stations:
Property and equipment sold	$3,076	$8,876	$—
Intangible assets sold	8,101	60,258	—
Program broadcast rights sold	136	358	—
Program broadcast liabilities transferred	(145)	(345)	—
Other, net	—	(74)	—

	11,168	69,073	—
Gain recognized on sale of stations	13,101	61,406	—

	24,269	130,479	—
Less: Fair value of assets swapped	(24,272)	(122,961)	—
Fees paid on sales, prior year	59	67	—

Proceeds from sale of station net of fees paid	$56	$7,585	$—

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note A) — Nature of Business, Basis of Presentation and Summary of Significant Accounting Policies

Nature of Business

      Stations Holding Company, Inc. and its subsidiaries (“Stations”), formerly known as Benedek Communications Corporation, is a holding company with minimal operations other than from its wholly owned subsidiary, Benedek Broadcasting Corporation (“Benedek”). Benedek owns and operates twenty-three television stations located throughout the United States. Stations’ revenues are derived primarily from the sale of advertising time and, to a modest extent from compensation paid by the networks for broadcasting network programming and barter transactions for goods and services. Stations sells commercial time during the programs to national, regional and local advertisers. The networks also sell commercial time during the programs to national advertisers. Credit arrangements are determined on an individual customer basis. Segment information is not presented since all of Stations’ revenue is attributed to a single reportable segment.

Basis of Presentation

      The consolidated financial statements include the accounts of Stations and its wholly owned subsidiary, Benedek. Benedek has three wholly owned subsidiaries, Benedek License Corporation, Benedek Cable, Inc. and Benedek Interactive Media, LLC (the “Benedek Subsidiaries”). All significant intercompany items and transactions have been eliminated in consolidation.

Significant Accounting Policies

(1) Accounting estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Cash equivalents and concentration

      Stations considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      At various times during the periods, Stations had cash and cash equivalents on deposit with a financial institution in excess of federal depository insurance limits. Stations has not experienced any credit losses on these deposits.

(3) Revenues

      Revenue related to the sale of advertising is recognized at the time of broadcast. Net revenues are shown net of agency and national representatives’ commissions.

      Deferred revenues primarily relate to compensation paid by the network at the inception of the network affiliation agreement. This revenue is being recognized prorata until 2005, on a straight-line method.

(4) Barter transactions

      Revenue from barter transactions (advertising provided in exchange for goods and services) is recognized as income when advertisements are broadcast and merchandise or services received are charged to expense (or capitalized as appropriate) when received or used. The transactions are recorded at the fair

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

market value of the asset or service received. For the years ended December 31, 1999, 2000 and 2001, revenues from barter transactions totaled approximately $6,377,000, $6,182,000 and $6,111,000, respectively.

(5) Program broadcast rights and liabilities

      Program broadcast rights represent rights for the telecast of feature length motion pictures, series produced for television and other films, and are presented at the lower of amortized cost or net realizable value. Each agreement is recorded as an asset and liability when the license period begins and the program is available for its first showing. Program broadcast rights are amortized on a straight-line method over the life of the contract, which is included in selling, technical and program expenses. The agreements are classified between current and long-term assets according to the estimated time of future usage. The related liability is classified between current and long-term on the basis of the payment terms.

(6) Deferred loan and acquisition costs

      Deferred loan costs are amounts incurred in connection with long-term financing. The costs are amortized on the interest method over the terms of the related debt security. Costs incurred in connection with long-term financing which is not consummated are expensed at the point in time when the negotiation on the financing ceases. Costs incurred in connection with issuances of preferred stock are included in stockholders’ deficit as a permanent reduction of additional paid-in capital.

      Acquisition costs are amounts incurred in connection with acquiring additional television stations. Costs incurred in connection with acquisitions, which are not consummated, are expensed at the point in time when the negotiation on the acquisition ceases. The acquisition costs related to successful acquisitions are treated as part of the purchase price and are allocated to the assets purchased.

(7) Property and equipment and intangible assets

(a) Property and equipment are recorded at cost and depreciated using the straight-line method over the following estimated ranges of useful lives:

Years

Buildings and improvements	5-40
Towers	5-12
Transmission equipment	3-10
Other equipment	1-5

      Gains and losses on the disposition of property and equipment in the normal course of business are insignificant and are included in depreciation and amortization on the consolidated statement of operations.

(b) Intangible assets, which include FCC licenses, network affiliation agreements and goodwill, have been recorded at cost and are amortized over 40 years using the straight-line method.

(c) Stations reviews its property and equipment and intangibles annually to determine potential impairment by comparing the carrying value of the assets with the undiscounted anticipated future cash flows of the related property before interest charges. If the future cash flows are less than the carrying value, Stations would obtain an appraisal or discount the future cash flows to determine fair value, and adjust the carrying value of the assets to the estimated fair value if the fair value is less than the carrying value (Note E).

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(8) Other interest expense

      Other interest expense includes accrued interest added to long-term debt balances, deferred loan cost amortization and write offs (except deferred loan cost write offs related to extraordinary debt extinguishments), financing costs not consummated, and accretion of discounts.

(9) Income taxes

      Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating losses and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Stations and its subsidiaries file a consolidated federal income tax return.

(10) Employee Benefits

      Stations has defined contribution plans covering all eligible employees. Stations’ contribution is at the discretion of the Board of Directors.

      Stations self-insures for health benefits, which are provided to all full-time employees with specified periods of service. Insurance coverage is maintained by Stations for claims in excess of specific and annual aggregate limits.

      Stations has elected to continue accounting for employee stock-based compensation under Accounting Principles Board Opinion No. 25.

(11) Earnings (loss) per common share

      Basic per-share amounts are computed by dividing net income (loss) adjusted for preferred stock dividends declared and accretion (the numerator) by the weighted-average number of common shares outstanding (the denominator). Diluted per-share amounts assume the conversion, exercise or issuance of all potential common stock instruments unless the effect is to reduce the loss or increase the income per common share from continuing operations. Stations has no present dilutive per-share amounts, since the inclusion of the Initial Warrants (as defined) and stock options would have been anti-dilutive for the periods presented.

(12) Interest rate cap agreement and recently adopted accounting standard

      Interest rate cap agreements are used to manage interest rate exposure by hedging certain liabilities. Income and expense are accrued under the terms of the agreement based on the expected settlement payments and are recorded as a component of interest income or expense.

      Effective January 1, 2001, Stations adopted Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS Nos. 137 and 138. The new accounting standards require all derivative instruments be recorded on the balance sheet at fair value. Changes in fair value of the derivatives are recorded each period in current earnings or in other comprehensive income, depending on whether the derivative is designated as a fair value or cash flow hedge. The ineffective portion of all hedges is recognized in current period earnings. On adoption Stations’ only derivative instrument was an interest rate cap for which the fair value approximated the carrying value.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Note B) — Acquisition and Sale of Certain Television Stations

      On December 30, 1998, Stations entered into an Asset Exchange Agreement with The Ackerley Group, Inc. (“Ackerley”) pursuant to which Stations exchanged the television broadcast assets of KCOY-TV, in Santa Maria, California, for the television broadcast assets of KKTV, Ackerley’s station in Colorado Springs, Colorado (the “1999 Swap”). Both KCOY-TV and KKTV are CBS affiliates. The exchange was completed on May 1, 1999, upon which Stations paid $9,000,000 to Ackerley as further consideration in accordance with the agreement.

      The exchange was recorded as a separate sale and acquisition of stations, with the acquisition of KKTV accounted for under the purchase method of accounting. Accordingly, the results of the operations for KKTV are included in Stations’ consolidated financial statements since the date of acquisition, May 1, 1999. In addition, the parties entered into a time brokerage agreement for each station, in effect from January 1, 1999 until April 30, 1999. During the time brokerage period, the revenue and expenses of each station went to the account of the buyer, net of applicable time brokerage fees. The net time brokerage fee expense was $508,000 for the year ended December 31, 1999.

      The total purchase price for KKTV was approximately $33,631,000, which consisted of the fair market value of the KCOY-TV assets of $24,272,000, a cash payment of $9,000,000, and fees and costs of the transaction of $359,000. The purchase price has been allocated to acquired assets and liabilities based on their relative fair values as of the closing date. The excess of the purchase price over the net assets received from the acquisition is being amortized on the straight-line method over a period of 40 years.

      A gain of approximately $13,323,000 was recorded to reflect the sale of KCOY-TV. This gain consisted of the fair market value of the KCOY-TV assets of $24,272,000 less their book value of $10,732,000 and fees of $217,000.

      During September 1999, a loss in the amount of approximately $222,000 was recorded to reflect the sale of KTVS-TV, Sterling, Colorado, which was a satellite operation of KGWN-TV, Cheyenne, Wyoming. Stations sold KTVS-TV since KTVS-TV is outside of the KGWN-TV designated market area. The loss is included in “Loss from operations of discontinued stations” in the consolidated statement of operations as KGWN-TV is one of the stations included in the Station Group to be sold. See (Note Q).

      On November 19, 1999, Stations entered into an Asset Purchase Agreement with The Chronicle Publishing Company (“Chronicle”) and on December 10, 1999, Stations entered into an Asset Exchange Agreement with WGRC, Inc. (“WGRC”). Pursuant to these agreements, WGRC acquired the television broadcast assets of WOWT-TV and KAKE-TV, Chronicle’s television stations in Omaha, Nebraska and Wichita, Kansas, respectively, and then immediately transferred the same to the Company in exchange for the television broadcast assets of WWLP-TV, Stations’ station in Springfield, Massachusetts (the “2000 Swap”). The exchange was completed on March 31, 2000, upon which Stations paid $18,000,000 to WGRC as further consideration in accordance with the agreements. At December 31, 1999, Stations had deposited $10,000,000 in an escrow account related to this transaction. The remaining $8,000,000 was funded from the proceeds of the sale of KOSA-TV discussed below.

      The exchange was recorded as a separate sale and acquisition of stations, with the acquisition of KAKE-TV and WOWT-TV accounted for under the purchase method of accounting. Accordingly, the results of the operations for KAKE-TV and WOWT-TV are included in Stations’ consolidated financial statements since the date of acquisition, March 31, 2000.

      The total purchase price and costs of the acquisition of KAKE-TV and WOWT-TV was approximately $141,839,000, which consisted of the fair market value of the WWLP-TV assets of $122,961,000, a cash payment of $18,000,000 and fees and costs of the transaction of approximately

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$878,000. The purchase price has been allocated to acquired assets and liabilities based on their relative fair market values as of the closing date.

      A gain of approximately $61,144,000 was recorded to reflect the disposition of WWLP-TV. The gain consisted of the fair market value of the WWLP-TV assets of $122,961,000 less their book value of $61,431,000 and fees of $386,000.

      On December 15, 1999, Stations entered into an Asset Purchase Agreement with ICA Broadcasting I, Ltd. (“ICA”) pursuant to which Stations sold the television broadcast assets of KOSA-TV, in Odessa, Texas to ICA for a cash payment of $8,000,000 on March 21, 2000 (the “2000 Sale”). A gain of approximately $262,000 was recorded on the sale of KOSA-TV, which consisted of the excess of the $8,000,000 sale price over the book value of the assets of $7,642,000 less fees of the transaction. Stations wrote down the KOSA-TV assets during 1999 by $6,920,000, as a result of the signing of the Asset Purchase Agreement with ICA, which contemplated the sale.

      The unaudited pro forma results of operations and earnings per share for the years ended December 31, 1999 and 2000, assuming the 1999 Swap, 2000 Swap and 2000 Sale had occurred on January 1, 1999 and 2000, are presented in the table below.

	Year Ended December 31,

	1999	2000

	(In thousands)
Net revenue	$112,381	$120,155
(Loss) before extraordinary item	(19,308)	(13,262)
Extraordinary item	(12,510)	942

Net (loss)	$(31,818)	$(12,320)
Basic and diluted (loss) per common share:
(Loss) before extraordinary item	$(5.18)	$(5.03)
Extraordinary item	(1.69)	0.13

(Loss) per common share	$(6.87)	$(4.90)

      The pro forma results of operations and earnings per share for the 1999 Swap, 2000 Swap and 2000 Sale for the years ended December 31, 1999 and 2000 refer to the operating results of KKTV, KAKE-TV and WOWT-TV as if such stations were owned, and to KCOY-TV, WWLP-TV and KOSA-TV as if such stations were sold, by Stations on January 1, 1999 and 2000, with pro forma adjustments only for depreciation and amortization, interest and income taxes. The pro forma results do not include the gain on the disposition of KCOY-TV, WWLP-TV and KOSA-TV, nor the write down of KOSA-TV’s assets in contemplation of the sale, for either period presented.

      The pro forma information does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of the operations of the stations.

     Sale of Station

      On November 26, 2001, Stations entered into an Asset Purchase Agreement with West Virginia Media Holdings, LLC (“West Virginia Media”) pursuant to which Stations will sell the television broadcast assets of WTRF-TV, in Wheeling, West Virginia to West Virginia Media for $18,500,000. Upon the execution of the agreement, Stations received a $350,000 option payment from West Virginia which will reduce the final purchase price. Stations recorded a lower of cost or market adjustment of approximately $6,880,000 in 2001 to write down the assets of WTRF-TV to the sales price. Because Stations has elected to early adopt the provisions of SFAS No. 144, “Accounting for the Impairment or

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Disposal of Long-Lived Assets,” as discussed in [Note O], this lower of cost or market adjustment is included in “Loss from operations of discontinued stations.” The assets of WTRF-TV have been shown on the accompanying balance sheet as “Assets of station held for sale” as of December 31, 2001. It is anticipated that the sale will be completed in the second quarter of 2002. See (Note Q).

(Note C) — Related Party Transactions and 1999 Stock Option Plan

     Stock Option Agreements

      In 1998, a key employee exercised all outstanding options granted to him under a stock-based compensation plan for the employee. Stations loaned the key employee the funds necessary to pay for the shares under a note for $555,000 which bears interest at 5.93% and is due on December 31, 2007. This recourse note, which is a personal obligation of the employee, is collateralized by the stock, which was issued upon exercise of the option, and is classified as a negative equity account in the accompanying consolidated balance sheets.

      During 2001, Stations amended the above-mentioned key employee’s employment agreement whereby he will receive compensation sufficient to satisfy the obligation and any related income tax liability, provided that he remains an active employee through the earlier of death, disability, termination by Stations without cause, or December 31, 2003. This obligation is being accrued ratably through December 31, 2003. In connection therewith, Stations recognized expense of approximately $107,000 for the year ended December 31, 2001.

      In December 1998, Stations’ board of directors adopted the 1999 Stock Option Plan (the “Plan”) whereby from time to time on or before December 31, 2008, options to purchase shares of class B common stock may be granted to employees, directors or consultants and advisors of Stations and its subsidiaries. The aggregate number of shares of common stock, which may be purchased pursuant to options granted at any time under the Plan, shall not exceed 240,000. The purchase price per share shall be the fair market value, as defined by the Plan, or an amount determined by the board. If options are granted to an employee who, at the time of the grant, owns more than ten percent of the voting stock of Stations, the purchase price per share shall be at least one hundred and ten percent of the fair market value, as defined by the Plan. The vesting period of options granted under the Plan are determined by the board. The maximum term options may be outstanding under the plan is ten years.

      A summary of the status of the Plan at December 31, 1999, 2000 and 2001 and changes during the years then ended is as follows:

	1999		2000		2001

		Wgt. Avg.		Wgt. Avg.		Wgt. Avg.
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of year	—	$—	165,000	$15.00	60,000	$15.00
Granted	165,000	15.00	—	—	75,000	27.00
Exercised	—	—	—	—	—	—
Forfeited	—	—	(105,000)	15.00	(15,000)	15.00
Expired	—	—	—	—	—	—

Outstanding at end of year	165,000	$15.00	60,000	$15.00	120,000	$22.50

Exercisable at end of year	—	$—	6,000	$15.00	10,000	$16.20

      The remaining contractual life of the options outstanding at December 31, 2001 is seven years for 45,000 options and nine years for 75,000 options.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As permitted under generally accepted accounting principles, Stations accounts for the employee options under the provisions of APB Opinion No. 25 and its related interpretations. Accordingly, no compensation cost has been recognized for the grant of the options. Had compensation cost been determined based on the fair value method prescribed in FASB Statement No. 123, the reported net income (loss) and basic and diluted (loss) per common share for the years ended December 31, 1999, 2000 and 2001 would have been $(28,395) and $(6.40), $15,805 and $(1.10), and $(45,432) and $(10.35), respectively. In determining the pro forma amounts for the options granted in 1999, the fair value per share for each option was estimated to be $6.61 at the grant date by using the Black-Scholes option-pricing model with the following assumptions: no dividends will be paid on the class B common stock; a risk-free interest rate of 4.44%; an expected life of five years; and an expected price volatility of 43.0%. In determining the pro forma amounts for the options granted in 2001, the fair value per share for each option was estimated to be $0.97 at the grant date by using the Black-Scholes option-pricing model with the following assumptions: no dividends will be paid on the class B common stock; a risk-free interest rate of 4.91%; an expected life of six years; and an expected price volatility of 64.0%.

     Director Fees

      Stations paid fees of approximately $871,000, $896,000, and $974,000 during the years ended December 31, 1999, 2000 and 2001, respectively, to the law firm of Shack Siegel Katz Flaherty & Goodman, P.C. A partner of Shack Siegel Katz Flaherty & Goodman, P.C. serves as a director to Stations.

     Notes Receivable-Officers

      During 1999 and 2000 Stations issued loans to various officers of Stations for which the total amounts receivable as of December 31, 2000 and 2001 were $1,717,000 and $1,702,000, respectively. These notes bear interest at the applicable federal rates in effect at the time of issuance and have due dates ranging from May 1, 2002 to December 31, 2003. These notes are personal obligations of the applicable officer and have been issued with recourse.

      On March 1, 2002, the foregoing notes due from one officer were consolidated into a single note in the amount of $1,635,000, representing the aggregate outstanding principal and interest due to Stations from the officer. The maturity of such loans was extended until the earlier of June 30, 2002 or the date the employee sells his securities in Stations. The interest is payable at maturity and accrues at the applicable federal rate in effect on March 1, 2002.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Note D) — Property and Equipment

      Property and equipment consists of the following:

	December 31,

	2000	2001

	(In thousands)
Land and improvements	$7,182	$7,175
Buildings and improvements	35,083	35,126
Towers	17,493	16,859
Transmission and studio equipment	81,179	81,393
Office equipment	12,101	13,604
Transportation equipment	4,308	4,770
Construction in progress	6,167	6,652

	163,513	165,579
Less accumulated depreciation and amortization	88,602	97,705

	$74,911	$67,874

(Note E) — Intangible Assets

      Intangible assets consist of the following:

	December 31,

	2000	2001

	(In thousands)
Goodwill	$115,797	$83,210
FCC licenses	173,882	163,766
Network affiliations	90,874	82,738
Other	1,361	1,161

	$381,914	$330,875

      Intangible assets are recorded net of accumulated amortization of $54,830,000 and $79,748,000 as of December 31, 2000 and 2001, respectively. In addition to the $6,920,000 lower of cost or market adjustment on KOSA-TV as discussed in (Note B), during 1999 Stations also wrote down certain stations’ goodwill and FCC licenses which were determined to have been impaired based on Stations’ estimate of fair value using discounted future cash flows. The writedown of approximately $2,762,000 is included in “Loss from operations of discontinued stations” on the consolidated statement of operations as the related stations are part of the Station Group to be sold as discussed in (Note Q).

      In addition to the $6,880,000 lower of cost or market adjustment on WTRF-TV as discussed in (Note B), during 2001 Stations also wrote down a certain station’s goodwill and network affiliation which were determined to have been impaired based on Stations’ estimate of fair value using discounted future cash flows. The writedown of approximately $17,673,000 is included in “Loss from operations of discontinued stations” on the consolidated statement of operations as the related station is part of the Station Group to be sold as discussed in (Note Q).

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Note F) — Redeemable Equity Securities and Discount Notes

Senior Preferred Stock

      In 1996, Stations sold 60,000 Units in a private placement, which generated proceeds of $60,000,000. Each Unit consisted of (i) ten shares of 15% Exchangeable Redeemable Senior Preferred Stock due 2007 (the “Original Senior Preferred Stock”), (ii) ten initial warrants to purchase class A common stock of Stations with an expiration date of July 1, 2007 (the “Initial Warrants”) and (iii) 14.8 contingent warrants to purchase class A common stock of Stations.

      The Original Senior Preferred Stock and the contingent warrants were redeemed in June 1998 from the proceeds of Stations’ May 14, 1998 issuance of 100,000 shares of 11.5% Senior Exchangeable Preferred Stock (the “Senior Preferred Stock”), with an initial liquidation preference equal to proceeds received of $100,000,000.

      Dividends on the Senior Preferred Stock are cumulative and payable quarterly commencing August 15, 1998 at a rate of 11.5% of the then effective liquidation preference per share. Stations, at its option, may pay dividends on any dividend payment date occurring on or before May 15, 2003 either in cash or by adding such dividends to the then effective liquidation preference. Stations has been adding the dividends to the liquidation preference from the issuance date through December 31, 2001. The Senior Preferred Stock is not redeemable until May 15, 2003 at which time cash dividends are required to be paid at a rate of 11.5% of the then effective liquidation preference per share. Thereafter, Stations has the option to redeem these shares in whole or in part at predetermined redemption prices prior to May 15, 2008 when they are due. The Senior Preferred Stock is exchangeable into debentures at Stations’ option, subject to certain conditions, in whole on any scheduled dividend payment date. The Senior Preferred Stock contains various restrictive covenants relating to limitations on dividends, transactions with affiliates, further issuance of debt, and the sales of assets, among other things.

      Since it was originally management’s intention to redeem the Senior Preferred Stock prior to the date that cash dividends are required to be paid, the amount of the estimated redemption premium payable had been accreted as a constructive distribution over five years since May 1998. During the fourth quarter of 2001, management determined that the redemption of the Senior Preferred Stock was unlikely to occur based on Stations’ financial position as described in (Note Q). As a result, accretion has been discontinued on the redemption premium for future periods.

Junior Preferred Stock

      In 1996, Stations issued 450,000 shares of Seller Junior Discount Preferred Stock due July 1, 2008 (the “Junior Preferred Stock”) with an aggregate liquidation preference equal to the proceeds of $45,000,000. Dividends are payable to the holders of the Junior Preferred Stock at 7.92% per annum, cumulative until the fifth anniversary of the issuance thereof and thereafter at increasing rates up to 18%. The dividends on the Junior Preferred Stock are cumulative and were being accrued at the initial rate of 7.92% through September 30, 2000, since it was Stations’ intention to redeem the Junior Preferred Stock prior to the fifth anniversary. During October 2000, Stations determined that redemption of the Junior Preferred Stock would most likely occur subsequent to the fifth anniversary. Accordingly, Stations began to accrue dividends in October 2000 under the effective cost method on a prospective basis based on the carrying value at October 1, 2000 to the liquidation preference at July 1, 2008. The effect of this change was to increase the loss per common share for the year ended December 31, 2000 by $(0.20). The change had no effect on income before extraordinary item or net income. Prior to June 5, 2001, dividend payments on the Junior Preferred Stock were not permitted to be made in cash and instead were added automatically to the liquidation preference and as a result are deemed paid in full.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Junior Preferred Stock is subject to mandatory redemption in whole on July 1, 2008 and Stations has the option to redeem these shares in whole or in part at a price equal to the sum of the liquidation value per share plus an amount equal to all accumulated and unpaid dividends per share to the date of redemption.

      The following table summarizes these activities from December 31, 1999 through December 31, 2001 as follows:

	Senior	Junior
	Preferred	Preferred
	Stock	Stock

	(In thousands)
Balance at December 31, 1999	$122,092	$59,539
Accrued dividends	15,469	6,389
Accretion of redemption prepayment premium	2,075	—

Balance at December 31, 2000	$139,636	$65,928
Accrued dividends	16,135	12,977
Accretion of redemption prepayment premium	2,074	—

Balance at December 31, 2001	$157,845	$78,905

Initial Warrants

      At December 31, 2000 and 2001, there were 345,000 and 310,000 of outstanding Initial Warrants, respectively, which expire July 1, 2007. Each Initial Warrant entitles the holder thereof to purchase one share of class A common stock at an exercise price of $0.01 per share. The value of the Initial Warrants at the date of issuance was $9,000,000, which was allocated to paid-in capital. During September 1999, December 2000 and January 2001, Stations redeemed 185,000, 20,000, and 35,000 of the outstanding Initial Warrants for $2,957,000, $80,000 and $158,000, respectively.

Discount Notes

      In June 1996, Stations issued Senior Subordinated Discount Notes due 2006 (the “Discount Notes”) in the principal amount of $170,000,000. These Discount Notes were issued at a discount of $79,822,000, which generated gross proceeds of $90,178,000. The Discount Notes mature on May 15, 2006 and yield 13.25% per annum with no cash interest accruing prior to May 15, 2001. On May 15, 2001, cash interest began to accrue until maturity payable semiannually, commencing November 15, 2001. The Discount Notes are redeemable at the option of Stations, in whole or in part, at predetermined redemption prices and under specified conditions. The Discount Notes are subordinated to all other senior debt of Stations. The Discount Notes contain various restrictive covenants. The Discount Notes were exchanged for Discount Notes registered with the Securities and Exchange Commission pursuant to a registration statement declared effective in October 1996. At December 31, 2000 and 2001 the accreted value of the notes was $147,546,000 and $154,670,000, respectively. The outstanding face value at December 31, 2000 and 2001 was $154,670,000.

      Stations is currently in default on the Discount Notes as Stations was unable to make the November 15, 2001 interest payment as Stations’ senior lenders under the Credit Facility blocked the payment of interest due on the Discount Notes as discussed in (Note Q). The entire outstanding balance of the Discount Notes of $154,670,000 has been classified as a current liability as a result of the default and related uncertainty.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Since Stations derives all of its operating income and cash flow from Benedek Stations’ ability to pay its obligations, including (i) interest on and principal of the Discount Notes, (ii) redemption of and cash dividends on the Senior Preferred Stock and (iii) redemption of and cash dividends on the Junior Preferred Stock, will be dependent primarily upon receiving dividends and other payments or advances from Benedek. Benedek is a separate and distinct legal entity and has no legal obligation, contingent or otherwise, to pay any amount to Stations or to make funds available to Stations for debt service or any other obligation.

(Note G) — Long Term Debt

(1) Notes payable

     Term Loans and Revolver

      On May 20, 1999, Stations borrowed $275,000,000 against a credit facility (the “Credit Facility”), which was amended as of June 18, 1999 and March 22, 2000, with an aggregate borrowing limit of $310,000,000. The proceeds were used by Stations to finance the tender offer of its 11.875% Senior Secured Notes due 2005 (the “Senior Secured Notes”) and extinguish the then existing credit agreement.

      The Credit Facility includes a $220,000,000 term loan (the “Term Loan”) and a $90,000,000 revolver (the “Revolver”) of which no additional borrowings were available at December 31, 2001 due to covenant violations discussed below. The Term Loan bears interest, at Stations’ option, at a base rate plus 2.25% or at a LIBOR rate plus 3.25%. The Revolver bears interest, at Stations’ option, at a base rate plus 1.00% to 1.75% or at a LIBOR rate plus 2.00% to 2.75%. The margins above the base rate and the LIBOR rate at which the Revolver bears interest is reduced when certain leverage ratios decrease. The interest rate on the Term Loan was 7.0% and the interest rate on the Revolver was 6.5% at December 31, 2001. In addition, Stations has accrued for an additional 2.0% interest on the Term Loan and Revolver since September 17, 2001 due to a default interest rate provision which became effective when a forebearance agreement with the lenders expired. The unused portion of the Revolver is subject to a commitment fee ranging from 0.75% per annum to 0.375% per annum based on certain leverage ratios.

      Stations is required to make scheduled payments on the Term Loan beginning in 2002 to maturity in 2007. In addition, Stations is required to make prepayments on the Term Loan and the Revolver under certain circumstances, including upon the sale of certain assets and the issuance of certain debt or equity securities. Beginning in 2002, Stations is required to make prepayments on the Term Loan and the Revolver in an amount equal to 50% of excess cash flow, which will require a payment of approximately $2,664,000 on or prior to April 30, 2002.

      The commitment under the Revolver will be permanently reduced over the period from June 2002 to maturity in 2007. In addition, the commitment under the Revolver will be permanently reduced in certain circumstances including upon the sale of certain assets and the issuance of certain debt or equity securities and with excess cash flow. Stations has the right to pay down the Revolver without penalty in increments of $1,000,000.

      The Credit Facility contains certain financial covenants, including, but not limited to, covenants related to interest coverage, total and senior leverage ratios and fixed charge ratio. In addition, the Credit Facility contains other affirmative and negative covenants relating to, among other things, liens, payments on other debt, restricted junior payments (excluding distributions from Benedek to Stations), transactions with affiliates, mergers and acquisitions, sales of assets, guarantees and investments. The Credit Facility contains customary events of default for highly-leveraged financings, including certain changes in ownership or control of Stations. The Credit Facility is secured by Stations’ present and future property and assets and the common stock of Benedek License Corporation.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Stations is currently in default under the Credit Facility due to Stations being in violation of certain covenants since June 30, 2001. At December 31, 2001 Stations was not in compliance with the senior debt ratio, total leverage ratio and interest coverage ratio under the Credit Facility. The non-compliance results from the decline in operating results during 2001. The entire outstanding balance under the Credit Facility of $276,000,000 has been classified as a current liability as a result of the default and related uncertainty.

     Other Notes

      Other notes payable consist of multiple financing agreements requiring monthly payments including interest from 0.9% to 11.6% on notes maturing from 2002 through 2021 that are collateralized by various assets of Stations.

      Notes payable consist of the following:

	December 31,

	2000	2001

	(In thousands)
Revolver	$58,500	$56,000
Term Loan	220,000	220,000
Discount Notes — see (Note F) for terms	147,546	154,670
Other	6,896	6,702

	432,942	437,372
Less current maturities	1,460	432,639

	$431,482	$4,733

      At December 31, 2001, the notes provide for annual reductions as follows:

Year Ending December 31,	(In thousands)

2002	$432,639
2003	858
2004	638
2005	491
2006	264
Thereafter	2,482

$437,372

      Other notes include Stations’ lease of its premises in Harrisonburg, Virginia under a capital lease. Stations has the option to purchase the premises upon written notice to the landlord at any time during the 20-year term, which expires April 27, 2018. At December 31, 2001, the option purchase price was $1,415,000.

(2) Interest Rate Cap

      During September 2001, in accordance with certain covenants of the Credit Facility, Stations entered into an interest rate cap agreement which matures in September 2003, to reduce the impact of changes in interest rates on its floating-rate long-term debt. That agreement effectively entitles Stations to receive from a financial institution the amount, if any, by which the British Bankers’ Association interest settlement rates (“settlement rate”) for U.S. dollar deposits exceeds 6.00% on a notional amount totaling $60,000,000 subject to an amortization schedule. As of December 31, 2001, the settlement rate was 1.90%.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The $95,000 premium paid for this interest rate cap is being amortized ratably to interest expense over the 24-month term of the cap, and is reported as an other asset in the accompanying consolidated balance sheets. The carrying value of the interest rate cap at December 31, 2001 materially approximates fair value. Although Stations is exposed to credit loss in the event of nonperformance by the counterparty on the interest rate cap, management does not expect nonperformance by the counterparty.

(3) Gain (Loss) on Extinguishment of Debt

      On April 16, 1999, Stations commenced a tender offer and consent solicitation (the “Offer”) for any and all of the $135,000,000 in outstanding principal amount of the Senior Secured Notes. The total consideration for each of $1,000 principal of Senior Secured Notes was $1,105.78 which consisted of the Offer price per $1,000 principal of Senior Secured Notes of $1,075.78 and a consent payment of $30 per $1,000 principal amount of the Senior Secured Notes.

      On May 20, 1999, Stations redeemed all of the outstanding Senior Secured Notes. The offer was financed through the Credit Facility. A total of $12,510,000 (net of $8,340,000 of applicable income taxes) was reflected as a loss on the early extinguishment of debt which was comprised of prepayment premiums, consent payments, expenses of the transaction and a write-off of unamortized fees associated with the Senior Secured Notes and the then existing credit agreement.

      During July 1999, Stations retired a portion of its Discount Notes with a face amount of $3,000,000. The Discount Notes had an accreted value of $2,371,000 and were purchased for a total of $2,591,000, which includes a premium payment for early retirement. The premium payment, totaling $220,000, is included in other interest expense.

      During 2000, Stations retired portions of its Discount Notes with a total face amount of $12,330,000. The Discount Notes had an accreted value of $11,390,000 and were purchased for a total of $9,820,000. A total of $942,000 (net of $628,000 of applicable income taxes) was reflected as a gain on the early extinguishment of debt.

(Note H) — Program Broadcast Rights and Liabilities

      Program broadcast rights and program broadcast liabilities consist of the following:

	Program	Program
	Broadcast	Broadcast
	Rights	Liabilities

	(In thousands)
Balance at December 31, 1999	$7,114	$9,586
Contracts acquired	8,100	8,100
Net addition due to station swap (Note B)	572	522
Amortization	(9,015)	—
Payments	—	(8,691)

Balance at December 31, 2000	6,771	9,517
Contracts acquired	10,783	10,783
Amortization	(9,276)	—
Payments	—	(8,873)

Balance at December 31, 2001	$8,278	$11,427

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The current maturities of program broadcast liabilities consist of the following:

	December 31,

	2000	2001

	(In thousands)
Program contracts, due in varying installments	$9,517	$11,427
Less current maturities	(9,188)	(9,421)

Long-term portion	$329	$2,006

      The maturities of the contracts are as follows at December 31, 2001:

Year Ending December 31,	(In thousands)

2002	$9,421
2003	877
2004	563
2005	510
2006	56

$11,427

      In addition, Stations has entered into noncancellable commitments for future program broadcast rights aggregating approximately $13,630,000 as of December 31, 2001 with future payments as follows:

Year Ending December 31,	(In thousands)

2002	$1,365
2003	5,246
2004	4,342
2005	2,225
2006	434
Thereafter	18

$13,630

(Note I) — Accounts Payable and Accrued Expenses

      Accounts payable and accrued expenses consist of the following:

	December 31,

	2000	2001

	(In thousands)
Trade payables	$1,553	$1,207
Barter, net	279	200
Compensation and benefits	5,757	4,517
Interest	2,486	14,449
Other	2,374	2,688

	$12,449	$23,061

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Note J) — Leases

      Stations leases land, office space and office and transportation equipment under agreements which expire from 2002 through 2007 and require various minimum annual rentals. The leases also require payment of the normal maintenance, real estate taxes and insurance on the properties.

      Stations has the option to purchase its leased premises in Casper, Wyoming upon written notice to the landlord at any time during the 10-year term, which expires March 5, 2007. At December 31, 2001, the option purchase price was $446,000, which increases each year through 2002 by six percent and each year thereafter by three percent of the original option purchase price.

      The approximate total minimum rental commitments at December 31, 2001 under these leases are due as follows:

Year Ending December 31,	(In thousands)

2002	$1,364
2003	1,278
2004	893
2005	807
2006	400
Thereafter	156

$4,898

      Total rental expense under these agreements and other monthly rentals for the years ended 1999, 2000 and 2001 was approximately $1,127,000, $1,129,000 and $1,040,000, respectively.

      Stations is a lessor of certain portions of its real property to various organizations. Total rental income under these agreements for the years ended 1999, 2000 and 2001 was approximately $1,000,000, $1,031,000 and $799,000, respectively.

(Note K) — Income Tax Matters

      On June 6, 1996 when Stations changed tax status from an S corporation to a C corporation, the accumulated deficit of $41,073,000, which existed on that date, was reclassified to additional paid-in capital.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The deferred tax assets and liabilities consist of the following components for Stations:

	December 31,

	2000	2001

	(In thousands)
Deferred tax assets:
Loss and tax credit carryforwards	$5,838	$11,343
Receivable allowances and accruals	1,138	946
Network agreements	973	762
Original issue discount	26,200	29,049

	34,149	42,100

Deferred tax liabilities:
Property and equipment	5,596	4,555
Intangibles	78,480	76,811

	84,076	81,366

Net deferred tax liability	$(49,927)	$(39,266)

      The total income tax benefit (expense) for the years ended December 31, 1999, 2000 and 2001 was $9,717, $(30,479) and $11,906, respectively. Those amounts have been allocated to the following financial statement items:

	Year Ended December 31,

	1999	2000	2001

	(In thousands)
Income (loss) from continuing operations	$(406)	$(29,199)	$10,165
(Loss) from discontinued operations	1,783	(652)	1,741
Extraordinary item	8,340	(628)	—

	$9,717	$(30,479)	$11,906

      The income tax benefit (expense) related to continuing operations before income taxes and extraordinary item for Stations consisted of the following:

	Year Ended December 31,

	1999	2000	2001

	(In thousands)
Current tax benefit (expense)	$(696)	$(608)	$359
Deferred tax benefit (expense)	290	(28,591)	9,806

	$(406)	$(29,199)	$10,165

      Under the provisions of the Internal Revenue Code, Stations and its subsidiaries have approximately $27,021,000 of net operating loss carryforwards, which expire in the years 2020 through 2022, and approximately $535,000 of tax credit carryforwards with no expiration, that are available to offset future tax liabilities.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      A reconciliation of the statutory federal income tax rate to Stations’ effective tax rate on income (loss) from continuing operations is as follows:

	December 31,

	1999	2000	2001

Computed “expected” income tax (benefit) expense	(35.0)%	35.0%	(35.0)%
Increase (decrease) resulting from:
State income taxes, net of federal effect	(5.0)	5.0	(5.0)
Nondeductible amortization and expenses	14.7	2.5	3.2
Nondeductible goodwill write-off related to sale of stations	25.1	22.6	—
Other, net	3.9	(0.1)	(0.2)

Effective tax rate	3.7%	65.0%	(37.0)%

      The 1999 and 2000 tax effects related to the extraordinary items in 1999 and 2000 (Note G) are deferred and approximate the statutory U.S. tax rate.

(Note L) — Preferred and Common Stock

      The board of directors of Stations has authorized 2,500,000 shares of preferred stock of which 550,000 was issued and outstanding as of December 31, 2001. The board has the right and ability to set the terms and preferences of the preferred stock. The board has not set the terms and preferences of the remaining 1,950,000 unissued shares.

      The following table summarizes common stock:

	December 31,

	2000	2001

Common stock, class A par value $0.01, one vote per share
Authorized shares	10,000,000	10,000,000
Issued and outstanding shares	None	None
Common stock, class B par value $0.01, ten votes per share, convertible into class A common stock at a ratio of 1:1
Authorized shares	10,000,000	10,000,000
Issued and outstanding shares	7,400,000	7,400,000

(Note M) — Fair Value of Financial Instruments

      The estimated fair value of financial instruments has been estimated by Stations using available market information and appropriate valuation methodologies as discussed below. Considerable judgment was required, however, to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts Stations could realize in a current market exchange.

      Cash and cash equivalents, current receivables and current payables have carrying values which approximate fair value because of the short-term nature of those instruments. The floating rate long-term debt carrying amount approximates fair value because the interest rate fluctuates with the bank’s lending rate. The interest rate cap agreement is carried at fair value.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table shows the carrying amounts and estimated fair values of other financial instrument liabilities at December 31, 2000 and 2001:

	2000		2001

	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value

	(In thousands)
Program broadcast liabilities	$9,517	$9,081	$11,427	$11,002
Other notes payable	6,896	6,896	6,702	6,702
Discount Notes	147,546	119,096	154,670	112,909
Senior Preferred Stock	139,636	47,152	157,845	30,179
Junior Preferred Stock	65,928	22,078	78,905	See Below

      The fair value of program broadcast liabilities and other notes payable were estimated using the discounted cash flow method.

      The fair value of the Discount Notes and Senior Preferred Stock were estimated using readily available quoted market prices.

      The fair value of the Junior Preferred Stock at December 31, 2000 was estimated using discounted cash flow analysis, based on the interest rate, preferences and other risks inherent in the instrument. Due to Stations’ current financial position and the lack of available market prices, the fair value of the Junior Preferred Stock was not practicable to be estimated at December 31, 2001.

      The above fair value estimates were made at a discrete point in time based on relevant market information and other assumptions about the financial instruments. As no active market exists for a significant portion of Stations’ financial instruments, fair value estimates were based on judgments regarding current economic conditions; future expected cash flows, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and, therefore, cannot be calculated with precision. Changes in assumptions could significantly affect these estimates.

(Note N) — Pending Adoption of Accounting Standards

      In July 2001, the Financial Accounting Standards Board (FASB) issued two statements — Statement 141 “Business Combinations” and Statement 142 “Goodwill and Other Intangible Assets,” which will impact Stations’ accounting for its goodwill and other intangible assets. Stations will be required to adopt these pronouncements for its 2002 financial statements.

      Statement 141 “Business Combinations”:

•	Eliminates the pooling method of accounting for business combinations.

•	Requires that intangible assets that meet certain criteria be reported separately from goodwill.

•	Requires that negative goodwill arising from a business combination is recorded as an extraordinary gain.

      Statement 142 “Goodwill and Other Intangible Assets”:

•	Eliminates the amortization of goodwill and other intangibles that are determined to have an indefinite life.

•	Requires, at a minimum, annual impairment tests for goodwill and other intangible assets that are determined to have an indefinite life.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Upon adoption of these statements, Stations is required to:

•	Evaluate its existing intangible assets and goodwill that were acquired in prior purchase business combinations and to make any necessary reclassifications in order to conform to the new criteria.

•	Reassess the useful lives of intangible assets and adjust the remaining amortization periods accordingly.

      In accordance with Statement 142, Stations stopped amortizing its goodwill and FCC licenses upon adoption on January 1, 2002. Stations also revised the amortization periods for its network affiliation agreements from 40 years to the remaining term of the applicable agreement. As of January 1, 2002, Stations also performed the first of the required impairment tests of goodwill and indefinite lived intangible assets, from which no impairment loss was identified.

      A reconciliation of previously reported net loss applicable to common stock and basic and diluted loss per share to the amounts adjusted for the exclusion of goodwill and FCC license amortization and for the adjustment to network affiliation agreement amortization, net of applicable income taxes, follow:

	Years Ended December 31,

	1999	2000	2001

	(In thousands, except per share data)
Reported net loss before extraordinary item applicable to common stock	$(34,764)	$(9,099)	$(76,601)
Add back:
Goodwill amortization	4,415	3,590	3,389
FCC license amortization	2,054	2,658	2,842
Adjust network affiliation agreement amortization	(6,188)	(6,188)	(6,188)

Adjusted net loss before extraordinary item applicable to common stock	$(34,483)	$(9,039)	$(76,558)
Extraordinary item	(12,510)	942	—

Adjusted net loss applicable to common stock	$(46,993)	$(8,097)	$(76,558)

Reported basic and diluted loss per share before extraordinary item	$(4.70)	$(1.23)	$(10.35)
Add back:
Goodwill amortization	0.60	0.49	0.46
FCC license amortization	0.28	0.36	0.38
Adjust network affiliation agreement amortization	(0.84)	(0.84)	(0.84)

Adjusted basic and diluted loss per share before extraordinary item	$(4.66)	$(1.22)	$(10.35)
Extraordinary item	(1.69)	0.13	—

Adjusted basic and diluted loss per share	$(6.35)	$(1.09)	$(10.35)

(Note O) — Early Adoption of Accounting Standard

      In October 2001, the FASB issued Statement 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes accounting and reporting standards for the impairment or disposal of long-lived assets. This statement supercedes Statement 121 “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of.” Statement 144 provides one accounting model to

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

be used for long-lived assets to be disposed of by sale, whether previously held for use or newly acquired, and broadens the presentation of discontinued operations to include more disposal transactions. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, however, as permitted by the Statement, Stations has elected to early adopt Statement 144 as of January 1, 2001, and the accompanying financial statements have been prepared with the Station Group and WTRF-TV accounted for as discontinued operations in accordance with Statement 144. The adoption of this Statement had no effect on net loss for the year ended December 31, 2001.

(Note P) — Commitments

      In accordance with FCC regulations, Stations is required to provide digital advanced television transmission (“DTV”) for each of its television stations by May 1, 2002. The conversion to DTV from current analog transmissions will require a substantial capital outlay by Stations and has been completed at one of the television stations. Stations has requested six-month extensions for each of the remaining stations which are currently pending with the FCC. Stations estimates the total costs associated with the conversion to be approximately $18,700,000. Approximately $4,147,000 has been incurred at December 31, 2001, with the remainder to be incurred in 2002 and beyond. In connection with the conversion to DTV, Stations has entered into an agreement to purchase twelve digital transmitters for approximately $4,990,000.

(Note Q) — Management Plans, Continuing Operations and Subsequent Events

      Stations is currently in default under its Credit Facility due to the violation of certain covenants since June 30, 2001. The senior lenders under the Credit Facility thus blocked the payment of approximately $10,247,000 of cash interest due to the holders of the Discount Notes on November 15, 2001. The payment blockage is for a period of 179 days commencing on November 7, 2001. Due to this payment blockage, Stations has not yet made the November 15, 2001 interest payment and is in default under the Discount Notes.

      In response to the above, Stations has been actively seeking to reduce its debt burden since February 2001. These efforts include, among other things, potential asset or stock sales. The Stations’ efforts to sell assets and reduce indebtedness are designed to enable Stations to service and/or prepay its debt obligations. In addition to potential asset and stock sales, Stations continues to explore other alternatives to address its cash interest obligations on the Discount Notes and its non-compliance with the Credit Facility. The events of September 11, 2001 and their adverse impact on Stations’ liquidity, together with the difficult advertising revenue climate that continued through the end of 2001, have negatively impacted some of the alternatives that were previously available to Stations.

      Stations has held extensive negotiations with certain holders of the Discount Notes and other constituents in an attempt to obtain additional liquidity or otherwise address the outstanding defaults under the Discount Notes and the Credit Facility. Notwithstanding many weeks of intense discussions, Stations has been unable to accomplish an out of court restructuring with its constituents. Therefore, on March 22, 2002 Stations filed for relief under Chapter 11 of the Bankruptcy Code to fully explore all available strategic alternatives in order to identify the option that will best maximize value for Stations’ constituents.

      On April 1, 2002 Stations signed a letter of intent with Gray Communications Systems, Inc. (“Gray”), whereby Gray will acquire 100% of the capital stock of Stations for a cash payment of $500,000,000 less the amount of debt assumed at closing. The transaction is subject to execution of a definitive agreement as well as approval by the FCC of the transfer of control of Stations’ FCC licenses. The transaction is also subject to approval by the Delaware bankruptcy court with jurisdiction over the Chapter 11 reorganization of Stations. The transaction is expected to close by the fourth quarter of 2002.

STATIONS HOLDING COMPANY, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On April 30, 2002, Stations completed the sale of the television broadcast assets of WTRF-TV to West Virginia Media. See (Note B).

      On June 4, 2002, Stations executed a merger agreement with Gray whereby Stations will become a subsidiary of Gray in exchange for approximately $502,500,000 in cash, a substantial portion of which will be used to satisfy, in full, certain indebtedness of Stations. As part of the merger agreement, Stations and Gray agreed to sell the assets of eight television stations (the “Station Group”) to a third party prior to the merger with Gray. On June 4, 2002, Stations also signed an agreement with a third party to sell the Station Group for a sales price of $30,000,000 less assumed indebtedness. The Station Group and WTRF-TV have been accounted for as discontinued operations under SFAS No. 144 for each period presented.

      The assets and liabilities of the Station Group and WTRF-TV consist of the following at December 31:

	2000	2001

	(In thousands)
Assets
Accounts receivable	$8,080	$7,438
Program broadcast rights	2,281	2,783
Property and equipment	20,389	19,041
Goodwill	35,277	10,729
Intangible assets	44,027	41,542
Other	886	1,107

Total	$110,940	$82,640

Liabilities
Notes and leases payable	$2,219	$1,921
Accounts payable and accrued expenses	2,297	3,133
Program broadcast liabilities	3,151	2,741
Deferred taxes	13,106	12,217
Other	1,307	1,017

Total	$22,080	$21,029

      The assets of WTRF-TV are separately classified as “Assets of station held for sale” at December 31, 2001.

      For the years ended December 31, 1999, 2000 and 2001, the net revenues included in discontinued operations for the Station Group and WTRF-TV were $40,974,000, $43,399,000 and $36,115,000, respectively. Excluding writedowns to fair value and losses on sale of $(2,984,000) in 1999 and $(24,553,000) in 2001, the amount of loss before income taxes included in discontinued operations for the years ended December 31, 1999, 2000 and 2001 was $(3,158,000), $(229,000) and $(5,273,000), respectively.

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2001	2002

	(Unaudited)

	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$3,503	$7,365
Receivables
Trade, net	29,912	18,786
Notes receivable-officers	720	1,702
Other	720	604
Current portion of program broadcast rights	6,394	2,947
Prepaid expenses	2,237	2,382
Deferred income taxes	946	627
Assets of stations held for sale	18,500	47,841

Total current assets	62,932	82,254

Property and equipment	67,874	49,967

Goodwill	83,210	78,099

Intangible assets	247,665	213,123

Other assets
Program broadcast rights, less current portion	1,884	1,029
Deferred loan and transaction costs	3,487	3,714
Notes receivable-officers	982	—
Other	203	253

	6,556	4,996

	$468,237	$428,439

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Liabilities Not Subject to Compromise:
Current Liabilities:
Current maturities of notes payable	$432,639	$2,283
Current portion of program broadcast liabilities	9,421	4,819
Accounts payable and accrued expenses	23,061	9,935
Deferred revenue	580	276
Liabilities of stations held for sale	—	8,967

Total current liabilities	465,701	26,280

Long-Term Obligations
Notes payable	4,733	2,975
Program broadcast liabilities	2,006	1,121
Deferred revenue	1,325	562
Deferred income taxes	40,212	23,326

	48,276	27,984

Liabilities subject to compromise	—	448,175

Senior exchangeable preferred stock, liquidation preference, 2001 – $150,895 and 2002 – $155,233.	157,845	162,163

Seller junior discount preferred stock, liquidation preference, 2001 – $73,296 and 2002 – $76,369.	78,905	82,436

Stockholders’ (Deficit)
Common stock, class A	—	—
Common stock, class B	74	74
Additional paid-in capital	(68,605)	(68,595)
Accumulated deficit	(213,260)	(249,414)
Stockholder’s note receivable	(699)	(664)

	(282,490)	(318,599)

	$468,237	$428,439

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,

	2001	2002

	(Unaudited)
	(In thousands, except share
	and per share data)
Net revenues	$23,587	$25,584

Operating expenses:
Selling, technical and program expenses	12,526	12,191
General and administrative	4,138	4,067
Depreciation and amortization	5,368	6,309
Corporate	1,664	1,543

	23,696	24,110

Operating income (loss)	(109)	1,474
Financial income (expense):
Interest expense:
Cash interest	(5,051)	(10,591)
Other interest	(5,661)	(192)

	(10,712)	(10,783)
Interest income	49	32

	(10,663)	(10,751)

(Loss) before reorganization items	(10,772)	(9,277)
Reorganization items:
Professional fees	—	(931)

(Loss) from continuing operations before income tax	(10,772)	(10,208)
Income tax benefit	4,064	3,931

(Loss) from continuing operations	(6,708)	(6,277)
Discontinued Operations:
(Loss) from operations of discontinued stations	(2,371)	(33,497)
Income tax benefit	725	11,469

(Loss) from discontinued operations	(1,646)	(22,028)

Net (loss)	(8,354)	(28,305)
Preferred stock dividends and accretion	(7,480)	(7,849)

Net (loss) applicable to common stock	$(15,834)	$(36,154)

Basic and diluted (loss) per common share:
(Loss) from continuing operations	$(1.92)	$(1.91)
(Loss) from discontinued operations	(0.22)	(2.98)

(Loss) per common share	$(2.14)	$(4.89)

Weighted-average common shares outstanding	7,400,000	7,400,000

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)

Three Months Ended March 31, 2002

		Additional		Stockholder’s
	Common	Paid-In	Accumulated	Note
	Stock	Capital	Deficit	Receivable	Total

	(Unaudited)
	(In thousands)
Balance at December 31, 2001	$74	$(68,605)	$(213,260)	$(699)	$(282,490)
Dividends on preferred stock	—	—	(7,849)	—	(7,849)
Accrued interest on note receivable	—	10	—	(10)	—
Amortization of stockholder note forgiveness	—	—	—	45	45
Net (loss)	—	—	(28,305)	—	(28,305)

Balance at March 31, 2002	$74	$(68,595)	$(249,414)	$(664)	$(318,599)

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,

	2001	2002

	(Unaudited)
	(In thousands)
Cash flows from operating activities
Net (loss)	$(8,354)	$(28,305)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Amortization of program broadcast rights	2,284	2,260
Depreciation and amortization	4,527	4,261
Amortization and writedown of intangibles and deferred loan costs	3,087	3,841
Amortization of note discount	4,735	—
Loss on writedown of stations held for sale	—	31,288
Deferred income taxes	(4,869)	(15,474)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Receivables	7,059	5,335
Prepaid expenses and other	(493)	(344)
Payments on program broadcast liabilities	(2,346)	(2,625)
Accounts payable and accrued expenses	(86)	6,323
Deferred revenue	(143)	(94)

Net cash provided by operating activities	5,401	6,466

Cash flows from investing activities
Purchase of property and equipment	(1,965)	(1,594)
Disbursements on notes receivable-officers, net of payments	15	—
Other, net	(23)	(65)

Net cash (used in) investing activities	(1,973)	(1,659)

Cash flows from financing activities
Principal payments on notes payable	(337)	(537)
Net (payments) on revolver	(4,500)	—
Repurchase of initial warrants	(158)	—
Deferred transaction costs and other	(21)	(408)

Net cash (used in) financing activities	(5,016)	(945)

Increase (decrease) in cash and cash equivalents	(1,588)	3,862
Cash and cash equivalents:
Beginning	3,983	3,503

Ending	$2,395	$7,365

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Three Months Ended
	March 31,

	2001	2002

	(Unaudited)
	(In thousands)
Supplemental Disclosure of Cash Flow Information:
Cash payments for interest	$6,276	$4,775
Cash payments for income taxes	22	74

Supplemental Schedule of Noncash Investing and Financing Activities:
Acquisition of program broadcast rights	$1,175	$88
Notes payable incurred for purchase of property and equipment	558	86
Equipment acquired by barter transactions	114	40
Dividends accrued on preferred stock	6,973	7,849
Accrued interest on note receivable stockholder added to additional paid-in capital	10	10
Amortization of stockholder note forgiveness	—	45
Accretion to senior preferred stock	507	—

The accompanying notes are an integral part of the consolidated financial statements.

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Note A) — Nature of Business and Basis of Presentation

     Nature of Business

      Stations is a holding company with minimal operations other than from its wholly owned subsidiary, Benedek. Stations’ owns and operates twenty-three television stations located throughout the United States. Stations’ revenues are derived primarily from the sale of advertising time and, to a modest extent from compensation paid by the networks for broadcasting network programming and barter transactions for goods and services. The television stations sell commercial time during the programs to national, regional and local advertisers. The networks also sell commercial time during the programs to national advertisers. Credit arrangements are determined on an individual customer basis. Segment information is not presented since all of Stations’ revenue is attributed to a single reportable segment.

     Basis of Presentation

      The consolidated financial statements include the accounts of Stations and Benedek. Benedek includes three wholly owned subsidiaries, Benedek License Corporation, Benedek Cable, Inc. and Benedek Interactive Media, LLC. All significant intercompany items and transactions have been eliminated in consolidation.

      On March 22, 2002, Stations filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Benedek and its subsidiaries are not party to the bankruptcy action. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as Debtor-in-possession. These claims are reflected in the March 31, 2002 balance sheet as “Liabilities subject to compromise.”

      The accompanying financial statements have been prepared assuming that Stations will continue as a going concern. Stations is in default under its credit facility and senior subordinated discount notes and Stations has filed for bankruptcy relief as described above. These facts raise substantial doubt with respect to Stations’ ability to continue as a going concern. Management’s plans in regard to these matters are described in Note D below. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, other than the classification of Stations’ credit facility, which totals $276,000,000, the Discount Notes of $154,670,000, and the interest due on the Discount Notes of $17,477,000, as a portion of liabilities subject to compromise.

      The accompanying unaudited consolidated financial statements have been prepared consistent with generally accepted accounting principles for interim financial information and the instructions for Form 10-Q and Article 10 of Regulation S-X. Some of the information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. It is recommended that these financial statements be read along with the annual financial statements and footnotes thereto of Stations for the year ended December 31, 2001 included elsewhere in this report.

(Note B) — Commitments

      In accordance with FCC regulations, the stations are required to provide digital advanced television transmission (“DTV”) by May 1, 2002. The conversion to DTV from the current analog transmissions will require a substantial capital outlay by Stations and has been completed at one of the stations. The company has requested six month extensions for each of the remaining stations which are currently pending with the FCC. Stations estimates the total costs associated with the conversion to be approximately $18,700,000. Approximately $4,671,000 has been incurred at March 31, 2002, with the remainder to be incurred in 2002 and beyond. In connection with the conversion to DTV, Stations entered

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

into a strategic alliance agreement that requires Stations to purchase twenty-five transmitters for an amount that represents approximately $10,400,000. Through March 31, 2002, Stations had received and substantially completed payment on eight of the transmitters.

(Note C) — Adoption of Accounting Standards

     Statement of Financial Accounting Standards No. 142

      On January 1, 2002, Stations adopted Statement of Financial Accounting Standards (SFAS) No. 141 “Business Combinations and SFAS No. 142 “Goodwill and Other Intangible Assets.” SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and also specifies the criteria for recognition of intangible assets separately from goodwill. SFAS No. 142, requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment upon adoption and at least annually thereafter in accordance with the provisions of SFAS No. 142.

      In accordance with SFAS No. 142, Stations stopped amortizing its goodwill and FCC licenses upon adoption on January 1, 2002. Amortization expense related to the goodwill and FCC licenses for the three-month period ended March 31, 2001 was approximately $1,548,000 (net of $500,000 of applicable income taxes). Stations also revised the amortization periods for its network affiliation agreements from 40 years to the remaining term of the applicable agreement. As of January 1, 2002, Stations also performed the first of the required impairment tests of goodwill and indefinite lived intangible assets, from which no impairment loss was identified.

      A reconciliation of previously reported net loss applicable to common stock and basic and diluted loss per share to the amounts adjusted for the exclusion of goodwill and FCC license amortization and for the adjustment to network affiliation agreement amortization, net of applicable income taxes, follow:

	Three Months Ended
	March 31,

	2001	2002

	(In thousands, except
	per share data)
Reported net loss applicable to common stock	$(15,834)	$(36,154)
Add back:
Goodwill amortization	838	—
FCC license amortization	710	—
Adjust network affiliation agreement amortization	(1,571)	—

Adjusted net loss applicable to common stock	$(15,857)	$(36,154)

Reported basic and diluted loss per share	$(2.14)	$(4.89)
Add back:
Goodwill amortization	0.11	—
FCC license amortization	0.10	—
Adjust network affiliation agreement amortization	(0.21)	—

Adjusted basic and diluted loss per share	$(2.14)	$(4.89)

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The changes in the carrying amount of goodwill for the three-month period ended March 31, 2002 are as follows:

(In thousands)

Balance as of January 1, 2002.	$83,210
Writedown associated with stations held for sale	(4,803)
Goodwill reclassified as asset of stations held for sale	(308)

Balance as of March 31, 2002.	$78,099

      The composition of Stations’ intangible assets and associated accumulated amortization is as follows as of March 31, 2002:

	Gross Carrying	Accumulated	Assets Held	Net Carrying
	Amount	Amortization	For Sale	Amount

	(In thousands)
Intangible assets subject to amortization:
Network affiliation agreements	$104,261	$26,225	$8,839	$69,197
Other	2,736	1,527	74	1,135

Intangible assets not subject to amortization	$106,997	$27,752	8,913	$70,332
FCC licenses	148,132	—	5,341	142,791

Total intangible assets	$255,129	$27,752	$14,254	$213,123

      The aggregate amortization expense for the three month periods ended March 31, 2001 and 2002 totaled $2,704,000 and $3,286,000, respectively. Estimated amortization expense for each of the years ending December 31, 2002 through 2006 is approximately $8,700,000 per year.

     Statement of Financial Accounting Standards No. 144

      On January 1, 2001, Stations adopted SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” which provides accounting and disclosure guidance for the impairment of long-lived assets and long-lived assets to be disposed of.

      On April 1, 2002, Stations signed the letter of intent with Gray Communications Systems, Inc. (“Gray”) , which is described more fully in Note D along with the resulting merger agreement. Included in that agreement, Stations agreed to sell all assets of eight television stations (“Station Group”) to a third party prior to the merger with Gray. On June 4, 2002, Stations signed an agreement with a third party to sell the Station Group for a sales price of $30,000,000 less assumed indebtedness. This sale is to close before the merger agreement with Gray is consummated, which will most likely occur in the fourth quarter of 2002.

      On November 26, 2001 Stations entered into an Asset Purchase Agreement with West Virginia Media Holdings, LLC (“West Virginia Media”) pursuant to which, on April 30, 2002, Stations sold the television broadcast assets of WTRF-TV, in Wheeling, West Virginia to West Virginia Media for $18,500,000. Stations recorded a lower of cost or market adjustment of approximately $6,880,000 in the fourth quarter of 2001 to write down the assets of WTRF-TV to the sales price.

      The Station Group and WTRF-TV have been classified as stations held for sale at March 31, 2002 and have accordingly been accounted for as discontinued operations under SFAS No. 144.

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The assets and liabilities of the stations classified as held for sale at March 31, 2002 consist of the following:

	December 31,	March 31,
	2001	2002

	(In thousands)
Assets
Accounts receivable	$7,438	$5,907
Program broadcast rights	2,783	2,131
Property and equipment	19,041	18,420
Goodwill	10,729	5,926
Intangible assets	41,542	14,254
Other	1,107	1,203

Total	$82,640	$47,841

Liabilities
Notes and leases payable	$1,921	$1,757
Accounts payable and accrued expenses	3,133	1,970
Program broadcast liabilities	2,741	2,950
Deferred taxes	12,217	1,330
Other	1,017	960

Total	$21,029	$8,967

      At March 31, 2002 Stations recorded a write-down before income taxes of approximately $31,288,000. This writedown was needed to adjust the carrying value of the stations held for sale to their fair value.

      For the three months ended March 31, 2001 and 2002, the net revenues included in discontinued operations for the stations held for sale were $8,350,000 and $8,081,000, respectively. Excluding a writedown to fair value of $(31,288,000) in 2002, the amount of loss before income taxes included in discontinued operations for the three months ended March 31, 2001 and 2002 was $(2,371,000) and $(2,209,000), respectively.

(Note D) – Management Plans, Continuing Operations and Subsequent Events

      Stations has been in default under its Credit Facility due to the violation of certain covenants since June 30, 2001. The senior lenders under the credit facility thus blocked the payment of approximately $10,247,000 of cash interest due to the holders of the Senior Subordinated Discount Notes (“Discount Notes”). Due to this payment blockage, Stations has not yet made the November 15, 2001 interest payment and is in default under the Discount Notes.

      In response to the above, Stations has been actively seeking to reduce its debt burden since February 2001. These efforts included, among other things, potential asset or stock sales. Stations’ efforts to sell assets and reduce indebtedness were designed to enable Stations to service and/or prepay their debt obligations. In addition to potential asset and stock sales, Stations continued to explore other alternatives to address its cash interest obligations on the Discount Notes and its non-compliance with the Credit Facility. However, the events of September 11, 2001 and their adverse impact on Stations’ liquidity together with the difficult advertising revenue climate that continued through the end of 2001, negatively impacted some of the alternatives that were previously available to Stations.

STATIONS HOLDING COMPANY, INC., DEBTOR-IN-POSSESSION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Stations held extensive negotiations with certain holders of the Discount Notes and other constituents in an attempt to obtain additional liquidity or otherwise address the outstanding defaults under the Discount Notes and the Credit Facility. Notwithstanding many weeks of intense discussions, Stations was unable to accomplish an out of court restructuring with its constituents. Therefore, on March 22, 2002 Stations filed for relief under Chapter 11 of the Bankruptcy Code to fully explore all available strategic alternatives in order to identify the option that would best maximize value for Stations’ constituents.

      On April 1, 2002 Stations signed a letter of intent with Gray and on June 4, 2002 Stations executed a merger agreement with Gray whereby Stations will become a subsidiary of Gray in exchange for approximately $502,500,000 in cash. This amount anticipates payment in full of the Credit Facility and Discount Notes and partial payment to the holders of the Senior Preferred Stock and the Junior Preferred Stock.

      Stations and Gray agreed in the merger agreement to the disposition by Stations of the Station Group. On June 4, 2002 Stations thus entered into an agreement to sell the Station Group to a third party for a sales price of $30,000,000 less assumed indebtedness. The proceeds of the transaction, which is a condition of closing pursuant to the merger agreement, will be consummated immediately prior to the closing of the merger agreement with Gray, will be used to repay in part Stations’ lenders under the Credit Facility. The merger agreement with Gray and the sale of the Station Group are expected to close in the fourth quarter of 2002.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      An estimate (other than the SEC registration fee) of the fees and expenses of issuance and distribution (other than discounts and commissions) of the securities offered hereby (all of which will be paid by Gray Communications Systems, Inc., the “registrant”) is as follows:

SEC registration fee	$59,188.20
New York Stock Exchange listing fee	25,000.00
Trustee’s fees and expenses	50,000.00
Legal fees and expenses	1,000,000.00
Accounting fees and expenses	100,000.00
Printing costs	100,000.00
Miscellaneous expenses	100,000.00

Total	$1,434,188.20

Item 15.	Indemnification of Directors and Officers.

      Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code (the “GBCC”) permit, in general, a Georgia corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against any judgment, fines, amounts paid in settlement and expenses, including attorney’s fees actually and reasonably incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful, provided that a corporation may not indemnify a person in any action brought by or in the right of the corporation. Sections 14-2-853 and 14-2-857 of the GBCC permit the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt, in the case of a director or officer, of a written affirmation of his or her good faith belief that he or she has met the standard of conduct required by Section 14-2-851 and of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute.

      The certificate of incorporation of the registrant provides that the registrant shall indemnify, to the fullest extent permitted by the GBCC, all directors from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, the GBCC; provided, however, that to the extent required by the GBCC, the registrant shall not eliminate or limit the liability of a director (1) for any appropriation, in violation of his or her duties, of any business opportunity of the registrant, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for types of liability set forth in Section 14-2-832 of the GBCC, or (4) for any transaction from which the director derived an improper personal benefit.

Item 16.	Exhibits.

      The following is a list of all the exhibits filed herewith, incorporated by reference as part of the registration statement, previously filed or to be filed by amendment as noted.

Exhibit
Number		Description

2.1	—	Merger Agreement, dated June 4, 2002, by and among Stations Holding Company, Inc. , Gray Communications Systems, Inc. and Gray MidAmerica Television, Inc.
3.1	—	Restated Articles of Incorporation of Gray Communications Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 1996)
3.2**	—	Articles of Amendment to the Articles of Incorporation of Gray Communications Systems, Inc. dated April 15, 2002.
3.3	—	By-Laws of Gray Communications Systems, Inc., as amended (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 1996
3.4	—	Amendment of the By-Laws of Gray Communications Systems, Inc. dated January 6, 1999 (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-K for the year ended December 31, 1998)
4.1**	—	Registration Rights Agreement, dated April 22, 2002, by and among Gray Communications Systems, Inc. and each of the investors in the Series C convertible preferred stock
4.2**	—	Preferred Stock Purchase Agreement, dated April 22, 2002, by and among Gray Communications Systems, Inc. and certain of the investors in the Series C convertible preferred stock
4.3**	—	Exchange Agreement, dated April 22, 2002, among Gray Communications Systems, Inc. and certain of the investors in the Series C convertible preferred stock
4.4**	—	Form of Indenture for Senior Debt Securities to be entered into between Gray and a Trustee to be named
4.5**	—	Form of Indenture for Subordinated Debt Securities to be entered into between Gray and a Trustee to be named
5.1*	—	Opinion of Proskauer Rose LLP
5.2*	—	Opinion of Troutman Sanders LLP
5.3	—	Opinion of Troutman Sanders LLP regarding the securities offered by the selling security holders
10.1	—	Lock Up, Voting and Consent Agreement, dated as of June 4, 2002, by and among Stations Holding Company, Inc., Gray Communications Systems, Inc. and the holders of shares of Stations Class B Common Stock listed on the signature pages thereto
10.2	—	Lock Up, Voting and Consent Agreement, dated as of June 4, 2002, by and among Stations Holding Company, Inc., Gray Communications Systems, Inc. and the holders of shares of Stations 11.5% Senior Exchangeable Preferred Stock listed on the signature pages thereto
10.3	—	Lock Up, Voting and Consent Agreement, dated as of June 13, 2002, by and among Stations Holding Company, Inc., Gray Communications Systems, Inc. and the holders of shares of Stations Junior Preferred Stock listed on the signature pages thereto
10.4	—	Lock Up, Voting and Consent Agreement, dated as of June 4, 2002, by and among Stations Holding Company, Inc., Gray Communications Systems, Inc. and the holders of Stations 13.25% Senior Subordinated Discount Notes listed on the signature pages thereto
10.5	—	Designated Stations Asset Purchase Agreement, dated June 4, 2002, by and among Chelsey Broadcasting Company, LLC, Benedek Broadcasting Corporation and Benedek License Corporation
12.1**	—	Statement Regarding Computation of Ratios
23.1	—	Consent of PricewaterhouseCoopers LLP
23.2	—	Consent of Ernst & Young LLP
23.3	—	Consent of McGladrey & Pullen, LLP
23.4*	—	Consent of Proskauer Rose LLP (incorporated by reference to Exhibit 5.1)
23.5*	—	Consent of Troutman Sanders LLP (incorporated by reference to Exhibit 5.2)
23.6	—	Consent of Troutman Sanders LLP regarding the securities offered by the selling security holders (incorporated by reference to Exhibit 5.3)
24.1**	—	Power of Attorney (included in Signature Page)

*	To be filed by amendment.

**	Previously filed.

Item 17.	Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)

under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY COMMUNICATIONS SYSTEMS, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

President and Chief Executive Officer

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

THE ALBANY HERALD PUBLISHING COMPANY, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

POST CITIZEN MEDIA, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY COMMUNICATIONS OF INDIANA, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WEAU-TV, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WVLT-TV, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WRDW-TV, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WITN-TV, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY KENTUCKY TELEVISION, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

* Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY COMMUNICATIONS OF TEXAS, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY TRANSPORTATION COMPANY, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY REAL ESTATE AND DEVELOPMENT CO.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY FLORIDA HOLDINGS, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

KOLN/ KGIN, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WEAU LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

KOLN/ KGIN LICENSE, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WJHG LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WCTV LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WVLT LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WRDW LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WITN LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WKYT LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

WYMT LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

KWTX-KBTX LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

KXII LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY TELEVISION MANAGEMENT, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY MIDAMERICA HOLDINGS, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY PUBLISHING, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

GRAY DIGITAL, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

KWTX-KBTX LP CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

KXII LP CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

PORTA-PHONE PAGING LICENSEE CORP.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board and President

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board and President (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Treasurer (Principal Financial and Accounting Officer)

* Robert A. Beizer	Director

* Lisa M. Oakes	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

KXII L.P.

By:	GRAY COMMUNICATIONS OF TEXAS-SHERMAN, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

KWTX-KBTX L.P.

By:	GRAY COMMUNICATIONS OF TEXAS, INC.

By:	/s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement No. 333-88694 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 12, 2002.

LYNQX COMMUNICATIONS, INC.

By: /s/ J. MACK ROBINSON

J. Mack Robinson

Chairman of the Board

(Principal Executive Officer)

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement No. 333-88694 has been signed below by the persons whose signatures appear below, which persons have signed such registration statement in the capacities indicated on July 12, 2002:

Signature	Title

/s/ J. MACK ROBINSON J. Mack Robinson	Chairman of the Board (Principal Executive Officer)

/s/ JAMES C. RYAN James C. Ryan	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Robert S. Prather, Jr.	Director

* Hilton H. Howell, Jr.	Director

* William E. Mayher, III	Director

* Richard L. Boger	Director

* Ray M. Deaver	Director

* Howell W. Newton	Director

* Hugh Norton	Director

* Harriett J. Robinson	Director

/s/ JAMES C. RYAN James C. Ryan Attorney-in-Fact

*	Executed by Attorney-in-Fact.